SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

June 28, 2002

Dear Stockholder:

      The Board of Directors of Fidelity National Information Solutions, Inc. has scheduled our Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Daylight Time, on July 8, 2002, at Fess Parker’s Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California. Our telephone number is (805) 696-7000 should you require assistance in finding the location of the meeting. The formal Notice of Annual Meeting of Stockholders and proxy statement are attached. I hope that you will be able to attend and participate in the meeting.

      At the annual meeting, you will be asked to vote upon the election of seven directors to our Board of Directors, each to serve until the 2003 Annual Meeting of Stockholders.

      We are also seeking stockholder approval for the issuance of shares of our common stock as may be necessary to effect our pending offer to exchange shares of our common stock for all of the outstanding shares of common stock of Micro General Corporation and the subsequent merger, on substantially the same terms as the offer, of a wholly-owned subsidiary of ours with Micro General Corporation.

      The purpose of the offer and the merger is to acquire all of the outstanding shares of Micro General Corporation common stock. We believe that we can combine FNIS and Micro General Corporation to create the foremost provider of data, solutions and services to the real estate marketplace. As a result of the offer and the merger, Micro General Corporation will become our wholly-owned subsidiary and the former public stockholders of Micro General Corporation will own shares of our common stock.

      We are also seeking stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to remove the Series F Convertible Preferred Stock as an authorized class of our capital stock.

      It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached proxy statement, would you kindly sign, date and return the enclosed proxy card as described on the enclosed proxy card. You may also vote by telephone or on the Internet as described in the attached proxy statement. Your vote is important regardless of the number of shares you own.

Sincerely yours,

William P. Foley, II

Chairman of the Board

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

4050 Calle Real
Santa Barbara, California 93110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 8, 2002

To the Stockholders of Fidelity National Information Solutions, Inc.:

      Please take notice that the Annual Meeting of Stockholders of Fidelity National Information Solutions, Inc. (“we,” “us,” the “Company” or “FNIS”) will be held at the Fess Parker’s Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California, on July 8, 2002, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1. to elect seven directors to the Company’s Board of Directors to serve until the 2003 Annual Meeting of Stockholders;

2. to approve the issuance of FNIS common stock as may be necessary to effect FNIS’s offer to exchange shares of FNIS common stock for all of the outstanding shares (other than treasury stock) of Micro General Corporation (“MGEN”) common stock and subsequent merger of a wholly-owned subsidiary of ours with MGEN, on substantially the same terms as the offer, with MGEN surviving the merger as a wholly-owned subsidiary of ours;

3. to amend our Amended and Restated Certificate of Incorporation to remove our Series F Convertible Preferred Stock as an authorized class of our capital stock; and

4. to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      Only stockholders of record on the books of the Company at the close of business on June 6, 2002 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

      All stockholders are cordially invited to attend the annual meeting in person. A majority of the outstanding shares must be represented, either in person or by proxy, at the annual meeting in order to transact business. Consequently, if you are unable to attend in person, please execute the enclosed proxy and return it in the enclosed addressed envelope. You may also vote by telephone or on the Internet. Your promptness in returning your proxy will assist in the expeditious and orderly processing of the proxies.

      If you return your proxy, you may nevertheless attend the annual meeting and, if you wish, vote your shares in person.

By Order of the Board of Directors,

Joseph E. Root

Corporate Secretary

Santa Barbara, California

June 28, 2002

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE BY TELEPHONE OR ON THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

PROXY STATEMENT
Date, Time and Place of Meeting
Shares Entitled to Vote
Voting Your Shares
Annual Meeting Admission
Revoking Your Proxy
Annual Report
HOW TO VOTE
Vote by Mail
Vote by Telephone
Vote on the Internet
Voting at the Annual Meeting
Voting on Other Matters
Vote Necessary to Approve Proposals
Cost of Proxy Solicitation
Recommendation of FNIS Board of Directors
PROPOSAL 1 -- ELECTION OF DIRECTORS
OWNERSHIP OF THE COMPANY’S SECURITIES
Principle Stockholders
Security Ownership of Directors and Named Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
GOVERNANCE OF THE COMPANY
Corporate Governance Principles
Board Meetings and Committees
AUDIT COMMITTEE & INDEPENDENT AUDITORS
Report of the Audit Committee
Audit Fees
Auditor Independence
DIRECTOR AND EXECUTIVE COMPENSATION
Director Compensation
Executive Compensation
Option Grants
Option Exercises and Fiscal Year-End Values
Employment Agreements
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Compensation
PERFORMANCE GRAPH
OTHER RELATED PARTY TRANSACTIONS
RECENT DEVELOPMENTS
Stockholder Litigation
PROPOSAL 2 -- THE OFFER AND THE MERGER
The Offer
The Merger
Share Ownership After the Offer and the Merger
Financing of the Offer and the Merger
Certain Federal Income Tax Consequences
Accounting Treatment
Approval of the FNIS Stockholders
Dissenters’ Rights of Appraisal
No Preemptive Rights
Delisting and Deregistration of MGEN Common Stock
Recommendation of FNIS Board of Directors
PARTIES TO THE OFFER AND THE MERGER
Fidelity National Information Solutions, Inc.
Micro General Corporation
BACKGROUND AND REASONS FOR THE OFFER AND THE MERGER
Background of the Offer and Merger
FNIS’s Reasons for the Offer and the Merger
Opinion of FNIS’s Financial Advisor
RELATIONSHIP AMONG FNIS, MGEN AND FIDELITY
Relationship of Directors and Executive Officers of MGEN with FNIS
Intercompany Arrangements
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
MICRO GENERAL CORPORATION SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
COMPARATIVE PER SHARE DATA
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT (Amounts in thousands, except share and per share amounts)
PROPOSAL 3 -- AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE SERIES F CONVERTIBLE PREFERRED STOCK
OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
WHERE YOU CAN FIND MORE INFORMATION
APPENDIX A
FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURES
EXHIBIT INDEX
APPENDIX C
APPENDIX D
APPENDIX E
APPENDIX F
APPENDIX G
APPENDIX H
APPENDIX I
PROXY CARD

PROXY STATEMENT	1
Date, Time and Place of Meeting	1
Shares Entitled to Vote	1
Voting Your Shares	1
Annual Meeting Admission	2
Revoking Your Proxy	2
Annual Report	2

HOW TO VOTE	2
Vote by Mail	2
Vote by Telephone	2
Vote on the Internet	2
Voting at the Annual Meeting	3
Voting on Other Matters	3
Vote Necessary to Approve Proposals	3
Cost of Proxy Solicitation	3
Recommendation of FNIS Board of Directors	3

PROPOSAL 1 — ELECTION OF DIRECTORS	4

OWNERSHIP OF THE COMPANY’S SECURITIES	5
Principle Stockholders	5
Security Ownership of Directors and Named Executive Officers	6
Section 16(a) Beneficial Ownership Reporting Compliance	6

GOVERNANCE OF THE COMPANY	7
Corporate Governance Principles	7
Board Meetings and Committees	7

AUDIT COMMITTEE & INDEPENDENT AUDITORS	7
Report of the Audit Committee	8
Audit Fees	9
Auditor Independence	9

DIRECTOR AND EXECUTIVE COMPENSATION	9
Director Compensation	9
Executive Compensation	10
Option Grants	11
Option Exercises and Fiscal Year-End Values	12
Employment Agreements	12
Compensation Committee Interlocks and Insider Participation	13
Compensation Committee Report on Executive Compensation	14

PERFORMANCE GRAPH	16

OTHER RELATED PARTY TRANSACTIONS	16

RECENT DEVELOPMENTS	17
Stockholder Litigation	17
Hansen Acquisition	18
Factual Data Acquisition	18

i

PROPOSAL 2 — THE OFFER AND THE MERGER	18
The Offer	18
The Merger	19
Share Ownership After the Offer and the Merger	19
Financing of the Offer and the Merger	20
Certain Federal Income Tax Consequences	20
Accounting Treatment	20
Approval of the FNIS Stockholders	21
Dissenters’ Rights of Appraisal	21
No Preemptive Rights	21
Delisting and Deregistration of MGEN Common Stock	22
Recommendation of FNIS Board of Directors	22

PARTIES TO THE OFFER AND THE MERGER	22
Fidelity National Information Solutions, Inc.	22
Micro General Corporation	22

BACKGROUND AND REASONS FOR THE OFFER AND THE MERGER	23
Background of the Offer and Merger	23
FNIS’s Reasons for the Offer and the Merger	26
Opinion of FNIS’s Financial Advisor	27

RELATIONSHIP AMONG FNIS, MGEN AND FIDELITY	37
Relationship of Directors and Executive Officers of MGEN with FNIS	37
Intercompany Arrangements	39

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA	41
Fidelity National Information Solutions, Inc. Selected Historical Consolidated Financial Data	42
Micro General Corporation Selected Historical Consolidated Financial Data	43

COMPARATIVE PER SHARE DATA	45

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	46
Fidelity National Information Solutions, Inc. Unaudited Pro Forma Condensed Combined Balance Sheet March 31, 2002	48
Fidelity National Information Solutions, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations Three Months Ended March 31, 2002	49
Fidelity National Information Solutions, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations Year Ended December 31, 2001	50
Fidelity National Information Solutions, Inc. Notes to Unaudited Pro Forma Condensed Combined Financial Information	51

PROPOSAL 3 — AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE SERIES F CONVERTIBLE PREFERRED STOCK	54

OTHER BUSINESS	55

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING	55

WHERE YOU CAN FIND MORE INFORMATION	55

ii

Appendix A	—	Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001 of Fidelity National Information Solutions, Inc.

Appendix B	—	Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 2002 of Fidelity National Information Solutions, Inc.

Appendix C	—	Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001 of Micro General Corporation.

Appendix D	—	Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 of Micro General Corporation.

Appendix E	—	Current Report on Form 8-K/A of Micro General Corporation filed on February 26, 2002.

Appendix F	—	Current Report on Form 8-K/A of Micro General Corporation filed on January 25, 2002.

Appendix G	—	Current Report on Form 8-K of Micro General Corporation filed on January 16, 2002.

Appendix H	—	Fairness Opinion of Jefferies & Company, Inc., dated May 23, 2002.

Appendix I	—	Form of Second Amended and Restated Certificate of Incorporation of Fidelity National Information Solutions, Inc.

iii

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

4050 Calle Real
Santa Barbara, California 93110

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
July 8, 2002

      The Board of Directors of Fidelity National Information Solutions, Inc. (“FNIS,” the “Company,” “we” or “us” ) is soliciting your proxy to vote at the Annual Meeting of Stockholders (or at any adjournment of the annual meeting). The solicitation will be by mail and the cost will be borne by FNIS. Expenses will also include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. Further solicitation of proxies may be made by telephone or oral communication with some stockholders by our regular employees who will not receive additional compensation for the solicitation. This proxy statement summarizes the information you need to know to vote at the meeting. “MGEN” refers to Micro General Corporation.

      This proxy statement, form of proxy card and voting instructions are being mailed starting June 28, 2002 to all stockholders entitled to vote.

Date, Time and Place of Meeting

      Date: July 8, 2002.

      Time: 10:00 a.m., Pacific Daylight Time.

      Place: Fess Parker’s Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California.

Shares Entitled to Vote

      Stockholders entitled to vote are those who owned FNIS common stock at the close of business on the record date, June 6, 2002. As of June 6, 2002, the record date, there were 24,752,142 shares of FNIS common stock outstanding. Each share of FNIS common stock that you own entitles you to one vote.

Voting Your Shares

      Whether or not you plan to attend the annual meeting, we urge you to vote. Stockholders of record may vote by telephone, on the Internet or may use the accompanying proxy if they are unable to attend the annual meeting in person or wish to have their shares voted by proxy even if they do attend the annual meeting. If you are voting by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

      Voting instructions are included on your proxy card. All shares of FNIS common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Proxies which do not contain voting instructions will be voted in favor of the Board’s recommendations and your shares will be voted as follows:

•	“FOR” the election of Willie D. Davis, William P. Foley, II, Richard J. Freeman, Earl Gallegos, Bradley Inman, Patrick F. Stone and Cary H. Thompson as directors of FNIS;

•	“FOR” the issuance of FNIS common stock as may be necessary to effect FNIS’s offer to exchange shares of FNIS common stock for all of the outstanding shares of MGEN common stock and subsequent merger of a wholly-owned subsidiary of FNIS with and into MGEN, on substantially the same terms as the offer, with MGEN surviving the merger as a wholly-owned subsidiary of FNIS; and

•	“FOR” the amendment to our Amended and Restated Certificate of Incorporation to remove the Series F Convertible Preferred Stock as an authorized class of our capital stock.

      If any other matter is properly presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy went to press, we knew of no other matters to be acted on at the annual meeting.

Annual Meeting Admission

      If you plan to attend the annual meeting, you may still vote your proxy prior to the meeting. If you are a stockholder of record, please bring a photo ID to the meeting. If you own stock through a bank, broker or other holder of record, you will need proof of ownership to attend the meeting. A recent brokerage statement or letter from a broker are examples of proof of ownership.

Revoking Your Proxy

      You may revoke your proxy by:

1. properly submitting a later dated proxy;

2. notifying the Corporate Secretary of the Company in writing before the meeting that you have revoked your proxy (such notification should be addressed to Fidelity National Information Solutions, Inc., 4050 Calle Real, Santa Barbara, California 93110, Attention: Corporate Secretary); or

3. voting in person at the meeting.

      However, attendance at the annual meeting will not, in itself, constitute revocation of a previously granted proxy.

Annual Report

      Our fiscal 2001 Annual Report to stockholders, which is not a part of the proxy soliciting materials, is enclosed.

HOW TO VOTE

      Your vote is important. Stockholders of record can vote in person at the annual meeting or by mail as described below. If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record.

Vote by Mail

      In order to be effective, completed proxy cards must be received by 8:30 a.m. (EDT) on July 8, 2002. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to the following address: Fidelity National Information Solution, Inc. c/o ADP, 51 Mercedes Way, Edgewood, New York 11717.

Vote by Telephone

      You can vote by calling the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. (EDT) on July 7, 2002. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using individual control numbers which are located on your proxy card. IF YOU VOTE BY TELEPHONE YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

Vote on the Internet

      You also can choose to vote on the Internet. The web site for Internet voting is on your proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. (EDT) on July 7, 2002. As with telephone voting, you can confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers which are located on your proxy card. IF YOU VOTE ON THE INTERNET YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

Voting at the Annual Meeting

      The method you use to vote will not limit your right to vote at the annual meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. All shares that have been properly voted and not revoked will be voted at the annual meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

      If other matters are properly presented at the annual meeting for consideration, the persons named on the proxy card will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we did not know of any other matters to be raised at the annual meeting.

Vote Necessary to Approve Proposals

Item	Vote Necessary

Election of seven directors to the FNIS Board of Directors to serve until the 2003 Annual Meeting or until their successors are duly elected.	Directors are elected by a plurality of the votes cast. This means that the director nominee with the most votes for a particular slot is elected for that slot, provided that over 50% of the outstanding shares of FNIS common stock are voted in the election of directors.

Approval of the issuance of shares of FNIS common stock as may be necessary to effect FNIS’s offer to exchange shares of FNIS common stock for all of the outstanding shares of MGEN common stock and subsequent merger of a wholly-owned subsidiary of FNIS with MGEN, on substantially the same terms as the offer, with MGEN surviving the merger as a wholly-owned subsidiary of FNIS.	Approval of a majority of shares of FNIS common stock voting in person or by proxy, provided that over 50% of the outstanding shares of FNIS common stock are voted with respect to the issuance of shares in connection with the offer and merger.

Approval of the amendment to our Amended and Restated Certificate of Incorporation to remove the Series F Convertible Preferred Stock as an authorized class of our capital stock.	Approval of a majority of shares of FNIS common stock outstanding as of the record date.

Cost of Proxy Solicitation

      The cost of solicitation of proxies on the enclosed proxy card will be paid by the Company. In addition, following the mailing of this proxy statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of FNIS Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so, at an estimated cost of approximately $4,400 plus out-of-pocket expenses.

Recommendation of FNIS Board of Directors

      The Board of Directors of FNIS recommends that you vote “FOR” the election of William P. Foley, II, Willie D. Davis, Richard J. Freeman, Earl Gallegos, Bradley Inman, Patrick F. Stone and Cary H. Thompson as directors of FNIS. The Board of Directors of FNIS recommends that you vote “FOR” the proposal to issue shares of FNIS common stock in connection with the offer and the merger. The Board of Directors of FNIS also recommends that you vote “FOR” the proposal to amend our Amended and Restated Certificate of Incorporation to remove the Series F Convertible Preferred Stock as an authorized class of our capital stock.

PROPOSAL 1 — ELECTION OF DIRECTORS

      In accordance with FNIS’s bylaws, the number of directors constituting the Board of Directors is currently fixed at seven. All seven directors are to be elected at the 2002 Annual Meeting of Stockholders and will hold office until the 2003 Annual Meeting of Stockholders or until their respective successors are elected and have qualified. It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the seven nominees proposed by the Board. In the event that any of them should become unavailable prior to the annual meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board, or the number of directors may be reduced accordingly. All of the nominees named below are currently directors of the Company and have consented to being named herein and to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve. Stockholders do not have the right to cumulate votes in the election of directors.

CERTAIN INFORMATION

WITH RESPECT TO THE SEVEN NOMINEES FOR ELECTION AS DIRECTORS

Nominees for Election to

One Year Term Expiring in 2003

Name of Individual	Age	Positions Held

William P. Foley, II	57	Director and Chairman of the Board
Willie D. Davis	67	Director
Richard J. Freeman	49	Director
Earl Gallegos	43	Director
Bradley Inman	49	Director
Patrick F. Stone	54	Director and Chief Executive Officer
Cary H. Thompson	45	Director

      William P. Foley, II has served as a director of the Company since August 2001. Mr. Foley is the Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc. (“Fidelity”). Mr. Foley is also currently serving as Chairman of the Board of CKE Restaurants, Inc. Additionally, he is Co-Chairman of the Board of Directors of Micro General Corporation, and a director of American National Financial, Inc.

      Willie D. Davis has served as a director of the Company since August 2001. Since 1976 Mr. Davis has served as the President and a director of All-Pro Broadcasting, Inc., a holding company that operates several radio stations. Mr. Davis currently also serves on the Board of Directors of Checkers Drive-In Restaurants, Inc., Sara Lee Corporation, K-Mart Corporation, Dow Chemical Company, Metro-Goldwyn-Mayer Inc., MGM MIRAGE, Alliance Bank, Johnson Controls, WICOR, Inc., Bassett Furniture Industries, Incorporated and Strong Fund.

      Richard J. Freeman has served as a director of the Company since October 1996. Mr. Freeman is Managing Director of Century Capital Management Inc. For the past 27 years, Mr. Freeman has held various investment management positions with Kemper Financial Services, First Chicago Corp, Metropolitan Life Insurance Company and the State of Michigan Insurance Bureau and Treasury Department.

      Earl Gallegos has served as a director of the Company since January 1998. Mr. Gallegos is the founder and principal of Earl Gallegos Management, a consulting firm specializing in the development and implementation of data processing systems and insurance operations.

      Bradley Inman has served as a director of the Company since August 2001. In April 1999, he helped found HomeGain.com, an online service that provides resources to assist residential home sellers, and has served as the Chief Executive Officer and a director of HomeGain since its formation. Mr. Inman also has owned and operated Inman News Features, a real estate news service which delivers real estate stories to newspapers and Web sites, since 1983. Mr. Inman also serves as a director of BRIDGE Housing Corp., a leading nonprofit housing developer. Mr. Inman serves as the chairman of the MSN HomeAdvisor Advisory Group, a free comprehensive guide to finding homes and loans on the internet.

      Patrick F. Stone has served as Chief Executive Officer of the Company since January 1, 2002 and has been a director of the Company since August 2001. Mr. Stone was elected to Fidelity’s Board in June 2002. Mr. Stone is the President of Fidelity having served in that capacity since March 2000, and served as Fidelity’s Chief Operating Officer from March 1997 through January 2002. From May 1995 through March 1997 he was an Executive Vice President of Fidelity and President of Fidelity National Title Insurance Company and four other underwriter subsidiaries of Fidelity. He is Co-Chairman of the Board of Micro General Corporation.

      Cary H. Thompson has served as a director of FNIS since August 2001. Mr. Thompson is currently a Senior Managing Director with Bear Stearns & Co., Inc. and head of the Los Angeles investment banking office. Since 1992 Mr. Thompson has served as director of Fidelity. From 1996 to 1999, he served as Chief Executive Officer of Aames Financial Corporation, and continues to serve on the Aames Financial Corporation Board of Directors. Mr. Thompson also serves on the Board of Directors of Sonic Wall, Inc.

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      The executive officers of FNIS, their ages and the offices held, as of April 30, 2002, are as follows:

Name	Age	Current Position with Company

Eric D. Swenson	42	President and Chief Operating Officer
Neil A. Johnson	62	EVP and Chief Financial Officer

      Eric D. Swenson has served as the President and Chief Operating Officer of the Company since August 1, 2001. Mr. Swenson previously served as an Executive Vice President of Fidelity. Prior to the merger of Fidelity and Chicago Title and Trust Company in March 2000, Mr. Swenson served as Senior Vice President and Managing Director — Southern California of Chicago Title Corporation. Mr. Swenson joined Chicago Title Corporation in 1995.

      Neil A. Johnson has served as Executive Vice President and Chief Financial Officer of the Company since its August 2001. He previously served as Senior Vice President, Finance and Administration and Chief Financial Officer of the Company from July 1999 through August 2001. From March 1994 until 1999, Mr. Johnson was Senior Vice President and Chief Financial Officer of Max Serv, Inc., a networking technology and information services company acquired by Sears Roebuck and Co. He has a BBA in Accounting from Texas Tech University. Mr. Johnson, a CPA, has been appointed as an arbitrator for the NASD and the American Arbitration Association.

OWNERSHIP OF THE COMPANY’S SECURITIES

Principle Stockholders

      The following table sets forth certain information regarding beneficial ownership of FNIS’s common stock. The following table sets forth certain information regarding persons or entities known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.

	Number of
Stockholder	Shares Held(1)	Percentage(2)

Fidelity National Financial, Inc. and
Chicago Trust Company(3)	19,098,443	77.8%
17911 Von Karman Avenue
Irvine, California 92614

(1)	All share amounts are based upon most recent SEC filings available.

(2)	Calculated based upon the number of shares of FNIS Common Stock outstanding as of April 1, 2002.

(3)	Chicago Title and Trust Company is a wholly-owned subsidiary of Fidelity National Financial, Inc.

Security Ownership of Directors and Named Executive Officers

      The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of April 1, 2002, by (i) each director of the Company, (ii) the Company’s Chief Executive Officer and each of its four most highly compensated executives (collectively, the “Named Executive Officers”) and (iii) all directors and executive officers of the Company as a group. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

	Shares Beneficially Owned

			Common Stock	Total Share	Percentage of
Name	Common Stock		Equivalents(1)	Ownership	All Shares

Directors
William P. Foley, II	42,600		500,000	542,600	2%
Willie D. Davis	0		21,667	21,667	*
Richard J. Freeman	1,174,401	(2)	37,097 (3)	1,211,498	5%
Earl Gallegos	0		24,527	24,527	*
Bradley J. Inman	0		21,667	21,667	*
Patrick F. Stone, Chief Executive Officer	0		200,000	200,000	1%
Cary H. Thompson	0		21,667	21,667	*
Executive Officers
Eric D. Swenson	1,452		53,334	54,786	*
Neil A. Johnson	4,711		50,002	54,713	*
Mark Sennott	1,866		0	1,866	*
Raymond Ferrarin	3,571		13,334	16,905	*
Howard Latham	0		11,430	11,430	*
All directors and officers (15) persons	1,232,096		966,917	2,199,013	9%

*	Represents less than 1% of the Company’s common stock.

(1)	Represents shares subject to stock options and/or warrants that are exercisable on April 1, 2002 or become exercisable within 60 days of April 1, 2002.

(2)	Included in this amount are 188,163 shares held by Century Capital Partners, L.P. (“CCP”); 11,497 shares held by Century Capital Management, Inc. (“CCM”) for the benefit of CCP; 974,026 shares held by Century Capital Partners II, L.P. (“CCP II”); and 715 shares held by CCM for the benefit of CCP. Excluding the 715 shares Mr. Freeman holds for the benefit of CCP, he disclaims beneficial ownership of all other shares except to the extent of his actual pecuniary interest therein. Mr. Freeman is a shareholder of the general partner of CCP and a managing member of the general partner of CCP II.

(3)	Included in this amount are 11,497 warrants held by CCM for the benefit of CCP.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of the our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, and written representations from reporting persons that no other reports were required, we believe that, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to FNIS executive officers, directors and greater than 10% owners were satisfied, except that Raymond Ferrarin, Christopher McCreary and Mark Sennott, who were Section 16 reporting persons during fiscal 2001 but are no longer reporting persons or executive officers of FNIS, each filed one late report.

GOVERNANCE OF THE COMPANY

Corporate Governance Principles

      Pursuant to the Delaware General Corporation Law and the Company’s bylaws, FNIS’s business, property and affairs are managed under the direction of the Board of Directors. Thus, the Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders.

      The Board of Directors selects the senior management team, which is charged with the conduct of the Company’s business. Members of the Board of Directors are kept informed of the company’s business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management and ultimately monitors its performance.

Board Meetings and Committees

      The Board of Directors held eight meetings during the fiscal year ended December 31, 2001. The Board of Directors has an Audit Committee (the “Audit Committee”) and a Compensation Committee (the “Compensation Committee”). The Board does not have a standing nominating committee. During the last fiscal year, no director attended fewer than 75% of the total number of meetings of the Board and of all of the committees of the Board on which such director served during that period.

      Audit Committee. The members of the Audit Committee during the fiscal year ended December 31, 2001 were Messrs. Richard Freeman, Patrick A. Rivelli and Jay D. Seid from January 1, 2001 through July 31, 2001, and Messrs. Richard Freeman, Earl Gallegos and Bradley Inman from August 1, 2001 through December 31, 2001. Mr. Freeman served as Chairman of the Audit Committee during fiscal 2001. The functions of the Audit Committee include recommending to the Board the retention of independent public auditors, reviewing and approving the planned scope, proposed fee arrangements and results of FNIS’s annual audit, reviewing the adequacy of accounting and financial controls and reviewing the independence of FNIS’s auditors. The Audit Committee held three meetings during the fiscal year ended December 31, 2001. See the Report of the Audit Committee below at page 8.

      Compensation Committee. The members of the Compensation Committee during the fiscal year ended December 31, 2001 were Messrs. Thomas R. Gay, Patrick A. Rivelli and Jay D. Seid from January 1, 2001 through July 31, 2001, and Messrs. Cary H. Thompson, Willie D. Davis and Bradley Inman from August 31, 2001 through December 31, 2001. Mr. Seid served as Chairman of the Compensation Committee from January 1, 2001 through July 31, 2001 and Mr. Thompson served as Chairman of the Compensation Committee from August 1, 2001 through December 31, 2001. The Compensation Committee is responsible for setting annual and long-term performance goals for the Board and senior management and for evaluating subsequent performance against such goals. The Compensation Committee considers the hiring and election of corporate officers, salary and incentive compensation policies for officers and directors, and the granting of stock options to employees. The Compensation Committee held three meetings during the fiscal year ended December 31, 2001. See the Compensation Committee Report on Executive Compensation beginning on page 14.

AUDIT COMMITTEE & INDEPENDENT AUDITORS

      The Audit Committee is comprised of three independent directors and operates under a written charter approved and adopted on November 20, 2001 by the Board of Directors in accordance with the applicable rules of the of the SEC and Nasdaq.

      During fiscal 2001, the Audit Committee met three times. The members of the Audit Committee are Messrs. Freeman, Gallegos and Inman. These members are independent as defined in Rule 4200(a)(14) of the Nasdaq listing standards. That is, the Board of Directors has determined that none of the Audit

Committee members has a relationship to the Company that may interfere with his independence from the Company and its management.

Report of the Audit Committee

      The Audit Committee of the Board of Directors is currently composed of three independent directors, including Messrs. Freeman, Gallegos and Inman. From January 2001 through July 2001, the Audit Committee of the Board of Directors was comprised of Messrs. Richard Freeman, Patrick A. Rivelli and Jay D. Seid. The Charter of the Audit Committee was adopted by the Board of Directors in its present form effective as of November 20, 2001. Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards generally accepted in the United States of America. This audit serves as a basis for the auditors’ opinion in the annual report to stockholders addressing whether the financial statements fairly present the Company’s financial position, result of operations and cash flows. The Audit Committee’s responsibility is to monitor and oversee these processes.

      In reviewing the independence of the Company’s outside auditors, the Committee has received from KPMG the written disclosures and letter regarding relationships between KPMG and its related entities and the Company and its related entities has discussed with KPMG its independence from the Company, as required by Independence Standards Board Standard No. 1.

      In fulfilling its responsibilities relating to the Company’s internal control, accounting and financial reporting policies and auditing practices, the Committee has reviewed and discussed with management and KPMG the Company’s audited financial statements for 2001. In this connection, the Committee has discussed with KPMG its judgments about the quality, in addition to the acceptability, of the Company’s accounting principles as applied in its financial reporting, as required by Statements on Auditing Standards No. 61 and No. 90. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

The Audit Committee

Richard Freeman
Earl Gallegos
Bradley Inman

May 10, 2002

      The Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that FNIS specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Fees

      The following table presents fees for professional audit services rendered by KPMG LLP (“KPMG”) for the audit of the Company’s annual financial statements for 2001, and fees billed for other services rendered by KPMG.

Audit Fees, excluding audit related fees	$539,400

Financial information systems design and implementation	$—

All other fees:
Audit related fees(1)	$101,500
Other non-audit services	$—

Total all other fees	$101,500

(1)	Audit related fees consisted principally of audits of certain businesses acquired during the year and review of registration statements and issuance of consents.

Auditor Independence

      The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence and has concluded that the provision of such non-audit services does not comprise the independence of KPMG.

      Selection of an independent auditor is made by the Board of Directors upon consultation with the Audit Committee. The Company’s independent auditor for the fiscal year ended December 31, 2001 was KPMG. The Board of Directors will vote upon selection of an auditor for the current fiscal year at a future Board meeting.

      Representatives of KPMG are expected to attend the annual meeting and be available to respond to appropriate questions. The representatives of KPMG also will have an opportunity to make a formal statement, if they so desire.

DIRECTOR AND EXECUTIVE COMPENSATION

Director Compensation

      Directors who are not employees of the Company receive an annual retainer of $5,000 and $2,500 per Board of Directors meeting attended, plus reimbursement of reasonable expenses. Committee members receive $1,000 and the Chairman of each committee receives $1,500 for every committee meeting attended. Directors who are employees of the Company do not receive any compensation for acting as directors, except for reasonable expenses, if any, for Board meeting attendance.

Executive Compensation

      The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 2001, 2000 and 1999 for the Company’s Chief Executive Officer and the four most highly compensated current executive officers whose salary and bonus exceeded $100,000 in 2001.

Summary Compensation Table

			Annual Compensation			Long-Term Compensation

					Other		Securities
					Annual	Restricted	Underlying	All Other
	Fiscal		Salary	Bonus	Compensation	Stock	Options	Compensation
Name and Title	Year		($)(1)	($)(2)	($)(4)	Awards(#)	(#)(5)	($)(6)(3)

William P. Foley, II	2001	(8)	—	—	—	—	1,000,000	—
Chairman, Chief Executive	2000		—	—	—	—	—	—
Officer	1999		—	—	—	—	—	—

Howard Latham	2001	(7)	154,935	30,000	3,500	—	—	174,625
Chief Executive Officer	2000		181,269	60,000	3,000	—	34,287	5,800
	1999		—	—	—	—	5,715	—

Eric Swenson	2001	(9)	125,907	210,590	6,000	—	160,000	6,184
President, Chief Operating	2000		—	—	—	—	—	—
Officer	1999		—	—	—	—	—	—

Neil A. Johnson	2001		210,521	150,000	—	—	60,000	5,800
Executive Vice President,	2000		200,021	100,000	—	—	15,715	5,800
Chief Financial Officer	1999		91,676	45,838	—	—	14,286	—

Mark Sennott	2001	(9)	94,808	675,775	—	—	75,000	2,136
Executive Vice President	2000		—	—	—	—	—	—
	1999		—	—	—	—	—	—

Raymond Ferrarin	2001	(9)	71,042	215,071	—	—	40,000	4,271
Executive Vice President	2000		—	—	—	—	—	—
	1999		—	—	—	—	—	—

(1)	Amounts shown for the indicated fiscal year include amounts deferred at the election of the named executive officer pursuant to the Company’s 401(k) plan.

(2)	Bonuses were awarded during the year following the year to which the bonuses relate, based on an evaluation by the Compensation Committee of the Board of Directors.

(3)	Amount in 2001 shown for Mr. Latham includes (i) $74,658 paid on behalf of Fidelity National Financial, Inc. as described in the section “Other Related Party Transactions” below and (ii) severance payments of $94,167 in accordance with his employment agreement as described in the “Employment Agreements” section below.

(4)	Amounts shown for Mr. Latham includes the costs of an automobile allowance of $3,500 and $3,000 for 2001 and 2000, respectively. Amounts shown for Mr. Swenson included the cost of an automobile allowance of $6,000.

(5)	The number of securities underlying options has been adjusted to reflect all stock splits.

(6)	Amounts shown for fiscal 2001 consist of the following: (i) Mr. Latham: Company contribution to 401(k) Plan — $4,800, Profit Sharing — $1,000; (ii) Mr. Swenson: Company contribution to 401(k) Plan — $5,769, Company paid life insurance premiums — $415; (iii) Mr. Johnson: Company contribution to 401(k) Plan — $4,800, Profit Sharing — $1,000; (iv) Mr. Sennott: Company contribution to 401(k) Plan — $2,003, Company paid life insurance premiums — $133, and (v) Mr. Ferrarin: Company contribution to 401(k) Plan — $4,181, Company paid life insurance premiums — $90. Amounts shown for fiscal 2000 consist of the following: (i) Mr. Latham: Company contribution to 401(k) Plan — $4,800, Profit Sharing — $1,000, and (ii) Mr. Johnson: Company contribution to 401(k) Plan — $4,800, Profit Sharing — $1,000.

(7)	Mr. Latham was Chief Executive Officer of the Company from January 1, 2001 to July 31, 2001.

(8)	Mr. Foley was Chief Executive Officer of the Company from August 1, 2001 (date of business combination with Fidelity National Financial, Inc.) through December 31, 2001.

(9)	Amounts listed under Annual Compensation are from August 1, 2001 (date of business combination with Fidelity National Financial, Inc.) through December 31, 2001.

Option Grants

      The following table provides information as to options to purchase common stock granted to the named individuals during 2001 pursuant to the Company’s 2001 Stock Incentive Plan. The Company does not currently grant stock appreciation rights to officers or directors.

Stock Option Grants in Last Fiscal Year

	Individual Grants
							Potential Realizable Value
	Number of		Percentage of				at Assumed Annual Rates of
	Securities		Total Options				Stock Price Appreciation for
	Underlying		Granted to	Exercise or			Option Term(2)
	Option Grants		Employees in	Base Price		Expiration
Name	(#)		Fiscal Year	($/Share)		Date	5% ($)	10% ($)

William P. Foley, II	750,000	(3)		$7.11	(1)	08/03/11	$3,359,475	$8,478,675
	250,000	(3)		$8.49	(1)	11/21/11	$1,337,175	$3,374,775

	1,000,000		33.1%
Howard Latham	0		0.0%	$0.0		—	$0	$0
Eric Swenson	150,000	(3)		$7.11	(1)	08/03/11	$671,895	$1,695,735
	10,000	(3)		$8.49	(1)	11/21/11	$53,487	$134,991

	160,000		5.3%
Neil A. Johnson	50,000	(3)		$7.11	(1)	08/03/11	$223,965	$565,245
	10,000	(3)		$8.49	(1)	11/21/11	$53,487	$134,991

	60,000		2.0%
Mark Sennott	75,000	(3)	2.5%	$7.11	(1)	08/03/11	$335,948	$847,868
Raymond Ferrarin	40,000	(3)	1.3%	$7.11	(1)	08/03/11	$179,172	$452,196

(1)	The fair market value of the Company’s common stock on the date of grant.

(2)	These are assumed rates of appreciation, and are not intended to forecast future appreciation of the Company’s common stock.

(3)	Nonqualified stock options.

Option Exercises and Fiscal Year-End Values

      The following table summarizes information regarding exercises of stock options by the named individuals during 2001 and unexercised options held by them as of December 31, 2001.

Aggregate Option Exercises in Last Fiscal Year

And Fiscal Year-End Option Values

	Number of Securities Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options at
	December 31, 2001(#)		December 31, 2001 ($)

Name	Exercisable(1)	Unexercisable(2)	Exercisable(1)	Unexercisable(2)

William P. Foley, II	500,000	500,000	$1,367,500	$1,367,500
Howard L. Latham	40,002	—	—	—
Eric Swenson	53,334	106,666	$159,668	$319,332
Neil A. Johnson	50,002	39,999	$57,002	$113,998
Mark Sennott	25,000	50,000	$77,000	$154,000
Raymond Ferrarin	13,334	26,666	$41,069	$82,131

      In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value is deemed to be $10.19, the closing price of the common stock of FNIS reported by NASDAQ on December 31, 2001.

(1)	Number of exercisable shares and corresponding values relate to options granted under the 1999 and 2001 Stock Option Plans. The exercise price varies based upon the market price at the time of grant. The value of unexercised options at year-end is calculated as the difference between the market value of the underlying security, $10.19 per share, and the exercise price of the option at year-end. The exercise prices of the options at year-end were as follows: (i) Mr. Foley — options to purchase 750,000 shares at $7.11 per share, options to purchase 250,000 shares at $8.49 per share under the 2001 Stock Option Plan; (ii) Mr. Latham — options to purchase 5,715 shares at $28.00 per share, options to purchase 1,429 shares at $28.00 per share, options to purchase 4,286 shares at $21.00 per share, options to purchase 28,572 shares at $14.91 per share under the 1999 Stock Option Plan; (iii) Mr. Swenson — options to purchase 150,000 shares at $7.11 per share, options to purchase 10,000 shares at $8.49 per share under the 2001 Stock Option Plan; (iv) Mr. Johnson — options to purchase 14,286 shares at $28.00 per share, options to purchase 1,429 shares at $28.00 per share, options to purchase 14,286 at $10.92 per share under the 1999 Stock Option Plan; options to purchase 50,000 shares at $7.11 per share, options to purchase 10,000 shares at $8.49 per share under the 2001 Stock Option Plan; (v) Mr. Sennott — options to purchase 75,000 options at $7.11 under the 2001 Stock Option Plan; and (vi) Mr. Ferrarin — options to purchase 40,000 shares at $7.11 per share under the 2001 Stock Option Plan.

(2)	Number of unexercisable shares and corresponding value relate to options granted under the Company’s 1999 and 2001 Stock Option Plans. The value of these unexercisable options represents the difference between the year-end market value of the underlying security of $10.19 per share and the option grant price.

Employment Agreements

      Howard L. Latham. Effective January 1, 2001, Howard L. Latham entered into a one year Executive Employment Agreement with the Company, pursuant to which Mr. Latham agreed to serve as the Company’s Chief Executive Officer. Mr. Latham’s base salary under the agreement was $220,000, subject to periodic increases at the discretion of the Board of Directors. The employment agreement also entitled Mr. Latham to receive incentive compensation, as determined in the discretion of the Board of Directors; and to receive fringe benefits including a $500 per month automobile allowance. The employment agreement provided that it could be terminated by the Company for “cause” (as defined). In the event the Company terminated Mr. Latham’s employment without cause, the Company would be obligated to (i) pay a lump sum severance equal to one year’s base salary as then in effect; (ii) continue fringe benefits for one year; and (iii) pay for outplacement support by a mutually agreeable firm, not to exceed $15,000. In the event Mr. Latham’s employment was terminated within one year of a “change in control” (as defined) of the Company, the employment agreement obligated the Company to (i) pay a lump sum severance equal to one year’s base salary as then in effect; (ii) continue fringe benefits for one year; (iii) pay for outplacement support by a mutually agreeable firm, not to exceed $15,000; and (iv) automatically accelerate the vesting of all outstanding stock options not vested as of the date of termination. In connection with the business combination with Fidelity in August 2001, Mr. Latham’s employment was terminated and Mr. Latham received the “change of control” severance package described above.

      Neil A. Johnson. Effective April 20, 2001, the Company entered into a Change in Control Severance Agreement with Neil A. Johnson, its Chief Financial Officer. Mr. Johnson’s severance agreement provides for certain payments and benefits in the event that his employment is terminated within twelve months after a “change in control” (as defined), unless such termination results from Mr. Johnson’s death, disability or retirement, or his resignation for reasons other than “good reason” (as defined), or constitutes a termination for “cause” (as defined). In such event, Mr. Johnson will be entitled (i) to receive a lump sum severance payment equal to one year’s base salary as then in effect; (ii) to receive a bonus payment equal to Mr. Johnson’s then-scheduled bonus, calculated as though all performance-related criteria had been met, prorated for the portion of the bonus period during which Mr. Johnson was employed by the Company; (iii) to the continuation of benefits under the Company’s medical, dental and vision plans, and the continuation of long-term disability insurance, for twelve months; (iv) to the continuation of payment of the premiums for Mr. Johnson’s life insurance policy for twelve months; and (v) automatic vesting of all unvested stock options held by Mr. Johnson.

      Brian F. Hershkowitz. Effective June 8, 2001, the Company entered into a two year Employment Agreement, subject to automatic renewal terms of one year, with Brian F. Hershkowitz, pursuant to which Mr. Hershkowitz agreed to serve as an Executive Vice President of the Company. Mr. Hershkowitz’s base salary under this employment agreement is $250,000, subject to periodic increases at the discretion of the Board of Directors. The employment agreement also provides for (i) a guaranteed cash bonus of $250,000 on the one year anniversary of his continued employment with the Company and (ii) a bonus, during the second year of his continued employment with the Company, in accordance with the terms and conditions of the Company’s executive bonus program as then in effect. In addition, the employment agreement provides for reimbursement for relocation and temporary housing expenses. The employment agreement provides that it can be terminated by the Company for “cause” (as defined). In the event the Company terminates Mr. Hershkowitz’s employment without cause, the Company would be obligated to pay a lump sum severance equal to his base annual salary as then in effect and due for the remainder of the term.

Compensation Committee Interlocks and Insider Participation

      From January 1, 2001 through July 31, 2001, the Compensation Committee consisted of Messrs. Thomas R. Gay, Patrick A. Rivelli and Jay D. Seid. From August 1, 2001 through December 31, 2001, Messrs. Cary H. Thompson, Willie D. Davis and Bradley J. Inman served on the Compensation Committee. The Compensation Committee is currently composed of three independent directors. During fiscal 2001, no member of the Compensation Committee was a former or current officer or employee of the Company or any of its subsidiaries. In addition, during that year, no executive officer of the Company served (i) as a member of the compensation committee or Board of Directors of another entity, one of whose executive officers served on the Compensation Committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the Board of Directors.

Compensation Committee Report on Executive Compensation

  General

      The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent data for use in assessing levels of compensation for officers of the Company.

  Compensation Philosophy

      The Company’s executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company’s strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national real-estate related data, solutions and services companies and other corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include real-estate related companies and other corporations equal to or larger than the Company. The Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company’s performance, the measures used for determining appropriate levels of compensation for executive officers include the Company’s national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, and profit retention and profitability, all of which combine to enhance stockholder value.

      The Committee approves the employment agreements and salary and bonus levels for key employees. The Compensation Committee then makes recommendations with respect to the compensation to the entire Board of Directors for its approval.

  Base Salary and Annual Cash Bonuses

      With respect to the base salaries and incentive cash bonuses awarded to other executive officers in respect of 2001, the Compensation Committee approved these amounts pursuant to the executives’ employment agreements and/or an executive bonus program established by the Compensation Committee. The decision of the Compensation Committee with respect to the base salary for each such executive officer is subjective and was made after consideration of the performance of the executive in his particular area of responsibility, the executive’s contribution to the Company’s overall management team and an assessment of the future contributions the executive should be able to make to the Company. Under the terms of the executive bonus program, the executive officers received a cash bonus based upon specified target levels of profitability.

     Compensation of Chief Executive Officer for Fiscal 2001

      The compensation paid to Howard Latham, the Company’s Chief Executive Officer from January 1, 2001 through July 31, 2001, for 2001 was determined pursuant to the terms of his employment agreement in effect during that period. His employment agreement provided him with a minimum base annual salary, fringe benefits including a $500 per month automobile allowance and incentive compensation, as determined in the discretion of the Board of Directors. Mr. Latham’s employment agreement also provided him with a severance package in the event of a “change of control” (as defined within the agreement). As a result of the business combination with Fidelity National Financial, Inc. in August 2001, Mr. Latham’s employment was terminated and a “change of control” occurred. Therefore, Mr. Latham was entitled to a severance package as described within “Employment Agreements” above.

      William P. Foley, II served as the Company’s Chief Executive Officer from August 1, 2001 through December 31, 2001. Mr. Foley did not have an employment agreement with the Company, nor did he receive a salary. The Company’s Compensation Committee has the discretion to award stock options. The Compensation Committee awarded Mr. Foley stock options totaling 1,000,000 shares of common stock of the Company. Of these options, 500,000 vested on the date of grant, 375,000 vest on August 3, 2002, and 125,000 vest on November 21, 2002.

     Compensation of Other Executives for Fiscal 2001

      With respect to the base salaries and cash bonuses awarded to other executive officers in respect of 2001, the Compensation Committee approved these amounts within the exercise of their discretion. The Compensation Committee’s decision regarding each executive officer’s base salary was subjective and made after consideration of the executive’s performance, the executive’s contribution to the Company’s overall management team and an assessment of the future contributions the executive should be able to make to the Company.

     Stock Option Grants

      As indicated above, an important element of the Company’s compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company’s stockholders. The purpose of the Company’s Stock Option and Incentive Plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company’s long-term performance. Consistent with these objectives, the Compensation Committee granted options in 2001 to executive officers for their performances.

      Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company’s policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company’s overall compensation philosophy. Accordingly, the Company has and will continue to authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

The Compensation Committee

Cary H. Thompson
Willie D. Davis
Bradley J. Inman

April 29, 2002

      The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that FNIS specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

      Set forth below is a graph comparing cumulative total stockholder return on the Company’s common stock against the cumulative total return on a broad market index, (the “NASDAQ US Index”) and against the cumulative total return of a peer group index, (“Peer Group”) comprised of certain companies for the industry in which the Company competes for the five-year period ending December 31, 2001. The Peer Group consists of the following companies: Acxiom Corporation; CoStar Group, Inc.; Equifax, Inc.; Factual Data Corp.; Fair Isaac & Co, Inc.; and infoUSA, Inc. The Peer Group comparison has been weighted based on the Company’s stock market capitalization. The graph assumes an initial investment of $100.00 on January 1, 1996, with dividends reinvested over the periods indicated.

Comparison of Five-Year Cumulative Total Return

of Company, Industry Index and Broad Market

	1996	1997	1998	1999	2000	2001

Fidelity National Information Solutions	100.00	666.07	688.28	321.94	74.93	129.28
Nasdaq US Index	100.00	122.48	141.00	185.80	60.15	79.34
Peer Group	100.00	115.43	122.25	102.73	121.77	128.46

ASSUMES $100 INVESTED ON JANUARY 1, 1996

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DECEMBER 31, 2001

     The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that FNIS specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER RELATED PARTY TRANSACTIONS

      On August 1, 2001, the Company completed a merger transaction with Fidelity National Financial, Inc., (“Fidelity”) and Chicago Title and Trust Company, (“Chicago Title”) a wholly-owned subsidiary of Fidelity. The merger was a reverse merger and the Company became a majority-owned subsidiary of Fidelity. In connection with the business combination with Fidelity the Company transferred to Chicago Title 11,703,801 shares of the Company’s common stock and transferred to Fidelity 5,507,671 shares of the Company’s common stock. Collectively, these shares of common stock then constituted approximately 77% of the

Company’s outstanding common stock. As of April 30, 2002 Fidelity owned 77.5% of the Company’s outstanding common stock.

      In 2001, the Company paid to certain of its employees bonus payments in the aggregate amount of $227,991. These payments were an obligation of Fidelity arising from its earlier acquisition of a convertible promissory note issued by the Company and 950,000 shares of our common stock (collectively, the “Moore Interests”) held by Moore North America, Inc. pursuant to an Agreement for Purchase and Sale of Securities dated February 15, 2001 between Fidelity and Moore North America. As part of this transaction, Fidelity assumed the obligation of Moore North America to make certain bonus payments to certain of its former employees, several of whom were employees of the Company on February 15, 2001. The acquisition of the Moore Interests was a prelude to the business combination between Fidelity, its wholly-owned subsidiary, Chicago Title and Trust and the Company consummated on August 1, 2001. Concurrently with this closing, the Company paid the $227,991 obligation described above on behalf of Fidelity, and Fidelity reimbursed the Company for that amount plus a payment grossing up the Company for the payroll taxes it paid in connection with those bonus payments. The foregoing arrangement, whereby the Company paid an obligation of Fidelity and was reimbursed, was entered into for bookkeeping simplicity. There is no accompanying written agreement between Fidelity and the Company with respect to this arrangement.

      During 2001, the Company paid $0.5 million and $5.7 million to two related parties, Fidelity and MGEN, a majority owned subsidiary of Fidelity, respectively. The amounts paid to Fidelity were for executive and general management, accounting, legal and administrative services provided to the Company under an agreement effective August 1, 2001. Annual fees under the agreement with Fidelity are $1.3 million. The amounts paid to MGEN were for information technology and business communication services provided to the Company under an agreement effective August 2, 2001. The agreements with Fidelity and MGEN are for one and three year terms respectively. Fees for the services provide in the agreements are based on estimated time incurred to perform each of the functions and the estimated personnel costs for the function performed, plus in the case of MGEN, a profit margin.

      The Company also sells certain data and other products and services to Fidelity. During 2001 these sales amounted to $1.0 million.

      On August 2, 2001, the Company issued to Fidelity 1,614,286 shares of its Common Stock for all of the outstanding common stock of Risco, Inc.

      On August 2, 2001, the Company acquired all the assets and liabilities of Reez.com., Inc., from Fidelity in exchange for 136,971 shares of its Common Stock.

      On October 10, 2001, the Company purchased the 40,000 shares in Fidelity National Tax Service, Inc. representing the residual 20% minority interest for $5.4 million in cash.

Officer and Director Loans

      Effective January 30, 2002, Brian F. Hershkowitz, Executive Vice President, received a loan from the Company in the amount of $105,000. The loan is due on March 31, 2003 and bears interest at the prime rate plus 2%. The loan is currently unsecured, but Mr. Hershkowitz is required to provide sufficient collateral to secure the loan if requested by the Company.

RECENT DEVELOPMENTS

Stockholder Litigation

      Beginning on April 30, 2002 and continuing thereafter, a total of three separate lawsuits have been filed in the Delaware Court of Chancery on behalf of a purported class of public stockholders of MGEN relating to our announcement that we were commencing the offer described in Proposal 2 of this proxy statement. The Delaware actions are captioned David Osher v. Foley, II, et al., C.A. No. 19593-NC; Helen Lapinski v. Foley, II, et al., C.A. No. 19594-NC; and John Calabria v. Inman, et al., C.A. No. 19595-NC. The actions generally name as defendants FNIS, MGEN, Fidelity, and the members of the MGEN Board of Directors, and generally allege that the consideration we offered to MGEN’s public stockholders in the offer is inadequate and unfair and that FNIS and the individual defendants breached their fiduciary duties to MGEN’s public stockholders in formulating and making the offer. The actions seek to proceed on behalf of a class of MGEN stockholders other than defendants, seek preliminary and permanent injunctive relief against the consummation of the offer, seek monetary damages in an unspecified amount and seek recovery of plaintiffs’ costs and attorneys’ fees. These actions are in their earliest stages. We believe that the allegations are without merit and intend to defend against them vigorously.

      The description of these actions is qualified in its entirety by reference to the allegations in the related complaints, which we have filed with the SEC and which we incorporate by reference into this proxy statement.

Hansen Acquisition

      On May 28, 2002, we acquired a majority interest in Hansen Quality Loan Services, Inc., a nationwide leader in providing collateral risk assessment and valuation services to the mortgage banking and investment banking industries. We acquired our 55% equity interest in Hansen for $8.25 million, payable half in cash and half by promissory note. We also acquired an option to purchase the remaining 45% equity interest in Hansen if Hansen’s performance meets certain milestones based on its fiscal 2004 pre-tax income. Hansen generated revenues of $13.2 million in 2001 and $4.7 million in the first quarter of 2002, and pre-tax income of $2.7 million in 2001 and $1.0 million in the first quarter of 2002.

Factual Data Acquisition

      On May 16, 2002, FNIS entered into a non-binding letter of intent to acquire Factual Data Corp., a Colorado corporation (NASDAQ:FDCC), a provider of customized information, including customized mortgage credit reports, consumer credit reports, commercial credit reports, resident and employment screening, to businesses, primarily the mortgage and consumer lending industries, that assists those businesses in making critical business decisions. FDCC reported revenue of $51.2 million, EBITDA of $12.5 million and net income of $4.1 million for the year ended December 31, 2001, total assets of $50.9 million at December 31, 2001, revenue of $13.5 million, EBITDA of $3.5 million and net income of $1.3 million for the three month period ended March 31, 2002, and total assets of $51.7 million at March 31, 2002.

      Pursuant to the letter of intent, Factual Data will be merged with a subsidiary of FNIS. The stockholders of Factual Data will receive the equivalent of $13.75 for each full share of Factual Data stock held by them. The merger consideration will be payable, at FNIS’s option, all in cash or in a combination of cash and FNIS common stock valued at the average closing price of FNIS common stock over the ten trading day period ending two days prior to the closing of the merger. If FNIS elects to pay the merger consideration in a combination of cash and stock, FNIS must pay at least 25% and no more than 50% of the merger consideration in cash, at FNIS’s option. FNIS may terminate the transaction if the average closing price of its common stock at the date of determination is less than $25. Based on that $25 share price and the 6,175,776 fully diluted shares Factual Data reported as outstanding as of March 31, 2002, we would issue a maximum of 2,547,508 shares of our common stock in the merger, or 10.34% of our outstanding common stock as of April 30, 2002. FNIS and Factual Data expect to sign a definitive merger agreement during the month of June.

PROPOSAL 2 — THE OFFER AND THE MERGER

The Offer

      On May 30, 2002, we formally commenced our offer to exchange 0.696 shares of FNIS common stock for each outstanding share (other than treasury stock) of MGEN common stock validly tendered on or prior to the expiration date of the offer and not properly withdrawn. Our obligation to exchange shares of our common stock for shares of MGEN common stock pursuant to the offer is subject to the approval by FNIS stockholders at the annual meeting to which this proxy statement relates of the issuance of the shares of FNIS common stock necessary to complete the offer and the related merger described below. The offer is also subject to a number of other conditions, including the following:

•	the registration statement on Form S-4 filed in connection with the offer and the merger having been declared effective by the SEC;

•	the exercise by William P. Foley, II, the Chairman of our Board of Directors, the Co-Chairman of MGEN’s Board of Directors and the Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc. (“Financial”), Richard Pickup, a director of MGEN, Patrick F. Stone, our Chief Executive Officer and a member of our Board of Directors, the Co-Chairman of the Board of MGEN and the President and a director of Fidelity, and John Snedegar, the Chief Executive Officer and a director of MGEN, of all MGEN options and warrants held individually by them, and the sale by each of them of the MGEN common stock issued upon such exercise to any third parties unaffiliated with MGEN prior to the closing of the offer who agree to tender such shares in the offer;

•	the absence of certain legal impediments to the offer or the merger;

•	there not having occurred any material adverse change in the financial markets, any disruption in the banking system or any material intensification of hostilities involving the United States;

•	any offer to acquire FNIS or MGEN shall not have been proposed; and

•	there not having occurred any event that would result in an actual or threatened material adverse change in the business, condition or prospects of FNIS or MGEN, excluding the effects of the tender offer itself on MGEN’s stock price or the effects of general market conditions.

      Our offer is currently scheduled to expire at 5:00 p.m., New York City time, on July 9, 2002. However, we may in our discretion commence a subsequent offering period of from three to twenty business days from the scheduled expiration date of the offer. We may also extend the offer if any of the conditions to the offer is not satisfied or waived by us. We may also extend the expiration date of the offer as and to the extent required by the SEC. We will not waive the stockholder approval or registration statement effectiveness conditions. If the conditions of the offer are satisfied, or, to the extent permitted, waived, we will complete the offer, subject to our ability to commence a subsequent offering period. Unless it is unlawful to do so, we will effect the merger as soon as practicable thereafter.

The Merger

      If the conditions to the offer are met and the offer is completed, we will effect a merger of a wholly-owned subsidiary of FNIS with MGEN, with MGEN surviving the merger as a wholly-owned subsidiary of ours, as soon as possible thereafter, unless it is not lawful to do so. If, following the completion of the offer, we own at least 90% of the outstanding common stock of MGEN, we will effect a short-form merger of MGEN and such wholly-owned subsidiary of FNIS, in which case no further MGEN stockholder or Board action will be required for us to complete the short-form merger. If a short-form merger is not available to us following the completion of the offer, we will seek to consummate a merger on substantially the same terms as the short-form merger described above through other available structures, which may require us to seek further FNIS or MGEN stockholder and Board approvals. In the merger, each remaining outstanding share of MGEN common stock (except for treasury stock and shares held by any MGEN stockholder properly exercising appraisal rights) would be converted into the same number of shares of FNIS common stock as provided in the offer. As a result of the offer and the merger, MGEN will become a wholly-owned subsidiary of FNIS and the former stockholders of MGEN will own shares in FNIS. MGEN shares will no longer trade publicly on any stock exchange.

Share Ownership After the Offer and the Merger

      As of April 24, 2002, there were 15,773,310 shares of MGEN common stock outstanding, none of which were owned by FNIS, and as of April 30, 2002 there were 24,641,326 shares of FNIS common stock outstanding. As of April 30, 2002, Fidelity owned 19,098,443 shares of FNIS common stock, warrants to purchase 713,000 shares of FNIS common stock, 9,558,300 shares of MGEN common stock, warrants to purchase 288,750 shares of MGEN and a note convertible into 579,150 shares of MGEN common stock. Based on this information, if the offer and the merger are completed, the MGEN stockholders would receive in the offer and the merger approximately 34.4% of the outstanding shares of FNIS common stock and Fidelity will own approximately 25,751,020 shares of the outstanding FNIS common stock, a note convertible into 403,088 shares of FNIS common stock and warrants to purchase 913,970 shares of FNIS common stock, or 69.6% of the FNIS outstanding common stock. This assumes that approximately 12,911,733 shares of FNIS common stock will be issued in the offer and the merger, no MGEN stockholders perfect appraisal rights, no stock options, warrants or other convertible securities of FNIS are exercised prior to the closing of the offer and the merger and 2,778,030 stock options and warrants of MGEN are exercised prior to the closing of the offer and the merger. The estimated 12,911,733 shares of FNIS common stock to be issued is based on 15,773,310 shares of MGEN common stock outstanding as of April 24, 2002, 2,518,030 shares issuable upon the exercise of MGEN options and warrants held by certain MGEN affiliates in accordance with one of the conditions to our offer, and approximately 260,000 additional MGEN options and warrants which we expect, based upon exercises to date, to be exercised prior to the closing of the offer and the merger, multiplied by the exchange ratio of 0.696.

Financing of the Offer and the Merger

      The securities required to consummate the offer and the merger are available from FNIS’s authorized but unissued shares. Fees and expenses in connection with the offer and the merger are estimated to be approximately $2.0 million, including the SEC filing fee and the fees of the information agent, the exchange agent, financial advisors, the financial printer, counsel, auditors and other professionals. We will obtain all of such funds from FNIS’s available capital resources.

Certain Federal Income Tax Consequences

      Because our stockholders are not exchanging shares or directly receiving anything in the offer and merger, there are no tax consequences to our stockholders. If both the offer and merger are completed, MGEN stockholders’ receipt of FNIS common stock in the offer or merger will generally be tax-free for United States federal income tax purposes. However, MGEN stockholders will be subject to tax in 2002 upon any cash received instead of fractional shares of FNIS common stock.

Accounting Treatment

      As of April 30, 2002, Fidelity owned approximately 77.5% of FNIS’s outstanding common stock and approximately 60.6% of MGEN’s outstanding common stock as of April 24, 2002. Accordingly, Fidelity has a controlling financial interest in FNIS and MGEN and both are majority-owned subsidiaries of Fidelity.

      The offer and merger of the noncontrolling equity interest (“minority shareholders’ interest”) of MGEN will be accounted for under the purchase method of accounting in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“SFAS 141”). Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is created to the extent that the offer and merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired. Based on the information currently available, the merger is expected to initially create approximately $122.6 in goodwill. The actual goodwill arising from the offer and merger will be based on the merger consideration, including certain acquisition and closing costs, and fair values of assets and liabilities on the date the merger is consummated. No assurance can be given that the actual goodwill amount arising from the offer and merger will not be more or less than the amount contemplated in the Unaudited Pro Forma Condensed Combined Financial Information. In accordance with Financial Accounting Standards Board Statement 142, Goodwill and Other Intangible Assets (“SFAS 142”), goodwill will be initially recognized and measured based on its fair value and will not be amortized, but tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount.

      The offer and merger of the equity interest controlled by Fidelity is not considered a business combination because FNIS and MGEN are under common control of Fidelity. Therefore, in accordance with SFAS 141, FNIS will recognize the assets and liabilities transferred at the historical carrying value, or book value, of MGEN in a manner similar to a pooling-of-interests and not at fair value.

      In accordance with EITF 00-23, the exchange of vested MGEN options and warrants for FNIS replacement vested options and warrants results in a charge on the statement of operations for the combined entity on the date the merger is consummated, equal to the intrinsic value of the FNIS replacement options and warrants on the consummation date. Assuming that certain MGEN affiliates and other employees exercise 2,778,030 MGEN options and warrants held by them and sell the MGEN shares issued upon such exercise to third parties unaffiliated with MGEN prior to the closing of the offer and based on the closing stock price on May 24, 2002 of approximately $30.00, this non-cash after tax charge is estimated to be between $2.0 million and $4.6 million. This charge has not been reflected on the pro forma statements of operations for the three-month period ended March 31, 2002 and the year ended December 31, 2001 as these pro forma statements of operations reflect results from continuing operations before nonrecurring charges directly attributable to the transaction. Also in accordance with EITF 00-23, unearned compensation cost is recorded upon consummation of the merger for a portion of the intrinsic value of the unvested FNIS options that will be exchanged for unvested MGEN options. The unearned compensation cost will be recognized over the remaining vesting period. Based on the closing stock price on May 24, 2002 of approximately $30.00, the after tax unearned compensation cost is estimated to be $2.9 million. The unearned compensation cost will be amortized over the remaining vesting period, as a non-cash charge. The amount of the non-cash charges resulting from the exchange of vested and unvested FNIS options for vested and unvested MGEN options will ultimately be determined based upon the number of options outstanding on the date the merger is consummated and the stock price for FNIS on the date the merger is consummated.

Approval of the FNIS Stockholders

      Rule 4350 of the Nasdaq Marketplace Rules, requires us to obtain the approval of our stockholders for the issuance of shares of FNIS common stock in the offer and the merger since Fidelity is a substantial stockholder of both FNIS and MGEN and the number of shares to be issued will exceed 5% of the shares of FNIS common stock outstanding immediately prior to the issuance. Our offer is conditioned upon the approval of the issuance of shares of FNIS common stock pursuant to the offer and the merger by the affirmative vote of a majority of the votes cast by the holders of FNIS common stock at the annual meeting of such holders subject to compliance with all applicable quorum requirements.

      As of April 30, 2002, Fidelity held approximately 77.5% of our outstanding common stock and as of April 24, 2002, Fidelity held approximately 60.6% of MGEN’s outstanding common stock. Fidelity, our majority stockholder and the majority stockholder of MGEN, has entered into an agreement with us to tender its shares of MGEN common stock in the offer. We expect Fidelity will vote in favor of this proposal to issue shares of our common stock, with the result that this proposal is certain to be approved.

Dissenters’ Rights of Appraisal

      As a FNIS stockholder, you are not entitled to appraisal rights in connection with the offer or the merger. MGEN stockholders are not entitled to appraisal rights in connection with the offer. However, at the time of the merger, MGEN stockholders who did not tender their shares in the offer will have the right under Delaware law to dissent and demand appraisal rights with respect to their MGEN shares, if they comply with certain statutory requirements.

No Preemptive Rights

      FNIS stockholders are not entitled to preemptive rights as a result of the offer or merger or the related issuance of FNIS common stock. FNIS’s Certificate of Incorporation states that no holder of FNIS common stock is entitled, as a matter of right, to subscribe for or purchase FNIS common stock.

Delisting and Deregistration of MGEN Common Stock

      If the offer is completed, MGEN common stock may cease to be listed on the Nasdaq National Market and, if the merger is completed, MGEN common stock will cease to be listed on the Nasdaq National Market.

Recommendation of FNIS Board of Directors

      The Board of Directors of FNIS recommends that you vote “FOR” the proposal to issue shares of FNIS common stock in connection with the offer and the merger.

PARTIES TO THE OFFER AND THE MERGER

Fidelity National Information Solutions, Inc.

4050 Calle Real
Santa Barbara, California 93110
(805) 696-7000

      We provide products and services that enable our clients to use information to improve their business decision-making processes and to effectively manage existing and prospective customer relationships. We provide the data, solutions and services required by lenders and real estate professionals in connection with property transactions throughout the United States and Canada. We also deliver information and technology to lenders and real estate professionals for use throughout the home purchase and ownership life cycle. We provide mortgage lenders, commercial lenders, and risk management professionals with real estate tax services, credit reporting services, flood compliance services, automated valuation and appraisal services, and other of our database products.

      We are also a data and service provider to the Multiple Listing Service systems industry. Approximately 50% of all real estate professionals in North America use our services. Over 400 organizations use our Multiple Listing Service applications, which combine the features of three Internet browser systems designed to scale from the smallest to the largest Multiple Listing Service organizations.

      As of April 30, 2002, Fidelity National Financial, Inc. (“Fidelity”), the nation’s largest title insurance company, held approximately 77.5% of our outstanding common stock.

Micro General Corporation

2510 N. Red Hill Avenue, Suite 230
Santa Ana, California 92705
(949) 622-4444

      MGEN provides industry leading software solutions and services to real estate services providers, such as title insurers, escrow companies and lenders, that enable them to work more efficiently and cost-effectively. MGEN’s software solutions and services address many of the inefficiencies of real estate services providers in processing and settling real estate transactions by automating many of the tasks involved in this process, and by integrating their tasks into a more unified workflow. MGEN’s software solutions range from pre-packaged desktop software to enterprise class networked systems. Fidelity, the nation’s largest title insurance company and a holder of approximately 60.6% of MGEN’s outstanding common stock as of April 24, 2002, uses MGEN’s software solutions and services to manage its title and escrow functions and accounted for approximately 89% of MGEN’s revenues in 2001. Our use of MGEN’s software solutions and services accounted for 5% of MGEN’s revenues in 2001. MGEN is currently developing next generation software solutions that use the internet to provide added levels of automation and integration for its customers. In addition, MGEN believes it operates the largest electronic data exchange for mortgage originators and settlement services providers.

BACKGROUND AND REASONS FOR THE OFFER AND THE MERGER

Background of the Offer and Merger

      In September 2001, Patrick F. Stone, Chief Executive Officer of FNIS and Co-Chairman of the Board of MGEN, began evaluating the potential operational improvements that would result from a strategic combination of FNIS and MGEN. During that same time period, Mr. Stone contacted John Snedegar, President and Chief Executive Officer of MGEN, to discuss a possible strategic combination of FNIS and MGEN. At that time, Mr. Snedegar indicated he was not interested in pursuing such discussions because MGEN was interested in pursuing several acquisitions of its own.

      A handful of follow-up conversations took place during January and February of 2002. However such discussions were very preliminary in nature and the parties did not explore the specific terms and conditions of a possible merger of the two companies.

      In mid-March 2002, Mr. Stone met with Mr. Snedegar and again discussed the possibility of a merger and suggested that a merger could be beneficial to both companies. Because of the lack of success of MGEN’s own acquisition efforts due to the apparent inability to use MGEN stock as currency for acquisitions, Mr. Snedegar indicated he was interested in pursuing such discussions. Through the end of March, Mr. Stone analyzed whether and under what circumstances a strategic business combination would benefit FNIS’s stockholders.

      On March 26, 2002, at a regularly scheduled meeting of the FNIS Board of Directors, the Board discussed and approved the concept of a merger with MGEN subject to certain terms and conditions being met. The Board appointed a special committee made up of Earl Gallegos and Cary Thompson to represent FNIS in negotiating the terms of the transaction.

      On March 28, 2002, at a meeting of the MGEN Board of Directors, the FNIS special committee presented a preliminary merger proposal to the MGEN Board of Directors. The FNIS special committee described the preliminary merger proposal, summarized FNIS’s business and discussed the various rationales for the proposed merger. The MGEN Board of Directors, after a discussion of the benefits of a strategic combination of MGEN and FNIS and the proposed structure and terms of such a combination, authorized a special committee consisting of Carl A. Strunk and Dwayne Walker to evaluate any proposal made by FNIS.

      During early April 2002, the FNIS special committee refined the possible structure and terms of the proposed merger of MGEN and FNIS. The FNIS special committee then contacted each of the other directors of FNIS, discussed with them the terms of the proposal, and received their approval to make a specific proposal to MGEN, provided that the directors’ final approval would be contingent upon the satisfactory completion of a due diligence review of MGEN’s business and the retention of a nationally recognized investment banking firm to opine as to the fairness of the merger consideration from a financial point of view.

      In early April 2002, the MGEN special committee retained outside legal counsel. On April 11, 2002, the MGEN special committee retained the services of Needham & Company, Inc. (“Needham”) to perform financial advisory services and to provide an opinion as to the fairness, from a financial point of view, to MGEN stockholders (excluding FNIS, Fidelity National Financial, Inc. (“Fidelity”) and certain MGEN insiders and affiliates) of the consideration to be received by MGEN stockholders in the transaction. On the same day, the FNIS special committee presented the preliminary merger proposal to the MGEN special committee and its financial advisor.

      On April 16, 2002, the FNIS special committee and the MGEN special committee met to discuss the terms of a merger between the parties. Thereafter, the FNIS special committee and the MGEN special committee had several telephone conversations to further discuss the structuring and pricing of the preliminary merger proposal between the parties. The MGEN special committee also had several telephone conversations with its financial advisor.

      On April 18, 2002, the FNIS special committee retained the services of Jefferies & Company, Inc. (“Jefferies”) to perform financial advisory services and to provide an opinion as to whether the consideration to be paid by FNIS is fair, from a financial point of view, to the FNIS stockholders (excluding Fidelity and its affiliates and management) from a financial point of view. The FNIS special committee also retained outside legal counsel.

      After consultation with counsel regarding recent Delaware court decisions limiting the rights of dissenting stockholders to challenge acquisitions of the type being considered by FNIS and MGEN where there is no agreement between the acquiring company and the target company, on April 26, 2002, the FNIS special committee unilaterally decided to discontinue discussions with the MGEN special committee without reaching agreement on any terms of the merger. Thereafter, the FNIS special committee met with its financial and legal advisors to discuss the terms and conditions of a tender offer for all of MGEN’s outstanding common stock.

      On April 29, 2002, the FNIS special committee finalized the following terms of the offer: (i) FNIS would tender for all outstanding MGEN common stock at an exchange ratio of 0.696 shares of FNIS common stock for each MGEN share; (ii) certain MGEN affiliates would have their options, warrants and other convertible securities repriced upward by $2.26 so that they would not receive a premium over the thirty-day average closing price as of April 29, 2002; and (iii) certain MGEN affiliates would agree to tender their shares in favor of the transaction.

      On April 29, 2002, Jefferies presented to the FNIS special committee its oral opinion, which Jefferies subsequently confirmed in a letter to the FNIS special committee. The opinion confirmed in writing that, as of April 29, 2002, based on the assumptions made, the matters considered and the limitations of the review undertaken described in the opinion, the consideration to be paid by FNIS to the stockholders of MGEN was fair from a financial point of view to FNIS’s stockholders (excluding Fidelity and its affiliates and management). The FNIS special committee then met with the full FNIS Board of Directors to consider the proposed tender offer. The FNIS special committee presented the FNIS Board with an overview of the terms and conditions of the results of the due diligence review of MGEN and the proposed tender offer. Following a discussion, the FNIS Board of Directors, by the unanimous vote of all the disinterested directors present, approved the tender offer and declared that it was in the best interest of FNIS and its stockholders.

      On April 30, 2002, FNIS publicly announced the tender offer prior to the opening of trading on the stock market. The closing per share market price on April 29, 2002 was $23.92 and $14.25 for FNIS and MGEN, respectively. The closing per share market price on April 30, 2002 was $23.73 and $16.42 for FNIS and MGEN, respectively. After publicly announcing the offer, FNIS sent a letter to MGEN’s Board of Directors for the purpose of soliciting its recommendation to the MGEN stockholders in favor of the offer, and its formal approval of the offer.

      Concurrently with our public announcement of the offer, we asked certain stockholders of MGEN who were directors, executive officers or significant stockholders of ours or of Fidelity to agree to amend the terms of the MGEN options, warrants and other convertible securities held by them to increase the exercise or conversion price of those instruments by $2.26 unless the offer is not consummated. The amount of the increase in the exercise or conversion prices we contemplated was calculated to ensure that the exchange ratio in the offer and merger would not in itself result in those MGEN stockholders receiving a premium on their options, warrants and other convertible securities over the average closing price of MGEN common stock over the 30 trading day period ended April 29, 2002, the day before we publicly announced the offer and merger. The MGEN stockholders agreed to enter into amendments with MGEN implementing the requested increase in exercise and conversion prices. As discussed below and elsewhere in this proxy statement, some of the MGEN stockholders who had agreed to the increase in exercise and conversion prices are now planning to exercise their MGEN options and warrants prior to the closing of the offer and without the price increase having taken effect.

      On May 1, 2002, Needham presented its financial analysis to the MGEN special committee. Thereafter, the MGEN Board of Directors held a meeting to consider the tender offer and its potential benefits to MGEN and its stockholders. Mr. Snedegar updated the directors concerning the results of MGEN’s due diligence review of FNIS and discussed the terms and conditions of the tender offer. Needham presented and reviewed its financial analysis of the tender offer and delivered its opinion that the exchange ratio of 0.696 was fair from a financial point of view to MGEN’s stockholders (excluding FNIS, Fidelity, and certain MGEN insiders and affiliates). Following a discussion, the MGEN Board of Directors, by the unanimous vote of all the disinterested directors present, voted to recommend to its stockholders that the terms of the tender offer were in the best interest of MGEN and its stockholders and issued a press release on May 2, 2002.

      Following our continued review of the accounting treatment applicable to our assumption of MGEN options and warrants in the merger, it became apparent that, because FNIS and MGEN are under the common control of Fidelity, we would be required to record a compensation expense equal to the difference between the exercise price of most of the vested MGEN options and warrants assumed and the fair market value of our common stock underlying those assumed MGEN options and warrants on the date of the closing of the merger. Between May 15, 2002, and May 20, 2002, we discussed possible ways of reducing the number of MGEN options and warrants to be outstanding as of the closing of the offer and the merger with William P. Foley, II, the Chairman of our Board of Directors, the Co-Chairman of the Board of MGEN’s Board of Directors and the Chairman of the Board and Chief Executive Officer of Fidelity, Richard Pickup, a director of MGEN, Mr. Stone and Mr. Snedegar. Mr. Foley, Mr. Pickup, Mr. Stone and Mr. Snedegar informed us that the amendments to their MGEN options, warrants and other convertible securities described above, which would have increased the exercise or conversion prices of those instruments by $2.26, had not yet been finalized, and volunteered that if the proposed increase in price for their options and warrants was not finalized they would agree to exercise their MGEN options and warrants held by them individually and to sell the underlying shares of MGEN common stock to third parties who would agree to tender the shares in the offer if doing so would assist us in closing the offer and merger.

      On May 20, 2002, the FNIS Board of Directors met with Jefferies and legal counsel to both FNIS and the FNIS special committee to discuss our assumption of MGEN options and warrants in the merger. The FNIS Board discussed ways to decrease the number of MGEN options and warrants outstanding at the closing of the merger, including the proposal of Mr. Foley, Mr. Pickup, Mr. Stone and Mr. Snedegar, through the exercise of MGEN options and warrants prior to the closing of the offer without the price increase having taken effect.

      On May 21, 2002, the FNIS Board of Directors (excluding Mr. Foley and Mr. Stone) met with Jefferies and legal counsel to both FNIS and the FNIS special committee to discuss adding a condition to FNIS’s obligation to close the tender offer that would require a large number of MGEN options and warrants to be exercised and sold prior to the closing of the tender offer. Because the exercise by Mr. Foley, Mr. Pickup, Mr. Stone and Mr. Snedegar of the MGEN options and warrants they hold would be voluntary, the FNIS Board resolved to condition the offer on Mr. Foley, Mr. Pickup, Mr. Stone and Mr. Snedegar exercising the MGEN options and warrants they hold individually without the price increase having taken effect and selling the underlying stock issued upon exercise to any unaffiliated third parties who will agree to tender such shares in the offer. Jefferies discussed the possible market for purchases of large amounts of MGEN common stock prior to the closing of the tender offer. To the extent that some of those shares are sold to the public pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, the purchasers would not be so required to tender the shares in the offer.

      At the request of the FNIS special committee, in light of the changed condition and the passage of time, Jefferies subsequently delivered an updated fairness opinion dated May 23, 2002, which superseded the fairness opinion dated April 29, 2002. The updated fairness opinion confirmed in writing that, as of May 23, 2002, based on the assumptions made, the matters considered and the limitations of the review undertaken described in the opinion, the consideration to be paid by FNIS to the stockholders of MGEN was fair from a financial point of view to FNIS’s stockholders (excluding Fidelity and its affiliates and management).

      On May 28, 2002, we notified the MGEN Board by letter that we had modified the terms of the offer to add the new condition, and requested that the MGEN Board continue to recommend the offer to the MGEN stockholders. On May 29, 2002, we sent a follow-up letter to the MGEN Board modifying the new condition.

FNIS’s Reasons for the Offer and the Merger

      We provide the data, solutions and services required by lenders and real estate professionals in connection with property transactions throughout the United States and Canada. We define data as real estate related information that generally has been painstakingly gathered, cleaned-up, checked for accuracy, and packaged into a usable electronic format for our customers. We often add additional value to this highly rendered data by making it more understandable (i.e. by mapping or graphing it) or by drawing conclusions from the data (i.e. turning comparable property sale information into a property valuation). Solutions are typically software tools we develop that are used by real estate professionals, and real estate agents in particular, to make them more efficient. Examples include ParagonTM, our multiple listing service software, and Agent OfficeTM, a suite of desktop productivity tools that include contact management and transaction management. Services are essential tasks in the sale process of a home that we perform for our customers. Examples of services include sourcing a property appraisal, verifying that property taxes have been paid, obtaining credit scores of potential buyers/borrowers and publishing multiple listing service data. We also deliver information and technology to lenders and real estate professionals for use throughout the home purchase and ownership life cycle. We provide mortgage lenders, commercial lenders, and risk management professionals with real estate tax services, credit reporting services, flood compliance services, automated valuation and appraisal services and other of our database products.

      MGEN develops software and provides technical services to real estate service providers, such as title insurers, escrow companies and lenders, that enable them to work more efficiently and cost-effectively. MGEN’s software solutions and services automate many of the tasks involved in the process of marketing and closing a real estate transaction.

      The FNIS Board believes that the combination of FNIS and MGEN will create the foremost provider of data, solutions and services to the real estate marketplace. FNIS is currently the nation’s most comprehensive source for the ancillary services that are crucial to real property transactions. The FNIS Board believes that the integration of MGEN’s software and services into our existing solutions business segments will better position us to execute our strategy and to capitalize on growth opportunities. In addition, the combination of FNIS and MGEN will eliminate potential corporate opportunity issues, enhance managerial operational control of both entities by reducing administrative redundancies, permit better coordinated sales and marketing and allow integrated software development and maintenance facilities. Furthermore, the addition of MGEN’s data center will help us to reduce our information technology costs and to enhance our software and data products and services.

      The FNIS Board also decided to pursue the offer because:

•	combining with MGEN will be accretive to our current stockholders as a result of projections of $10 million in cost savings;

•	the combined company should experience improved communications and streamlined decision making under common management; and

•	the combined company will be larger and more liquid than the companies standing alone, making our stock more attractive to investors, and particularly to institutional investors.

      The foregoing discussion of the information and factors considered by the FNIS Board is not intended to be exhaustive. In reaching its determination to approve and recommend the offer and merger, the FNIS Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Throughout its deliberations, the FNIS Board and the Special Committee of the Board received the advice of its financial and legal advisors.

      The benefits described above are forward-looking statements and actual results may vary materially from such statements.

Opinion of FNIS’s Financial Advisor

      Pursuant to an engagement letter dated April 18, 2002, Jefferies & Company, Inc. was engaged by the Special Committee of the FNIS Board of Directors (the “Special Committee”) to render its opinion as to whether the consideration to be paid by FNIS to the stockholders of Micro General Corporation (“MGEN”) is fair, from a financial point of view, to the stockholders of FNIS other than Fidelity National Financial, Inc. (“Fidelity”), its affiliates and members of management (the “Public Stockholders”).

      FNIS informed Jefferies on April 29, 2002 that it intended to make a tender offer (the “Offer”) for all of the outstanding shares of common stock of MGEN and, subsequent to the consummation of the Offer, that it expected that a subsidiary of FNIS would be merged with MGEN with MGEN surviving the merger as a wholly owned subsidiary of FNIS. The type and amount of consideration payable in the Offer was determined by the Special Committee, and the decision to make the Offer was made by the FNIS Board of Directors on the recommendation of the Special Committee. Jefferies did not make any recommendation to FNIS or the Special Committee with respect to the type and amount of consideration to be paid in the Offer. On April 29, 2002, the Special Committee asked Jefferies to render an opinion as to whether the consideration to be paid by FNIS to stockholders of MGEN was fair, from a financial point of view, to the Public Stockholders of FNIS. On April 29, 2002, Jefferies delivered its oral opinion to the Special Committee, which it subsequently confirmed in writing in a letter to the Special Committee dated April 29, 2002 (the “April 29 Opinion”).

      At the request of the Special Committee, Jefferies subsequently delivered an updated fairness opinion dated May 23, 2002 (the “May 23 Opinion”), which superceded the April 29 Opinion. The May 23 Opinion confirmed in writing that, as of May 23, 2002, based on the assumptions made, the matters considered and the limitations of the review undertaken described in the opinion, the consideration to be paid by FNIS to the stockholders of MGEN was fair to the Public Stockholders from a financial point of view. No limitations were imposed by the Special Committee on Jefferies with respect to the investigations made or procedures followed by it in rendering either the April 29 Opinion or the May 23 Opinion. The two opinions were directed to the Special Committee in its evaluation of the Offer. Neither opinion, nor Jefferies’ accompanying financial analysis, should be viewed as determinative of the views of the Special Committee, the FNIS Board of Directors or FNIS management with respect to the Offer or the Offer consideration. Neither opinion constitutes a recommendation as to whether any holder of FNIS’s stock should vote any shares in favor of or take any other action with respect to the Offer.

     Summary of the April 29 Opinion

      The April 29 Opinion was superceded by the May 23 Opinion, and the full text of the April 29 Opinion is not being filed in connection with the Offer. The following summary is being provided to you for your reference. Jefferies’ analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein.

      The April 29 Opinion was necessarily based on economic, monetary, political, regulatory, market and other conditions as they existed on, and on the information made available to Jefferies as of April 29, 2002; The April 29 Opinion was rendered as of April 29, 2002 and Jefferies expressly disclaimed any obligation to update the April 29 Opinion after April 29, 2002. The April 29 Opinion did not address:

•	the relative merits of the Offer and the other business strategies being considered by the Special Committee or the Board of Directors of FNIS; nor

•	the Special Committee’s decision to proceed with or recommend the Offer.

      In addition, the April 29 Opinion did not constitute a recommendation to FNIS, its Board of Directors or any committee thereof, any of its stockholders or any other person as to any specific action that should be taken in connection with the Offer, including whether any stockholder should vote in favor of the Offer.

      In the course of performing its review and analyses for rendering the April 29 Opinion, Jefferies, among other things:

(i)	reviewed financial or other information that was publicly available or furnished to Jefferies by FNIS and MGEN;

(ii)	reviewed financial forecasts furnished to Jefferies by FNIS and MGEN;

(iii)	prepared a discounted cash flow analysis of MGEN based upon information provided to Jefferies by MGEN and FNIS;

(iv)	conducted discussions with members of senior management of FNIS concerning the matters described in (i), (ii) and (iii) above, and MGEN concerning the matters described in (i) and (ii) above;

(v)	conducted discussions with members of senior management of Fidelity regarding forecasts of revenues that MGEN is projected to generate based on MGEN’s relationship with Fidelity;

(vi)	reviewed and compared certain financial and securities data of MGEN with various other companies whose securities are traded in public markets;

(vii)	reviewed the reported prices and trading activity for FNIS shares and MGEN shares;

(viii)	reviewed and compared the market prices and valuation multiples paid in comparable merger and acquisition transactions deemed appropriate for purposes of this opinion; and

(ix)	reviewed such other financial studies and analyses and took into account such other matters as Jefferies deemed necessary, including its assessment of general economic and market conditions.

      In its review and analysis, and in arriving at its April 29 Opinion, Jefferies, with the permission of the Special Committee, relied upon the accuracy and completeness of all of the financial and other information that was publicly available, was supplied or otherwise made available to Jefferies, or discussed with or reviewed by Jefferies, and did not assume responsibility for independently verifying, and did not independently verify, such information. Jefferies did not undertake or obtain any independent evaluations or appraisals of any of the assets or liabilities, contingent or otherwise, of FNIS or MGEN, nor did it assume any obligation to conduct any physical inspection of the properties or facilities of FNIS or MGEN. Jefferies made no independent investigation of any legal or accounting matters affecting FNIS or MGEN, and it assumed the correctness of all legal and accounting advice given to such parties and their respective Boards of Directors or committees thereof. Jefferies did not express any opinion as to the underlying valuation, future performance or long term viability of FNIS or MGEN, or the price at which FNIS or MGEN common stock would trade at any time.

      With respect to financial forecasts and financial information and data supplied to Jefferies, Jefferies, with the permission of the Special Committee, relied upon representations that such financial forecasts and financial information and data had been reasonably prepared and reflected the best currently available estimates and judgments of management of FNIS and MGEN as to the future operating performance of FNIS and MGEN and the best available estimates and judgments of Fidelity regarding the revenues that MGEN is forecasted to generate based on MGEN’s relationship with Fidelity. Although the financial forecasts did not form the principal basis for Jefferies’ April 29 Opinion, but rather constituted one of the many items that Jefferies employed, changes to such forecasts could affect the opinion rendered. In rendering its April 29 Opinion, Jefferies noted that forecasting future results of any company is inherently subject to uncertainty.

      In addition, Jefferies assumed that:

•	the Offer would be consummated upon the terms set forth therein; and

•	the historical financial statements of FNIS and MGEN reviewed by Jefferies had been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

      Jefferies did not express any opinion as to:

•	the value of any employee agreement or other arrangement entered into in connection with the Offer; or

•	any tax or other consequences that might result from the Offer.

      The following is a summary of the material financial analyses performed by Jefferies in connection with rendering its April 29 Opinion. The summary of the financial analyses is not a complete description of all of the analyses performed by Jefferies. Certain information in this section is presented in a tabular form. IN ORDER TO BETTER UNDERSTAND THE FINANCIAL ANALYSES PERFORMED BY JEFFERIES, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. JEFFERIES’ APRIL 29 OPINION IS BASED UPON THE TOTALITY OF THE VARIOUS ANALYSES PERFORMED BY JEFFERIES AND NO PARTICULAR PORTION OF THE ANALYSES HAS ANY MERIT STANDING ALONE. The results of such analyses are summarized in the tables below.

      Comparable Companies Analysis. Using publicly available information, Jefferies analyzed and compared, among other things, the trading multiples of MGEN to the corresponding trading multiples of selected publicly traded companies that Jefferies believed were generally comparable to MGEN. These comparable companies are set forth in the table below.

Comparable Publicly-Traded Companies

Advent Software, Inc. [ADVS] Carreker Corporation [CANI] CCC Information Services Group [CCCG] Corillian Corporation [CORI] EPIQ Systems, Inc. [EPIQ]	Jack Henry & Associates [JKHY] S1 Corporation [SONE] Sanchez Computer Associates, Inc. [SCAI] SS&C Technologies, Inc. [SSNC] Transaction Systems Architects, Inc. [TSAI]

      The purpose of the comparable company analysis was to establish that the acquisition multiples being considered for MGEN were in the range of those of the comparable publicly traded companies. This was accomplished by deriving a range of multiples determined by dividing the common stock prices of these companies by their future expected earnings per diluted share and by dividing the total enterprise values of these companies by their historical and expected EBITDA (operating earnings before interest, depreciation and amortization, and certain one-time or non-recurring charges).

      Multiples compared by Jefferies included (i) total enterprise value (“TEV”) to the trailing twelve months (“TTM”) EBITDA, 2002 estimated EBITDA (“2002E EBITDA”) and 2003 estimated EBITDA (“2003E EBITDA”) and (ii) price per common share to 2002 estimated diluted earnings per common share (“2002E Earnings”) and 2003 estimated diluted earnings per common share (“2003E Earnings”). All multiples were based on closing stock prices as of April 29, 2002.

      Results of Jefferies’ analysis are summarized as follows:

Relevant
Multiple Range
			Peer	Transaction
	Low	High	Median	Multiple

TEV/TTM EBITDA	13.5x	17.0x	17.1x	11.2x
TEV/2002E EBITDA	9.5x	13.5x	13.6x	8.6x
TEV/2003E EBITDA	7.5x	12.0x	12.4x	7.7x
Price/2002E Earnings	22.0x	27.5x	27.7x	19.2x
Price/2003E Earnings	18.0x	24.0x	24.4x	17.1x

      Comparable Transaction Analysis. Using publicly available information, Jefferies analyzed the consideration offered and the implied transaction value multiples paid or proposed to be paid in nine acquisition and asset sale transactions that were announced since the beginning of 1999 that involved targets that Jefferies deemed to be generally comparable to MGEN.

      The purpose of the comparable transaction analysis was to establish that the acquisition multiples being considered for MGEN were in the range of the comparable public acquisition multiples. This was accomplished by dividing the aggregate consideration to be paid in the selected comparable transactions by the TTM revenues and TTM EBITDA. All multiples for the comparable transactions were based on public information available at the time of the announcement of such transactions. Based on this information and other publicly available information, the following table illustrates the implied MGEN acquisition multiples compared to multiples that Jefferies derived from the comparable transactions.

Relevant Multiple Range
			Peer	Transaction
	Low	High	Median	Multiple

TEV/TTM Revenues	2.5x	2.8x	2.7x	2.4x
TEV/TTM EBITDA	12.0x	20.0x	17.6x	11.2x

      Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis of the after-tax free cash flows of MGEN from an estimated close date of July 1, 2002 through December 31, 2007. The purpose of the discounted cash flow analysis was to establish a range for the potential equity value of MGEN by determining a range for the net present value of MGEN’s projected future free cash flows. In order to calculate MGEN’s free cash flows, Jefferies utilized FNIS’ management’s projections of MGEN’s net income for the next five and one-half years and (i) added back projected depreciation, amortization and other non-cash items and net interest expense (all net of taxes) and (ii) subtracted projected capital expenditures and projected increases in working capital. Jefferies also calculated the forecasted terminal value of the enterprise at December 31, 2007 by multiplying the forecasted EBITDA in the fiscal year ended December 31, 2007 by an EBITDA multiple ranging from 8.1x to 10.1x to reach a total enterprise value. Jefferies then discounted the five and one-half year projected free cash flows and the terminal value back to their present values using an estimated weighted average cost of capital (“WACC”) ranging from 15.12% to 17.12%, as derived by using the capital asset pricing model, to calculate the current enterprise value, equity value, and per share values of MGEN. The following table summarizes the resulting implied MGEN equity values per share which can be compared to the Offer price:

	EBITDA Multiple

WACC	8.1x	8.6x	9.1x	9.6x	10.1x

15.12%	$17.92	$18.71	$19.50	$20.29	$21.08
15.62%	17.57	18.34	19.11	19.89	20.66
16.12%	17.23	17.98	18.74	19.49	20.25
16.62%	16.90	17.63	18.37	19.11	19.85
17.12%	16.57	17.29	18.01	18.74	19.46

      Relative Contribution Analysis. Jefferies compared pro forma contribution of each of FNIS and MGEN, based upon historical financial data and upon estimates provided by the management of FNIS, to the resultant combined company assuming completion of the Offer. Jefferies then compared them to the pro forma ownership by FNIS stockholders of the common stock of FNIS after the transaction, implied by the exchange ratio of approximately 67%. The relative contributions of FNIS and MGEN are summarized in the table below:

	Contribution

	FNIS	MGEN

Projected 2002 Revenues	63%	37%
Projected 2003 Revenues	68%	32%
Projected 2002 EBITDA	50%	50%
Projected 2003 EBITDA	56%	44%
Projected 2002 Net Income	56%	44%
Projected 2003 Net Income	61%	39%
Cash and Equivalents	22%	78%
Tangible Equity	45%	55%

      While the foregoing summary describes certain analyses that Jefferies deemed material in its April 29 presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Jefferies. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Jefferies believes that its analyses must be considered as a whole and that selecting any portion of its analyses or of the factors considered by it, without considering all analyses and factors, could create a misleading or an incomplete view of the evaluation process underlying Jefferies’ April 29 Opinion.

      Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Jefferies. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on application of Jefferies’ own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. Jefferies therefore gave no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Jefferies considered general economic, market and financial conditions and other matters as they existed as of April 29, 2002, many of which are beyond the control of FNIS and MGEN. The analyses performed by Jefferies are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion was expressed by Jefferies as to the prices at which shares of FNIS or any other common stock would be traded at any future time.

  Summary of the May 23 Opinion

      The full text of Jefferies’ May 23 Opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken is attached as Appendix H to this proxy statement. The following is only a summary of Jefferies’ May 23 Opinion and stockholders are urged to read the opinion carefully and in its entirety. Jefferies’ analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein.

      Jefferies’ May 23 Opinion was necessarily based on economic, monetary, political, regulatory, market and other conditions as they existed on, and on the information made available to Jefferies as of May 23, 2002; however, such conditions are subject to rapid and unpredictable change and such changes could affect the conclusions expressed therein. The May 23 Opinion was rendered as of May 23, 2002 and Jefferies expressly disclaimed any obligation to update the May 23 Opinion after May 23, 2002. The May 23 Opinion did not address:

•	the relative merits of the Offer and the other business strategies being considered by the Special Committee or the Board of Directors of FNIS; nor

•	the Special Committee’s decision to proceed with or recommend the Offer.

      In addition, the May 23 Opinion did not constitute a recommendation to FNIS, its Board of Directors or any committee thereof, any of its stockholders or any other person as to any specific action that should be taken in connection with the Offer, including whether any stockholder should vote in favor of the Offer.

      In the course of performing its review and analyses for rendering the May 23 Opinion, Jefferies, among other things:

(i)	reviewed financial or other information that was publicly available or furnished to Jefferies by FNIS and MGEN;

(ii)	reviewed financial forecasts furnished to Jefferies by FNIS and MGEN;

(iii)	prepared a discounted cash flow analysis of MGEN based upon information provided to Jefferies by MGEN and FNIS;

(iv)	conducted discussions with members of senior management of FNIS concerning the matters described in (i), (ii) and (iii) above, and MGEN concerning the matters described in (i) and (ii) above;

(v)	conducted discussions with members of senior management of Fidelity regarding forecasts of revenues that MGEN is projected to generate based on MGEN’s relationship with Fidelity;

(vi)	reviewed and compared certain financial and securities data of MGEN with various other companies whose securities are traded in public markets;

(vii)	reviewed the reported prices and trading activity for FNIS shares and MGEN shares;

(viii)	reviewed and compared the market prices and valuation multiples paid in comparable merger and acquisition transactions deemed appropriate for purposes of this opinion; and

(ix)	reviewed such other financial studies and analyses and took into account such other matters as Jefferies deemed necessary, including its assessment of general economic and market conditions.

      In its review and analysis, and in arriving at its May 23 Opinion, Jefferies, with the permission of the Special Committee, relied upon the accuracy and completeness of all of the financial and other information that was publicly available, was supplied or otherwise made available to Jefferies, or discussed with or reviewed by Jefferies, and did not assume responsibility for independently verifying, and did not independently verify, such information. Jefferies did not undertake or obtain any independent evaluations or appraisals of any of the assets or liabilities, contingent or otherwise, of FNIS or MGEN, nor did it assume any obligation to conduct any physical inspection of the properties or facilities of FNIS or MGEN. Jefferies made no independent investigation of any legal or accounting matters affecting FNIS or MGEN, and it assumed the correctness of all legal and accounting advice given to such parties and their respective Boards of Directors or committees thereof. Jefferies did not express any opinion as to the underlying valuation, future performance or long term viability of FNIS or MGEN, or the price at which FNIS or MGEN common stock would trade at any time.

      With respect to financial forecasts and financial information and data supplied to Jefferies, Jefferies, with the permission of the Special Committee, relied upon representations that such financial forecasts and financial information and data had been reasonably prepared and reflected the best currently available estimates and judgments of management of FNIS and MGEN as to the future operating performance of FNIS and MGEN and the best available estimates and judgments of Fidelity regarding the revenues that

MGEN is forecasted to generate based on MGEN’s relationship with Fidelity. Although the financial forecasts did not form the principal basis for Jefferies’ May 23 Opinion, but rather constituted one of the many items that Jefferies employed, changes to such forecasts could affect the opinion rendered. In rendering its May 23 Opinion, Jefferies notes that forecasting future results of any company is inherently subject to uncertainty.

      In addition, Jefferies assumed that:

•	the Offer would be consummated upon the terms set forth therein; and

•	the historical financial statements of FNIS and MGEN reviewed by Jefferies had been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

      Jefferies did not express any opinion as to:

•	the value of any employee agreement or other arrangement entered into in connection with the Offer; or

•	any tax or other consequences that might result from the Offer.

      The following is a summary of the material financial analyses performed by Jefferies in connection with rendering its May 23 Opinion. The summary of the financial analyses is not a complete description of all of the analyses performed by Jefferies. Certain information in this section is presented in a tabular form. IN ORDER TO BETTER UNDERSTAND THE FINANCIAL ANALYSES PERFORMED BY JEFFERIES, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. JEFFERIES’ MAY 23 OPINION IS BASED UPON THE TOTALITY OF THE VARIOUS ANALYSES PERFORMED BY JEFFERIES AND NO PARTICULAR PORTION OF THE ANALYSES HAS ANY MERIT STANDING ALONE. The results of such analyses are summarized in the tables below.

      Comparable Companies Analysis. Using publicly available information, Jefferies analyzed and compared, among other things, the trading multiples of MGEN to the corresponding trading multiples of selected publicly traded companies that Jefferies believed were generally comparable to MGEN. These comparable companies are set forth in the table below.

Comparable Publicly-Traded Companies

Advent Software, Inc. [ADVS] Carreker Corporation [CANI] CCC Information Services Group [CCCG] EPIQ Systems, Inc. [EPIQ]	Jack Henry & Associates [JKHY] S1 Corporation [SONE] Sanchez Computer Associates, Inc. [SCAI] SS&C Technologies, Inc. [SSNC] Transaction Systems Architects, Inc. [TSAI]

      The purpose of the comparable company analysis was to establish that the acquisition multiples being considered for MGEN were in the range of those of the comparable publicly traded companies. This was accomplished by deriving a range of multiples determined by dividing the common stock prices of these companies by their future expected earnings per diluted share and by dividing the total enterprise values of these companies by their historical and expected EBITDA (operating earnings before interest, depreciation and amortization, and certain one-time or non-recurring charges).

      Multiples compared by Jefferies included (i) total enterprise value (“TEV”) to the trailing twelve months (“TTM”) EBITDA, 2002 estimated EBITDA (“2002E EBITDA”) and 2003 estimated EBITDA (“2003E EBITDA”) and (ii) price per common share to 2002 estimated diluted earnings per common share (“2002E Earnings”) and 2003 estimated diluted earnings per common share (“2003E Earnings”). All multiples were based on closing stock prices as of May 23, 2002.

      Results of Jefferies’ analysis are summarized as follows:

Relevant
Multiple Range
			Peer	Transaction
	Low	High	Median	Multiple

TEV/TTM EBITDA	13.5x	16.0x	15.7x	13.6x
TEV/2002E EBITDA	9.5x	12.5x	11.6x	10.5x
TEV/2003E EBITDA	8.0x	9.8x	8.6x	9.4x
Price/2002E Earnings	22.0x	27.5x	27.4x	23.3x
Price/2003E Earnings	18.0x	22.0x	21.1x	20.8x

      Comparable Transaction Analysis. Using publicly available information, Jefferies analyzed the consideration offered and the implied transaction value multiples paid or proposed to be paid in ten acquisition and asset sale transactions that were announced since the beginning of 1999 that involved targets that Jefferies deemed to be generally comparable to MGEN.

      The purpose of the comparable transaction analysis was to establish that the acquisition multiples being considered for MGEN were in the range of the comparable public acquisition multiples. This was accomplished by dividing the aggregate consideration to be paid in the selected comparable transactions by the TTM revenues and TTM EBITDA. All multiples for the comparable transactions were based on public information available at the time of the announcement of such transactions. Based on this information and other publicly available information, the following table illustrates the implied MGEN acquisition multiples compared to multiples that Jefferies derived from the comparable transactions.

Relevant Multiple Range
			Peer	Transaction
	Low	High	Median	Multiple

TEV/TTM Revenues	2.4x	2.8x	2.5x	2.9x
TEV/TTM EBITDA	12.0x	17.5x	15.5x	13.6x

      Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis of the after-tax free cash flows of MGEN from an estimated close date of July 1, 2002 through December 31, 2007. The purpose of the discounted cash flow analysis was to establish a range for the potential equity value of MGEN by determining a range for the net present value of MGEN’s projected future free cash flows. In order to calculate MGEN’s free cash flows, Jefferies utilized FNIS’ management’s projections of MGEN’s net income for the next five and one-half years and (i) added back projected depreciation, amortization and other non-cash items and net interest expense (all net of taxes) and (ii) subtracted projected capital expenditures and projected increases in working capital. Jefferies also calculated the forecasted terminal value of the enterprise at December 31, 2007 by multiplying the forecasted EBITDA in the fiscal year ended December 31, 2007 by an EBITDA multiple ranging from 11.5x to 15.5x to reach a total enterprise value. Jefferies then discounted the five and one-half year projected free cash flows and the terminal value back to their present values using an estimated weighted average cost of capital (“WACC”) ranging from 15.07% to 17.07%, as derived by using the capital asset pricing model, to calculate the current enterprise value, equity value, and per share values of MGEN. The following table summarizes the resulting implied MGEN equity values per share which can be compared to the Offer price:

	EBITDA Multiple

WACC	11.5x	12.5x	13.5x	14.5x	15.5x

15.07%	$23.29	$24.90	$26.51	$28.12	$29.73
15.57%	22.80	24.37	25.95	27.52	29.09
16.07%	22.33	23.87	25.40	26.94	28.47
16.57%	21.87	23.37	24.87	26.37	27.87
17.07%	21.43	22.89	24.36	25.82	27.28

      Relative Contribution Analysis. Jefferies compared pro forma contribution of each of FNIS and MGEN, based upon historical financial data and upon estimates provided by the management of FNIS, to the resultant combined company assuming completion of the Offer. Jefferies then compared them to the pro forma ownership by FNIS stockholders of the common stock of FNIS after the transaction, implied by the exchange ratio of approximately 66%. The relative contributions of FNIS and MGEN are summarized in the table below:

	Contribution

	FNIS	MGEN

Projected 2002 Revenues	63%	37%
Projected 2003 Revenues	68%	32%
Projected 2002 EBITDA	50%	50%
Projected 2003 EBITDA	56%	44%
Projected 2002 Net Income	55%	45%
Projected 2003 Net Income	61%	39%
Cash and Equivalents	22%	78%
Tangible Equity	44%	56%

      While the foregoing summary describes certain analyses that Jefferies deemed material in its May 23 presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Jefferies. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Jefferies believes that its analyses must be considered as a whole and that selecting any portion of its analyses or of the factors considered by it, without considering all analyses and factors, could create a misleading or an incomplete view of the evaluation process underlying Jefferies’ May 23 Opinion.

      Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Jefferies. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on application of Jefferies’ own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. Jefferies therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Jefferies considered general economic, market and financial conditions and other matters as they existed as of May 23, 2002, many of which are beyond the control of FNIS and MGEN. The analyses performed by Jefferies are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion was expressed by Jefferies as to the prices at which shares of FNIS or any other common stock would be traded at any future time.

     Jefferies and FNIS

      The Special Committee retained Jefferies based on Jefferies’ experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as Jefferies’ investment banking relationship and familiarity with FNIS and MGEN. Jefferies has not done any prior investment banking business with FNIS, MGEN or Fidelity, or their affiliates. Jefferies is a nationally recognized investment banking firm. As part of its investment banking business, Jefferies is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Jefferies maintains a market in the shares of FNIS’s common stock. In the ordinary course of its business, Jefferies may provide services on customary terms to FNIS, MGEN, Fidelity or their affiliates. In June 2002, certain affiliates of MGEN and FNIS requested Jefferies’ assistance in fulfilling sell orders of shares of MGEN common stock owned by these affiliates to a limited number of qualified institutional buyers in private transactions. Jefferies will receive customary brokerage commissions from these affiliates ranging between 3% and 7% on each trade. The commission will be based on the discount, if any, of the trade price to the market price. In addition, Jefferies may trade in FNIS’s, MGEN’s or Fidelity’s securities for its own account or for the account of its customers, which may include FNIS, MGEN or Fidelity, or any of their affiliates, and, accordingly, may at any time hold a long or short position in FNIS’s, MGEN’s or Fidelity’s securities.

      The engagement letter between Jefferies and the Special Committee of the Board of Directors provides that, for its services, Jefferies was entitled to receive a fee of $250,000 for rendering a fairness opinion, all of which was immediately payable upon delivery of the opinion, and which Jefferies has received. In addition, Jefferies is entitled to receive $100,000 upon the merger of MGEN and a wholly-owned subsidiary of FNIS. Whether or not the merger is consummated, FNIS has also agreed to reimburse Jefferies for certain reasonable and ordinary out-of-pocket expenses, including legal fees, and to indemnify and hold harmless Jefferies and its affiliates and their respective officers, directors, partners, members, managers, counsel, employees or agents, or any person controlling Jefferies or its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of its engagement. The terms of the fee arrangement with Jefferies, which FNIS and Jefferies believe are customary in transactions of this nature, were negotiated at arm’s length between the Special Committee and Jefferies, and the FNIS board was aware of such fee arrangements.

RELATIONSHIP AMONG FNIS, MGEN AND FIDELITY

Relationship of Directors and Executive Officers of MGEN with FNIS

      William P. Foley, II, Chairman of the Board of FNIS, also serves as Co-Chairman of the Board of MGEN and Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc. (“Fidelity”). In addition, as of April 1, 2002, Mr. Foley owned 33,500 shares of MGEN common stock and options exercisable within 60 days to acquire 715,000 shares of common stock of MGEN. Mr. Foley also owned 42,600 shares of FNIS common stock and options exercisable within 60 days to acquire 500,000 shares of FNIS common stock. As of April 1, 2002, Mr. Foley also owned 3,086,058 shares of Fidelity common stock and options exercisable within 60 days to acquire 2,486,603 shares of Fidelity common stock.

      Patrick F. Stone, director and Chief Executive Officer of FNIS, also serves as Co-Chairman of the Board of MGEN and the President and a director of Fidelity. Mr. Stone also served as Chief Executive Officer of MGEN from May 1998 to April 1999. In addition, as of April 1, 2002, Mr. Stone owned 6,700 shares of MGEN common stock and options exercisable within 60 days to acquire 574,706 shares of common stock of MGEN. As of April 1, 2002, held options exercisable within 60 days to acquire 200,000 shares of FNIS common stock and no shares of FNIS common stock. As of April 1, 2002, Mr. Stone also owned 55,790 shares of Fidelity common stock and options exercisable within 60 days to acquire 348,485 shares of Fidelity common stock.

      Cary H. Thompson, director of FNIS, is also a director of Fidelity. In addition, as of April 1, 2002, Mr. Thompson did not own any shares of FNIS common stock, but held options exercisable within 60 days to acquire 21,667 shares of FNIS common stock. As of April 1, 2002, Mr. Thompson owned 2,412 shares of Fidelity common stock and options exercisable within 60 days to acquire 7,001 shares of Fidelity common stock.

      As of April 30, 2002, Fidelity owned approximately 9,558,300 shares of MGEN common stock, warrants to purchase 13,750 shares of MGEN common stock at $1.36 per share, warrants to purchase 275,000 shares of MGEN common stock at $9.09 per share and a note convertible into 579,150 shares of MGEN common stock. As of April 30, 2002, Fidelity owned approximately 19,098,443 shares of FNIS common stock. Fidelity also holds a warrant to purchase 713,000 shares of FNIS common stock at $10.00 per share.

     Tender Agreements

      Fidelity our majority stockholder and the majority stockholder of MGEN, William P. Foley, II, the Chairman of our Board of Directors, the Co-Chairman of MGEN’s Board and the Chairman and Chief Executive Officer of Fidelity, John Snedegar, the Chief Executive Officer and a director of MGEN (on his own behalf and as trustee of the Snedegar Revocable Living Trust dated June 1, 1993), and Patrick F. Stone our Chief Executive Officer and a director of our Board of Directors, the Co-Chairman of the Board of MGEN and the President and a director of Fidelity, have agreed with us to tender their MGEN shares in the offer. In addition, Richard Pickup, a director of MGEN, on behalf of Dito Caree L.P., TB Fund, LLC, Dito Devcar Corp. and the Pickup Family Trust, has agreed to tender or cause to be tendered in the offer all MGEN shares he owns or controls. Pursuant to their tender agreements with us, the persons and entities described above also have agreed to tender any MGEN shares issued to them upon the exercise of options, warrants or other securities convertible into MGEN stock, provided that such persons and entities may sell such shares to third parties so long as the purchasers agree to tender such shares in the offer. To the extent that some of those shares are sold to the public pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the purchasers would not be so required to tender their shares. The persons and entities described above beneficially own in the aggregate approximately 13,862,484 shares of MGEN common stock they have agreed to tender, or approximately 75% of the MGEN common stock expected to be outstanding after the exercise by such persons and entities of their options and warrants.

     Agreements Regarding Stock Options, Warrants and Other Convertible Securities

      Concurrently with our public announcement of the offer on April 30, 2002, we asked certain stockholders of MGEN who were directors, executive officers or significant stockholders of ours or of Fidelity, to agree to amend the terms of the MGEN options, warrants and other convertible securities held by them to increase the exercise or conversion price of those instruments by $2.26. The amount of the increase in exercise or conversion price we contemplated was calculated to ensure that the exchange ratio in the offer and merger would not in itself result in those MGEN stockholders receiving a premium on their options, warrants or other convertible securities over the average closing price of MGEN common stock over the 30 trading day period ended April 29, 2002, the day before we publicly announced the offer and merger. The MGEN stockholders we asked to agree to the exercise or conversion price increase were:

•	Fidelity, which beneficially owns a promissory note convertible into 579,150 shares of MGEN common stock and, through Cal West Services Corporation, a wholly-owned subsidiary of Fidelity, beneficially owns warrants to purchase 288,750 shares of MGEN common stock,

•	William P. Foley, II, the Chairman of our Board of Directors, the Co-Chairman of the Board of MGEN’s Board of Directors and the Chairman of the Board and Chief Executive Officer of Fidelity, who beneficially owns options to purchase 715,000 shares of MGEN common stock,

•	Patrick F. Stone, our Chief Executive Officer and a FNIS director, the Co-Chairman of the Board of MGEN and the President and a director of Fidelity, who beneficially owns options to purchase 574,706 shares of MGEN common stock,

•	John Snedegar, the Chief Executive Officer and a director of MGEN, who beneficially owns options to purchase 1,028,324 shares of MGEN common stock and a warrant to purchase 110,000 shares of MGEN common stock,

•	Richard Pickup, a director of MGEN, who beneficially owns options to purchase 88,000 shares of MGEN common stock, and

•	Dito Caree, LP, of which Mr. Pickup is the general partner, which beneficially owns warrants to purchase 247,500 shares of MGEN common stock.

      Before finalizing amendments to the terms of the relevant options, warrants and other convertible securities, we discussed possible ways of reducing the number of MGEN options and warrants to be outstanding as of the closing of the merger with Mr. Foley, Mr. Stone, Mr. Snedegar and Mr. Pickup, and they volunteered to exercise their MGEN options and warrants and to sell the underlying shares of MGEN common stock if doing so would assist us in closing the offer and merger. Because such exercises and sales by Mr. Foley, Mr. Stone, Mr. Snedegar and Mr. Pickup are voluntary, and nonbinding, we added a condition to our obligation to close the tender offer, which can be waived by us that Mr. Foley, Mr. Stone, Mr. Snedegar and Mr. Pickup exercise the MGEN options and warrants they hold individually at the original exercise price of the relevant instrument and sell the underlying MGEN shares to any third parties unaffiliated with MGEN prior to the closing of the offer who agree to tender such shares in the offer. Our agreement with Fidelity, Cal West and Dito Caree to increase the exercise or conversion price of their MGEN options, warrants and other convertible securities will remain in effect unless the offer is not consummated.

      In addition, Mr. Foley and Mr. Stone have agreed to rescind the option grants to purchase 165,000 MGEN shares that each received in April 2001. These grants are not reflected in the totals given for Mr. Foley and Mr. Stone above.

      Except as set forth in this proxy statement, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates (a) has any contract, arrangement, understanding or relationship with any other person with respect to any securities of MGEN, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities of MGEN, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss, or the giving or withholding of proxies, (b) has engaged in contacts, negotiations or transactions with MGEN or its affiliates concerning a merger, consolidation, acquisition, tender offer or other acquisition of securities, election of directors or a sale or other transfer of a material amount of assets or (c) has had any other transaction with MGEN or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer. Except for the shares of MGEN common stock that our affiliates own as disclosed in this proxy statement, neither we nor any of our affiliates beneficially own any MGEN shares or have effected any transaction in the shares within the past 60 days.

Intercompany Arrangements

      Our relationships with MGEN and Fidelity are governed, in part, by agreements and arrangements entered into among us, including a services agreement with each of them. The following description is a summary of the material terms of these agreements and arrangements, which have been filed by us or MGEN, as applicable, with the SEC as exhibits to the reports filed by the two companies pursuant to the Securities Exchange Act of 1934, as amended. Because the following description is only a summary, it is not necessarily complete and is qualified in its entirety by reference to the relevant agreements. See “Where You Can Find More Information.”

     Acquisition By Fidelity

      On August 1, 2001, we completed a business combination with Fidelity and Chicago Title and Trust Company (“Chicago Title”), a wholly-owned subsidiary of Fidelity. In connection with the business combination, we issued to Chicago Title 11,703,801 shares of our common stock and issued to Fidelity 5,507,671 shares of our common stock, equal in the aggregate to approximately 77% of our then-outstanding common stock. As of April 30, 2002, Fidelity owned approximately 77.5% of our outstanding common stock.

      In connection with the business combination with Fidelity, we paid to certain of our employees bonus payments in the aggregate amount of $227,991. These payments were an obligation of Fidelity arising from its earlier acquisition of a convertible promissory note we issued and 950,000 shares of our common stock held by Moore North America, Inc. As part of this transaction, Fidelity assumed the obligation of Moore North America to make certain bonus payments to certain of Moore’s former employees, several of whom were our employees at the time of the business combination with Fidelity. Concurrently with the closing of that transaction, we paid the $227,991 obligation described above on behalf of Fidelity, and Fidelity reimbursed us for that amount plus a payment grossing up us for the payroll taxes we paid in connection with those bonus payments. The foregoing arrangement, whereby we paid an obligation of Fidelity and were reimbursed, was entered into for bookkeeping simplicity. There is no accompanying written agreement between Fidelity and us with respect to this arrangement.

     Purchases of Businesses from Fidelity

      On August 2, 2001, we issued to Fidelity 1,614,286 shares of our common stock in exchange for all of the outstanding common stock of Risco, Inc.

      On August 2, 2001, we acquired all the assets and liabilities of Reez.com, Inc., from Fidelity in exchange for 136,971 shares of our common stock.

      On October 10, 2001, we purchased the 40,000 shares in Fidelity National Tax Service, Inc. representing the residual 20% minority interest for $5.4 million in cash.

     Our Services Agreements with MGEN and Fidelity

      Included in our operating expense for the three months ended March 31, 2002 are $0.3 million and $2.7 million paid to Fidelity and MGEN, respectively. Included in our operating expense for the year ended December 31, 2001 are $0.5 million and $5.7 million paid to Fidelity and MGEN, respectively. The amounts paid to Fidelity were for executive and general management, accounting, legal and administrative services provided to us under an agreement entered into on August 1, 2001. Annual fees under the agreement with Fidelity are $1.3 million. The amounts paid to MGEN were for information technology and business communication services provided under an agreement entered into and effective August 2, 2001. The agreements with Fidelity and MGEN are for one and three year terms, respectively. Fees for the services provided in the agreements are based on estimated time incurred to perform each of the functions and the estimated personnel costs for the function performed, plus in the case of MGEN, a profit margin.

      As of March 31, 2002 the net amount owed to Fidelity and MGEN was $0.7 million and $0.1 million, respectively.

     Other Transactions with Fidelity

      We recorded interest expense in the amount of $0.7 million for the year ended December 31, 2001 pursuant to our secured revolving credit facility with Fidelity.

      Included in our revenue in 2001 are $1.0 million for sales of data and other products and services to Fidelity.

      We have received referrals from Fidelity and we have referred customers to Fidelity.

     MGEN’s Arrangements with Fidelity

      MGEN provides information technology services to Fidelity, its majority stockholder, on a fee for services basis. Under the terms of the master services agreement with Fidelity, Fidelity has the option, but not the obligation, to obtain information technology services, including technology development, maintenance and support, training, consulting, equipment procurement, and website hosting, from MGEN on a project order basis. Under the master services agreement, Fidelity pays MGEN an hourly fee for consulting services, annual fees for maintenance and support and hosting services and a per project fee for development services. MGEN owns the technology that it develops for Fidelity and granted to Fidelity a royalty-free, irrevocable and perpetual license to use such technology for its business. The master services agreement, however, provides that Fidelity owns all rights and interests in and to MGEN’s Net Global Solutions (“NGS”), and grants to MGEN an exclusive, worldwide license to commercialize NGS for a period of ten years from the date of the completion of beta testing for NGS. Upon expiration of the master services agreement or upon termination caused by an uncured breach by MGEN, MGEN will be granted a non-exclusive license to NGS. MGEN is prohibited from licensing NGS to Old Republic National Title Company in a state for a period of 90 days following Fidelity’s rollout of NGS in that state and to the First American Corporation in a state for a period of three years following Fidelity’s rollout of NGS in that state. In addition, if MGEN licenses NGS to an entity within the real estate industry, MGEN is required to pay to Fidelity a royalty equal to 10% of our licensing revenues until such royalties equal the aggregate amount paid by Fidelity to MGEN for the development of NGS, and a royalty equal to 2% of MGEN’s licensing revenues, until Fidelity has recovered 125% of such development costs. For the purpose of determining this royalty, the amount paid by Fidelity to develop NGS includes all amounts paid from the inception of the NGS development through completion of beta testing at Fidelity’s facility located in San Bernardino, California. Except for MGEN’s license to NGS, the master services agreement with Fidelity has a term of three years, subject to extension at the discretion of Fidelity for an additional three year period and automatically renews for three additional one year periods thereafter, at the discretion of MGEN or Fidelity.

      On December 15, 1999 MGEN entered into a Convertible Note Purchase Agreement with Cal West Services Corporation, a wholly-owned subsidiary of Fidelity, under which MGEN borrowed the principal amount of $5.3 million pursuant to a promissory note in favor of Fidelity which bears interest at the rate of 10% per year and is due on December 14, 2004. The promissory note may be converted by Fidelity at any time at a conversion price of $9.09 per share. Under the Convertible Note Purchase Agreement, MGEN also issued to Cal West a warrant to purchase 275,000 shares of MGEN common stock, at an exercise price of $9.09 per share. Fidelity also holds a warrant to purchase 13,750 shares of MGEN common stock at an exercise price of $1.36 per share. In connection with the offer and merger, Fidelity has agreed to increase the exercise price of the warrant by $2.26, which amount was calculated to prevent Fidelity from realizing a premium upon exercise of the warrant based upon the exchange ratio offered in the offer and in the merger.

      Fidelity also acts as a guarantor for up to $5 million under MGEN’s credit agreement with Comerica Bank. In addition, MGEN leases office space from companies affiliated with Fidelity at the following locations: Fort Lauderdale, Florida; Chicago, Illinois; Santa Ana, California; San Diego, California; and Los Angeles, California.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      We are providing the following information to assist you in analyzing the financial aspects of the offer and the merger. The following selected historical financial data should be read in conjunction with the historical financial statements and related notes contained in the annual, quarterly and other reports filed by FNIS and MGEN with the SEC and included as appendices to this proxy statement. See “Where You Can Find More Information.”

      The information for FNIS for the three months ended March 31, 2002 and March 31, 2001 was derived from the unaudited consolidated condensed financial statements included in FNIS’s Quarterly Report on Form 10-Q, as amended, for the quarterly period ended March 31, 2002. FNIS’s results for the three months ended March 31, 2002 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2002. The historical balance sheet data, operating data, share and per share data set forth below for FNIS was derived from the historical financial statements of FNIS, which reflect the merger with the Fidelity subsidiaries and Chicago subsidiaries and the related reverse merger accounting treatment. The information for FNIS for each of the three fiscal years in the period ended December 31, 2001 was derived from the historical consolidated financial statements included in FNIS’s Annual Reports on Form 10-K/A.

      The information for MGEN for the three months ended March 31, 2002 and March 31, 2001 was derived from the unaudited consolidated condensed financial statements included in MGEN’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002. MGEN’s results for the three months ended March 31, 2002 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2002. The information for MGEN for each of the three fiscal years in the period ended December 31, 2001 was derived from the historical consolidated financial statements included in MGEN’s Annual Reports on Form 10-K/A. The balance sheet data includes the accounts of Micro General, SoftPro and RealEC Technologies as of December 31, 2001 and only the accounts of Micro General as of December 31, 2000, 1999, 1998 and 1997. Operating results and per share data for the year ended December 31, 2001 include the results of operations for Micro General for the entire year, SoftPro for the period from August 20, 2001 through December 31, 2001, and RealEC on the modified equity method of accounting from January 1, 2001 through October 31, 2001 and its consolidated operations from November 1, 2001 through December 31, 2001. Operating results and per share data for the years ended December 31, 2000 and December 31, 1999 include the results of operations for Micro General for the entire year, 50% of the results of operations for the joint venture with RealEC from January 1, 1999 through May 11, 2000 and from May 12, 2000 through December 31, 2000 based upon the modified equity method of accounting, and the results of operations of the postage meter and scale division for a short period in early 1999 until the operation ceased. Operating results and per share data for the year ended December 31, 1998 include the results of operations for Micro General for the year ended December 31, 1998 and the results of operations for the postage scale and meter division for the period May 14, 1998 through December 31, 1998. Operating results and per share data for the year ended December 31, 1997 include only the results of operations of Micro General for the year then ended. Share and per share data have been retroactively adjusted for the 10% stock dividend declared on May 2, 2001.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

	As of or for the
	Three Months Ended
			Year Ended December 31,
	March 31,	March 31,
(See notes below)	2002	2001	2001(1)	2000(2)	1999(2)	1998(2)	1997(2)

	(In thousands, except per share data)
BALANCE SHEET DATA:
Current assets	48,348	25,868	47,375	15,814	5,659	8,127	4,439
Noncurrent assets	141,943	66,528	152,121	53,638	15,432	16,343	13,189
Current liabilities	46,997	13,560	44,802	10,730	8,008	6,390	4,225
Noncurrent liabilities	6,903	4,712	25,888	5,335	1,367	5,785	1,334
Minority interests	—	1,163	—	1,102	1,103	1,461	854
Due from (to) related parties, net	(774)	(711)	(948)	4,604	(1,183)	(2,500)	(2,705)
Total equity	136,391	72,961	128,806	52,305	10,613	10,834	11,215
OPERATING DATA:
Total revenue	$63,217	$32,806	$182,440	$88,641	$39,358	$40,448	$12,423
Total expenses less interest expense(3)	55,642	28,080	164,937	83,145	38,585	36,544	13,999
Amortization of cost in excess of net assets acquired	—	691	3,394	2,496	683	683	207
Net earnings (loss)(4)	4,682	1,726	6,623	647	(221)	1,665	(1,067)

PER SHARE DATA:
Earnings (loss) per common share — basic(4)	$0.19	$0.10	$.33	$.06	$(.07)	$.56	$(.36)
Earnings (loss) per common share — diluted(4)	$0.18	$0.10	$.33	$.06	$(.07)	$.56	$(.36)

Weighted average shares outstanding — basic	24,442	17,211	20,095	11,438	2,999	2,999	2,999
Weighted average shares outstanding — diluted	25,513	17,211	20,169	11,438	2,999	2,999	2,999

(1)	Our financial results for the year ended December 31, 2001 include FNIS for the period from August 1, 2001, the acquisition date, through December 31, 2001, and the operations of the Fidelity subsidiaries and Chicago Title subsidiaries prior to that date. 2001 operations also include Reez and Risco that were acquired on August 2, 2001, and the MLS assets of Homeseeker’s acquired on December 3, 2001.

(2)	On March 20, 2000, Fidelity acquired Chicago Title and merged certain subsidiaries of the two companies. Accordingly, 2001 results include a full year of operations of the subsidiaries acquired from Chicago Title, 2000 results include a partial year, from March 20 through December 31, of operations of the subsidiaries acquired from Chicago Title and 1999 and prior results are exclusive of Chicago Title operations.

(3)	Total expenses less interest expense represent the total costs and expenses applicable to total revenue.

(4)	Net earnings (loss), earnings (loss) per common share — basic and earnings (loss) per common share — diluted for each of the periods presented above are the same as earnings (loss), earnings (loss) per common share — basic and earnings (loss) per common share — diluted, respectively, from continuing operations before extraordinary items and cumulative effect of a change in accounting principle.

MICRO GENERAL CORPORATION

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

	As of or for the
	Three Months Ended
			Year Ended December 31,
	March 31,	March 31,
	2002	2001	2001	2000	1999	1998	1997

	(In thousands, except per share data)
OPERATING RESULTS DATA:
Management, support and consulting revenues — related parties	$25,612	$22,060	$94,147	$54,511	$15,835	$7,628	$2,548
Management, support and consulting revenues — third parties	521	88	3,261	593	1,880	2,934	1,044

Total management, support and consulting revenues	26,133	22,148	97,408	55,104	17,715	10,562	3,592

Software, maintenance and other revenues — related parties	5,850	3,440	17,764	14,051	17,561	13,442	9,112
Software, maintenance and other revenues — third parties	2,317	857	2,779	2,981	1,213	2,806	1,120

Total software, maintenance and other revenues	8,167	4,297	20,543	17,032	18,774	16,248	10,232

Total revenues	34,300	26,445	117,951	72,136	36,489	26,810	13,824
Management, support and consulting cost of sales	14,833	13,162	62,621	35,228	7,581	5,624	2,530
Software, maintenance and other cost of sales	4,928	2,942	10,837	9,039	14,029	15,894	8,452

Total cost of sales	19,761	16,104	73,458	44,267	21,610	21,518	10,982

Gross profit	14,539	10,341	44,493	27,869	14,879	5,292	2,842
Selling, general and administrative	8,954	4,766	22,601	14,760	15,622	8,854	2,985
Amortization of goodwill	—	317	798	1,807	1,834	472	146

Operating income (loss)	5,585	5,258	21,094	11,302	(2,577)	(4,034)	(289)
Joint venture loss	—	—	—	578	42	—	—
Interest (income) expense, net	135	214	586	900	1,668	664	(15)

Income (loss) from continuing operations before taxes	5,450	5,044	20,508	9,824	(4,287)	(4,698)	(274)
Income tax expense (benefit)	2,071	1,261	6,151	27	4	3	(64)

Income (loss) from continuing operations	3,379	3,783	14,357	9,797	(4,291)	(4,701)	(210)
Loss from discontinued operations, net of tax	—	(976)	(4,193)	(7,804)	(2,855)	(146)	—
Loss on disposal of discontinued operations, including provision for shutdown costs, net of tax	—	—	(3,426)	—	—	—	—

Net income (loss)	$3,379	$2,807	$6,738	$1,993	$(7,146)	$(4,847)	$(210)

	As of or for the
	Three Months Ended
			Year Ended December 31,
	March 31,	March 31,
	2002	2001	2001	2000	1999	1998	1997

	(In thousands, except per share data)
PER SHARE DATA:
Income (loss) from continuing operations per share — basic	$0.22	$0.26	$0.96	$0.68	$(0.50)	$(0.72)	$(0.04)
Income (loss) from continuing operations per share — diluted	0.19	0.24	0.85	0.61	(0.50)	(0.72)	(0.04)
Net income (loss) per share — basic	0.22	0.19	0.45	0.14	(0.83)	(0.74)	(0.04)
Net income (loss) per share — diluted	0.19	0.17	0.40	0.13	(0.83)	(0.74)	(0.04)
Number of shares used in per share computations — basic	15,640	14,605	14,912	14,304	8,587	6,549	5,057
Number of shares used in per share computations — diluted	17,863	16,095	16,802	15,583	8,587	6,549	5,057

BALANCE SHEET DATA:
Cash and cash equivalents	$13,159	$5,026	$10,902	$4,340	$1,344	$193	$831
Total assets	82,145	56,539	77,785	46,293	24,599	21,445	9,864
Amounts and notes payable to affiliates	5,265	5,265	5,265	5,265	5,265	16,729	5,431
Preferred stock of consolidated subsidiary, held by outside parties	7,062	—	7,062	—	—	—	—
Total liabilities	30,298	35,272	30,945	28,125	11,967	20,860	7,733
Stockholders’ equity	44,785	21,266	39,778	18,167	12,632	585	2,131

COMPARATIVE PER SHARE DATA

      The following comparative per share data has been derived from and should be read in conjunction with “Fidelity National Information Solutions, Inc. and Subsidiaries Unaudited Pro Forma Condensed Combined Financial Information.” The comparative per share data should also be read in conjunction with the audited and unaudited historical financial statements of FNIS and MGEN, including the related notes, included as appendices to this proxy statement, and the selected historical consolidated financial data including the related notes included in this proxy statement. See “Where You Can Find More Information.” The pro forma per share data have been included for comparative purposes only and do not purport to be indicative of (1) the results of operations or financial position of FNIS had the offer and the merger been completed at the beginning of the period or as of the date indicated or (2) the results of operations or financial position of FNIS for any future period or date.

				Equivalent
				Pro Forma
				Amount
	FNIS	MGEN	Pro Forma	per share of
	Historical	Historical	Combined(1)	MGEN(2)

As of and for the Three Months Ended March 31, 2002 (Unaudited)
Basic net earnings per share of common stock:
Continuing operations	$0.19	$0.22	0.18	0.13
Discontinued operations	—	—	—	—

Total basic net earnings per share of common stock	$0.19	$0.22	0.18	0.13

Diluted net income per share of common stock:
Continuing operations	$0.18	$0.19	0.18	0.12
Discontinued operations	—	—	—	—

Total diluted net earnings per share of common stock	$0.18	$0.19	0.18	0.12

Book value per share of common stock	5.56	2.86	8.65	6.02
As of and for the Year Ended December 31, 2001
Basic net earnings per share of common stock:
Continuing operations	$0.33	$0.96	0.58	0.40
Discontinued operations	—	(0.51)	(0.23)	(0.16)

Total basic net earnings per share of common stock	$0.33	$0.45	0.35	0.24

Diluted net earnings per share of common stock:
Continuing operations	$0.33	$0.85	0.57	0.40
Discontinued operations	—	(0.45)	(0.23)	(0.16)

Total diluted net earnings per share of common stock	$0.33	$0.40	0.34	0.24

Book value per share of common stock	5.34	2.57	N/A	N/A

(1)	The Pro Forma combined Per Share Data assumes the issuance of approximately 12,911,733 shares of FNIS common stock to effect the offer and merger based on the 15,773,030 shares of MGEN common stock outstanding at April 24, 2002, 2,518,030 shares issuable upon the exercise of MGEN options and warrants held by certain MGEN affiliates in accordance with one of the conditions to our offer, and approximately 260,000 additional MGEN options and warrants which we expect, based upon exercises to date, to be exercised prior to the closing of the offer and merger (0.696 shares of FNIS common stock for each share of MGEN common stock). See note 1 of Notes to Unaudited Pro Forma Condensed Combined Financial Information.

(2)	The Equivalent Pro Forma Amount per share of MGEN represents the equivalent amounts per share that a holder of MGEN common stock would receive, determined by multiplying the Pro Forma amounts by 0.696.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

      We are providing the following Unaudited Pro Forma Condensed Combined Financial Information to give you a better picture of what the results of operations and financial position of FNIS might have been had the offer and the merger been completed at an earlier date. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2002 and for the year ended December 31, 2001 give effect to the offer and the merger as if they had been completed on January 1, 2002 and 2001, respectively. The Unaudited Condensed Combined Balance Sheet as of March 31, 2002 gives effect to the offer and the merger as if they had been completed on that date.

      As of April 30, 2002, Fidelity National Financial, Inc. (“Fidelity”) owned approximately 77.5% of FNIS’s outstanding common stock and as of April 24, 2002, Fidelity owned approximately 60.6% of MGEN’s outstanding common stock. Accordingly, Fidelity has a controlling financial interest in FNIS and MGEN and both are majority-owned subsidiaries of Fidelity.

      The offer and merger of the noncontrolling equity interest (“minority shareholders’ interest”) of MGEN will be accounted for under the purchase method of accounting in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations (“SFAS 141”). Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is created to the extent that the offer and merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired. Based on the information currently available, the merger is expected to initially create approximately $122.6 million in goodwill. The actual goodwill arising from the offer and merger will be based on the merger consideration, including certain acquisition and closing costs, and fair values of assets and liabilities on the date the merger is consummated. No assurance can be given that the actual goodwill amount arising from the offer and merger will not be more or less than the amount contemplated in the Unaudited Pro Forma Condensed Combined Financial Information. In accordance with Financial Accounting Standards Board Statement No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), goodwill will be initially recognized and measured based on its fair value and will not be amortized, but tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount.

      The offer and merger of the equity interest controlled by Fidelity is not considered a business combination because FNIS and MGEN are under common control of Fidelity. Therefore, in accordance with SFAS 141, FNIS will recognize the assets and liabilities transferred at the historical carrying value of MGEN (“Book Value”) in a manner similar to a pooling-of-interests, and not at fair value.

      We have prepared the Unaudited Pro Forma Condensed Combined Financial Information based on available information, using assumptions that our management believes are reasonable. The Unaudited Pro Forma Condensed Combined Financial Information is being provided for informational purposes only. It does not purport to represent our actual financial position or results of operations had the offer and merger occurred on the dates specified nor does it project our results of operations or financial position for any future period or date.

      The Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect any adjustments for nonrecurring items or operating synergies arising as a result of the offer and merger. See “— Notes to Unaudited Pro Forma Condensed Combined Financial Information.” In addition, pro forma adjustments are based on certain assumptions and other information that are subject to change as additional information becomes available. Accordingly, the adjustments included in our financial statements published after the completion of the merger will vary from the adjustments included in the Unaudited Pro Forma Condensed Combined Financial Information included in this prospectus. In accordance with EITF 00-23, the exchange of vested MGEN options and warrants for FNIS replacement vested options and warrants results in a charge on the statement of operations for the combined entity on the date the merger is consummated, equal to the intrinsic value of the FNIS replacement options and warrants on the consummation date. Assuming that certain MGEN affiliates and other employees exercise 2,778,030 MGEN options and warrants held by them and sell the MGEN shares issued upon such exercise to third parties unaffiliated with MGEN prior to the closing of the offer, and based on the closing stock price on May 24, 2002 of approximately $30.00, this non-cash after tax charge is estimated to be between $2.0 million and $4.6 million. This charge has not been reflected on the pro forma statements of operations for the three-month period ended March 31, 2002 and the year ended December 31, 2001 as these pro forma statements of operations reflect results from continuing operations before nonrecurring charges directly attributable to the transaction. Also in accordance with EITF 00-23, unearned compensation cost is recorded upon consummation of the merger for a portion of the intrinsic value of the unvested FNIS options that will be exchanged for unvested MGEN options. The unearned compensation cost will be recognized over the remaining vesting period. Based on the closing stock price on May 24, 2002 of approximately $30.00, the after tax unearned compensation cost is estimated to be $2.9 million. The unearned compensation cost will be amortized over the remaining vesting period, as a non-cash charge. The amount of the non-cash charges resulting from the exchange of vested and unvested FNIS options for vested and unvested MGEN options will ultimately be determined based upon the number of options outstanding on the date the merger is consummated and the stock price for FNIS on the date the merger is consummated.

      The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with FNIS’s and MGEN’s audited and unaudited historical financial statements and related notes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as appendices to this proxy statement. See “Where You Can Find More Information.”

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2002

	FNIS	MGEN		Pro Forma
	Historical	Historical	Combined	Adjustment		Pro Forma

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$3,708	$13,159	$16,867	$14,271	(2)	$31,138
Trade account receivable, less allowance for doubtful accounts	33,763	1,920	35,683			35,683
Trade account receivable due from affiliates		17,196	17,196			17,196
Notes receivable	448	—	448			448
Inventory	—	236	236			236
Prepaid and other current assets	2,716	2,261	4,977			4,977
Income tax receivable	—	—	—	1,796	(2)	1,796
Deferred tax assets	7,713	4,327	12,040			12,040

Total current assets	48,348	39,099	87,447	16,067		103,514
Property and equipment, net	21,438	28,408	49,846	2,867	(3)	52,713
Capitalized software development costs, less accumulated amortization	—	2,233	2,233	654	(3)	2,887
Related party receivables	725	—	725			725
Cost in excess of net assets acquired, net	83,680	10,068	93,748	117,721	(1a,1b,1c,3,9)	211,469
Other intangible assets, net	22,349	823	23,172			23,172
Deferred tax assets	13,751	1,514	15,265	(1,501	)(3)	13,764

Total assets	$190,291	$82,145	$272,436	$135,808		$408,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,967	$8,070	$16,037	$2,292	(1c,3,6)	$18,329
Related party payables	1,499	498	1,997			1,997
Accrued compensation expenses	—	2,582	2,582			2,582
Income and other taxes payable	10,143	172	10,315	(10,315	)(2)	—
Deferred revenue	18,408	2,701	21,109			21,109
Current portion of notes payable	—	4,895	4,895			4,895
Current portion of capital leases	1,079	—	1,079			1,079
Current portion of capital leases with affiliates	—	114	114			114
Accrued liabilities for discontinued operations	—	1,370	1,370			1,370
Other current liabilities	7,901	—	7,901			7,901

Total current liabilities	46,997	20,402	67,399	(8,023)		59,376
Capital leases obligations, less current maturities	811	—	811			811
Capital leases with affiliates	—	116	116			116
Deferred revenue	2,881	3,407	6,288			6,288
Notes payable	—	374	374			374
Amounts and notes payable to affiliates	—	5,265	5,265	232	(3)	5,497
Accrued liabilities for discontinued operations	—	734	734			734
Other liabilities	3,211	—	3,211			3,211
Preferred stock of consolidated subsidiary, held by outside parties	—	7,062	7,062			7,062
Stockholders’ equity:
Common stock	25	784	809	(771	)(1a)	38
Treasury stock	(339)	(197)	(536)	197	(1a)	(339)
Additional paid-in capital	129,780	57,901	187,681	145,472	(1a,1b,2,5a,5b)	333,153
Accumulated earnings (deficit)	7,152	(13,703)	(6,551)	3,499	(1a,5a,6)	(3,052)
Accumulated other comprehensive loss	(227)	—	(227)			(227)
Unearned compensation	—	—	—	(4,798	)(5b)	(4,798)

Total stockholders’ equity	136,391	44,785	181,176	143,599		324,775

Total liabilities and stockholders’ equity	$190,291	$82,145	$272,436	$135,808		$408,244

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2002

	FNIS	MGEN		Pro Forma
	Historical	Historical	Combined	Adjustments			Pro Forma

	(In thousands, except per share data)
Revenues:
Data	$36,999	$—	$36,999	$			$36,999
Solutions	12,404	2,838	15,242				15,242
Solutions — related party	—	31,462	31,462		(2,700	)(4)	28,762
Services	13,814	—	13,814				13,814

Total revenue	63,217	34,300	97,517		(2,700)		94,817

Costs and expenses:
Cost of data revenue	11,850	—	11,850				11,850
Cost of solutions revenue	2,854	19,761	22,615				22,615
Cost of services revenue	7,674	—	7,674				7,674
Operating expenses	33,264	8,954	42,218		(558	)(4,5b,6)	41,660

Total costs and expenses	55,642	28,715	84,357		(558)		83,799

Operating income	7,575	5,585	13,160		(2,142)		11,018
Interest expense	216	135	351		(43	)(9)	308
Other (income) expense, net	(444)	—	(444)				(444)

Earnings from continuing operations before amortization of cost in excess of net assets acquired and income taxes	7,803	5,450	13,253		(2,099)		11,154
Amortization of cost in excess of net assets acquired	—	—	—				—

Earnings from continuing operations before income taxes	7,803	5,450	13,253		(2,099)		11,154
Income taxes	3,121	2,071	5,192		(840	)(7)	4,352

Earnings from continuing operations	$4,682	$3,379	$8,061		$(1,259)		$6,802

Earnings from continuing operations per share:
Basic	$0.19	$0.22	N/A		N/A		$0.18
Diluted	$0.18	$0.19	N/A		N/A		$0.18
Number of shares used in per share computation:
Basic	24,442	15,640	N/A		N/A		37,354	(10)
Diluted	25,513	17,863	N/A		N/A		38,484	(10)

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2001

	FNIS	MGEN		Pro Forma
	Historical	Historical	Combined	Adjustments			Pro Forma

	(In thousands, except per share data)
Revenues:
Data	$123,351	$—	$123,351	$			$123,351
Solutions	20,441	6,040	26,481				26,481
Solutions — related party	—	111,911	111,911		(5,700	)(4)	106,211
Services	38,648	—	38,648				38,648

Total revenue	182,440	117,951	300,391		(5,700)		294,691

Costs and expenses:
Cost of data revenue	44,252	—	44,252				44,252
Cost of solutions revenue	5,381	73,458	78,839				78,839
Cost of services revenue	20,156	—	20,156				20,156
Operating expenses	95,148	22,601	117,749		(1,680	)(4,5b,6)	116,069

Total costs and expenses	164,937	96,059	260,996		(1,680)		259,316

Operating income	17,503	21,892	39,395		(4,020)		35,375
Interest expense	709	587	1,296		(172	)(9)	1,124

Earnings from continuing operations before amortization of cost in excess of net assets acquired and income taxes	16,794	21,305	38,099		(3,848)		34,251
Amortization of cost in excess of net assets acquired	3,394	797	4,191		(387	)(8)	3,804

Earnings from continuing operations before income taxes	13,400	20,508	33,908		(3,461)		30,447
Income taxes	6,777	6,151	12,928		(1,539	)(7)	11,389

Earnings from continuing operations	$6,623	$14,357	$20,980		$(1,922)		$19,058

Earnings from continuing operations per share:
Basic	$0.33	0.96	N/A		N/A		$0.58
Diluted	$0.33	0.85	N/A		N/A		$0.57
Number of shares used in per share computation:
Basic	20,095	14,912	N/A		N/A		33,007	(10)
Diluted	20,169	16,802	N/A		N/A		33,261	(10)

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

(Amounts in thousands, except share and per share amounts)

		Recorded Value

1.	As of April 24, 2002, the minority shareholders own approximately 39.4% of MGEN’s outstanding common stock. Certain directors and executive officers of MGEN will exercise their MGEN stock options and warrants to purchase 2,518,030 shares of MGEN common stock. These individuals will sell the MGEN common stock to unaffiliated third parties prior to the consummation of the offer and the merger. In addition, we expect that approximately 260,000 additional MGEN option and warrants will be exercised prior to the closing of the offer. As a result, it is estimated that the minority shareholders will own approximately 48.5% of MGEN’s outstanding common stock at the date of the merger. This pro forma adjustment reflects the purchase price for the minority shareholders’ interest in MGEN, 48.5%, in connection with the offer and merger of FNIS and MGEN:
	a. In the offer, each share of MGEN common stock will be exchanged for 0.696 shares of FNIS common stock. This is a fixed exchange ratio. Based on MGEN’s shares outstanding as of April 24, 2002, increased for the additional 2,778,030 shares expected to be outstanding as a result of the exercise of options and warrants described above, we anticipate issuing 12,911,733 shares of FNIS common stock in the offer and merger. Of these shares, approximately 6,259,156 will be issued to the non-controlling shareholders, to purchase the minority shareholders’ interest of MGEN. For purposes of this analysis and in accordance with EITF 99-12, the assumed common stock issuance price is $23.91 per share, which represents the average closing price of FNIS common stock on the Nasdaq National Market for the five day period beginning two days prior through two days subsequent to April 29, 2002, the last trading day before the public announcement of this offer (the “Valuation Date”)	$149,656
	b. Each unexercised warrant to purchase MGEN common stock that is outstanding at the consummation date will be exchanged for warrants exercisable for FNIS common stock, after giving effect to the exchange ratio (“FNIS warrants”). The fair value at Valuation Date of the FNIS warrants to be issued is included in the purchase price	3,257
	c. Assumed transaction costs for the minority shareholders’ interest of MGEN	974

	Total recorded purchase price	$153,887

2.	This pro forma adjustment reflects the cash proceeds of $14,271 that will be received from the contemplated exercise of 2,778,030 MGEN options and warrants prior to the closing of the offer and the merger, and the income tax receivable associated with the tax benefit of $12,111 that will result from the exercise of these options and warrants.
3.	The significant adjustments comprising the purchase price allocation are as follows:
	Book Value of the minority shareholders’ interest (48.5%) in MGEN’s net assets at March 31, 2002	$21,721
	Less: Book Value of the minority shareholders’ interest in MGEN’s historical cost in excess of net assets acquired	(4,883)

	Book Value of minority shareholders’ interest in MGEN’s tangible net asset at March 31, 2002	16,838
	Book value of the minority shareholders’ interest (48.5%) in the $14,271 cash proceeds and $12,111 related tax benefit from the exercise of 2,778,030 MGEN options and warrants, which will occur prior to the consummation of the merger	12,795
	Record minority shareholders’ interest (48.5%) in exit, termination, relocation and other costs	(138)

Recorded Value

Increase minority shareholders’ interest (48.5%) in property and equipment to fair value	2,867
Increase minority shareholders’ interest (48.5%) in capitalized software development costs to fair value	654
Reflect deferred taxes associated with recording property and equipment and capitalized software development costs to fair value and note payable to affiliates to present value	(1,501)
Increase minority shareholders’ interest (48.5%) in note payable to affiliates to present value	(232)
Cost in excess of net assets acquired	122,604

Total recorded purchase price	$153,887

For purposes of this Pro Forma Condensed Combined Financial Information, the assets and liabilities acquired reflect their recorded value except as noted. The allocation of the purchase price is preliminary. We have not yet had an opportunity to obtain appraisals or other relevant information related to the valuation of certain assets and liabilities. However, we do not believe that the difference between the recorded book value and the fair value ultimately assigned will have a material impact on our pro forma financial position or results of operations.

4.	This pro forma adjustment eliminates the intercompany transactions between FNIS and MGEN of $2,700 for the period ended March 31, 2002 and $5,700 for the year ended December 31, 2001. All intercompany balances will be settled prior to the offer and merger.

  5.

a.	In accordance with EITF 00-23, the exchange of vested MGEN options for FNIS replacement vested options results in a charge on the statement of operations for the combined entity on the date the merger is consummated, equal to the intrinsic value of the FNIS replacement options on the consummation date. Based on the closing stock price of FNIS as of May 24, 2002 of approximately $30.00, this charge is estimated to be between $1,967 and $4,600, net of taxes of between $1,314 and $2,760. The amount of the charge that will ultimately be recorded will be determined based upon the stock price for FNIS on the merger consummation date. This charge has not been reflected on the accompanying pro forma statements of operations for the three-month period ended March 31, 2002 and the year ended December 31, 2001 as these pro forma statements of operations reflect results from continuing operations before nonrecurring charges directly attributable to the transaction.

b.	In accordance with EITF 00-23, unearned compensation costs are recorded upon consummation of the merger for the portion of the intrinsic value of the unvested FNIS options that will be exchanged for unvested MGEN options. These pro forma adjustments reflect:

i.	The establishment of unearned compensation cost on the pro forma March 31, 2002 balance sheet, in the amount of $4,798.

ii.	The amortization of the unearned compensation cost over the remaining vesting period, resulting in a pre-tax charge of $962 for the three-month period ended March 31, 2002 and $2,840 for the year ended December 31, 2001.

6.	This pro forma adjustment reflects the controlling shareholders’ interest (51.5%) in the exit, termination, relocation costs, in the amount of $146, and the transaction costs, in the amount of $1,034 for a total of $1,180. Under “as-if pooling-of-interests” accounting, these costs are accounted for as an expense of the combined entity.

7.	Income taxes are recorded at the estimated tax rate of 40%, multiplied by the pro forma adjustments to earnings from continuing operations before non-deductible amortization of cost in excess of net assets acquired.

8.	Reflects the elimination of amortization of the minority shareholders’ interest in the cost in excess of net assets acquired on the historical statement of operations of MGEN for the year ended December 31, 2001, in the amount of $387, in accordance with SFAS 142.

9.	This pro forma adjustment reflects the reduction of interest expense related to the notes payable to affiliates assumed in the offer and merger and recorded to present value. The interest expense reduction for the three months ended March 31, 2002 and the year ended December 31, 2001 is $43 and $172, respectively.

10.	The pro forma number of shares used in the per share computation — basic is the weighted average number of FNIS common shares outstanding during the three months ended March 31, 2002 and the year ended December 31, 2001 and the issuance of approximately 12,911,733 shares of FNIS common stock to effect the offer and merger. The pro forma number of shares used in the per share computation — diluted includes the impact of the assumed conversions of MGEN dilutive potential securities that will be exchanged for FNIS dilutive potential securities.

PROPOSAL 3 — AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO REMOVE SERIES F CONVERTIBLE PREFERRED STOCK

      Our Board of Directors has adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to remove the Series F Convertible Preferred Stock as an authorized class of our capital stock. There are currently no shares of Series F Convertible Preferred Stock outstanding. The proposed Second Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix I.

General

      In August 1997, our Board of Directors authorized the issuance of 2,500 shares of Series F Convertible Preferred Stock, par value $0.001 per share, at a stated value and purchase price of $1,000 per share for an aggregate gross purchase price of $2.5 million.

      The salient terms of the Series F Convertible Preferred Stock include:

•	the right of holders of the Series F Convertible Preferred Stock to receive quarterly dividends of $30.00 per share which will be increased by $5.00 per share for each year after August 31, 2002;

•	that the Series F Convertible Preferred Stock may be redeemed, at our option, at any time, provided the average closing bid price of the our common stock for the 20 consecutive trading days preceding the date of the redemption notice exceeds 200% of the Series F Convertible Preferred Stock conversion price;

•	the liquidation preference of $1,000 per share, plus unpaid dividends; and

•	the right of holders of the Series F Convertible Preferred Stock to vote on an as-if converted basis with the holders of common stock in the election of our directors.

Information Regarding the Proposed Amendment

      On February 9, 2001, Fidelity National Financial, Inc. (“Fidelity”) entered into an Agreement for the Purchase and Sale of Preferred Stock with us and Finova Capital Corporation (“Finova”) pursuant to which Fidelity purchased all 2,500 shares of our outstanding Series F Convertible Preferred Stock from Finova.

      On August 1, 2001, we completed the business combination with Fidelity pursuant to which we became a majority-owned subsidiary of Fidelity. In connection with the business combination, Fidelity paid off our outstanding bank debt and we retired all of our outstanding preferred stock other than the Series F Convertible Preferred Stock, which remained outstanding.

      Following the business combination with Fidelity, we entered into a secured revolving credit agreement with Fidelity. The credit agreement provides for a maximum credit line of $25 million that expires in September 2006 and bears interest at a variable rate of prime plus 2%. Amounts borrowed under the credit agreement were used to roll-up various debts owed to Fidelity and to redeem the Series F Convertible Preferred Stock.

      The proposed amendment would remove the Series F Convertible Preferred as an authorized class of our capital stock.

      Management has evaluated this proposal and, based on such evaluation, does not believe that the rights of our common stockholders will be impacted in any way by the proposed amendment.

Required Vote

      An amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of shares of FNIS common stock outstanding as of the record date.

Recommendation of the Board of Directors

      The Board of Directors has unanimously approved the amending and restating of the Amended and Restated Certificate of Incorporation set forth in this Proposal 3 and believes that it is advisable, fair to and in the best interests of FNIS and our stockholders and recommends that the stockholders vote “FOR” the approval of Proposal 3.

OTHER BUSINESS

      Presented by Management. The Board of Directors does not know of any matter to be acted upon at the annual meeting other than the matters described above. However, should any other matter properly come before the annual meeting, the persons named on the enclosed proxy card will vote thereon in accordance with their best judgement.

      Presented by Stockholders. As no nominations and/or proposals were timely submitted to the Company, there are no matters proposed by stockholders which are to be acted/voted upon.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      We intend to mail next year’s proxy statement to our stockholders on or about June 17, 2003. All proposals of stockholders intended to be presented at our 2003 Annual Meeting of Stockholders must be directed to the attention of the Secretary of FNIS, at the address of FNIS set forth on the first page of this proxy statement before December 30, 2002, in order to be considered for inclusion in our proxy statement and form of proxy for that annual meeting.

      With respect to the 2003 Annual Meeting of Stockholders, if FNIS is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement by December 30, 2002, FNIS will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

      FNIS and MGEN file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy these reports and other information filed by FNIS and MGEN at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like FNIS and MGEN, who file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The address of this site is http://www.sec.gov.

      In addition, we filed with the SEC a Registration Statement on Form S-4 (the “Form S-4”) to register our common stock to be issued pursuant to the offer and the merger. We also filed a statement on Schedule TO pursuant to Rule 14d-3 under the Securities Exchange Act of 1934, as amended, to furnish certain information about the offer. You may obtain copies of the Form S-4 and the Schedule TO (and any amendments to those documents) in the manner described above.

      In a press release dated May 2, 2002, the MGEN Board of Directors announced that it had voted in favor of recommending the offer to MGEN’s stockholders. On June 12, 2002, MGEN filed with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9 confirming that announcement. A copy of this Schedule 14D-9 (including any amendments to that document filed after the date of this prospectus) is obtainable from the SEC in the manner described above.

      The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in, or incorporated by reference in, this proxy statement. This prospectus incorporates by reference the documents set forth below that FNIS and MGEN have previously filed with the SEC. These documents contain important information about FNIS and MGEN and their financial condition.

Fidelity National Information Solutions, Inc.
SEC Filings (Commission File No. 0-20312)	Period or Date Filed

Annual Report on Form 10-K, as amended (Appendix A)	Fiscal Year ended December 31, 2001
Quarterly Report on Form 10-Q, as amended (Appendix B)	Fiscal Quarter ended March 31, 2002
Definitive Additional Proxy Materials on Form DEFA14A	Filed on May 17, 2002
Description of FNIS common stock, par value $0.001 per share, in the FNIS registration statement on Form 10, as amended, including any amendment or report filed for the purpose of updating such description
Filed on June 16, 1992

Micro General Corporation
SEC Filings (Commission File No. 0-8358)	Period or Date Filed

Annual Report on Form 10-K, as amended (Appendix C)	Fiscal Year ended December 31, 2001
Quarterly Report on Form 10-Q (Appendix D)	Fiscal Quarter ended March 31, 2002
Current Report on Form 8-K/A (Appendix E)	Filed on February 26, 2002
Current Report on Form 8-K/A (Appendix F)	Filed on January 25, 2002
Current Report on Form 8-K (Appendix G)	Filed on January 16, 2002
Proxy Statement	Filed on April 30, 2001
Description of MGEN common stock, par value $0.05 per share, contained in the MGEN registration statement on Form 10, as amended, including any amendment or report filed with the SEC for the purpose of updating such description
Filed on October 1, 1976

      All documents filed by FNIS and MGEN with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this proxy statement to the date that shares are accepted for exchange pursuant to our offer (or the date that our offer is terminated) shall also be deemed to be incorporated by reference into this proxy statement and to be a part hereof from the date of filing of such documents. The Schedule TO which accompanies the Form S-4 will be amended to reflect the information contained in any such documents filed by FNIS or, where necessary, by any other entity. Any statement contained in this proxy statement, or in a document incorporated by reference, shall be deemed to be modified or superseded to the extent that a statement contained in this proxy statement or in any other subsequently filed document incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

      You can obtain any of the documents incorporated by reference in this document from us or from the SEC through the SEC’s web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone at the following addresses:

Fidelity National Information Solutions, Inc.

4050 Calle Real
Santa Barbara, California 93110
Attention: Corporate Secretary
Phone number: (805) 696-7000

      If you would like to request documents from us, please do so by July 1, 2002.

      We have not authorized anyone to give any information or make any representation about the offer or the merger that is different from, or in addition to, that contained in this proxy statement or in any of the materials that we have incorporated by reference into this proxy statement. Therefore, you should not rely on any other information. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

APPENDIX A

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

ANNUAL REPORT ON FORM 10-K/A, AS FILED ON APRIL 30, 2002

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K/ A

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

For the Fiscal Year Ended December 31, 2001

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

Commission File No. 0-20312

Fidelity National Information Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-1293754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4050 Calle Real Santa Barbara, California 93110	(805) 696-7000
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Common Stock, $.001 par value	NASDAQ

Securities registered pursuant to Section 12(g) of the Act:

None

      Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

      Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K, or any amendment to this Form 10-K.     ☐

      As of April 23, 2002, 24,617,198 shares of Common Stock ($.001 par value) were outstanding, and the aggregate market value of the shares of the Common Stock held by non-affiliates of the registrant was $100,738,568.

PART III

Item 10.	Directors and the Executive Officers of the Registrant

      The names of the director nominees, all directors, and all executive officers, and certain information about them, are set forth below.

Name	Age	Principal Occupation	Director Since

William P. Foley II	57	Director and Chairman of the Board	2001
Willie D. Davis	67	Director	2001
Richard J. Freeman	49	Director	1996
Earl Gallegos	43	Director	1998
Bradley J. Inman	49	Director	2001
Patrick F. Stone	54	Director and Chief Executive Officer	2001
Cary H. Thompson	45	Director	2001
Eric D. Swenson	42	President and Chief Operating Officer	N/A
Neil A. Johnson	62	EVP and Chief Financial Officer	N/A

      Willie D. Davis has served as a director of the Company since August 2001. Since 1976 he has served as President and a director of All-Pro Broadcasting, Inc., a holding company that operates several radio stations. Mr. Davis currently also serves on the board of directors of Checkers Drive-In Restaurants, Inc.; Sara Lee Corporation; K-Mart Corporation; Dow Chemical Company; Metro-Goldwyn-Mayer Inc.; MGM MIRAGE; Alliance Bank; Johnson Controls; WICOR, Inc.; Bassett Furniture Industries, Incorporated; and Strong Fund.

      William P. Foley has served as Chairman of the Board of the Company since August 2001. Mr. Foley is also Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc. and is also currently serving as Chairman of the Board of CKE Restaurants, Inc. Additionally, he is Co-Chairman of the Board of Directors of Micro General Corporation and a director of American National Financial, Inc. and Checkers Drive-In Restaurants, Inc.

      Richard J. Freeman has served as a director since October 1996. Mr. Freeman is Managing Director of Century Capital Management, Inc. For the past 27 years Mr. Freeman has held various investment management positions with Kemper Financial Services, First Chicago Corp., Metropolitan Life Insurance Company and the State of Michigan Insurance Bureau and Treasury Department.

      Earl Gallegos has served as a director since January 1998. Mr. Gallegos is the founder and principal of Earl Gallegos Management, a consulting firm specializing in the development and implementation of data processing systems and insurance operations.

      Bradley Inman has served as a director of the Company since August 2001. He helped found HomeGain.com in April 1999, an online service that provides resources to assist residential home sellers, and has served as the Chief Executive Officer and a director of HomeGain since its formation. Mr. Inman also has owned and operated Inman News Features, a real estate news service which delivers real estate stories to newspapers and Web sites since 1983. Mr. Inman also serves as a director of BRIDGE Housing Corp., a leading nonprofit housing developer. Mr. Inman serves as chairman of the MSN HomeAdvisor Advisory Group, a free comprehensive guide to finding homes and loans on the internet.

      Neil A. Johnson has served as Executive Vice President and Chief Financial Officer of the Company since its formation on August 1, 2001. He previously served as Senior Vice President, Finance and Administration and Chief Financial Officer of the predecessor company, Vista Information Solutions, Inc., since July 1999. Earlier he was Senior Vice President and Chief Financial Officer of MaxServ, Inc., a networking technology and information services company since March 1994, including the period from April 1997 to 1999 after MaxServ, Inc., was acquired by Sears Roebuck and Co. Mr. Johnson has a BBA in accounting from Texas Tech University. He is a CPA and has been appointed as an arbitrator for the NASD and the American Arbitration Association.

      Patrick F. Stone has served as Chief Executive Officer since January 1, 2002 and has been a director of the Company since August 2001. Mr. Stone is the President of Fidelity National Financial, Inc. (“Fidelity”), having served in that capacity since March 2000, and served as Fidelity’s Chief Operating Officer from March 1997 through January 2002. From May 1995 through March 1997 he was an executive vice president of

Fidelity and President of Fidelity National Title Insurance Company and four other underwriter subsidiaries of Fidelity.

      Eric D. Swenson has served as the President and Chief Operating Officer of the company since August 1, 2001. He previously served as an Executive Vice President of Fidelity National Financial, Inc. Prior to the merger of Fidelity National Financial, Inc. and Chicago Title Corporation in March 2000, Mr. Swenson served as Senior Vice President and Managing Director È Southern California of Chicago Title Corporation. Mr. Swenson joined Chicago Title Corporation in 1995.

      Cary H. Thompson has served as a director of the Company since August 2001. Mr. Thompson is a Senior Managing Director with Bear Stearns & Co., Inc., and the head of that firm’s Los Angeles investment banking office. Since 1992, Mr. Thompson has served as a director of Fidelity National Financial, Inc. From 1996 to 1999, he served as Chief Executive Officer of Aames Financial Corporation, and continues to serve on the Aames board of directors. He also serves on the board of directors of SonicWall, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Exchange Act of 1934, as amended, requires the Company’s executive officers and directors to file reports of their ownership, and changes in ownership, of such securities with the SEC. Executive officers and directors are required by the SEC’s regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2001. Based solely upon a review of the copies of reports received by it, the Company believes that all such filing requirements were satisfied except that Raymond Ferrarin, Christopher McCreary and Mark Sennott, who were Section 16 reporting persons during 2001 but no longer are reporting persons or executive officers, each filed one late report.

Item 11.     Executive Compensation

Executive Compensation

      The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 2001, 2000 and 1999 for the Company’s Chief Executive Officer and the four most highly compensated current executive officers whose salary and bonus exceeded $100,000 in 2001.

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation

					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Options	Compensation
Name and Title	Year	($)(1)	($)(2)	($)(4)	($)	(#)(5)	($)(6)(3)

William P. Foley II	2001(8)	—	—	—	—	1,000,000	—
Chairman, Chief	2000	—	—	—	—	—	—
Executive Officer	1999	—	—	—	—	—	—
Howard Latham	2001(7)	154,935	30,000	3,500	—	—	174,625
Chief Executive Officer	2000	181,269	60,000	3,000	—	34,287	5,800
	1999	—	—	—	—	5,715	—
Eric Swenson	2001(9)	125,907	210,590	6,000	—	160,000	6,184
President, Chief	2000	—		—	—	—	—
Operating Officer	1999	—	—	—	—	—	—
Neil A. Johnson	2001	210,521	150,000	—	—	60,000	5,800
Executive Vice President,	2000	200,021	100,000	—	—	15,715	5,800
Chief Financial Officer	1999	91,676	45,838	—	—	14,286	—
Mark Sennott	2001(9)	94,808	675,775	—	—	75,000	2,136
Executive Vice President	2000	—	—	—	—	—	—
	1999	—	—	—	—	—	—
Raymond Ferrarin	2001(9)	71,042	215,071	—	—	40,000	4,271
Executive Vice President	2000	—		—	—	—	—
	1999	—	—	—	—	—	—

(1)	Amounts shown for the indicated fiscal year include amounts deferred at the election of the named executive officer pursuant to the Company’s 401(k) plan.

(2)	Bonuses were awarded during the year following the year to which the bonuses relate, based on an evaluation by the Compensation Committee of the Board of Directors.

(3)	Amount in 2001 shown for Mr. Latham includes (i) $74,658 paid on behalf of Fidelity National Financial, Inc. as described in Item 13 in the section, “Other Related Party Transactions” and (ii) severance payments of $94,167 in accordance with his employment agreement as described in the “Employment Agreements” section at Item 13.

(4)	Amounts shown for Mr. Latham includes the costs of an automobile allowance of $3,500 and $3,000 for 2001 and 2000, respectively. Amounts shown for Mr. Swenson included the cost of an automobile allowance of $6,000.

(5)	The number of securities underlying options has been adjusted to reflect all stock splits.

(6)	Amounts shown for fiscal 2001 consist of the following: (i) Mr. Latham: Company contribution to 401(k) Plan — $4,800, Profit Sharing — $1,000; (ii) Mr. Swenson: Company contribution to 401(k) Plan — $5,769, Company paid life insurance premiums — $415; (iii) Mr. Johnson: Company contribution to 401(k) Plan — $4,800, Profit Sharing — $1,000; (iv) Mr. Sennott: Company contribution to 401(k) Plan — $2,003, Company paid life insurance premiums — $133, and (v) Mr. Ferrarin: Company contribution to 401(k) Plan — $4,181, Company paid life insurance premiums — $90. Amounts shown for fiscal 2000 consist of the following: (i) Mr. Latham: Company contribution to 401(k) Plan — $4,800, Profit Sharing — $1,000, and (ii) Mr. Johnson: Company contribution to 401(k) Plan — $4,800, Profit Sharing — $1,000.

(7)	Mr. Latham was Chief Executive Officer of the Company from January 1, 2001 to July 31, 2001.

(8)	Mr. Foley became Chief Executive Officer of the Company on August 1, 2001 (date of business combination with Fidelity National Financial, Inc.). See Item 13.

(9)	Amounts listed under Annual Compensation are from August 1, 2001 (date of business combination with Fidelity National Financial, Inc.) through December 31, 2001. See Item 13.

Option Grants

      The following table provides information as to options to purchase common stock granted to the named individuals during 2001 pursuant to the Company’s 2001 Stock Incentive Plan. The Company does not currently grant stock appreciation rights to officers or directors.

Stock Option Grants in Last Fiscal Year

	Individual Grants

							Potential Realizable Value at
	Number of						Assumed Annual Rates of
	Securities		Percentage of				Stock Price Appreciation
	Underlying		Total Options				for Option Term(2)
	Options		Granted to	Exercise or
	Granted		Employees in	Base Price		Expiration	5%	10%
Name	(#)		Fiscal Year	($/share)		Date	($)	($)

William P. Foley II	750,000	(3)		$7.11	(1)	08/03/11	$3,359,475	$8,478,675
	250,000	(3)		$8.49	(1)	11/21/11	$1,337,175	$3,374,775

	1,000,000		33.1%
Howard Latham	0		0.0%	$0.00			$0	$0
Eric Swenson	150,000	(3)		$7.11	(1)	08/03/11	$671,895	$1,695,735
	10,000	(3)		$8.49	(1)	11/21/11	$53,487	$134,991

	160,000		5.3%
Neil A. Johnson	50,000	(3)		$7.11	(1)	08/03/11	$223,965	$565,245
	10,000	(3)		$8.49	(1)	11/21/11	$53,487	$134,991

	60,000		2.0%
Mark Sennott	75,000	(3)	2.5%	$7.11	(1)	08/03/11	$335,948	$847,868
Raymond Ferrarin	40,000	(3)	1.3%	$7.11	(1)	08/03/11	$179,172	$452,196

(1)	The fair market value of the Company’s Common Stock on the date of grant.

(2)	These are assumed rates of appreciation, and are not intended to forecast future appreciation of the Company’s Common Stock.

(3)	Nonqualified stock options.

Option Exercises and Fiscal Year-End Values

      The following table summarizes information regarding exercises of stock options by the named individuals during 2001 and unexercised options held by them as of December 31, 2001.

Aggregate Option Exercises in Last Fiscal Year

and Fiscal Year-end Option Values

	Number of	Value of Unexercised
	Unexercised Options	In-the-Money Options
	at December 31, 2001	at December 31, 2001
	(#)	($)
	Exercisable/Unexercisable(1)(2)	Exercisable/Unexercisable(1)(2)

William P. Foley II	500,000/500,000	$1,367,500/$1,367,500
Howard L. Latham	40,002/—	$—/$—
Eric Swenson	53,334/106,666	$159,668/$319,332
Neil A. Johnson	50,002/39,999	$57,002/$113,998
Mark Sennott	25,000/50,000	$77,000/$154,000
Raymond Ferrarin	13,334/26,666	$41,069/$82,131

      In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, the fair market value is deemed to be $10.19, the closing price of the Common Stock of FNIS reported by NASDAQ on December 31, 2001.

(1)	Number of exercisable shares and corresponding values relate to options granted under the 1999 and 2001 Stock Option Plans. The exercise price varies based upon the market price at the time of grant. The value of unexercised options at year-end is calculated as the difference between the market value of the underlying security, $10.19 per share, and the exercise price of the option at year-end. The exercise prices of the options at year-end were as follows: (i) Mr. Foley — options to purchase 750,000 shares at $7.11 per share, options to purchase 250,000 shares at $8.49 per share under the 2001 Stock Option Plan; (ii) Mr. Latham — options to purchase 5,715 shares at $28.00 per share, options to purchase 1,429 shares at $28.00 per share, options to purchase 4,286 shares at $21.00 per share, options to purchase 28,572 shares at $14.91 per share under the 1999 Stock Option Plan; (iii) Mr. Swenson — options to purchase 150,000 shares at $7.11 per share, options to purchase 10,000 shares at $8.49 per share under the 2001 Stock Option Plan; (iv) Mr. Johnson — options to purchase 14,286 shares at $28.00 per share, options to purchase 1,429 shares at $28.00 per share, options to purchase 14,286 at $10.92 per share under the 1999 Stock Option Plan; options to purchase 50,000 shares at $7.11 per share, options to purchase 10,000 shares at $8.49 per share under the 2001 Stock Option Plan; (v) Mr. Sennott — options to purchase 75,000 options at $7.11 under the 2001 Stock Option Plan; and (vi) Mr. Ferrarin — options to purchase 40,000 shares at $7.11 per share under the 2001 Stock Option Plan.

(2)	Number of unexercisable shares and corresponding value relate to options granted under the Company’s 1999 and 2001 Stock Option Plans. The value of these unexercisable options represents the difference between the year-end market value of the underlying security of $10.19 per share and the option grant price.

Director Compensation

      Directors who are not employees of the Company receive an annual retainer of $5,000 and $2,500 per Board of Directors meeting attended, plus reimbursement of reasonable expenses. Committee members receive $1,000, and the Chairman received $1,500 for every committee meeting attended. Directors who are employees of the Company do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, for Board meeting attendance.

Compensation Committee Interlocks and Insider Participation

      From January 1, 2001 through July 31, 2001, the Compensation Committee consisted of Messrs. Thomas R. Gay, Patrick A. Rivelli and Jay D. Seid. From August 1, 2001 through December 31, 2001, Messrs. Cary H. Thompson, Willie D. Davis and Bradley J. Inman served on the Compensation Committee. The Compensation Committee is currently composed of three independent directors. During fiscal 2001, no member of the Compensation Committee was a former or current officer or employee of the Company or any of its subsidiaries. In addition, during that year, no executive officer of the Company served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Compensation Committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the Board of Directors.

Report of the Compensation Committee on Executive Compensation

     General

      The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent data for use in assessing levels of compensation for officers of the Company.

     Compensation Philosophy

      The Company’s executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company’s strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national real-estate related data, solutions and services companies and other corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include real-estate related companies and other corporations equal to or larger than the Company. The Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company’s performance, the measures used for determining appropriate levels of compensation for executive officers include the Company’s national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, and profit retention and profitability, all of which combine to enhance stockholder value.

      The Committee approves the employment agreements and salary and bonus levels for key employees. The Compensation Committee then makes recommendations with respect to the compensation to the entire Board of Directors for its approval.

     Base Salary and Annual Cash Bonuses

      With respect to the base salaries and incentive cash bonuses awarded to other executive officers in respect of 2001, the Compensation Committee approved these amounts pursuant to the executives’ employment agreements and/or an executive bonus program established by the Compensation Committee. The decision of the Compensation Committee with respect to the base salary for each such executive officer is subjective and was made after consideration of the performance of the executive in his particular area of responsibility, the executive’s contribution to the Company’s overall management team and an assessment of the future contributions the executive should be able to make to the Company. Under the terms of the executive bonus program, the executive officers received a cash bonus based upon specified target levels of profitability.

     Compensation of Chief Executive Officer for Fiscal 2001

      The compensation paid to Howard Latham, the Company’s Chief Executive Officer from January 1, 2001 through July 31, 2001, for 2001 was determined pursuant to the terms of his employment agreement in effect during that period. His employment agreement provided him with a minimum base annual salary, fringe benefits including a $500 per month automobile allowance and incentive compensation, as determined in the discretion of the Board of Directors. Mr. Latham’s employment agreement also provided him with a severance package in the event of a “change of control” (as defined within the agreement). As a result of the business combination with Fidelity National Financial, Inc. in August 2001, Mr. Latham’s employment was terminated and a “change of control” occurred. Therefore, Mr. Latham was entitled to a severance package as described within Item 13.

      William P. Foley, II served as the Company’s Chief Executive Officer from August 1, 2001 through December 31, 2001. Mr. Foley did not have an employment agreement with the Company, nor did he receive a salary. The Company’s Compensation Committee has the discretion to award stock options. The Compensation Committee awarded Mr. Foley stock options totaling 1,000,000 shares of Common Stock of the Company. Of these options, 500,000 vested on the date of grant, 375,000 vest on August 3, 2002, and 125,000 vest on November 21, 2002.

     Compensation of Other Executives for Fiscal 2001

      With respect to the base salaries and cash bonuses awarded to other executive officers in respect of 2001, the Compensation Committee approved these amounts within the exercise of their discretion. The Compensation Committee’s decision regarding each executive officer’s base salary was subjective and made after consideration of the executive’s performance, the executive’s contribution to the Company’s overall management team and an assessment of the future contributions the executive should be able to make to the Company.

     Stock Option Grants

      As indicated above, an important element of the Company’s compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company’s stockholders. The purpose of the Company’s Stock Option and Incentive Plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company’s long-term performance. Consistent with these objectives, the Compensation Committee granted options in 2001 to executive officers for their performances.

      Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company’s policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company’s overall compensation philosophy. Accordingly, the Company has and will continue to authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

The Compensation Committee

Cary H. Thompson
Willie D. Davis
Bradley J. Inman

April 29, 2002

PERFORMANCE GRAPH

      Set forth below is a graph comparing cumulative total stockholder return on the Company’s common stock against the cumulative total return on a broad market index, (the “NASDAQ US Index”) and against the cumulative total return of a peer group index, (“Peer Group”) comprised of certain companies for the industry in which the Company competes for the five-year period ending December 31, 2001. The Peer Group consists of the following companies: Acxiom Corporation; CoStar Group, Inc.; Equifax, Inc.; Factual Data Corp.; Fair Isaac & Co, Inc.; and infoUSA, Inc. The Peer Group comparison has been weighted based on the Company’s stock market capitalization. The graph assumes an initial investment of $100.00 on January 1, 1996, with dividends reinvested over the periods indicated.

Comparison of Five-Year Cumulative Total Return

of Company, Industry Index and Broad Market

	1996	1997	1998	1999	2000	2001

Fidelity National Information Solutions	100.00	666.07	688.28	321.94	74.93	129.28
Nasdaq US Index	100.00	122.48	141.00	185.80	60.15	79.34
Peer Group	100.00	115.43	122.25	102.73	121.77	128.46

ASSUMES $100 INVESTED ON JANUARY 1, 1996

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DECEMBER 31, 2001

Item 12.     Security Ownership of Certain Beneficial Owners And Management

PRINCIPAL STOCKHOLDERS

      As of April 1, 2002, based upon filings with the Securities and Exchange Commission, the following table show each person or entity know to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock (other than directors or executive officers of the Company), (1) the number of shares of Common Stock so owned, and (2) the percentage of all shares outstanding represented by such ownership (based upon the number of shares outstanding as of April 1, 2002).

	Number of	Percent
Name and Address of Beneficial Owner	Shares	of Class

Fidelity National Financial, Inc and Chicago Title and Trust Company(1)	19,098,443	77.8%
17911 Von Karman Avenue
Irvine, California 92614

(1)	Chicago Title and Trust Company is a wholly-owned subsidiary of (1) Fidelity National Financial, Inc.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth the beneficial ownership as of April 1, 2002, of the Common Stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

	Number of	Number of		Percent of
Name and Address	Shares Owned	Options/Warrants(1)	Total	Total

William P. Foley, II	42,600	500,000	542,600	2%
Willie D. Davis	-0-	21,667	21,667	*
Richard J. Freeman	1,174,401 (2)	37,097 (3)	1,211,498	5%
Earl Gallegos	-0-	24,527	24,527	*
Bradley J. Inman	-0-	21,667	21,667	*
Patrick F. Stone	-0-	200,000	200,000	1%
Cary H. Thompson	-0-	21,667	21,667	*
Eric D. Swenson	1,452	53,334	54,786	*
Neil A. Johnson	4,711	50,002	54,713	*
Mark Sennott	1,866	-0-	1,866	*
Raymond Ferrarin	3,571	13,334	16,905	*
Howard Latham	-0-	11,430	11,430	*
All directors and officers (15 persons)	1,232,096	966,917	2,199,013	9%

*	Represents less than 1% of the Company’s Common Stock.

(1)	Represents shares subject to stock options or warrants that are exercisable on April 1, 2002 or become exercisable within 60 days of April 1, 2002.

(2)	Included in this amount are 188,163 shares held by Century Capital Partners, L.P. (“CCP”); 11,497 shares held by Century Capital Management, Inc. (“CCM”) for the benefit of CCP; 974,026 shares held by Century Capital Partners II, L.P. (“CCP II”); and 715 shares held by CCM for the benefit of CCP. Excluding the 715 shares Mr. Freeman holds for the benefit of CCP, he disclaims beneficial ownership of all other shares except to the extent of his actual pecuniary interest therein. Mr. Freeman is a shareholder of the general partner of CCP and a managing member of the general partner of CCP II.

(3)	Included in this amount are 11,497 warrants held by CCM for the benefit of CCP.

Item 13.     Certain Relationships and Related Transactions

Employment Agreements

      Howard L. Latham. Effective January 1, 2001, Howard L. Latham entered into a one year Executive Employment Agreement with the Company, pursuant to which Mr. Latham agreed to serve as the Company’s Chief Executive Officer. Mr. Latham’s base salary under the agreement was $220,000, subject to periodic increases at the discretion of the Board of Directors. The employment agreement also entitled Mr. Latham to receive incentive compensation, as determined in the discretion of the Board of Directors; and to receive fringe benefits including a $500 per month automobile allowance. The employment agreement provided that it could be terminated by the Company for “cause” (as defined). In the event the Company terminated Mr. Latham’s employment without cause, the Company would be obligated to (i) pay a lump sum severance equal to one year’s base salary as then in effect; (ii) continue fringe benefits for one year; and (iii) pay for outplacement support by a mutually agreeable firm, not to exceed $15,000. In the event Mr. Latham’s employment was terminated within one year of a “change in control” (as defined) of the Company, the employment agreement obligated the Company to (i) pay a lump sum severance equal to one year’s base salary as then in effect; (ii) continue fringe benefits for one year; (iii) pay for outplacement support by a mutually agreeable firm, not to exceed $15,000; and (iv) automatically accelerate the vesting of all outstanding stock options not vested as of the date of termination. In connection with the business combination with Fidelity in August 2001, Mr. Latham’s employment was terminated and Mr. Latham received the “change of control” severance package described above.

      Neil A. Johnson. Effective April 20, 2001, the Company entered into a Change in Control Severance Agreement with Neil A. Johnson, its Chief Financial Officer. Mr. Johnson’s severance agreement provides for certain payments and benefits in the event that his employment is terminated within twelve months after a “change in control” (as defined), unless such termination results from Mr. Johnson’s death, disability or retirement, or his resignation for reasons other than “good reason” (as defined), or constitutes a termination for “cause” (as defined). In such event, Mr. Johnson will be entitled (i) to receive a lump sum severance payment equal to one year’s base salary as then in effect; (ii) to receive a bonus payment equal to Mr. Johnson’s then-scheduled bonus, calculated as though all performance-related criteria had been met, prorated for the portion of the bonus period during which Mr. Johnson was employed by the Company; (iii) to the continuation of benefits under the Company’s medical, dental and vision plans, and the continuation of long-term disability insurance, for twelve months; (iv) to the continuation of payment of the premiums for Mr. Johnson’s life insurance policy for twelve months; and (v) automatic vesting of all unvested stock options held by Mr. Johnson.

      Brian F. Hershkowitz. Effective June 8, 2001, the Company entered into a two year Employment Agreement, subject to automatic renewal terms of one year, with Brian F. Hershkowitz, pursuant to which Mr. Hershkowitz agreed to serve as an Executive Vice President of the Company. Mr. Hershkowitz’s base salary under this employment agreement is $250,000, subject to periodic increases at the discretion of the Board of Directors. The employment agreement also provides for (i) a guaranteed cash bonus of $250,000 on the one year anniversary of his continued employment with the Company and (ii) a bonus, during the second year of his continued employment with the Company, in accordance with the terms and conditions of the Company’s executive bonus program as then in effect. In addition, the employment agreement provides for reimbursement for relocation and temporary housing expenses. The employment agreement provides that it can be terminated by the Company for “cause” (as defined). In the event the Company terminates Mr. Hershkowitz’s employment without cause, the Company would be obligated to pay a lump sum severance equal to his base annual salary as then in effect and due for the remainder of the term.

Other Related Party Transactions

      On August 1, 2001, the Company completed a merger transaction with Fidelity National Financial, Inc., (“Fidelity”) and Chicago Title and Trust Company, (“Chicago Title”) a wholly-owned subsidiary of Fidelity. The merger was a reverse merger and the Company became a majority-owned subsidiary of Fidelity. In connection with the business combination with Fidelity the Company transferred to Chicago Title 11,703,801 shares of the Company’s common stock and transferred to Fidelity 5,507,671 shares of the Company’s common stock. Collectively, these shares of common stock then constituted approximately 77% of the Company’s outstanding common stock. As of April 1, 2002 Fidelity owns 78% of the Company’s outstanding common stock.

      In 2001, the Company paid to certain of its employees bonus payments in the aggregate amount of $227,991. These payments were an obligation of Fidelity arising from its earlier acquisition of a convertible promissory note issued by the Company and 950,000 shares of our common stock (collectively, the “Moore Interests”) held by Moore North America, Inc. pursuant to an Agreement for Purchase and Sale of Securities dated February 15, 2001 between Fidelity and Moore North America. As part of this transaction, Fidelity assumed the obligation of Moore North America to make certain bonus payments to certain of its former employees, several of whom were employees the Company on February 15, 2001. The acquisition of the Moore Interests was a prelude to the business combination between Fidelity, its wholly-owned subsidiary, Chicago Title and Trust and the Company consummated on August 1, 2001. Concurrently with this closing, the Company paid the $227,991 obligation described above on behalf of Fidelity, and Fidelity reimbursed the Company for that amount plus a payment grossing up the Company for the payroll taxes it paid in connection with those bonus payments. The foregoing arrangement, whereby the Company paid an obligation of Fidelity and was reimbursed, was entered into for bookkeeping simplicity. There is no accompanying written agreement between Fidelity and the Company with respect to this arrangement.

      During 2001, the Company paid $0.5 million and $5.7 million to two related parties, Fidelity and Micro General Corporation, Inc., (“Micro General”) a majority owned subsidiary of Fidelity, respectively. The amounts paid to Fidelity were for executive and general management, accounting, legal and administrative services provided to the Company under an agreement effective August 1, 2001. Annual fees under the agreement with Fidelity are $1.3 million. The amounts paid to Micro General were for information technology and business communication services provided to the Company under an agreement effective August 2, 2001. The agreements with Fidelity and Micro General are for one and three year terms respectively. Fees for the services provide in the agreements are based on estimated time incurred to perform each of the functions and the estimated personnel costs for the function performed, plus in the case of Micro General, a profit margin.

      The Company also sells certain data and other products and services to Fidelity. During 2001 these sales amounted to $1.0 million.

      On August 2, 2001, the Company issued to Fidelity 1,614,286 shares of its Common Stock for all of the outstanding common stock of Risco, Inc.

      On August 2, 2001, the Company acquired all the assets and liabilities of Reez.com., Inc., from Fidelity in exchange for 136,971 shares of its Common Stock.

Officer and Director Loans

      Effective January 30, 2002, Brian F. Hershkowitz, Executive Vice President, received a loan from the Company in the amount of $105,000. The loan is due on March 31, 2003 and bears interest at the prime rate plus 2%. The loan is currently unsecured, but Mr. Hershkowitz is required to provide sufficient collateral to secure the loan if requested by the Company.

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

By:	/s/ PATRICK F. STONE

Patrick F. Stone
Chief Executive Officer

Date: April 29, 2002

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. FOLEY, II William P. Foley, II	Chairman of the Board	April 29, 2002

/s/ PATRICK F. STONE Patrick F. Stone	Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2002

/s/ WILLIE D. DAVIS Willie D. Davis	Director	April 29, 2002

/s/ RICHARD J. FREEMAN Richard J. Freeman	Director	April 29, 2002

/s/ EARL GALLEGOS Earl Gallegos	Director	April 29, 2002

/s/ BRADLEY INMAN Bradley Inman	Director	April 29, 2002

/s/ CARY H. THOMPSON Cary H. Thompson	Director	April 29, 2002

/s/ NEIL A. JOHNSON Neil A. Johnson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2002

      The following exhibits are hereby added to the Exhibit Index filed as part of the Form 10-K previously filed.

Exhibit
Number	Description

10.61	Change in control Severance Agreement dated April 20, 2001 by and between Vista Information Solutions, Inc. and Neil Johnson.
10.62	Employment Agreement dated June 8, 2001 by and between Fidelity National Financial, Inc., and Brian Hershkowitz
10.63	Executive Employment Agreement dated January 1, 2001 by and between Vista Information Solutions, Inc., and Howard Latham

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

ANNUAL REPORT ON FORM 10-K405A, AS FILED ON APRIL 1, 2002

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

For the fiscal year ended December 31, 2001

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

Commission File No. 0-20312

Fidelity National Information Solutions, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	41-1293754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4050 Calle Real Santa Barbara, California 93110	(805) 696-7000
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Common Stock, $.001 par value	NASDAQ

Securities Registered Pursuant to Section 12(g) of the Act:

None

      Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

      Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K, or any amendment to this Form 10-K.     No ☑

      As of March 26, 2002, 24,565,374 shares of Common Stock ($.001 par value) were outstanding, and the aggregate market value of the shares of the Common Stock held by non-affiliates of the registrant was $86,192,460.

      The information in Part III hereof is incorporated herein by reference to the registrant’s Proxy Statement on Schedule 14A for the fiscal year ended December 31, 2001, to be filed within 120 days after the close of the fiscal year that is the subject of this Report.

      The index to exhibits is contained in Part IV herein on Page 42.

FORM 10-K

PART I

Item 1.     Business

      We provide products and services that enable our clients to use information to improve their business decision-making processes and to effectively manage existing and prospective customer relationships. We provide the data, solutions and services required by lenders and real estate professionals in connection with property transactions throughout the United States and Canada. We deliver information and technology to lenders and real estate professionals for use throughout the home purchase and ownership life cycle. We provide mortgage lenders, commercial lenders, and risk management professionals with real estate tax services, credit reporting services, flood compliance services, automated valuation and appraisal services, environmental and natural hazard disclosure, and other of our database products.

      We are also a data and service provider to the Multiple Listing Service (“MLS”) systems industry. Approximately 50% of all real estate professionals in North America use our services. Over 400 organizations use our MLS applications, which combine the features of three Internet browser systems designed to scale from the smallest to the largest MLS organizations.

      On August 1, 2001, pursuant to an agreement and plan of reorganization and merger dated April 12, 2001, we acquired one wholly-owned subsidiary of Fidelity National Financial, Inc.(“Fidelity”) and three wholly-owned subsidiaries of Chicago Title and Trust Company, a wholly-owned subsidiary of Fidelity (“Chicago Title”). At the same time, Fidelity transferred to us eighty percent (80%) of the issued and outstanding shares of capital stock of Fidelity National Tax Service, Inc. (“Tax”).

      The subsidiaries of Chicago Title were Market Intelligence, Inc. (“MI”), Fidelity National Credit Service, Inc. (“Credit”), and Fidelity National Flood, Inc. (“Flood”), (collectively, the “Chicago Subsidiaries”). The subsidiary of Fidelity was International Data Management Corporation (“IDM”), which was acquired by Fidelity in January 2001 (together with Tax, the “Fidelity Subsidiaries”).

      In consideration for these transactions, we transferred to Chicago Title and Fidelity 11,703,801 and 5,507,671 shares of our common stock, respectively. Collectively, these shares of common stock then constituted approximately 77% of our outstanding common stock. The transaction was a reverse merger, following which we became a majority-owned subsidiary of Fidelity. As a result, the accompanying Consolidated Financial Statements issued prior to December 31, 2001 reflect only the balance sheet accounts, operations, and cash flows of MI, Credit, Flood and Tax prior to the merger and the Fidelity Subsidiaries and Chicago Subsidiaries as the acquiror for accounting purposes. Our results have been included in the results of operations since the closing of the business combination on August 1, 2001. At December 31, 2001, Fidelity owned 79% of our outstanding common stock.

      Fidelity is the nation’s largest title insurance and diversified real estate-related services company. Fidelity’s title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — together issue approximately 30 percent of all title insurance policies nationally. Fidelity provides title insurance in 49 states, the District of Columbia, Guam, Mexico, Puerto Rico, the U.S. Virgin Islands and Canada.

Recent Developments

     Reorganization

      Effective January 1, 2002, we reorganized our company into four segments for management and reporting purposes: Data, Solutions, Services and Corporate. This new structure has been designed to support the implementation of our business strategies in the future. We will begin reporting in this new structure beginning with the first quarter of 2002.

      We have defined the Data, Solutions, Services and Corporate segments as follows:

•	Data — data includes information regarding real estate and consumers that can be aggregated, rendered, repurposed or repackaged for other purposes in order to meet customers’ specific business needs.

•	Solutions — solutions involve developing and supplying business processes and technology that allows customers to improve efficiency, lower costs, reduce risks and better manage and operate their businesses to serve their customers’ needs.

•	Services — services add value by combining manual intervention, outsourcing or process improvement with one or more of our data and/or solutions components. They can range considerably in scope, from improving a single process to providing complete outsourcing capabilities. Services add value by saving customers time and money. These savings or efficiencies can be accomplished in a number of ways, including reduced staffing needs, streamlining paperwork and processes or stabilizing cyclical business cycles, all of which can help to drive more revenue to the customer’s bottom line.

•	Corporate — corporate operations include certain financing and other general corporate expenses.

      For the year ended December 31, 2001, if we had organized our company based on the new segments described above, the proportion of revenue for the Data, Solutions and Services sectors would have been approximately 68%, 11% and 21% respectively.

     Acquisitions and Sale

      On August 2, 2001, we issued to Fidelity 1,614,286 shares of our common stock in exchange for all of the outstanding common stock of Risco, Inc. Risco is the third largest multiple listing service vendor in the United States.

      On August 2, 2001, we acquired all the assets and liabilities of Reez.com, Inc., from Fidelity in exchange for 136,971 shares of our common stock. Reez’s software provides the realtor, consumer and settlement service provider with an on-line platform to schedule, track and close real estate transactions.

      On October 10, 2001, we purchased from Fidelity the remaining 20% of Tax we did not own for $5.4 million in cash.

      On December 3, 2001, we purchased all the assets of HomeSeeker’s XMLSweb division in exchange for $2.0 million in cash. HomeSeeker’s assets will contribute to our position as an MLS service provider.

      On January 2, 2002, we acquired ISDI.NET, LLC, a technology, systems integration and consulting firm, in exchange for 275,000 shares of our common stock and $1.1 million in cash. As a result of the acquisition, we acquired ISDI.NET’s real estate technology, resources and existing installation base.

      On March 25, 2002, we sold our Environmental Risk Management Solutions business for $15.5 million in cash. The services provided by this division were primarily used by commercial lenders and the engineering community, neither of which are prime markets for our organization. Proceeds from the sale were used to pay down the $12.6 million balance then outstanding under our revolving credit agreement with Fidelity. The remaining proceeds of $2.9 million were added to general working capital.

Structure and Business

      Prior to January 1, 2002, the company was organized into three segments for management and financial reporting purposes: Lender Services, Professional Services and Corporate and other. The results of these segments for the three years ended December 31, 2001 are included in the accompanying financial statements, and discussed in our Management’s Discussion and Analysis of Financial Condition and Results of Operations

in Item 7 in this document. The following information relates to the structure of the business through December 31, 2001:

Lender Services

     General

      Lender Services is comprised of the following:

•	Property appraisal services. We offer property appraisal services through a network of state-licensed contract appraisers. In addition, we provide detailed real estate property evaluation services to lending institutions utilizing artificial intelligence software, detailed real estate statistical analysis and physical property inspections.

•	Real estate tax services. We advise lending and mortgage related institutions throughout the United States of the status of property tax payments that are due on properties securing their loans over the life of the loan. We protect lenders against losses from failing to monitor delinquent taxes.

•	Flood certification. Federal legislation passed in 1994 requires most mortgage lenders to obtain a property’s flood zone status at the time a loan is originated. We provide these required flood zone determination reports to mortgage lenders nationwide.

•	Credit reporting. We provide credit information reports to mortgage lenders nationwide, as well as a variety of related products to meet the ever-changing needs of the mortgage industry.

Product Lines

      Residential Real Property Valuation Services. Assessing the value of the real property that will secure a loan is one of the key components of a mortgage lending decision. Loan servicers routinely re-evaluate loans and loan portfolios to manage risk and loss due to loan defaults. In addition, property valuation services are used by investors to assess the value of a loan portfolio in connection with sales of mortgages in mortgage securitization transactions and other transactions in the secondary market for real property mortgages. Historically, lenders and investors required a comprehensive property appraisal as part of their loan origination requirements or mortgage investment decisions. Such appraisals traditionally involved labor-intensive inspections of the real property in question and of comparable properties in the same and similar neighborhoods.

      In recent years, the increasing availability of reliable information related to real estate and real estate transactions has encouraged lenders and other real estate professionals to use alternatives to traditional appraisals. Depending on the nature of the loan and the amount of reliable information available about a property, a lender may not require a full appraisal. For example, a lender may not require a full appraisal be conducted for a second mortgage. Our residential real property valuation business line offers its customers a broad range of services which allow them to match their risk of loss with alternative forms of property evaluations, depending upon their needs and regulatory requirements. We provide residential real property valuation and collateral evaluation services for loan originators, mortgage brokers and loan servicers through a nationwide network of more than 15,000 licensed real estate professionals and appraisers.

      Residential Real Property Tax Services. Many residential loan investors and primary mortgage insurers require that servicers of loans that do not meet certain loan-to-value ratio requirements maintain escrow accounts into which borrowers must deposit monthly payments against pending property tax obligations. The servicer then pays the taxes on or before the due date. In order to properly manage these escrow accounts and ensure that the taxes are timely paid, residential loan servicers need property tax monitoring services. In addition, property tax service companies can help lenders ensure that borrowers pay their real estate taxes on a timely basis even if an escrow account is not a requirement of the loan. Our real property tax services business line provides these property tax services and tax data to financial institutions. We obtain property tax data from county property recording offices, and format the data so that it can be processed by a financial institution customer’s automated loan servicing system. Using an automated escrow reporting and payment system, a financial institution can make timely payment of property taxes on those loans for which the institution is required to provide property tax escrow accounts. Our automated system allows an institution to significantly reduce the time and costs associated with the manual processing of tax payments.

      Flood Zone Determination and Life-of-Loan Monitoring Services. Congress passed the Flood Disaster Protection Act of 1973 and the National Flood Insurance Reform Act of 1994 in response to catastrophic losses suffered in the wake of major flooding disasters. Under these laws and the related regulations, all federally-insured or regulated lenders must:

•	determine whether a structure on the property offered as security for a loan is or will be located in a special flood hazard area;

•	document the method of determining flood hazard status;

•	require that flood insurance to the appropriate dollar limit is obtained; and

•	during the term of the loan, ensure that flood insurance is maintained or added if the lender becomes aware that the property involved subsequently becomes part of a special flood hazard area.

      In response to this legislation, affected lenders must either provide these services in connection with their loan origination and servicing activities or outsource these required services to third parties. To help financial institutions comply with these federal requirements, our flood services business offers basic flood zone determination certification and life-of-loan flood zone determination services.

      At the time of loan origination, the lender or loan broker will contact us and request a determination as to whether a particular address is located in a special flood hazard area. We process this request through a proprietary automated system that accesses and interprets Federal Emergency Management Agency, or FEMA, flood maps, then certifies the status of the property to the lender or loan broker. The certification is provided on a “real-time” basis through the Internet or a computer desktop application.

      Our life-of-loan flood zone determination contract monitors certificates for any changes, such as FEMA flood map revisions. This monitoring service is designed to enable financial institutions to comply with the federal regulations mandating life-of-loan flood zone monitoring.

      In addition to the two main flood-related services, we offer other real estate information services to lenders, such as providing disclosures enabling mortgage originators to comply with the Home Mortgage Disclosure Act and census tract data and performing loan portfolio reviews for flood zone regulatory compliance.

      Credit Reporting and Information Services. Consumer credit information is critical to the mortgage lending industry because a lender’s decision to make a loan is often based upon a consumer’s credit history. In evaluating the credit quality of a borrower, the loan originator uses the credit risk score of that borrower. The credit risk score is a statistical credit score generated by models developed by a third party and made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns that are believed to be indicative of the borrower’s probability of defaulting on a loan. The credit risk score is based on a borrower’s historical credit data, including:

•	payment history;

•	delinquencies on accounts;

•	levels of outstanding indebtedness;

•	length of credit history;

•	types of credit; and

•	bankruptcy experience.

      The extent to which a lender will rely on credit information and seek to verify the information from a credit report depends upon the lender’s risk tolerance and the nature of the loan product.

      Our credit service business provides credit-reporting services to commercial banks, mortgage companies and consumer lenders. Its products include a merged credit report that contains credit history data on individual or joint credit applicants acquired from a three credit bureau combination of Experian, Trans Union and Equifax databases for national coverage. We consolidate and organize information from these credit bureaus and deliver a concise report to our customer. We also offer a residential mortgage credit report that meets Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Housing Administration and Veterans Administration guidelines. Additionally, we offer products that provide credit information for people with little or no credit history and credit information with respect to self-employed borrowers.

     Competition

      Residential real property valuation businesses compete based upon product quality and reliability, customer service, price and the ability to offer diverse services designed to meet a broad range of customer needs. Leading competitors include including First American Real Estate Services, TransUnion and LSI. We believe that our residential real property valuation business’s primary competitive advantage is our prompt delivery of valuation assessments and related information through Web-based applications.

      Tax services businesses compete based primarily on price and service. Our tax services automated systems enable us to compete on the basis of both of these factors. Our leading competitors in the tax services industry are Transamerica Tax Service, First American Tax Service, and Lenders Real Estate Tax Service.

      Competition in flood services is primarily based on price, speed of service, technology, overall efficiency and the extent of the performance guarantee offered to the customer. Our leading competitors in the flood services industry are First American Flood Data, TransAmerica Flood, TransUnion Settlement Solutions, and Geotrac.

      Our credit services face three significant national competitors in the credit services industry: First American Credco, Equifax and Factual Data. Other competitors include small, regional credit service providers. Competition is based primarily on price and service through the application of technology. We have the capability to provide credit data directly to the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation during the loan origination process, which we believe provides us a significant competitive advantage and will help us to increase market share.

Customers

      The principal customers for our product lines are mortgage lenders and originators, residential loan servicers, and other real estate professionals. Except for the relationship between the real estate information business and Lexis-Nexis, none of our product lines experience material customer concentration. All of the product lines benefit from cross-selling by Fidelity affiliates.

Marketing

      The market for our residential real property valuation services consist primarily of lenders in the mortgage origination industry servicing first and second mortgages as well as lenders servicing existing portfolios with respect to default services. In the consumer sector, we market to lenders offering home equity line of credit (HELOC) and second mortgage services. These are typically administered through a consumer bank. For Credit Reporting and Information Services, the primary target market is residential real estate lenders with loan originations in excess of $5 million per month. These lenders include financial institutions, mortgage bankers and mortgage brokers. Typical lending scenarios are for first lien, second lien and home equity borrowing. Our primary market for Flood services is the lender community, specifically banks, mortgage companies, credit unions and mortgage bankers. Within the banks we target the mortgage, consumer lending/home equity and commercial departments. Within mortgage companies we target conforming and non-conforming/sub-prime loans and focus on life of loan and investor approval products. We market our Tax services to banks, credit unions, mortgage companies, life insurance companies, savings and loans and thrifts.

Strategy

      Using the “Fidelity” name as a catalyst to this industry, our approach is to provide a solutions-based environment that offers bundled services to customers. In addition, we use technology to offer more product flexibility such as the ability to easily upgrade from one product to another.

Professional Services

General

      Professional Services provides:

•	Multiple listing services. We provide multiple listing service organizations with systems integration solutions, which combine computer hardware, internally developed and licensed software, telecommunications, security, customer support and maintenance to provide immediate and reliable access to and updating of the property listings database that represents the “shelf stock” of the real estate profession.

•	Property records. We provide records data for over 1,250 counties encompassing 150 million property ownership, mortgage and sales records representing 80% of the total property owners in the United States. We also provide MLS listing books to certain of our MLS customers.

Product Lines

      MLS Systems. Our ParagonTM and Paragon OfflineTM products provide management of MLS property listing data. These systems provide reliable management of data using advanced database technology, fast access to pre-defined and customized information and access to supplemental information such as special tax zones and school districts. We also provide central hosting of these systems on our networks to provide additional reliability and security.

      Public Record and Document Management Support Services. Official real property records are filed locally in the county in which the related real property is located. Many of these local recording offices keep only paper or microfiche records, and few have the ability to provide real property records in an electronic format. Our real estate information business has worked with Lexis-Nexis Group, a division of Reed Elsevier, Inc., to build Lexis-Nexis’s nationwide real estate information database, providing the real estate industry with access to these property records in electronic format for a variety of applications. The real estate information business gathers property records in various formats from county recording offices and contracts with a company located in the Philippines to convert the records into an electronic format.

Competition

      The principal competitive factors that influence the choice of providers of systems and access software by MLS organizations and agents are reliability, ease of use, customer service, integration with other realtor desktop productivity applications, integration with supplemental data, and price. We believe that we compete effectively in all of these areas in our target markets. Interealty, MarketLinx, and Rapattoni, currently compete for the MLS business.

      Lexis-Nexis and the real estate information business compete with the databases maintained by First American Real Estate Information and Dataquick. Competition is based primarily on the database’s breadth of geographic coverage, data content, data quality and customer service, as well as accuracy, speed of delivery, and cost.

Customers

      MLS customers are real estate associations providing the database repository to local real estate agents. Our public records services provide data to real estate broker agents, MLS associations, lenders and title companies.

Marketing

      The Professional Services division is focused specifically on the real estate franchise, broker and agent channels. Our public records business caters to lending institutions in the U.S. and can provide data for all phases of the mortgage transaction.

Strategy

      The Professional Services division continues to increase its influence with MLS boards and associations, industry consultants, others selling professional services, and lenders focused on providing services into the residential transaction. Our objective is to provide an integrated suite of real estate technology tools that manage the transaction from contact to close, including technical and consulting professional services. We will also pursue new revenue opportunities and integrate the broker and agent platform with Fidelity and other companies who desire to sell products and services into the residential channel, and to build products using public data to provide value added technical, analytical, and transaction related data products to our clients.

Employees

      As of December 31, 2001, we had approximately 1,324 full-time equivalent employees. We believe that our relations with employees are generally good.

      Certain employees in our Canadian operations are represented by a labor union. Our Canadian operations have never been subject to any form of work stoppage or strike and have not experienced any labor difficulties.

Intellectual Property

      Our business is dependent upon its ability to gather, manipulate and report publicly available data through the use of proprietary techniques. The company relies on copyright and trade secret law to protect our technology. Further, we have developed a number of brands that have accumulated substantial goodwill in the marketplace, and we rely on trademark law to protect its rights in that area. We intend to continue our policy of taking all necessary measures to protect our copyright, trade secret and trademark rights. In addition, we are cognizant of the benefits of patent protection, and management will conduct the necessary screening procedures to identify technology with patent potential.

Financial Information About Foreign and Domestic Operations and Export Sales

      Our operations are primarily conducted within the United States and Canada. Approximately 3% of our revenues are generated in Canada.

Risk Factors

      As discussed under the heading “Statement Regarding Forward-Looking Information” later in this report, the following risk factors could cause our actual results to differ materially from those contained in any forward-looking statements. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties could harm our business.

Our revenues may decline during periods when decreased real estate activity reduces the demand for our products and services.

      Most of our business is directly or indirectly related to the real estate industry, the mortgage lending industry, or both. Real estate activity and mortgage lending activity is cyclical and highly sensitive to changes in mortgage interest rates and other factors including seasons, demand, employment and general economic conditions. Because these factors can change dramatically, our revenues can change dramatically. Our revenues in future periods will continue to be subject to these and other factors which are beyond our control and, as a result, are likely to fluctuate.

Our business, operations, and corporate structure changed and grew substantially in 2001, and as a result there is limited information upon which you can evaluate our business.

      As discussed above under Item I. Business, we engaged in a major business combination on August 1, 2001.

      Also, as discussed above under the heading “Recent Developments”, since August 1, 2001, we acquired:

•	Risco, Inc.,

•	all the assets and liabilities of Reez.com, Inc.,

•	all of the assets of HomeSeeker’s XMLSweb division,

•	the remaining 20% of the common stock of Fidelity National Tax Service, Inc., and

•	ISDI.NET, LLC.

      Our limited operating history as currently configured, makes it difficult or impossible to predict future results of operations, including operating expenses and revenues. Any evaluation of our business and prospects must be made in light of the risks and uncertainties often encountered by early-stage companies in technology-related markets.

We cannot predict the value of our acquisition of certain intellectual property assets.

      In the acquisitions discussed above, we acquired a substantial amount of intellectual property assets. We cannot assure that these intellectual property assets will provide ongoing value to us or help us achieve profitability.

Recent personnel changes may interfere with our operations, and we need to attract and retain skilled personnel for permanent management and other key personnel positions to effectively implement our business plan.

      Since August 1, 2001, we experienced significant changes at the senior management level. In August 2001, William P. Foley II was appointed as Chief Executive Officer and Chairman of the Board and Eric D. Swenson was appointed President and Chief Operating Officer. Mr. Foley resigned as chief executive officer effective in January 2002, and was succeeded by Patrick F. Stone. Also, following the merger in August 2001, Thomas Gay, Jay Seid, Patrick Rivelli, and Robert Boscamp resigned from the Board of Directors. In their place Mr. Foley, Mr. Stone, Bradley Inman, Willie Davis and Cary Thompson were elected. This new management may have difficulty implementing our business plan.

      Our success depends on the skills, experience and performance of our senior management and other key personnel. These people can terminate their employment with us at any time. To succeed we need to continue attracting and retaining highly skilled personnel.

If we fail to meet the demands of our customers, our business will be substantially harmed and could fail.

      Our lender, professional and corporate services businesses must meet the commercial demands of customers ranging from small businesses to large enterprises. Our services may not appeal to or be adopted by such a wide range of customers. We may not be capable of servicing the needs of large enterprise customers. Since August 2001, we have significantly reduced our personnel. If we do not adequately address customer service issues caused by this reduction our business and reputation may be harmed.

Our recent growth has and will continue to strain our managerial, operational and financial resources. Failure to manage growth effectively will harm our business, results of operations and financial condition.

      In the future, we may establish subsidiaries, enter into joint ventures or pursue the acquisition of new or complementary businesses, products or technologies to enter into new business areas, diversify our sources of revenue and expand our product and service offerings. To the extent we pursue new or complementary businesses, we may not be able to expand our service offerings and related operations in a cost-effective or timely manner. We may experience increased costs, delays and diversions of management’s attention when integrating any new businesses or service. We may lose key personnel from our operations or those of any acquired business. Furthermore, any new business or service we launch that is not favorably received by users could damage our reputation and brand name in our current markets. Additionally, future acquisitions may also result in potentially dilutive issuances of equity securities, the incurring of additional debt, the assumption of known and unknown liabilities, and the amortization of expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on our business, financial condition and operating results.

We need third-party content to operate our business, and this content may become unavailable.

      We currently license from third parties information that is incorporated into our products. As we continue to introduce new services we may be required to license additional information from other providers. We cannot assure that these third-party information licenses will continue to be available to us on commercially reasonable terms, if at all. Any failure to obtain any of these information licenses could adversely affect the performance of our existing services.

We may not be able to protect our intellectual property.

      To compete we must protect our trademark, copyright, and other intellectual property rights. Enforcing these rights is expensive and often difficult or impossible. In addition, claims against us for patent, trademark or copyright infringement or misappropriation of creative ideas or formats, with or without merit, could be time consuming to defend, result in costly litigation, and divert management attention. Resolving these claims could require us to make costly royalty or licensing arrangements or prevent our use of important technologies, ideas or formats. Any of these risks could materially harm our business, financial condition or results of operations.

Security breaches could harm our business by disrupting our delivery of services and products over the Internet.

      Someone circumventing our security could misappropriate proprietary, confidential information, place false orders or cause interruptions in our services or operations. The Internet is a public network, and data is sent over this network from many sources. Recently, some Internet service providers and e-commerce web sites have been targeted by “denial of service” and other attacks that overloaded these web sites and forced them to shut down temporarily.

      Computer viruses have also been distributed and have rapidly spread over the Internet. Computer viruses could be introduced into our systems, disrupting our online technology and making our web site and Internet related products inaccessible. Protecting ourselves from the threat or effect of security breaches or computer viruses can be expensive and time-consuming. Our security measures may not prevent security breaches or combat the introduction of computer viruses, either of which may result in loss of data, increased operating costs, litigation and possible liability.

      Concern about the security of the transmission of confidential information over public networks is a significant barrier to e-commerce and communication. Any well-publicized security compromise could reduce the use of our businesses using the Internet for commerce and communications.

Most of our common stock is owned by Fidelity National Financial, Inc. and other insiders.

      As of March 26, 2002, we had 24,565,374 shares of common stock outstanding, and approximately 19,098,443 shares of common stock were owned by Fidelity. Fidelity also holds a warrant to purchase 713,000 shares of our common stock at $10.00 per share. While Fidelity’s shares are not registered for sale to the public, sales of a substantial number of shares of our common stock in the public market, or the perception that substantial sales might occur, could cause the market price of our stock to decrease significantly. This could also make it more difficult for us to raise capital by selling stock or use our stock as currency in acquisitions.

      In addition, Fidelity and our executive officers and directors beneficially own a sufficient number of our outstanding common stock to control the election of directors and other matters requiring a vote of stockholders. This concentrated ownership might delay or prevent a change in control and may impede or prevent transactions in which stockholders might otherwise receive a premium for their shares.

Statement Regarding Forward-Looking Information

      The information contained in this Form 10-K contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

      Important factors that may affect these projections or expectations include, but are not limited to:

•	general economic and business conditions, including interest rate fluctuations and general volatility in the capital markets;

•	changes in the performance of the real estate markets;

•	the impact of competitive products and pricing;

•	success of operating initiatives;

•	availability of qualified personnel;

•	changes in, or the failure to comply with government regulations; and

•	other risks detailed in our filings with the Securities and Exchange Commission.

      All of these factors are difficult to predict and many are beyond our control. Accordingly, while we believe these forward-looking statements to be reasonable, we cannot assure that they will approximate actual experience or that expectations derived from them will be realized. When used in our documents or oral presentations, the words “anticipate,” “believe,” “estimate,” “objective,” “projection,” “forecast,” “goal,” or similar words are intended to identify forward-looking statements.

Item 2.     Properties

      Our principal executive offices are located at 4050 Calle Real, Santa Barbara, CA 93110. As of December 31, 2001, other locations are:

Lender Services
Market Intelligence	Milford, MA
Fidelity National Tax Service	Monrovia, CA
Fidelity National Flood	Arlington, TX
Fidelity National Credit Service	Kingston, NY,
Fidelity National Credit Service	Indianapolis, IN
Environmental Risk Management Solutions	Herndon, VA
Environmental Risk Management Solutions	San Diego, CA
Environmental Risk Management Solutions	Indianapolis, IN
Geographic Underwriting System	St. Louis Park, MN
Professional Services
MLS	Minneapolis, MN
MLS	Scarborough, ONT
MLS	East Lansing, MI
MLS	Mendota Heights, MN
MLS (Homeseeker’s)	Alexandria, KY
MLS (Homeseeker’s)	Santa Ana, CA
MLS (Risco)	Lenexa, KS
Reez	Santa Ana, CA
IDM	Los Angeles, CA
IDM	Carpenteria, CA

Item 3.     Legal Proceedings

      The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company.

Item 4.     Submission of Matters to a Vote of Security Holders

      The Company did not submit any matters to a vote of security holders in the fourth quarter of 2001.

PART II

Item 5.     Market for Registrant’s Common Stock and Related Stockholder Matters

      Our common stock is traded on NASDAQ National Market under the symbol “FNIS”. The following table shows, for the periods indicated, the high and low sales prices of our common stock, as reported by NASDAQ. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low

Year ended December 31, 2001(1)
First quarter	$13.34	$4.38
Second quarter	8.40	5.25
Third quarter	9.73	5.32
Fourth quarter	10.69	5.78
Year ended December 31, 2000(1)
First quarter	$42.00	$25.38
Second quarter	25.38	14.00
Third quarter	15.97	7.88
Fourth quarter	14.00	3.06

(1)	Periods prior to the third quarter of 2001 are adjusted to give retroactive effect to a 1 for 7 reverse split and do not reflect the composition of the Company subsequent to the business combination as of August 1, 2001.

      On March 27, 2002, the last reported sale price of our common stock on the NASDAQ National Market was $20.36 per share. As of March 15, 2002, we had approximately 448 stockholders of record.

      We have not paid any cash dividends on our common stock. We currently intend to retain any future earnings to fund the development of our business and do not anticipate that we will pay cash dividends on our common stock in the foreseeable future.

Item 6.     Selected Financial Data

      The historical balance sheet data, operating data, share and per share data set forth below are derived from the historical financial statements of Fidelity National Information Solutions, Inc., (“the Company” or FNIS”), which reflect the merger with the Fidelity Subsidiaries and Chicago Subsidiaries and the related reverse merger accounting treatment (see Note B of Notes to the Consolidated Financial Statements). The information should be read in conjunction with the Consolidated Financial Statements and related notes and

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Form 10-K.

	Year Ended December 31,

(See notes below)	2001(1)	2000(2)	1999(2)	1998(2)	1997(2)

	(In thousands, except per share data)
Balance Sheet Data:
Total assets	$199,496	$69,472	$21,091	$24,470	$17,628
Due from (to) related parties, net	(948)	4,604	(1,183)	(2,500)	(2,705)
Total debt	21,007	—	—	3	40
Total equity	128,806	52,305	10,613	10,834	11,215
Operating Data:
Revenue	$182,440	$88,641	$39,358	$40,448	$12,423
Total Expenses	165,646	83,145	38,585	36,544	13,999
Amortization of cost in excess of net assets acquired	3,394	2,496	683	683	207
Net earnings (loss)	6,623	647	(221)	1,665	(1,067)
Per Share Data:
Earnings (loss) per common share — basic	$.33	$.06	$(.07)	$.56	$(.36)
Earnings (loss) per common share — diluted	$.33	$.06	$(.07)	$.56	$(.36)
Weighted average shares outstanding — basic	20,095	11,438	2,999	2,999	2,999
Weighted average shares outstanding — diluted	20,169	11,438	2,999	2,999	2,999

(1)	Our financial results for the year ended December 31, 2001 include FNIS for the period from August 1, 2001, the acquisition date, through December 31, 2001, and the operations of the Fidelity Subsidiaries and Chicago Subsidiaries prior to that date. 2001 operations also include Reez and Risco that were acquired on August 2, 2001, and the MLS assets of Homeseeker’s acquired on December 3, 2001.

(2)	On March 20, 2000, Fidelity acquired Chicago Title and merged certain subsidiaries of the two companies. Accordingly, 2001 results include a full year of operations of the subsidiaries acquired from Chicago Title, 2000 results include a partial year, from March 20 through December 31, of operations of the subsidiaries acquired from Chicago Title and 1999 and prior results are exclusive of Chicago Title operations.

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

      Selected quarterly financial data is as follows:

	Quarter Ended

	March 31,	June 30,	September 30,(1)	December 31,

	(In thousands, except per share data)
2001
Revenue	$32,806	$36,264	$49,932	$63,438
Net earnings	1,726	929	1,434	2,534
Basic earnings per share	.10	.05	.07	.10
Diluted earnings per share	.10	.05	.07	.10
2000(2)
Revenue	$7,996	$26,255	$28,286	$26,104
Net earnings	(1,048)	910	339	446
Basic earnings per share	(0.24)	0.07	0.02	0.03
Diluted earnings per share	(0.24)	0.07	0.02	0.03

(1)	In our Quarterly Report for the period ended September 30, 2001, the revenue, net earnings and earnings per share for the period ending September 30, 2000 contained an error, which is corrected here.

(2)	On March 20, 2000 Fidelity acquired Chicago Title and merged certain subsidiaries. Accordingly, first quarter 2000 results exclude the operations of those subsidiaries.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

      The following discussion should be read in conjunction with the Consolidated Financial Statements and the Notes thereto and Selected Financial Data included elsewhere in this Form 10-K.

      Factors Affecting Comparability. As explained earlier in this document, on August 1, 2001, we merged with the Fidelity Subsidiaries and the Chicago Subsidiaries. The merger was a reverse merger and we became a majority-owned subsidiary of Fidelity. Our Consolidated Statements of Operations for 2001 therefore include the operations of FNIS for the period from August 1, 2001 through December 31, 2001, and the operations of the Fidelity Subsidiaries and Chicago Subsidiaries prior to that date. 2001 operations also include Reez and Risco that were acquired on August 2, 2001, and the MLS assets of Homeseeker’s acquired on December 3, 2001. As a result, year over year comparisons may not be meaningful.

      The following table illustrates the period of time each entity is reflected in our operations as a result of the mergers and acquisitions:

	Year Ended December 31,

	2001	2000	1999

	Number of months
Fidelity National Flood, Inc.(1)(2)	12	12	12
Fidelity National Tax Services, Inc.(2)(4)	12	12	12
Fidelity National Credit Service, Inc.(1)(2)	12	12	12
Market Intelligence, Inc.(2)	12	9	0
IDM(3)	12	0	0
Environmental Risk Management Solutions(2)	5	0	0
Geographic Underwriting System(2)	5	0	0
MLS(3)	5	0	0
Risco(3)	5	0	0
Reez.com, Inc.,(3)	5	0	0
Fidelity National Information Solutions, Inc., Corporate	5	0	0
Homeseekers(3)	1	0	0

(1)	On March 20, 2000, Fidelity acquired Chicago Title and merged certain subsidiaries of the two companies to form this entity. Accordingly, 2001 results for this entity include a full year of operations of the subsidiaries acquired from Chicago Title, 2000 results include a partial year, from March 20 through December 31, of operations of the subsidiaries acquired from Chicago Title and 1999 results are exclusive of Chicago Title operations.

(2)	Operations are included in our Lender Services segment.

(3)	Operations are included in our Professional Services segment.

(4)	Operations in the last three months of 2001 include the acquisition of the 20% minority interest in Tax that was purchased on October 10, 2001.

      Overview. The following table presents certain financial data for the years indicated:

	Year Ended December 31,

	2001	2000	1999

	(Dollars in thousands except per
	share data)
Total revenue	$182,440	$88,641	$39,358

Total expenses	$169,040	$85,641	$39,268

Net earnings (Loss)	$6,623	$647	$(221)

Diluted Earnings (Loss) Per Share	$0.33	$0.06	$(0.07)

      Revenue. Growth in revenue from 1999 to 2001 has resulted primarily from two factors: 1) mergers and acquisitions, and 2) in 2001, low mortgage interest rates and a high number of real estate and refinancing transactions.

      Our business is closely related to the level of real estate activity on both a national and local basis. Real estate sales transactions are directly affected by changes in the cost of financing purchases of real estate, i.e., mortgage interest rates. Other macroeconomic factors affecting real estate activity include, but are not limited to, demand for housing, employment levels, family income levels and general economic conditions.

      Beginning in December 2000 and continuing through the fourth quarter of 2001, interest rates have been reduced by 475 basis points, bringing interest rates down to their lowest level in recent history. This has significantly increased the volume of refinance activity and mortgage activity.

      Interest rate changes have a significant impact on our flood services and credit services business lines, which have historically been closely aligned with the home equity credit market. As well, fluctuations in our Tax services’ revenue usually result from changes in mortgage interest rates. Revenue increases during periods of relatively low interest rates due to higher refinance volumes and decline during periods of relatively high interest rates. MLS revenues are primarily connected with term contracts and are therefore not immediately affected by interest rate changes.

      Total revenue in 2001 increased $93.8 million to $182.4 million, an increase of 105.8% over 2000. The increase in total revenue from 2000 to 2001 is due to increases in real estate and refinance activity as a result of decreasing interest rates, the mergers and acquisitions shown in the table above, and the inclusion of the Chicago Subsidiaries’ operations for a full year in 2001 versus a partial year in 2000. Total revenue in 2000 increased to $88.6 million from $39.4 million in 1999. The increase in total revenue from 1999 to 2000 is primarily the result of the merger of Chicago Title on March 20, 2000.

      Lender Service revenue in 2001 increased $64.2 million to $152.9 million, an increase of 72.4% over 2000. The increase in revenue from 2000 to 2001 is due to 1) increases in real estate and refinance activity as a result of decreasing interest rates, 2) the mergers and acquisitions shown in the table above, and 3) the inclusion of the Chicago Subsidiaries’ operations for a full year in 2001 versus a partial year in 2000. Lender Service revenue in 2000 increased to $88.6 million from $39.4 million primarily the result of the merger of Chicago Title on March 20, 2000.

      Professional Service revenue in 2001 totaled $29.6 million. There were no revenues for the Professional Service segment in 2000 or 1999 due to the exclusion of its operations for the period prior to the business combination with Fidelity on August 1, 2001.

Expenses

      The following table presents the components of our expenses:

	Year Ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Personnel costs	$57,128	$32,723	$18,746
Other operating expenses	107,809	50,422	19,839
Interest expense	709	—	—
Amortization of cost in excess of net assets acquired	3,394	2,496	683

Total expenses	$169,040	$85,641	$39,268

      Our operating expenses consist primarily of personnel costs and other operating expenses. Since the business combination with Fidelity in August 2001 we have taken actions to reduce or eliminate redundant costs, primarily related to personnel and facilities expenses.

      Personnel costs include base salaries, commissions and bonuses paid to employees, and are one of our most significant operating expenses. Although a significant portion of these costs is fixed, certain of the costs fluctuate with the mix and level of revenue. Personnel costs totaled $57.1 million, $32.7 million, and $18.7 million for the years ended December 31, 2001, 2000 and 1999, respectively. Personnel costs as a percentage of total revenue have decreased over the three-year period ended December 31, 2001. Those percentages were 31.3% in 2001, 36.9% in 2000 and 47.6% in 1999. The primary reasons for the decrease are 1) the inclusion of the property appraisal business since March 2000, which uses independent contractors in its business and therefore has comparatively low personnel costs, 2) the significant increase in revenue in 2001 resulting from lower mortgage rates and higher refinancing activity, 3) the outsourcing of certain information technology functions and personnel to a related party in 2001, and 4) the reduction of redundant personnel in 2001 resulting from the business combination with Fidelity. We have taken significant measures to maintain appropriate personnel levels and costs relative to the volume and mix of business while maintaining customer service standards and quality controls. We will continue to monitor prevailing market conditions and where possible, will adjust personnel costs to the extent possible, in accordance with activity.

      Lender Service personnel costs in 2001 were $45.1 million, $32.7 million, and $18.7 million for the years ended December 31, 2001, 2000 and 1999, respectively. The costs as a percentage of Lender Service revenue were 29.5% in 2001, 36.9% in 2000 and 47.6% in 1999. The decrease in personnel costs as a percentage of revenue over the three year period is a result of the same reasons described in the above paragraph.

      Professional Service personnel costs in 2001 were $10.7 million and 36.1% of the related revenue. There were no personnel costs for the Professional Service segment in 2000 or 1999 due to the exclusion of its operations for the period prior to the business combination with Fidelity on August 1, 2001.

      Other operating expenses consist primarily of facilities expenses, credit reports, appraisal services, data acquisition costs, postage and courier services, computer services (including in 2001, outsourced personnel costs associated with information technology support), professional services, advertising expenses, general insurance, depreciation, trade receivable allowances and service fees paid to Fidelity. We are committed to cost control measures. We have implemented aggressive cost control programs in order to maintain operating expenses at levels consistent with the levels of revenue. However, certain fixed costs are incurred regardless of revenue levels, resulting in period-over-period fluctuations. Our cost control programs are designed to evaluate expenses, both current and budgeted, relative to existing and projected market conditions.

      Other operating expenses as a percentage of total revenue were 59.1% in 2001, 56.9% in 2000, and 50.4% in 1999. The increase in other operating expenses as a percentage of total revenues in 2001 compared with 2000 is primarily attributable to the outsourcing of certain information technology functions and personnel to a related party beginning in August 2001. The increase in other operating expenses as a percentage of total revenues in 2000 compared with 1999 is primarily attributable to the inclusion of the property appraisal business since March 2000, which uses independent contractors in its business and therefore has compara-

tively higher other operating costs. Total other operating expenses totaled $107.8 million, $50.4 million and $19.8 million in 2001, 2000 and 1999, respectively. The overall year-to-year increases resulted from the mergers and acquisitions, and in 2001, higher real estate transaction activity discussed above.

      Lender Service other operating costs in 2001 were $88.8 million, $50.4 million, and $19.8 million for the years ended December 31, 2001, 2000 and 1999, respectively. The costs as a percentage of Lender Service revenue were 58.1% in 2001, 56.9% in 2000 and 50.4% in 1999. The increase in other operating costs as a percentage of revenue over the three-year period is a result of the same reasons described in the above paragraph.

      Professional Service other operating costs in 2001 were $16.5 million and 55.5% of the related revenue. There were no other operating costs for the Professional Service segment in 2000 or 1999 due to the exclusion of its operations for the period prior to the business combination with Fidelity on August 1, 2001.

      Interest expense for the year ended December 31, 2001 was $0.7 million and represents interest expense on the revolving credit facility with Fidelity. The effective interest rate for the period was 8.6%. That facility was put into effect in September 2001 following the business combination with Fidelity in August 2001. There was no significant interest expense for the years ended December 31, 2000 and 1999.

      Amortization of cost in excess of net assets acquired was $3.4 million in 2001, $2.5 million in 2000 and $0.7 million in 1999. The increase in 2001 as compared with 2000 is primarily due to the acquisition of IDM by Fidelity in January 2001, which resulted in an increase in cost in excess of net assets acquired of $19.3 million. The increase in 2000 compared with 1999 is primarily due to the Chicago Title merger in March 2000.

      Income taxes as a percentage of earnings before income taxes for 2001, 2000 and 1999 was 50.6%, 78.4% and 345.6%, respectively. The fluctuation in income taxes as a percentage of earnings before income taxes is primarily attributable to changes in the relationship between non-deductible cost in excess of net assets acquired and earnings.

Liquidity and Capital Resources

      Cash Flows. Our cash requirements include debt service, operating expenses, taxes, capital expenditures, and systems development. The nature of our business is not capital intensive, and we believe that all anticipated cash requirements for current operations will be met from internally generated funds and borrowings through existing credit facilities. Our short-and long-term liquidity requirements are monitored regularly to match cash inflows with cash requirements. We forecast the daily needs of our business units and periodically review their short- and long-term projected sources and uses of funds, as well as the asset, liability, investment and cash flow assumptions underlying these projections.

      Seasonality. The business cycle of the residential real property valuation services, flood services and credit services business lines have historically been closely aligned with the home equity credit market. Volumes generally increase in the early spring, followed by a slower summer season, a relatively busy fall and a significantly slower winter. Revenue increases during periods of relatively low interest rates due to higher refinance volumes and decline during periods of relatively high interest rates.

      Financing. Following the business combination with Fidelity in August 2001, we entered into a secured revolving credit agreement with Fidelity. The credit agreement provides for a maximum credit line of $25 million that expires and is due in September 2006 and bears interest at a variable rate of prime plus 2%. As of December 31, 2001, $18.7 million was outstanding under our credit agreement and we had $6.3 million in borrowings available to us. Amounts borrowed under the credit agreement were used to repay Fidelity, who retired the company’s debt existing at the time of the business combination. Certain of such debt instruments had conversion features into 713,000 shares of the Company’s common stock. On September 24, 2001, we issued to Fidelity a five-year warrant to purchase 713,000 shares of our common stock at $10 per share.

      Financing Obligations. Our financing obligations generally include our credit agreement with Fidelity and operating and capital lease payments on certain of our premises and equipment. As of December 31, 2001, our required annual payments relating to these financing obligations are as follows:

							Portion
							Relating
							to
	2002	2003	2004	2005	2006	Thereafter	Interest	Total

	(Dollars in thousands)
Revolving line of credit(1)	$0	$0	$0	$0	$18,653	$0	$0	$18,653
Capital lease payments	1,372	807	469	0	0	0	(294)	2,354
Operating lease payments	4,294	3,759	2,500	1,790	1,363	895	0	14,601

Total	$5,666	$4,566	$2,969	$1,790	$20,016	$895	$(294)	$35,608

(1)	See Recent Developments in Part I regarding repayment of the revolving line of credit in March 2002.

      Other Commercial Commitments. In October 2001 we entered into a strategic alliance agreement with Lexis-Nexis to acquire a 50% ownership interest in their national real estate database. The terms of the agreement require us to make annual payments over the next four years to complete the transaction. These payments may be accelerated at our option.

      Under the terms of our agreement with Homeseeker’s, we are obligated to pay $1.2 million to Homeseeker’s upon completion of certain enhancements to a software platform acquired from them.

      Capital Stock Repurchase. On September 28, 2001, our Board of Directors authorized us to repurchase up to 1,000,000 shares of our common stock. Purchases may be made by us from time to time in the open market or in block purchases or in privately negotiated transactions depending on market conditions and other factors. As of December 31, 2001, we have repurchased a total of 53,800 shares of our common stock for $0.3 million, at an average purchase price of $6.30 per share.

      Critical Accounting Policies. The accounting policies described below are those we consider critical in preparing our Consolidated Financial Statements. Certain of these policies require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of certain contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. See Note C of Notes to the Consolidated Financial Statements for a more detailed description of our significant accounting policies that have been followed in preparing our Consolidated Financial Statements.

      Revenue Recognition. We recognize revenue from the sale of services or data when evidence of the arrangement exists, delivery has occurred, the sales price has been determined and collectibility is deemed probable, generally in the month in which the report is shipped or in which information is transmitted to the customer, in accordance with Staff Accounting Bulletin No. 101, “Revenue Recognition” (SAB 101). Flood and Tax provide monitoring services over the life of the corresponding loan. These revenues are recognized ratably over the estimated average life of the loan portfolio from which the revenue is derived.

      Revenue from the sale of agent productivity and office management software is recognized in the month in which the revenue recognition criteria of Statement of Position No. 97-2, “Software Revenue Recognition” (SOP 97-2) are met, generally the month in which the software is shipped to the customer.

      Multiple Listing Services systems solutions sold to our customers may involve a selection of the following elements: computer hardware (sold or leased), internally developed software, telecommunications services, information security, training and customer support. These systems solutions services have been accounted for under the provisions of SOP 97-2. Revenue recognition commences at the point at which we have delivered to the customer all elements essential to the functionality of the systems solution. Accordingly, we defer and recognize revenue associated with these arrangements ratably over the terms of the underlying agreements, commencing at contract “cutover.” Cutover is generally defined as the point at which the hardware is installed, software has been delivered, training is completed, and the service is accessible to and usable by the customer. Cash received prior to cutover are deferred and recognized as revenue ratably over the life of the contract.

      Certain other elements of the agreements, such as ongoing maintenance, involve separately stated monthly fees. Revenues associated with such other elements are recognized over the periods during which the services are performed, generally on a monthly basis.

      Hardware may be sold or leased to our systems solutions customers. Such hardware is standard, non-customized equipment that can be used for other information processing applications. Leases of hardware are generally classified as “sales-type leases” in accordance with the provisions of SOP 97-2 and Statement of Financial Accounting Standards No. 13, “Accounting for Leases,” and revenue is recognized upon delivery.

      Deferred Taxes. Based upon the Company’s current and historical pretax earnings, management believes it is more likely than not that the Company will realize the benefit of its existing deferred tax assets. Management believes the existing net deductible temporary differences will reverse during periods in which the Company generates net taxable income. However, there can be no assurance that the Company will generate any earnings or any specific level of continuing earnings in future years. Certain tax planning or other strategies could be implemented, if necessary, to supplement income from operations to fully realize recorded tax benefits.

      Cost in Excess of Net Assets Acquired (“Goodwill”) and Other Intangible Assets. We have made acquisitions in the past that resulted in recording significant goodwill. As of December 31, 2001, cost in excess of net assets acquired, net, was $92.0 million. Through December 31, 2001, in accordance with accounting principles generally accepted in the United States of America, goodwill has been amortized on a straight-line basis over 15 years and has been tested for impairment on a continual basis based on the undiscounted cash flows generated by the underlying assets. However, under the new accounting standards described below, we did not record goodwill amortization related to the costs in excess of net assets acquired as part of the business combinations occurring subsequent to June 2001. Effective in 2002, all goodwill will no longer be amortized, but will be tested for impairment annually through a comparison of the assets’ fair value to its carrying amount. Other intangible assets that meet certain criteria will continue to be amortized and will also be subject to an impairment test based on estimated fair value. We are currently evaluating the impact of this new accounting standard on existing goodwill and other intangible assets. See Recent Accounting Pronouncements below for further information.

      Effects of Transaction with Related Parties. Included in other operating expenses in 2001 are $0.5 million and $5.7 million paid to two related parties, Fidelity and Micro General Corporation, Inc., a majority owned subsidiary of Fidelity, respectively. The amounts paid to Fidelity were for executive and general management, accounting, legal and administrative services provided to us under an agreement effective August 1, 2001. Annual fees under the agreement with Fidelity are $1.3 million. The amounts paid to Micro General were for information technology and business communication services provided to us under an agreement effective August 2, 2001. The agreements with Fidelity and Micro General are for one and three year terms respectively. Fees for the services provided in the agreements are based on estimated time incurred to perform each of the functions and the estimated personnel costs for the function performed, plus in the case of Micro General, a profit margin.

      Included in our Revenue in 2001 is $1.0 million for sales of data and other products and services to Fidelity.

      As of December 31, 2001 the net amount owed to Fidelity and Micro General in connection with the above transactions was $0.5 million and $0.4 million respectively.

      In connection with the business combination with Fidelity we transferred to Chicago Title 11,703,801 shares of our common stock and transferred to Fidelity 5,507,671 shares of our common stock. Collectively, these shares of common stock then constituted approximately 77% of our outstanding common stock.

      On August 2, 2001, we issued to Fidelity 1,614,286 shares of our Common Stock for all of the outstanding common stock of Risco, Inc. Risco is the third largest multiple listing service vendor in the United States.

      On August 2, 2001, we acquired all the assets and liabilities of Reez.com., Inc., from Fidelity in exchange for 136,971 shares of our Common Stock. Reez’s software provides the realtor, consumer and settlement service provider with an on-line platform to schedule, track and close real estate transactions.

      See also Liquidity and Capital Resources — Financing.

      As of December 31, 2001 Fidelity owns 79% of our outstanding common stock.

      Recent Accounting Pronouncements. In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”) and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). SFAS No. 141 requires that all business combinations be accounted for under the purchase method. The statement further requires separate recognition of intangible assets that meet one of two criteria. The statement applies to all business combinations initiated after June 30, 2001.

      SFAS No. 142 requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. The statement also provides that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. Existing goodwill will be amortized through 2001, after which time amortization will cease and we will perform a transitional goodwill impairment test. SFAS No. 142 is effective for fiscal periods beginning after December 15, 2001. We are currently evaluating the impact of the new accounting standards on existing goodwill and other intangible assets. While the ultimate impact of the accounting standards has yet to be determined, goodwill amortization expense for the year ended December 31, 2001 was $3.4 million.

      Effective July 1, 2001, we adopted provisions of Statement of Financial Accounting Standards SFAS No. 141 and certain provisions of SFAS No. 142 as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

      In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment of Long-Lived Assets” (“SFAS No. 144”) which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” it retains many of the fundamental provisions of that statement. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. We expect that the adoption of SFAS No. 144 will not have a material impact on our financial statements.

Item 7A.     Quantitative and Qualitative Disclosure About the Market Risk of Financial Instruments

      Our Consolidated Balance Sheet includes certain assets and liabilities whose fair values are subject to market risks. However, as of the year ended December 31, 2001 we believe that the amount of such risk is not significant to our financial condition. We do not maintain available cash resources in interest sensitive instruments, and we attempt to manage any risk associated with accounts receivable through periodic reviews and establishment of appropriate allowances as part of our internal controls and policies.

      For example, interest rate changes will directly affect borrowing costs, since our credit facility bears interest at a rate related to the prime rate. If interest rates were to increase (decrease) by 1% from the rates in effect on December 31, 2001, that hypothetical increase (decrease) of $0.2 million change would not have a significant effect on the costs we incur in our business.

      However, our financial performance will be affected more significantly by the pace of general economic activity (and in particular, real estate related transactions), which fluctuates in part in reaction to prevailing interest rates and mortgage financing activity.

Item 8.     Financial Statements

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders

Fidelity National Information Solutions, Inc.:

      We have audited the accompanying Consolidated Balance Sheets of Fidelity National Information Solutions, Inc. and subsidiaries as of December 31, 2001 and 2000 and the related Consolidated Statements of Operations, Stockholders’ Equity and Cash Flows for each of the years in the three-year period ended December 31, 2001. These Consolidated Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these Consolidated Financial Statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material respects, the consolidated financial position of Fidelity National Information Solutions, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note L to the Consolidated Financial Statements, effective July 1, 2001, Fidelity National Information Solutions, Inc. and subsidiaries adopted provisions of Statement of Financial Accounting Standards SFAS No. 141, “Business Combinations,” and certain provisions of SFAS No. 142, as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

KPMG LLP

Los Angeles, California

March 6, 2002, except as to Note N
to the Consolidated Financial Statements,
which is as of March 25, 2002

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,	December 31,
	2001	2000

ASSETS
Cash	$2,007	$2,213
Accounts receivable, net	33,147	13,042
Notes receivable	1,552	—
Deferred taxes, current portion	7,713	—
Prepaids and other current assets	2,956	579

Total current assets	47,375	15,834
Property, equipment and software, net	20,181	9,924
Deferred taxes, long-term portion	18,376	3,088
Related party receivable	—	5,749
Cost in excess of net assets acquired, net	91,983	34,376
Intangible and other assets	21,581	501

Total assets	$199,496	$69,472

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$6,417	$4,626
Current maturities of capital lease obligations	1,293	—
Deferred revenue, current portion	16,649	6,019
Related party payables	948	—
Income taxes payable	7,819	85
Other current liabilities	11,676	—

Total current liabilities	44,802	10,730
Secured, revolving credit facility with parent	18,653	—
Capital lease obligations, less current maturities	1,061	—
Deferred revenue, long-term portion	3,577	3,171
Related party payables	—	1,145
Other liabilities	2,597	1,019

Total liabilities	70,690	16,065
Minority interests	—	1,102
Stockholders’ equity:
Common stock, par value $.001; 200,000,000 shares authorized; Issued 24,188,251 and outstanding 24,134,451 as of December 31, 2001 and Issued and outstanding 13,769,472 as of December 31, 2000	24	14
Additional paid-in capital	126,669	56,444
Accumulated earnings (deficit)	2,470	(4,153)
Accumulated other comprehensive loss	(18)	—
Treasury stock	(339)	—

Total stockholders’ equity	128,806	52,305

Total liabilities and stockholders’ equity	$199,496	$69,472

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the Years Ended December 31,

	2001	2000	1999

Revenues	$182,440	$88,641	$39,358
Expenses
Personnel costs	57,128	32,723	18,746
Other operating expenses	107,809	50,422	19,839
Interest expense	709	—	—

Total expenses	165,646	83,145	38,585

Earnings before amortization of cost in excess of net assets acquired	16,794	5,496	773
Amortization of cost in excess of net assets acquired	3,394	2,496	683

Earnings before income taxes	13,400	3,000	90
Income taxes	6,777	2,353	311

Net earnings (loss)	$6,623	$647	$(221)

Net earnings (loss) per common share — basic	$0.33	$0.06	$(0.07)

Net earnings (loss) per common share — diluted	$0.33	$0.06	$(0.07)

Weighted average shares — basic	20,095	11,438	2,999
Weighted average shares — diluted	20,169	11,438	2,999

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

						Accumulated
	Common Stock		Additional		Accumulated	Other	Total
			Paid-in	Treasury	Earnings	Comprehensive	Stockholders’
	Shares	Amount	Capital	Stock	(Deficit)	Loss	Equity

Balance at December 31, 1998	2,999	$3	$12,910	$—	$(2,079)	$—	$10,834
Net loss	—	—	—	—	(221)	—	(221)

Balance at December 31, 1999	2,999	3	12,910	—	(2,300)	—	10,613

Shares issued for acquisitions	10,770	11	43,534	—	—	—	43,545
Dividends paid to parent	—	—	—	—	(2,500)	—	(2,500)
Net earnings	—	—	—	—	647	—	647

Balance at December 31, 2000	13,769	14	56,444	—	(4,153)	—	52,305

Shares issued for acquisitions	10,335	10	68,470	—	—	—	68,480
Stock options exercised	3	—	19	—	—	—	19
Treasury shares purchased	(53)	—	—	(339)	—	—	(339)
Shares issued for 401(k) plan	80	—	494	—	—	—	494
Warrant issued to Fidelity	—	—	1,242	—	—	—	1,242
Translation adjustment	—	—	—	—	—	(18)	(18)
Net Earnings	—	—	—	—	6,623	—	6,623

Balance at December 31, 2001	24,134	$24	$126,669	$(339)	$2,470	$(18)	$128,806

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended December 31,

	2001	2000	1999

Cash Flows from Operating Activities
Net earnings (loss)	$6,623	$647	$(221)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	7,678	4,965	1,449
Changes in assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(11,238)	(377)	2,684
Prepaid and other assets	(4,983)	71	144
Accounts payable and other liabilities	(724)	(2,403)	(1,578)
Deferred revenue	4,338	293	(221)
Income taxes	5,722	(1,129)	766
Related party receivables (payables)	5,552	1,503	(1,316)

Net cash provided by operating activities	12,968	3,570	1,707
Cash Flows from Investing Activities
Net short-term investment activities	—	100	—
Purchases of property, equipment and software	(2,485)	(1,146)	(1,303)
Increase in notes receivable	(825)	(370)	(3)
Purchase of minority interest	(5,400)	—	—
Cash paid for business acquisitions	(2,000)	—	—
Cash received from acquired companies	414	1,435	—

Net cash (used in) provided by investing activities	(10,296)	19	(1,306)
Cash Flows from Financing Activities
Proceeds from (repayment of) debt, net	(2,540)	67	(43)
Dividends paid to parent	—	(2,500)	—
Purchase of treasury stock	(339)	—	—
Cash proceeds from exercise of stock options	19	—	—
Net change in cumulative translation adjustment	(18)	—	—

Net cash used in financing activities	(2,878)	(2,433)	(43)

Net increase (decrease) in cash	(206)	1,156	358
Cash, beginning of period	2,213	1,057	699

Cash, end of period	$2,007	$2,213	$1,057

See Notes to Consolidated Financial Statements.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

A.     Description of Business

      Fidelity National Information Solutions, Inc. (“FNIS” or “The Company”), formerly Vista Information Solutions, Inc. (“Vista”), provides products and services that enable clients to use information to improve their business decision-making processes and to effectively manage existing and prospective customer relationships. The Company provides data, solutions and services required by lenders and real estate professionals in connection with property transactions throughout the United States and Canada. The Company also delivers information and technology to lenders and real estate professionals for use throughout the home purchase and ownership life cycle. The Company provides mortgage lenders, commercial lenders, and risk management professionals with real estate tax services, credit reporting services, flood compliance services, automated valuation and appraisal services, environment and natural hazard disclosure, and other products that use our databases.

      The Company is also a data and service provider to the Multiple Listing Service (“MLS”) systems industry. Almost half of all real estate professionals in North America use our services. Over 400 organizations use our MLS applications, which combine the features of three Internet browser systems designed to scale from the smallest to the largest MLS organizations.

      FNIS is a majority-owned subsidiary of Fidelity National Financial, Inc. or (“Fidelity”), the nation’s largest title insurance and diversified real estate-related services company. Fidelity’s title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — together issue approximately 30 percent of all title insurance policies nationally. The Company provides title insurance in 49 states, the District of Columbia, Guam, Mexico, Puerto Rico, the U.S. Virgin Islands and Canada.

      At December 31, 2001, the Company was organized into three segments: Lender Services, Professional Services and Corporate and other.

B.     Acquisitions

      On March 20, 2000, Fidelity consummated a merger with Chicago Title Corporation, as a result of which Fidelity acquired Chicago Title and Trust Company (“Chicago Title”). Subsequent to the merger, Fidelity combined its flood services (“Fidelity Flood”) and credit services (“Fidelity Credit”) with the flood services (“Chicago Flood”) and credit services (“Chicago Credit”) of Chicago Title. The merged flood services business (“Fidelity National Flood, Inc.” or “Flood”) and the merged credit services business (“Fidelity National Credit Services, Inc.” or “Credit”) became wholly-owned subsidiaries of Chicago Title. Fidelity also acquired Market Intelligence, Inc. (“MI,” — together with Chicago Flood and Chicago Credit, the “Chicago Companies”). The acquisition was accounted for as a purchase, and, accordingly, the purchase price of $43.5 was allocated to the tangible assets acquired, cost in excess of net assets acquired and liabilities assumed, at fair value, in the amounts of $26.9 million, $26.1 million, and $9.5 million, respectively.

      Fidelity acquired 100% of the outstanding stock of IDM on January 3, 2001. The acquisition was accounted for as a purchase and, accordingly, the purchase price of $20.8 million was allocated to assets acquired, cost in excess of net assets acquired and liabilities assumed, at fair values, in the amounts of $1.9 million, $19.3 million, and $0.4 million, respectively.

      On August 1, 2001, the Company, pursuant to an Agreement and Plan of Reorganization and Merger dated April 12, 2001, acquired IDM from Fidelity and MI, Credit, and Flood (collectively, the “Chicago Subsidiaries”) from Chicago Title , by merging the four subsidiaries with and into four previously-formed merger subsidiaries of the Company in simultaneous reverse triangular mergers (collectively, the “Mergers”). Concurrent with the Mergers, Fidelity transferred eighty percent (80%) of the issued and outstanding shares

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

of capital stock of Fidelity National Tax Service, Inc. (“Tax,” and together with IDM, the “Fidelity Subsidiaries) to the Company (the “Share Exchange”). As a result of the Mergers and the Share Exchange, MI, Credit, Flood and IDM became wholly-owned subsidiaries of the Company, and Tax became a majority-owned subsidiary of the Company.

      In consideration for the Mergers and the Share Exchange, the Company transferred to Chicago Title and Fidelity 11,703,801 shares and 5,507,671 shares of the Company’s common stock, respectively. Collectively, these shares of common stock then constituted approximately 77% of the outstanding capital stock of the Company. This transaction was a reverse merger, following which the Company became a majority-owned subsidiary of Fidelity. The Consolidated Financial Statements of the Company prior to the year ended December 31, 2001 reflect only the balance sheet, operations and cash flows of the Fidelity Subsidiaries and the Chicago Subsidiaries and reflect the Fidelity Subsidiaries and the Chicago Subsidiaries as the acquiror for accounting purposes. As a result of the acquisitions of Risco and Reez, as described below, Fidelity owned 79% of the outstanding common stock of the Company at December 31, 2001.

      The total purchase price of $34.8 million was allocated to the tangible assets acquired, cost in excess of net assets acquired, and liabilities assumed, at fair value, in the amounts of $43.3 million, $31.9 million, and $40.4 million, respectively. The allocation of the purchase price is preliminary. The Company has yet to obtain additional information related to the valuation of certain assets and liabilities. However, the Company does not believe the difference between the recorded book value and the fair value ultimately assigned will be material.

      The following selected unaudited pro forma results of operations for the years ended December 31, 2001 and 2000 have been prepared to illustrate the effects of (i) the acquisition of Chicago Title by Fidelity in March 2000, (ii) the acquisition of IDM by Fidelity in January 2001 and (iii) the purchase of the Company by the Fidelity Subsidiaries and Chicago Subsidiaries as the accounting acquiror, as if these transactions had been completed January 1, 2001 and 2000. The information provided for the Fidelity Subsidiaries and Chicago Subsidiaries has been derived from the Fidelity Subsidiaries’ historical financial statements. The information provided for the Company has been derived from the historical financial statements of the Company and has been reclassified to conform to the presentation used by the Fidelity Subsidiaries.

	December 31,

	2001	2000

	(In thousands, except per
	share data)
Total revenue	$224,049	$198,745
Net earnings (loss) before merger-related expenses	$1,993	$(3,309)
Net earnings (loss)	$808	$(3,309)
Basic and Diluted net earnings (loss) per share before merger-related expenses	$0.09	$(0.15)
Basic net earnings (loss) per share	$0.04	$(0.15)
Diluted net earnings (loss) per share	$0.03	$(0.15)

      On August 2, 2001, the Company acquired 100 percent of the outstanding common shares of Risco, Inc. (“Risco”). The results of Risco’s operations have been included in the Consolidated Financial Statements since that date. Risco was the third largest multiple listing service vendor in the United States. In connection with this acquisition, the Company issued 1,614,286 of its common stock at $7.34 per share. The total purchase price was $11.9 million and the Company recorded cost in excess of net assets acquired of $3.4 million.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

      On August 2, 2001, the Company purchased the assets and liabilities of Reez.com (“Reez”). The results of Reez’s operations have been included in the Consolidated Financial Statements since that date. Reez’s software provides the realtor, consumer and settlement service provider with an on-line platform to schedule, track and close real estate transactions. As a result of this acquisition, the Company issued 135,971 of its common stock at $7.34 per share. The total purchase price was $1.0 million and the cost in excess of net assets acquired in connection with the acquisition was immaterial.

      On October 10, 2001, the Company purchased the 40,000 shares in Tax representing the residual 20% minority interest for $5.4 million in cash that resulted in cost in excess of net assets acquired of $4.5 million. The purchase price was in accordance with the terms of the original purchase agreement.

      On December 3, 2001, the Company purchased all the assets of HomeSeeker’s XMLSweb division in exchange for $2.0 million in cash. As a result of this acquisition, the Company recorded cost in excess of net assets acquired of $1.0 million.

C.     Summary of Significant Accounting Policies

      The following describes the significant accounting policies followed by the Company in preparing the accompanying Consolidated Financial Statements.

Principles of Consolidation and Basis of Presentation

      The accompanying Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries. All material inter-company profits, transactions and balances have been eliminated. As a result of the merger with the Fidelity Subsidiaries and the Chicago Subsidiaries, the Consolidated Financial Statements of the Company prior to the period ended December 31, 2001 reflect only the balance sheet accounts, operations and cash flows of MI, Credit, Flood and Tax prior to the merger with the Company and to reflect the Fidelity Subsidiaries and Chicago Subsidiaries as the acquiror for accounting purposes. The financial results for the year ended December 31, 2001 include the Company for the period from August 1, 2001, the acquisition date, through December 31, 2001 and the results of IDM for the period from January 3, 2001, the acquisition date, through December 31, 2001. The financial results for the year ended December 31, 2000 include the results of Fidelity Flood, Fidelity Credit and Tax (collectively, the “Fidelity Companies”) for the full year, and the results of the Chicago Companies, from and after March 20, 2000, the date of the Chicago Title acquisition. The financial results for the year ended December 31, 1999 include the results of the Fidelity Companies.

      Certain reclassifications have been made in the prior year Consolidated Financial Statements to conform to the classifications used in the current year.

Cash and Cash Equivalents

      The carrying value of cash and cash equivalents at December 31, 2001 and 2000 approximated their fair value due to the short-term nature of these items.

Accounts Receivable

      The carrying amounts reported in the balance sheets for accounts receivable approximate their fair value. Accounts receivable is reported net of allowance for doubtful accounts and represents management’s estimate of those balances that are uncollectible as of the balance sheet date. The allowance for doubtful accounts was $1.6 million at December 31, 2000. The Company assumed $2.0 million in doubtful accounts during 2001 as the result of mergers and acquisitions. The Company had $1.2 million in bad debt expense and $2.0 million in

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

specific account write-offs during 2001. As of December 31, 2001, the Company had a $2.8 million allowance for doubtful accounts.

Property, Equipment and Software

      Depreciation is computed primarily using the straight-line method based on the estimated useful lives of the related assets, which range from three to twenty-five years. Leasehold improvements are amortized on a straight-line basis over the term of the applicable lease. Software is amortized using the straight-line method over the estimated useful lives of the software, which range from three to ten years.

Software Development Costs

      Costs incurred internally in creating computer software to be leased, sold or for internal use are charged to expense when incurred until technological feasibility has been established. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, certain software production costs are capitalized and subsequently reported at the lower of unamortized costs or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product. Estimated economic life is generally three to five years. Accumulated amortization for software development costs was $0.3 million and $0 at December 31, 2001 and 2000 respectively.

Cost in Excess of Net Assets Acquired

      Cost in excess of net assets acquired has been amortized on a straight-line basis over fifteen years. At December 31, 2001, cost in excess of net assets acquired was $99.0 million less accumulated amortization of $7.0 million. At December 31, 2000, cost in excess of net assets acquired was $38.5 million less accumulated amortization of $4.1 million. Impairment of intangible assets is monitored on a continual basis, and is assessed based on an analysis of the undiscounted cash flows generated by the underlying assets. See also Note L.

Other Intangible Assets

      Other intangible assets include MLS contract values. MLS contract values are amortized over a 10 to 25 year life on a basis consistent with the expected renewal rate of the underlying contract expirations. At December 31, 2001, MLS contract values were $16.5 million less accumulated amortization of $1.4 million. At December 31, 2000, there were no MLS values. See also Note L.

Revenue Recognition

      The Company recognizes revenue from the sale of services or data when evidence of the arrangement exists, delivery has occurred, the sales price has been determined and collectibility is deemed probable, generally in the month in which the report is shipped or in which information is transmitted to the customer, in accordance with Staff Accounting Bulletin No. 101, “Revenue Recognition” (SAB 101). Flood and Tax provide monitoring services over the life of the corresponding loan. These revenues are recognized ratably over the estimated average life of the loan portfolio from which the revenue is derived.

      Revenue from the sale of agent productivity and office management software is recognized in the month in which the revenue recognition criteria of Statement of Position No. 97-2, “Software Revenue Recognition” (SOP 97-2) are met, generally the month in which the software is shipped to the customer.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

      MLS systems sold or leased, under an operating lease, to the Company’s customers may involve a selection of the following elements: computer hardware (sold or leased), internally developed software, telecommunications services, information security, training and customer support. These systems solutions services have been accounted for under the provisions of SOP 97-2. Revenue recognition commences at the point at which the Company has delivered to the customer all elements essential to the functionality of the systems solution. Accordingly, the Company defers and recognizes revenue associated with these arrangements ratably over the terms of the underlying agreements, commencing at contract “cutover.” Cutover is generally defined as the point at which the hardware is installed, software has been delivered, training is completed, and the service is accessible to and usable by the customer. Cash received prior to cutover are deferred and recognized as revenue ratably over the life of the contract.

      Certain other elements of the agreements, such as ongoing maintenance, involve separately stated monthly fees. Revenues associated with such other elements are recognized over the periods during which the services are performed, generally on a monthly basis.

      Hardware may be sold or leased to the Company’s systems solutions customers. Such hardware is standard, non-customized equipment that can be used for other information processing applications. Leases of hardware are generally classified as “sales-type leases” in accordance with the provisions of SOP 97-2 and Statement of Financial Accounting Standards No. 13, “Accounting for Leases,” and revenue is recognized upon delivery.

Income Taxes

      The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and expected benefits of utilizing net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The impact on deferred taxes of changes in tax rates and laws, if any, are applied to the years during which temporary differences are expected to be settled and reflected in the financial statements in the period enacted.

Earnings Per Share

      The Company presents “basic” earnings (loss) per share, representing net earnings divided by the weighted average shares outstanding (excluding all common stock equivalents), and “diluted” earnings (loss) per share, representing the dilutive effect of all common stock equivalents. Shares used in the earnings (loss) per share calculations for 2001 are the weighted-average shares of the Company outstanding during 2001, and the effect of the shares issued to Chicago Title and Fidelity in connection with the Mergers and Share exchange. Shares used in the earnings per share calculations for 2000 are the shares issued for the Fidelity subsidiaries and were outstanding all of 2000 and the weighted-average shares issued for the Chicago subsidiaries, which were acquired by Fidelity in March 2000. Shares used in the earnings per share calculations for 1999 are the shares issued for the Fidelity Companies and were outstanding for all of 1999.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

      The following table presents the computation of basic and diluted earnings per share:

	Year Ended December 31,

	2001	2000	1999

	(In thousands, except
	per share data)
Net earnings, basic and diluted basis	$6,623	$647	$(221)

Weighted average shares outstanding during the year, basic basis	20,095	11,438	2,999
Plus: Common stock equivalent shares assumed from conversion of options and exercise of warrants	74	—	—

Weighted average shares outstanding during the year, diluted basis	20,169	11,438	2,999

Basic net earnings (loss) per share	$.33	$.06	$(.07)

Diluted net earnings per share	$.33	$.06	$(.07)

      Options and warrants to purchase 921,015 shares of the Company’s common stock were not included in the computation of diluted earnings per share because the options and warrants’ exercise price was greater than the average market price of common stock for the year ended December 31, 2001.

Management Estimates

      The preparation of these Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D.     Property, Equipment and Software

      Property, equipment and software consists of the following:

	December 31,

	2001	2000

	(Dollars in thousands)
Land	$602	$110
Building	2,074	1,260
Leasehold improvements	1,531	1,262
Furniture and fixtures	4,719	1,573
Computer hardware and software	19,031	9,974

	27,957	14,179
Accumulated depreciation and amortization	(7,776)	(4,255)

	$20,181	$9,924

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

E.     Lease Commitments

      The Company leases equipment under agreements that meet the criteria for capital lease classification. The Company also leases its operating facilities under non-cancelable operating leases with aggregate monthly payments of approximately $3.7 million. The facility leases require the payment of taxes, maintenance, utilities and insurance. Leased assets included in the Consolidated Balance Sheets are as follows:

	December 31,

	2001	2000

	(Dollars in thousands)
Leased Assets
Equipment	$2,755	$—

Accumulated depreciation and amortization	(200)	—

	$2,555	$—

      Future annual minimum lease payments are as follows:

	Capital	Operating
	Leases	Leases

	(Dollars in thousands)
2002	$1,372	$4,294
2003	807	3,759
2004	469	2,500
2005	0	1,790
2006	0	1,363
Thereafter	0	895

Total future minimum lease payments	$2,648	$14,601

Portion relating to interest	(294)

Present value of net minimum lease payments	2,354
Less current maturities	(1,293)

Long-term lease obligations	$1,061

F.     Secured, Revolving Credit Facility with Parent

      On September 24, 2001, the Company entered into a revolving credit agreement with Fidelity. The credit agreement provides for a maximum credit line of $25 million that expires and is due in September 2006. The credit facility bears interest at a rate of prime plus 2%. Amounts borrowed under the credit facility were used to replace the existing obligations to Fidelity related to the merger. As of December 31, 2001, $18.7 million was outstanding under the credit facility and $6.3 million in borrowings was available to the Company. See Note N regarding subsequent event and pay down of credit facility.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

G.     Supplementary Cash Flow Information

      The following supplemental cash flow information is provided with respect to interest payments and income tax payments as well as certain non-cash investing and financing activities.

	Year Ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Cash paid during the year:
Interest	$585	$96	$4

Income Taxes	$864	$3,873	$(546)

Purchase of subsidiaries:
Assets acquired at fair value	$59,051	$26,855	$—
Costs in excess of net assets acquired	60,259	26,152	—
Cash paid for acquisitions	(7,400)	—	—

Liabilities assumed and equity issued	$111,910	$53,007	$—

H.     Income Taxes

      Income taxes consists of the following:

	Year Ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Current Portion
Federal	$7,120	$2,334	$(491)
State	838	333	(70)

Total	7,958	2,667	(561)

Deferred
Federal	(1,057)	(275)	763
State	(124)	(39)	109

Total	(1,181)	(314)	872

	$6,777	$2,353	$311

      The effective income tax rate differs from the statutory income tax rate as follows:

	Year Ended
	December 31,

	2001	2000	1999

Statutory income tax rate	34.0%	35.0%	35.0%
State, net of federal benefit	4.0	5.0	5.0
Goodwill	9.6	33.3	290.2
Non-deductible expenses and other	3.0	5.1	15.4

Effective tax rate	50.6%	78.4%	345.6%

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

      The deferred tax assets and liabilities at December 31, 2001 and 2000 consist of the following:

	December 31,

	2001	2000

	(Dollars in thousands)
Deferred tax assets:
Net operating loss carry forward	$16,166	$—
Deferred revenue	7,061	3,610
Employee benefits	1,235	566
Accruals	1,194	272
Bad debt	1,128	761
Other	537	—

	27,321	5,209
Less: Valuation allowance	—	—

Total deferred tax assets	27,321	5,209
Deferred Tax Liabilities:
Amortization and depreciation	1,070	2,006
State tax	162	—
Other	—	115

Total deferred tax liabilities	1,232	2,121

Net deferred tax asset	$26,089	$3,088

      Net deferred tax assets of $21.0 million were recorded in 2001 as a result of the merger. As of December 31, 2001 the allocation of the purchase price was preliminary. The Company does not believe the difference between recorded values and the fair value ultimately assigned will be material.

      Based upon the Company’s current and historical pretax earnings, management believes it is more likely than not that the Company will realize the benefit of its existing deferred tax assets. Management believes the existing net deductible temporary differences will reverse during periods in which the Company generates net taxable income and accordingly, no valuation allowance has been recorded. However, there can be no assurance that the Company will generate any earnings or any specific level of continuing earnings in future years. Certain tax planning or other strategies could be implemented, if necessary, to supplement income from operations to fully realize recorded tax benefits.

      As of December 31, 2001, the Company has federal and state net operating loss carryforwards of approximately $43.5 million. Although these loss carryforwards are limited under Internal Revenue Code section 382, the Company anticipates full utilization of these loss carryforwards within the statutory time limits.

I.     Stockholders’ Equity

Stock Repurchase Program

      On September 28, 2001, the Company’s Board of Directors authorized the Company to purchase up to 1,000,000 shares of its common stock. Purchases may be made from time to time by the Company in the open

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

market, in block purchases or in privately negotiated transactions. As of December 31, 2001, the Company has repurchased a total of 53,800 shares of common stock for $0.3 million at an average price of $6.30.

      On September 24, 2001, the Company issued to Fidelity a warrant to purchase 713,000 shares of the Company’s Common Stock at $10 per share. The fair value of the warrant of $1.2 million was recorded as debt issuance cost and is being amortized over five years.

      In 2000, the Company declared and paid a dividend to Fidelity in the amount of $2.5 million.

J.     Employee Benefit Plans

Employee Stock Purchase Plan

      In 2001, stockholders approved the adoption of an Employee Stock Purchase Plan (“ESPP”). Under the terms of the ESPP and subsequent amendments, eligible employees may voluntarily purchase, at current market prices, shares of the Company’s common stock through payroll deductions. Pursuant to the ESPP, employees may contribute an amount between 5% and 15% of their base salary and certain commissions. The Company will contribute, on a quarterly basis, one year after eligible employees have contributed to the plan, as specified in the ESPP. Company contributions to the ESPP will start during the third quarter of 2002.

401(k) Profit Savings Plan

      The Company offers the Fidelity National Financial, Inc. 401(k) Profit Sharing Plan (“401(k) Plan”), a qualified voluntary contributory savings plan, available to substantially all FNIS employees. Eligible employees may contribute up to 15% of their pretax annual compensation, up to the amount allowed pursuant to the Internal Revenue Code. In 2001, the Company matched 50% of each dollar of employee contribution up to six percent of the employee’s total compensation. The Company’s cost for the 401(k) Plan for the years ended December 31, 2001 and 2000 was $0.4 million, $0.2 million respectively. There were no costs for the 401(k) plan in 1999.

Stock Option Plans

      The Company had a 1990 Stock Option Plan that reserved 15% of the then outstanding common stock for issuance. This plan was terminated upon adoption of the 1995 Stock Incentive Plan (“1995 Plan”). In 1999, the Company adopted and the shareholders approved the 1999 Stock Option Plan (“1999 Plan”) at which time the 1995 Plan was also terminated. Each of the plans granted options to participants at the fair market value at that date and had vesting periods ranging from three to four years.

      In 2001, stockholders approved the adoption of the 2001 Stock Incentive Plan (“2001 Plan”). With the approval of the 2001 Plan, the 1999 Plan was terminated and, accordingly, there were no further grants under the 1999 Plan. The 2001 Plan authorized up to 3,300,000 shares of common stock, plus an additional 2,970,000 shares of common stock as part of an automatic annual increase as allowed throughout the life of the plan. The 2001 Plan provides for grants of “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, nonqualified stock options, rights to purchase shares of common stock (“Purchase Rights”) and deferred shares. The term of options may not exceed 10 years from the date of grant (five years in the case of an incentive stock option granted to a person who owns or is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company). The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of common stock at the time such option is granted (110% of fair value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company).

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

      Transactions under all stock option plans are as follows:

		Weighted Average
	Shares	Exercise Price	Exercisable

Balance, December 31, 2000	—	$—
Options assumed in Mergers and Share exchange	435,112	33.02
Granted	3,022,500	7.40
Exercised	(1,430)	5.46
Cancelled	(126,273)	46.81

Balance, December 31, 2001	3,329,909	$9.25	1,494,694

      The following table summarizes information related to stock options outstanding and exercisable as of December 31, 2001:

December 31, 2001

Options Outstanding				Options Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
	Number	Remaining	Exercise	Number	Exercise
Range of Exercise Prices	of Shares	Contractual Life	Price	of Shares	Price

$1.17 – 12.46	3,095,349	9.60	$7.41	1,265,134	$7.48
14.91 – 26.25	57,062	7.24	17.62	57,062	17.62
28.00 – 42.00	111,506	7.33	30.65	111,506	30.65
42.84 – 56.00	52,653	5.87	49.16	52,653	49.16
57.75 – 79.66	13,339	4.06	63.65	13,339	63.65

$0.00 – 79.66	3,329,909	9.40	$9.25	1,499,694	$11.55

      In addition, the Company has granted warrants for the purchase of common stock outside of the plans to Fidelity, other consultants and certain debt and equity holders as follows.

		Weighted Average
	Shares	Exercise Price	Exercisable

Balance, December 31, 2000	—	$—	—
Warrants assumed in Mergers and Share exchange	169,008	31.42
Granted	713,000	10.00
Exercised	—	—
Cancelled	—	—

Balance, December 31, 2001	882,008	$14.10	882,008

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

      The following table summarizes information related to warrants outstanding and exercisable as of December 31, 2001:

December 31, 2001

Warrants Outstanding				Warrants Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
	Number	Remaining	Exercise	Number	Exercise
Range of Exercise Prices	of Shares	Contractual Life	Price	of Shares	Price

$0.00 – 14.00	776,724	4.37	$10.06	776,724	$10.06
14.01 – 28.00	50,973	6.24	18.79	50,973	18.79
28.01 – 42.00	7,525	7.02	36.89	7,525	36.89
70.00 – 84.00	46,786	1.51	72.45	46,786	72.45

$0.00 – 84.00	882,008	4.34	$14.10	882,008	$14.10

      The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“Opinion 25”) and related Interpretations in accounting for its employee stock options. As discussed below, in management’s opinion, the alternative fair value accounting provided for under Statement of Accounting Standards No. 123, “Accounting for Stock Based Compensation” (“SFAS 123”) requires use of option valuation models that were not developed for use in valuing employee stock options. Under Opinion 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the value of an estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      Pro forma information regarding net earnings and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted average assumptions. The risk free interest rates used in the calculation is the rate on the date the options were granted. The risk free interest rate used for options granted during 2001 was 4.33%. A volatility factor for the expected market price of the common stock of 78.46% was used for options granted in 2001 with no expected dividend yield. A weighted average expected life of 5 years was used for 2001. The weighted average fair value of each option granted during 2001 was $4.88.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

      For purpose of pro forma disclosures, the estimated fair value of the options is amortized into expense over the options’ vesting period. The Company’s pro forma information follows:

Year Ended
December 31,
2001

(Dollars in
thousands)
Pro forma net earnings	$3,483
Pro forma earnings per share:
Basic	$0.17
Diluted	$0.17

K.     Segment Information

      In connection with the business combination with Fidelity in August 2001, the Company was reorganized into three segments: Lender Services, Professional Services and Corporate and other. Lender Services provides a variety of real estate related services associated with the closing of real estate transactions, which include credit reports, flood compliance, automated valuation and appraisals, real estate tax services, environmental risk information and other products and services that utilize real estate database information. Professional Services provides hardware and software solutions and data services to real estate professionals. Corporate operations include certain financing and other general corporate expenses.

      As of and for the year ended December 31, 2001 (dollars in thousands):

	Lender	Professional	Corporate
	Services	Services	and Other	Total

Revenue	$152,858	$29,576	$6	$182,440
Depreciation and amortization	5,130	2,548	—	7,678
Interest expense	34	40	635	709
Income taxes (benefit)	8,500	604	(2,327)	6,777
Net earnings (loss)	8,265	588	(2,230)	6,623
Assets	111,052	81,658	6,313	199,496

      As of and for the year ended December 31, 2000 (dollars in thousands):

	Lender	Professional	Corporate
	Services	Services	and Other	Total

Revenue	$88,641	$—	$—	$88,641
Depreciation and amortization	4,965	—	—	4,965
Interest expense	—	—	—	—
Income taxes	2,353	—	—	2,353
Net earnings	647	—	—	647
Assets	69,472	—	—	69,472

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

      As of and for the year ended December 31, 1999 (dollars in thousands):

	Lender	Professional	Corporate
	Services	Services	and Other	Total

Revenue	$39,358	$—	$—	$39,358
Depreciation and amortization	1,449	—	—	1,449
Interest expense	—	—	—	—
Income taxes	311	—	—	311
Net loss	(221)	—	—	(221)
Assets	21,091	—	—	21,091

      The accounting policies of the segments are the same as those described in Note C. Sales between segments or transfers that occurred in the ordinary course of operations have been eliminated from the segment information provided.

L.     Recent Accounting Pronouncements

      In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”) and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). SFAS No. 141 requires that all business combinations be accounted for under the purchase method. The statement further requires separate recognition of intangible assets that meet one of two criteria. The statement applies to all business combinations initiated after June 30, 2001.

      SFAS No. 142 requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. The statement also provides that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. Existing goodwill will continue to be amortized through the remainder of 2001 at which time amortization will cease and the Company will perform a transitional goodwill impairment test. SFAS No. 142 is effective for fiscal periods beginning after December 15, 2001. The Company is currently evaluating the impact of the new accounting standards on existing goodwill and other intangible assets. While the ultimate impact of the new accounting standards has yet to be determined, goodwill amortization expense for the year ended December 31, 2001 was $3.4 million.

      Effective July 1, 2001, the Company adopted provisions of Statement of Financial Accounting Standards SFAS No. 141 and certain provisions of SFAS No. 142 as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

      In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment of Long-Lived Assets” (“SFAS No. 144”) which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” it retains many of the fundamental provisions of that statement. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company expects that the adoption of SFAS No. 144 will not have a material impact on its financial statements or results of operations.

M.     Related Party Transactions

      Included in other operating expense in 2001 are $0.5 million and $5.7 million paid to two related parties, Fidelity and Micro General Corporation, Inc. (“Micro General”) (a majority-owned subsidiary of Fidelity),

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2001 and 2000 and for the Years Ended
December 31, 2001, 2000 and 1999

respectively. The amounts paid to Fidelity were for executive and general management, accounting, legal and administrative services provided to the Company under an agreement entered into on August 1, 2001. Annual fees under the agreement with Fidelity are $1.3 million. The amounts paid to Micro General were for information technology and business communication services provided under an agreement entered into and effective August 2, 2001. The agreements with Fidelity and Micro General are for one and three year terms respectively. Fees for the services provide in the agreements are based on estimated time incurred to perform each of the functions and the estimated personnel costs for the function performed, plus in the case of Micro General, a profit margin.

      The Company recorded interest expense in the amount of $0.7 million in connection with the secured revolving credit facility with Fidelity for the year ended December 31, 2001.

      Included in Revenue in 2001 are $1.0 million for sales of data and other products and services to Fidelity.

      As of December 31, 2001 the net amount owed to Fidelity and Micro General in connection with the above transactions was $0.5 million and $0.4 million respectively.

      In 2000 the company received referrals from Fidelity and refers customers to Fidelity. During 2000 the Company received $1.4 million in commission income from referrals to related parties and paid $0.6 million for referrals from related parties. Prior to 2000, the Company was not compensated for any referrals.

      Amounts due from related parties at December 31, 2000 were $5.7 million and relate primarily to amounts under cost reimbursement and tax allocation agreements and advances to affiliates. The cost reimbursement and tax allocation agreements have been superseded by the management support services agreement with Fidelity entered into on August 1, 2001.

      Through the acquisition of Chicago Credit, the Company had a related party note payable to Chicago Title in the amount of $1.1 million as of December 31, 2000. Such note payable originated in 1995 and bears interest at the prime rate plus one percent. The note was repaid in 2001.

      In September 2000, IDM entered into a lease for office space with its then-sole shareholder for $60,000 annually. The sole shareholder was a private individual who sold IDM to Fidelity in January 2001. Prior to September 2000, the lease expense was borne by the sole shareholder.

      IDM entered into several transactions with IDM-Manila, a Philippines company partially owned by the former owner of IDM. IDM-Manila converts data into requested formats as instructed by IDM. Additionally, IDM contracts with IDM-Manila to maintain the Lexis-Nexis database. During 2001 and 2000, IDM paid to IDM-Manila approximately $1.7 million and $1.6 million respectively for data entry. The fee is based on the number of records converted.

N.     Subsequent Event

      On January 2, 2002, the Company acquired ISDI.NET, LLC (“ISDI”), a technology, systems integration and consulting firm, in exchange for 275,000 shares of the Company’s Common Stock and $1.1 million in cash. Prior to the acquisition, the Company advanced to ISDI $1.1 million, which is included in Other Assets as of December 31, 2001.

      On March 25, 2002, the Company sold its Environmental Risk Management Solutions business for $15.5 million in cash. Proceeds from the sale were used to pay down the $12.6 million balance then outstanding under our revolving credit agreement with Fidelity. The remaining proceeds of $2.9 million were added to general working capital.

Item 9.     Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

      None.

PART III

Items 10 Through 13.

      Within 120 days after the close of its fiscal year, the Company intends to file with the Securities and Exchange Commission a definitive proxy statement pursuant to Regulation 14A of the Securities Exchange Act of 1934 as amended, which will include the election of directors, the report of compensation committee on annual compensation, certain relationships and related transactions and other business.

PART IV

Item 14.     Exhibits, Financial Statement Schedules and Reports on Form 8-K

      Financial Statements. The following is a list of the Consolidated Financial Statements of Fidelity National Information Solutions, Inc. and its subsidiaries included in Item 8 of Part II:

Independent Auditors’ Report

Consolidated Balance Sheets as of December 31, 2001 and 2000

Consolidated Statements of Operations for the years ended December 31, 2001, 2000 and 1999

Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2001, 2000 and 1999

Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

Notes to Consolidated Financial Statements

      All other schedules are omitted because they are not applicable or not required, or because the required information is included in the Consolidated Financial Statements or notes thereto.

      The following exhibits are incorporated by reference or are set forth on pages to this Form 10-K:

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company
3.2	Restated By-Laws of the Company, as amended to date
3.3	Agreement and Plan of Reorganization and Merger, dated April 12, 2001, by and among the Company, Fidelity National Financial, Inc., and Chicago Title and Trust Company
10.3	Geographic Underwriting System Agreement among ISO Commercial Risk Services, Inc. and ISO Telecommunications, Inc. and the Company, dated June 3, 1991
10.4	Supplement to Joint Service Agreement dated February 5, 1996 between Insurance Services Office, Inc. and the Company
10.6	Office Building Lease modification dated March 9, 1997 by and between The Shidler Group and the Company
10.7	1995 Stock Incentive Plan
10.8	Geographic Underwriting System Joint Service Agreement between Insurance Services Offices, Inc. and the Company, dated October 1, 1992
10.9	Agreement for Services between Insurance Services Office, Inc. and the Company dated August 28, 1992
10.21	Addendum One to Geographic Underwriting System Joint Service Agreement between Insurance Services Offices, Inc. and the Company, dated January 21, 1994
10.26	Employment Agreement with Thomas R. Gay dated February 28, 1995
10.42	1999 VISTA Stock Option Plan
10.43	Agreement for Purchase and Sale of Assets with Moore North America, Inc. as of July 28, 1999, as amended
10.49	Revolving Credit and Security Agreement, dated as of September 24, 2001, by and between the Company and Fidelity National Financial, Inc.
10.50	Revolving Promissory Note, dated September 24, 2001, issued by the Company in favor of Fidelity National Financial, Inc.
10.51	Purchase Warrant issued by the Company to Fidelity National Financial, Inc.
10.52	Confidential Settlement Agreement and Release, dated August 2000, between, inter alia, Moore North America, Inc. and Howard Latham
10.53	Employee Services Agreement, dated August 1, 2001, between the Company and Fidelity National Management Services, LLC
10.54	Management and Support Services Agreement dated August 1, 2001, between the Company and Fidelity National Financial, Inc.
10.55	System Development, Maintenance and Information Technology Services Agreement, dated August 2, 2001, between the Company and Micro General Corporation
10.56	Confidential Settlement Agreement and General Release of All Claims, dated August 14, 2001, between the Company and Howard Latham
10.57	Asset Purchase Agreement, dated as of October 25, 2002, between the Company and Homeseekers.com, Inc.
10.58	Asset Purchase Agreement, dated as of November 2, 2001, among the Company, ISDI.NET, LLC and the Members of ISDI.NET, LLC
10.59	Strategic Alliance Agreement, dated as of October , 2001, between the Company and LexisNexis, a division of Reed Elsevier, Inc.
10.60	Agreement for the Sale and Purchase of Stock, dated October 10, 2001, between the Company and Fidelity National Financial, Inc.
21.0	Subsidiaries of the Registrant
23.0	Consent of KPMG LLP

      Reports on Form 8-K. The Company filed no reports on Form 8-K during the quarter ending December 31, 2001.

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

By:	/s/ PATRICK F. STONE

Patrick F. Stone
Chief Executive Officer

Date: March 29, 2002

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. FOLEY, II William P. Foley, II	Chairman of the Board	March 29, 2002

/s/ PATRICK F. STONE Patrick F. Stone	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2002

/s/ WILLIE D. DAVIS Willie D. Davis	Director	March 29, 2002

/s/ RICHARD J. FREEMAN Richard J. Freeman	Director	March 29, 2002

/s/ EARL GALLEGOS Earl Gallegos	Director	March 29, 2002

/s/ BRADLEY INMAN Bradley Inman	Director	March 29, 2002

/s/ CARY H. THOMPSON Cary H. Thompson	Director	March 29, 2002

/s/ NEIL A. JOHNSON Neil A. Johnson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2002

EXHIBIT INDEX

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

EXHIBIT INDEX TO ANNUAL REPORT
ON FORM 10-K

For the Fiscal Year Ended

December 31, 2001

Exhibit
Number	Description	Method of Filing	Page No.

3.1	Amended and Restated Certificate of Incorporation of the Company	Incorporated by reference to the exhibits to the Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders held July 30, 2001
3.2	Restated By-Laws of the Company, as amended to date	Incorporated by reference to the exhibits to the Company’s Definitive Proxy Statement for the Special Meeting of Shareholders held March 17, 1998
3.3	Agreement and Plan of Reorganization and Merger, dated April 12, 2001, by and among the Company, Fidelity National Financial, Inc., and Chicago Title and Trust Company	Incorporated by reference to the exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2001
10.3	Geographic Underwriting System Agreement among ISO Commercial Risk Services, Inc. and ISO Telecommunications, Inc. and the Company, dated June 3, 1991	Incorporated by reference to the Company’s Registration Statement on Form 10
10.4	Supplement to Joint Service Agreement dated February 5, 1996 between Insurance Services Office, Inc. and the Company	Incorporated by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 1995
10.6	Office Building Lease modification dated March 9, 1997 by and between The Shidler Group and the Company	Incorporated by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 1996
10.7	1995 Stock Incentive Plan	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-09417).
10.8	Geographic Underwriting System Joint Service Agreement between Insurance Services Offices, Inc. and the Company, dated October 1, 1992	Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1993
10.9	Agreement for Services between Insurance Services Office, Inc. and the Company dated August 28, 1992	Incorporated by reference to the Company’s Annual Report on Form 10-KSB the fiscal year ended June 30, 1993
10.21	Addendum One to Geographic Underwriting System Joint Service Agreement between Insurance Services Offices, Inc. and the Company, dated January 21, 1994	Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the transition period ended December 31, 1993

Exhibit
Number	Description	Method of Filing	Page No.

10.26	Employment Agreement with Thomas R. Gay dated February 28, 1995	Incorporated by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 1994
10.42	1999 VISTA Stock Option Plan	Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 1999
10.43	Agreement for Purchase and Sale of Assets with Moore North America, Inc. as of July 28, 1999, as amended	Incorporated by reference to the Company’s Current Report on Form 8-K filed January 3, 2000
10.49	Revolving Credit and Security Agreement, dated as of September 24, 2001, by and between the Company and Fidelity National Financial, Inc.	Incorporated by reference to the exhibits to Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2001
10.50	Revolving Promissory Note, dated September 24, 2001, issued by the Company in favor of Fidelity National Financial, Inc.	Incorporated by reference to the exhibits to Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2001
10.51	Purchase Warrant issued by the Company to Fidelity National Financial, Inc.	Incorporated by reference to the exhibits to Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2001
10.52	Confidential Settlement Agreement and Release, dated August 2000, between, inter alia, Moore North America, Inc. and Howard Latham	Filed herewith
10.53	Employee Services Agreement; dated August 1, 2001, between the Company and Fidelity National Management Services, LLC	Filed herewith
10.54	Management and Support Services Agreement, dated August 1, 2001, between the Company and Fidelity National Financial, Inc.	Filed herewith
10.55	System Development, Maintenance and Information Technology Services Agreement, dated August 2, 2001, between the Company and Micro General Corporation	Filed herewith
10.56	Confidential Settlement Agreement and General Release of All Claims, dated August 14, 2001, between the Company	Filed herewith
and Howard Latham
10.57	Asset Purchase Agreement, dated as of October 25, 2002, between the Company and Homeseekers.com, Inc.	Filed herewith
10.58	Asset Purchase Agreement, dated as of November 2, 2001, among the Company, ISDI.NET, LLC and the Members of ISDI.NET, LLC	Filed herewith

Exhibit
Number	Description	Method of Filing	Page No.

10.59	Strategic Alliance Agreement, dated as of October , 2001, between the Company and LexisNexis, a division of Reed Elsevier, Inc.	Filed herewith
10.60	Agreement for the Sale and Purchase of Stock, dated October 10, 2001, between the Company and Fidelity National Financial, Inc.	Filed herewith
21.0	Subsidiaries of the Registrant	Filed herewith
23.0	Consent of KPMG LLP	Filed herewith

APPENDIX B

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q/ A

(Amendment No. 1)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended March 31, 2002

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-20312

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1293754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4050 Calle Real, Santa Barbara, CA (Address of principal executive offices)	93110 (Zip Code)

(805) 696-7000

(Registrant’s telephone number, including area code)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes     ☑          No     ☐

      As of April 30, 2002, 24,641,326 shares of the Registrant’s Common Stock were outstanding.

Part I:     FINANCIAL INFORMATION

Item 2.     Management’s Discussion and Analysis of Financial Condition and Results of Operations

      The statements contained in this Quarterly Report on Form 10-Q that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations, hopes, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results could vary materially from those forward-looking statements contained herein due to many factors, including, but not limited to: general economic and business conditions, including interest rate fluctuations and general volatility in the capital markets; changes in the performance of the real estate markets; the impact of competitive products and pricing; success of operating initiatives; adverse publicity; the ability to identify businesses to be acquired; availability of qualified personnel; employee benefits costs and changes in, or the failure to comply with government regulations and other risks detailed in our filings with the Securities and Exchange Commission.

Factors Affecting Comparability

      As explained earlier in this document, on August 1, 2001, we merged with the Fidelity Subsidiaries and the Chicago Subsidiaries. As a result of the merger we became a majority-owned subsidiary of Fidelity. Our Condensed Consolidated Statements of Operations therefore include the operations of FNIS since August 1, 2001, and the operations of the Fidelity Subsidiaries and Chicago Subsidiaries prior to that date. For the quarter ended March 31, 2002, operations also include the operations of Reez and Risco that were acquired on August 2, 2001, the MLS assets of Homeseeker’s acquired on December 3, 2001 and the operations of ISDI, acquired on January 3, 2002. As a result, quarter over quarter comparisons may not be meaningful.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The following table illustrates the period of time each entity is reflected in our operations as a result of the mergers and acquisitions:

	Three Months Ended
	March 31,

	2002	2001

	(Number of Months)
Fidelity National Flood, Inc.	3	3
Fidelity National Tax Services, Inc.	3	3
Fidelity National Credit Service, Inc.	3	3
Market Intelligence, Inc.	3	3
IDM	3	3
Environmental Risk Management Solutions	3	0
Geographic Underwriting System	3	0
MLS	3	0
Risco	3	0
Reez.com, Inc.	3	0
Homeseekers	3	0
ISDI	3	0
FNIS Corporate	3	0

Results of Operations

      Net earnings for the first quarter of 2002 were $4.7 million, or $0.18 per diluted share, as compared with net earnings of $1.7 million, or $0.10 per diluted share, for the first quarter of 2001.

      The following table presents the calculation of net earnings before amortization of cost in excess of net assets acquired consistent with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”).

	Three Months Ended
	March 31,

	2002	2001

	(In thousands, except
	per share amounts)
Net earnings	$4,682	$1,726
Add back: amortization of cost in excess of net assets acquired	—	691

Adjusted net earnings	$4,682	$2,417

Basic earnings per share:
Net earnings	$0.19	$0.10
Amortization of cost in excess of net assets acquired	—	0.04

Adjusted net earnings per share — basic	$0.19	$0.14

Diluted earnings per share:
Net earnings	$0.18	$0.10
Amortization of cost in excess of net assets acquired	—	0.04

Adjusted net earnings per share — diluted	$0.18	$0.14

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Total revenue increased 92.7% to $63.2 million in the first quarter of 2002 as compared to the first quarter of 2001. Growth in revenue from 2001 to 2002 is primarily a result of 1) mergers and acquisitions, and 2) low mortgage interest rates and a high number of real estate and refinancing transactions.

      Our business is closely related to the level of real estate activity on both a national and local basis. Real estate sales transactions are directly affected by changes in the cost of financing purchases of real estate, i.e., mortgage interest rates. Other macroeconomic factors affecting real estate activity include, but are not limited to, demand for housing, employment levels, family income levels and general economic conditions.

      Beginning in December 2000 and continuing through the first quarter of 2002, interest rates have been reduced by 475 basis points, bringing interest rates down to their lowest level in recent history. This has significantly increased the volume of refinance activity and mortgage activity.

      Interest rate changes have a significant impact on our flood services and credit services business lines, which have historically been closely aligned with the home equity credit market. As well, fluctuations in our tax services’ revenues usually result from changes in mortgage interest rates. Revenues increase during periods of relatively low interest rates due to higher refinance volumes and decline during periods of relatively high interest rates. MLS revenues are primarily connected with term contracts and are therefore not significantly affected by interest rate changes.

      The following table presents information regarding the components of total costs and expenses:

	Three Months Ended March 31,

		% of Related		% of Related
	2002	Revenue(1)	2001	Revenue(1)

		(Dollars in thousands)
Cost of data revenue	$11,850	32.0%	$7,927	29.9%
Cost of solutions revenue	2,854	23.0%	11	5.9%
Cost of services revenue	7,674	55.6%	3,201	52.8%

	$22,378		$11,139

Operating expenses	33,264	52.6%	16,941	51.6%

Total costs and expenses	$55,642	88.0%	$28,080	85.6%

(1) — Represents cost of data, solutions, and services revenue as a percentage of their respective revenue, i.e. cost of data revenue divided by data revenue. Operating expenses and total costs and expenses are calculated as a percentage of total revenue.

      Total costs and expenses as a percentage of revenue increased in the quarter ended March 31, 2002 to 88.0% from 85.6% in the corresponding quarter of 2001. This is primarily the result of an increase in corporate administration costs since the business combination in August 2001, (prior to that date, the entities acquired from Fidelity were not engaged in the same activities as a publicly held stand-alone company and therefore did not have comparable costs), offset by an improvement in the expense to revenue ratio at the operating unit level.

      The cost of revenue consists primarily of direct costs associated with the sales of products and services. Major direct costs include subcontracted appraisal fees, purchased real estate data, direct printing costs, royalty and license fees, reseller commissions and variable sales compensation. The percentage increases of the three costs of revenue represented in the above table for 2002 compared to 2001 is due primarily to a change in the mix of business resulting from the acquisitions and mergers.

      Our operating expenses consist of personnel costs, facility costs, and other general and administrative expenses. Personnel costs include base salaries, commissions and bonuses paid to employees, and are one of

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

our most significant operating expenses. Although a significant portion of these costs is fixed, certain of the costs fluctuate with the mix and level of revenue. We have taken significant measures to maintain appropriate personnel levels and costs relative to the volume and mix of business while maintaining customer service standards and quality controls. We continue to monitor prevailing market conditions and will adjust personnel costs in accordance with activity.

      The increase in operating expenses as a percentage of total revenue in the current quarter compared to the same quarter in the prior year, is due primarily to the increase in corporate costs discussed above, offset by an improvement in the operating expense to revenue ratio at the operating unit level.

      Interest expense for the quarter ended March 31, 2002 was $0.2 million and represents interest expense on the revolving credit facility with Fidelity. There was no interest expense for the quarter ended March 31, 2001.

      Other income of $0.4 million represents the gain on sale of the Environmental Risk Management Solutions operation. The operation was sold on March 25, 2002 for $15.5 million in cash. See Note B to Notes to Condensed Consolidated Financial Statements.

      Amortization of cost in excess of net assets acquired was $0 in the first quarter of 2002 as a result of adopting SFAS No. 142. Amortization of cost in excess of net assets acquired was $0.7 million in the first quarter of 2001. See Note D of Notes to Condensed Consolidated Financial Statements.

      Income taxes, as a percentage of earnings before income taxes, were 40.0% and 57.2% for the first quarters of 2002 and 2001, respectively. The fluctuation in income taxes as a percentage of earnings before income taxes is primarily attributable to the elimination of amortization of cost in excess of net assets acquired consistent with SFAS No. 142

Liquidity and Capital Resources

      Cash Flows. Our cash requirements include debt service, personnel and other operating expenses, taxes, capital expenditures, and systems development. The nature of our business is not capital intensive, and we believe that all anticipated cash requirements for current operations will be met from internally generated funds and borrowings through existing credit facilities. Our short-and long-term liquidity requirements are monitored regularly to match cash inflows with cash requirements. We forecast the daily needs of our business units and periodically review their short- and long-term projected sources and uses of funds, as well as the asset, liability, investment and cash flow assumptions underlying these projections.

      Seasonality. The business cycle of the residential real property valuation services, flood services and credit services business lines have historically been closely aligned with the home equity credit market. Volumes generally increase in the early spring, followed by a slower summer season, a relatively busy fall and a significantly slower winter. Significant changes in interest rates may alter these traditional seasonal patterns due to the effect the cost of financing has on real estate transactions.

      Financing. Following the business combination with Fidelity in August 2001, we entered into a secured revolving credit agreement with Fidelity. The credit agreement provides for a maximum credit line of $25 million that expires and is due in September 2006 and bears interest at a variable rate of prime plus 2%. Amounts borrowed under the credit agreement were used to repay Fidelity, who retired the company’s debt existing at the time of the business combination. As of March 31, 2002, the Company’s outstanding balance was fully repaid with proceeds from the sale of its Environmental Risk Management Solutions operation. At March 31, 2002 the full amount of the credit line was available.

      Financing Obligations. Our financing obligations generally include our credit agreement with Fidelity and operating and capital lease payments on certain of our premises and equipment.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Other Commercial Commitments. In October 2001 we entered into a strategic alliance agreement with Lexis-Nexis to acquire a 50% ownership interest in their national real estate database. The terms of the agreement require us to make annual payments over the next four years to complete the transaction. These payments may be accelerated at our option.

      Under the terms of our agreement with Homeseeker’s, we are obligated to pay $1.2 million to Homeseeker’s upon completion of certain enhancements to a software platform acquired from them.

      Critical Accounting Policies. There have been no material changes in our critical accounting policies described in our Annual Report on Form 10-K for the year ended December 31, 2001, as amended.

      Effects of Transaction With Related Parties. Included in our Condensed Consolidated Financial Statements for the quarter ended March 31, 2002 are $0.3 million and $2.7 million paid to two related parties, Fidelity and Micro General Corporation, Inc., another majority owned subsidiary of Fidelity, respectively. The amounts paid to Fidelity were for executive and general management, accounting, legal and administrative services provided to us under an agreement effective August 1, 2001. Annual fees under the agreement with Fidelity are currently $1.3 million. The amounts paid to Micro General were for information technology and business communication services provided to us under an agreement effective August 2, 2001. The agreements with Fidelity and Micro General are for one and three-year terms, respectively. Fees for the services provided in the agreements are based on estimated time incurred to perform each of the functions and the estimated personnel costs for the function performed, plus in the case of Micro General, a profit margin.

      Included in our Revenue for the quarter ended March 31, 2002 are $1.0 million for sales of data and other products and services to Fidelity.

      As of March 31, 2002 the net amount owed to Fidelity and Micro General was $0.7 million and $0.1 million, respectively.

      Capital Stock Transactions. On September 28, 2001, our Board of Directors authorized us to repurchase up to 1,000,000 shares of our common stock. Purchases may be made by us from time to time in the open market or in block purchases or in privately negotiated transactions depending on market conditions and other factors. As of March 31, 2002, we have repurchased a total of 53,800 shares of our common stock for $0.3 million, at an average purchase price of $6.30 per share.

      On January 2, 2002, the Company acquired ISDI.NET, LLC (“ISDI”), a technology, systems integration and consulting firm, in exchange for 275,000 shares of the Company’s common stock and $1.1 million in cash.

      Recent Accounting Pronouncements. In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”) and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). SFAS No. 141 requires that all business combinations be accounted for under the purchase method. The statement further requires separate recognition of intangible assets that meet one of two criteria. The statement applies to all business combinations initiated after June 30, 2001.

      SFAS No. 142 requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. The statement also provides that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. Existing goodwill will be amortized through 2001, after which time amortization will cease and we will perform a transitional goodwill impairment test. SFAS No. 142 is generally effective for fiscal periods beginning after December 15, 2001 and the amortization provisions of SFAS No. 142 are effective for acquisitions subsequent to June 30, 2001. We have performed a transitional goodwill impairment test on our reporting units and have determined that each of our reporting units has a fair value in excess of our carrying value, therefore no goodwill impairment has been recorded.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment of Long-Lived Assets” (“SFAS No. 144”) which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” it retains many of the fundamental provisions of that statement. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a material impact on our financial statements or results of operations.

Part II:     OTHER INFORMATION

Item 1.     Legal Proceedings

      Beginning on April 30, 2002 and continuing thereafter, a total of three separate lawsuits have been filed in the Delaware Court of Chancery on behalf of a purported class of public stockholders of Micro General Corporation (“MGEN”) relating to our announcement by that we were commencing an exchange offer for all of the outstanding shares of common stock of MGEN (the “Offer”). The Delaware actions are captioned David Osher v. Foley, II, et al., C.A. No. 19593-NC; Helen Lapinski v. Foley, II, et al., C.A. No. 19594-NC; and John Calabria v. Inman, et al., C.A. No. 19595-NC. The actions generally name as defendants FNIS, MGEN, Fidelity National Financial, Inc., the majority stockholder of both FNIS and MGEN, and the members of the MGEN Board of Directors, and generally allege that the consideration offered by FNIS to MGEN’s public stockholders in the Offer is inadequate and unfair and that FNIS and the individual defendants breached their fiduciary duties to MGEN’s public stockholders in the formulating and making the Offer. The actions seek to proceed on behalf of a class of MGEN stockholders other than defendants, seek preliminary and permanent injunctive relief against the consummation of the Offer, seek monetary damages in an unspecified amount and seek recovery of plaintiffs’ costs and attorneys’ fees. These actions are in their earliest stages. FNIS believes that the allegations are without merit and intends to defend against them vigorously.

      The description of these actions is qualified in its entirety by reference to the allegations in the related complaints, which we have included as Exhibits 99.1, 99.2, and 99.3, respectively, to this Form 10-Q/ A.

Item 6.     Exhibits and Reports on Form 8-K

      (a) Exhibits:

Exhibit
Number	Description

99.1	Complaint titled David Osher v. William P. Foley, II, Patrick F. Stone, John R. Snedegar, Dwayne Walker, Bradley Inman, John McGraw, Richard H. Pickup, Carl A. Strunk, Fidelity National Financial, Inc., Fidelity National Information Solutions, Inc., and Micro General Corporation, filed on April 30, 2002 in the Court of Chancery of the State of Delaware, County of New Castle (Civil Action No. 19593-NC).
99.2	Complaint titled Helen Lapinski v. William P. Foley, II, Patrick F. Stone, John R. Snedegar, Dwayne Walker, Bradley Inman, John McGraw, Richard H. Pickup, Carl A. Strunk, Fidelity National Financial, Inc., Fidelity National Information Solutions, Inc., and Micro General Corporation, filed on April 30, 2002 in the Court of Chancery of the State of Delaware, County of New Castle (Civil Action No. 19594-NC).
99.3	Complaint titled John Calabria, individually and on behalf of all others similarly situated, v. Bradley Inman, John McGraw, William P. Foley, II, Patrick F. Stone, Dwayne M. Walker, John R. Snedegar, Richard H. Pickup, Carl A. Strunk, Fidelity National Information Solutions, Inc., and Micro General Corporation, filed on April 30, 2002 in the Court of Chancery of the State of Delaware, County of New Castle (Civil Action No. 19595-NC).

(b)	Reports on Form 8-K

None

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

(Registrant)

By: /s/ NEIL A. JOHNSON

NEIL A. JOHNSON
Executive Vice President, Chief Financial Officer

(Principal Financial and Accounting Officer)	Date: May 21, 2002

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Complaint titled David Osher v. William P. Foley, II, Patrick F. Stone, John R. Snedegar, Dwayne Walker, Bradley Inman, John McGraw, Richard H. Pickup, Carl A. Strunk, Fidelity National Financial, Inc., Fidelity National Information Solutions, Inc., and Micro General Corporation, filed on April 30, 2002 in the Court of Chancery of the State of Delaware, County of New Castle (Civil Action No. 19593-NC).
99.2	Complaint titled Helen Lapinski v. William P. Foley, II, Patrick F. Stone, John R. Snedegar, Dwayne Walker, Bradley Inman, John McGraw, Richard H. Pickup, Carl A. Strunk, Fidelity National Financial, Inc., Fidelity National Information Solutions, Inc., and Micro General Corporation, filed on April 30, 2002 in the Court of Chancery of the State of Delaware, County of New Castle (Civil Action No. 19594-NC).
99.3	Complaint titled John Calabria, individually and on behalf of all others similarly situated, v. Bradley Inman, John McGraw, William P. Foley, II, Patrick F. Stone, Dwayne M. Walker, John R. Snedegar, Richard H. Pickup, Carl A. Strunk, Fidelity National Information Solutions, Inc., and Micro General Corporation, filed on April 30, 2002 in the Court of Chancery of the State of Delaware, County of New Castle (Civil Action No. 19595-NC).

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended March 31, 2002

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-20312

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1293754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4050 Calle Real, Santa Barbara, CA (Address of principal executive offices)	93110 (Zip Code)

(805) 696-7000

(Registrant’s telephone number, including area code)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes     ☑          No     ☐

      As of April 30, 2002, 24,641,326 shares of the Registrant’s Common Stock were outstanding.

FORM 10-Q

QUARTERLY REPORT

Quarter Ended March 31, 2002

INDEX

Page

Part I: FINANCIAL INFORMATION
Item 1. Condensed Consolidated Financial Statements
A.	Condensed Consolidated Balance Sheets as of March 31, 2002 and December 31, 2001	B-13
B.	Condensed Consolidated Statements of Earnings for the three months ended March 31, 2002 and 2001	B-14
C.	Condensed Consolidated Statement of Stockholders’ Equity for the three months ended March 31, 2002	B-15
D.	Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2002 and 2001	B-16
E.	Notes to Condensed Consolidated Financial Statements	B-17
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations		B-22
Item 3. Quantitative and Qualitative Disclosure About Market Risk		B-27
Part II: OTHER INFORMATION
Item 1. Legal Proceedings		B-27
Item 6. Exhibits and Reports on Form 8-K		B-27

Part I:     FINANCIAL INFORMATION

Item 1.     Condensed Consolidated Financial Statements

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,	December 31,
	2002	2001

	(unaudited)
Assets
Cash	$3,708	$2,007
Accounts receivable, net	33,763	33,147
Notes receivable	448	1,552
Deferred taxes, current portion	7,713	7,713
Prepaids and other current assets	2,716	2,956

Total current assets	48,348	47,375
Property, equipment and software, net	21,438	20,181
Deferred taxes, long term portion	13,751	18,376
Related party receivable	725	—
Cost in excess of net assets acquired, net	83,680	91,983
Intangible and other assets	22,349	21,581

Total assets	$190,291	$199,496

Liabilities and Stockholders’ Equity
Accounts payable	$7,967	$6,417
Current maturities of capital lease obligations	1,079	1,293
Deferred revenue, current portion	18,408	16,649
Related party payables	1,499	948
Income taxes payable	10,143	7,819
Other current liabilities	7,901	11,676

Total current liabilities	46,997	44,802
Secured, revolving credit facility with parent	—	18,653
Capital lease obligations, less current maturities	811	1,061
Deferred revenue, long-term portion	2,881	3,577
Other liabilities	3,211	2,597

Total liabilities	53,900	70,690
Stockholders’ equity:
Common stock, par value $.001; 200,000,000 shares authorized; Issued 24,592,161 and outstanding 24,538,361 as of March 31, 2002 and Issued 24,188,251 and outstanding 24,134,451 as of December 31, 2001	25	24
Treasury stock	(339)	(339)
Additional paid-in capital	129,780	126,669
Accumulated other comprehensive loss	(227)	(18)
Accumulated earnings	7,152	2,470

Total stockholders’ equity	136,391	128,806

Total liabilities and stockholders’ equity	$190,291	$199,496

See Notes to Condensed Consolidated Financial Statements

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	Three Months Ended
	March 31,

	2002	2001

	(Unaudited)
Revenue:
Data	$36,999	$26,556
Solutions	12,404	188
Services	13,814	6,062

Total revenue	63,217	32,806

Costs and expenses:
Cost of data revenue	11,850	7,927
Cost of solutions revenue	2,854	11
Cost of services revenue	7,674	3,201
Operating expenses	33,264	16,941

Total costs and expenses	55,642	28,080

Operating income	7,575	4,726
Interest expense	216	—
Other (income) expense, net	(444)	—

Earnings before amortization of cost in excess of net assets acquired	7,803	4,726
Amortization of cost in excess of net assets acquired	—	691

Earnings before income taxes	7,803	4,035
Income taxes	3,121	2,309

Net earnings	$4,682	$1,726

Net earnings per share — basic	$0.19	$0.10

Net earnings per share — diluted	$0.18	$0.10

Weighted average shares — basic	24,442	17,211

Weighted average shares — diluted	25,513	17,211

See Notes to Condensed Consolidated Financial Statements

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(In thousands)
(Unaudited)

						Accumulated
	Common Stock		Additional			Other	Total
			Paid-in	Treasury	Retained	Comprehensive	Stockholders’
	Shares	Amount	Capital	Stock	Earnings	(Loss)	Equity

Balance at December 31, 2001	24,134	$24	$126,669	$(339)	$2,470	$(18)	$128,806

Shares issued to acquire ISDI	275	—	1,922	—	—	—	1,922
Stock options and warrants exercised	100	1	701	—	—	—	702
Shares issued for employee benefit plans	29	—	488	—	—	—	488
Translation adjustment	—	—	—	—	—	(209)	(209)
Net earnings	—	—	—	—	4,682	—	4,682

Balance at March 31, 2002	24,538	$25	$129,780	$(339)	$7,152	$(227)	$136,391

See Notes to Condensed Consolidated Financial Statements

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31,

	2002	2001

	(Unaudited)
Cash Flows from Operating Activities
Net earnings	$4,682	$1,726
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	2,694	1,214
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Loss (gain) on sale of assets	(444)	203
Accounts receivable	(1,394)	(4,821)
Prepaid and other assets	(269)	(151)
Accounts payable and other liabilities	(2,154)	(783)
Deferred revenue	1,063	(104)
Income taxes	2,324	1,534
Related party receivables (payables)	(174)	5,315

Net cash provided by operating activities	6,328	4,133
Cash Flows from Investing Activities
Purchases of property, equipment and software	(429)	—
Increase (decrease) in notes receivable	27	(424)
Cash received from sale of operating division	15,500	—
Cash paid for business acquisitions	(1,100)	—

Net cash (used in) provided by investing activities	13,998	(424)
Cash Flows from Financing Activities
Repayment of debt, net	(18,653)	—
Principal payments of lease obligations	(465)	(2)
Cash proceeds from exercise of stock options	702	—
Net change in cumulative translation adjustment	(209)	—

Net cash used in financing activities	(18,625)	(2)

Net increase in cash	1,701	3,707
Cash, beginning of period	2,007	2,213

Cash, end of period	$3,708	$5,920

Supplemental cash flow information:
Income taxes paid	$730	$—

Interest paid	$—	$1

See Notes to Condensed Consolidated Financial Statements

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note A — Basis of Financial Statements

      The financial information included in this report includes the accounts of Fidelity National Information Solutions, Inc. and its subsidiaries (collectively, the “Company” or “FNIS”) and has been prepared in accordance with accounting principles generally accepted in the United States of America and the instructions to Form 10-Q and Article 10 of Regulation S-X. All adjustments considered necessary for a fair presentation have been included. This report should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, as amended.

      Certain reclassifications have been made in the 2001 Condensed Consolidated Financial Statements to conform to classifications used in 2002.

Note B — Acquisitions and Dispositions

      On March 20, 2000, Fidelity National Financial, Inc. (“Fidelity”) consummated a merger with Chicago Title Corporation, as a result of which Fidelity acquired Chicago Title and Trust Company (“Chicago Title”). Subsequent to the merger, Fidelity combined its flood services (“Fidelity Flood”) and credit services (“Fidelity Credit”) with the flood services (“Chicago Flood”) and credit services (“Chicago Credit”) of Chicago Title. The merged flood services business (“Fidelity National Flood, Inc.” or “Flood”) and the merged credit services business (“Fidelity National Credit Services, Inc.” or “Credit”) became wholly owned subsidiaries of Chicago Title. Fidelity also acquired Market Intelligence, Inc. (“MI,” — together with Chicago Flood and Chicago Credit, the “Chicago Companies”). The acquisition was accounted for as a purchase, and, accordingly, the purchase price of $43.5 million was allocated to the tangible assets acquired, cost in excess of net assets acquired and liabilities assumed, at fair value, in the amounts of $26.9 million, $26.1 million, and $9.5 million, respectively.

      Fidelity acquired 100% of the outstanding stock of IDM on January 3, 2001. The acquisition was accounted for as a purchase and, accordingly, the purchase price of $20.8 million was allocated to assets acquired, cost in excess of net assets acquired and liabilities assumed, at fair values, in the amounts of $1.9 million, $19.3 million, and $0.4 million, respectively.

      On August 1, 2001, the Company, pursuant to an Agreement and Plan of Reorganization and Merger dated April 12, 2001, acquired IDM from Fidelity and MI, Credit, and Flood (collectively, the “Chicago Subsidiaries”) from Chicago Title , by merging the four subsidiaries with and into four previously-formed merger subsidiaries of the Company in simultaneous reverse triangular mergers (collectively, the “Mergers”). Concurrent with the Mergers, Fidelity transferred eighty percent (80%) of the issued and outstanding shares of capital stock of Fidelity National Tax Service, Inc. (“Tax,” and together with IDM, the “Fidelity Subsidiaries) to the Company (the “Share Exchange”). As a result of the Mergers and the Share Exchange, MI, Credit, Flood and IDM became wholly-owned subsidiaries of the Company, and Tax became a majority-owned subsidiary of the Company.

      In consideration for the Mergers and the Share Exchange, the Company transferred to Chicago Title and Fidelity 11,703,801 shares and 5,507,671 shares of the Company’s common stock, respectively. Collectively, these shares of common stock then constituted approximately 77% of the outstanding capital stock of the Company. As a result the Company became a majority-owned subsidiary of Fidelity. The Condensed Consolidated Financial Statements of the Company as of, and for the period ended March 31, 2001 reflect the financial position and results of operations and cash flows of the Fidelity Subsidiaries and the Chicago Subsidiaries and reflect the Fidelity Subsidiaries and the Chicago Subsidiaries as the acquiror for accounting purposes. As a result of the acquisitions of Risco and Reez, as described below, Fidelity owned approximately 78% of the outstanding common stock of the Company at March 31, 2002.

      The total purchase price of $34.8 million was allocated to the tangible assets acquired, cost in excess of net assets acquired, and liabilities assumed, at fair value, in the amounts of $43.3 million, $31.9 million, and

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$40.4 million, respectively. The allocation of the purchase price is preliminary. The Company has yet to obtain additional information related to the valuation of certain assets and liabilities. However, the Company does not believe the difference between the recorded book value and the fair value ultimately assigned will be material.

      The following selected unaudited pro forma results of operations for the three months ended March 31, 2001 has been prepared to illustrate the effects of the purchase of the Company by the Fidelity Subsidiaries and Chicago Subsidiaries as the accounting acquiror, as if this transaction had been completed January 1, 2001. The information provided for the Fidelity Subsidiaries and Chicago Subsidiaries has been derived from the Fidelity Subsidiaries’ historical financial statements. The information provided for the Company has been derived from the financial statements of the Company and has been reclassified to conform to the presentation used by the Fidelity Subsidiaries.

Three Months Ended
March 31, 2001

(In thousands, except
per share data)
Total revenue	$51,773
Net earnings before merger-related expenses	$1,280
Net earnings	$1,194
Basic and Diluted net earnings per share before merger-related expenses	$0.06
Basic net earnings per share	$0.05
Diluted net earnings per share	$0.05

      On August 2, 2001, the Company acquired 100 percent of the outstanding common shares of Risco, Inc. (“Risco”). The results of Risco’s operations have been included in the Consolidated Financial Statements since that date. Risco was the third largest multiple listing service vendor in the United States. In connection with this acquisition, the Company issued 1,614,286 of its common stock at $7.34 per share. The total purchase price was $11.9 million and the Company recorded cost in excess of net assets acquired of $3.4 million.

      On August 2, 2001, the Company purchased the assets and liabilities of Reez.com (“Reez”). The results of Reez’s operations have been included in the Consolidated Financial Statements since that date. Reez’s software provides the realtor, consumer and settlement service provider with an on-line platform to schedule, track and close real estate transactions. As a result of this acquisition, the Company issued 136,971 of its common stock at $7.34 per share. The total purchase price was $1.0 million and the cost in excess of net assets acquired in connection with the acquisition was immaterial.

      On October 10, 2001, the Company purchased the 40,000 shares in Fidelity National Tax Services, Inc., representing the residual 20% minority interest for $5.4 million in cash that resulted in cost in excess of net assets acquired of $4.5 million. The purchase price was in accordance with the terms of the original purchase agreement.

      On December 3, 2001, the Company purchased all the assets of Homeseeker’s XMLSweb division in exchange for $2.0 million in cash. As a result of this acquisition, the Company recorded cost in excess of net assets acquired of $1.0 million.

      On January 2, 2002, the Company acquired ISDI.NET, LLC (“ISDI”), a technology, systems integration and consulting firm, in exchange for 275,000 shares of the Company’s common stock and $1.1 million in cash. Prior to the acquisition, the Company advanced to ISDI $1.1 million, which was included in Other Assets as of December 31, 2001.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      On March 25, 2002, the Company sold its Environmental Risk Management Solutions business for $15.5 million in cash. Proceeds from the sale were used to pay down the $12.6 million balance then outstanding under our revolving credit agreement with Fidelity. The remaining proceeds of $2.9 million were added to general working capital.

Note C — Recent Developments

      On April 30, 2002 the Company announced a tender for all of the outstanding shares of Micro General Corporation, (“MGEN”) whereby each share of MGEN common stock will be exchanged for shares of FNIS common stock.

      The tender offer represents a fixed exchange ratio of .696 shares of FNIS common stock for each share of MGEN common stock. Based on the closing price of $23.92 for FNIS’ common stock on April 29, 2002, the implied tender offer price is $16.65 per share of MGEN common stock. This exchange ratio represents a seventeen percent premium to MGEN stockholders based on the closing price of $14.25 on April 29, 2002 and a sixteen percent premium based on the thirty-day average closing price of $14.39 as of April 29, 2002.

      FNIS will issue approximately 11.0 million new shares of common stock, resulting in approximately 35.5 million outstanding shares of FNIS common stock.

      Fidelity will own approximately 72.5% of the outstanding stock of FNIS after the completion of the tender offer.

Note D — Adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Intangible Assets”

      SFAS No. 142 requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. The statement also provides that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount.

      The Company has performed a transitional goodwill impairment test on its reporting units and has determined that each of its reporting units has a fair value in excess of its carrying value. Accordingly, no goodwill impairment has been recorded.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Beginning on January 1, 2002, the Company ceased recording goodwill amortization in accordance with SFAS No. 142. The following table reconciles reported and adjusted net earnings and net earnings per share:

	Three Months Ended
	March 31,

	2002	2001

	(In thousands, except
	per share amounts)
Net earnings	$4,682	$1,726
Add back: amortization of cost in excess of net assets acquired	—	691

Adjusted net earnings	$4,682	$2,417

Basic earnings per share:
Net earnings per share	$0.19	$0.10
Amortization of cost in excess of net assets acquired	—	0.04

Adjusted net earnings per share — basic	$0.19	$0.14

Diluted earnings per share:
Net earnings per share	$0.18	$0.10
Amortization of cost in excess of net assets acquired	—	0.04

Adjusted net earnings per share — diluted	$0.18	$0.14

Note E — Secured Revolving Credit Facility With Parent

      On September 24, 2001, the Company entered into a revolving credit agreement with Fidelity. The credit agreement provides for a maximum credit line of $25 million that expires and is due in September 2006. The credit facility bears interest at a rate of prime plus 2%. As of March 31, 2002, there were no amounts outstanding under the agreement.

Note F — Earnings Per Share

      The company presents “basic” earnings per share, representing net earnings divided by the weighted average shares outstanding (excluding all common stock equivalents), and “diluted” earnings per share, representing the dilutive effect of all common stock equivalents. The following table illustrates the computation of basic and diluted earnings per share:

	Three Months Ended
	March 31,

	2002	2001

	(In thousands, except
	per share amounts)
Net earnings, basic and diluted basis	$4,682	$1,726

Weighted average shares outstanding during the period, basic basis	24,442	17,211
Plus: Commons stock equivalent shares assumed from conversion of options and warrants	1,071	—

Weighted average shares outstanding during the period, diluted basis	25,513	17,211

Basic earnings per share	$0.19	$0.10

Diluted earnings per share	$0.18	$0.10

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note G — Segment Information

      For the Company’s last annual report, for the year ended December 31, 2001, the Company was organized into three segments for management reporting purposes: Lender Services, Professional Services and Corporate and other. Effective January 1, 2002, the Company reorganized into four segments for management and reporting purposes: Data, Solutions, Services and Corporate.

      The activities of the reportable segments include the following:

Data — data includes information regarding real estate and consumers that can be aggregated, rendered, repurposed or repackaged for other purposes in order to meet customers’ specific business needs.

Solutions — solutions involve developing and supplying business processes and technology that allows customers to improve efficiency, lower costs, reduce risks and better manage and operate their businesses to serve their customers’ needs.

Services — services add value by combining manual intervention, outsourcing or process improvement with one or more of our data and/or solutions components. They can range considerably in scope, from improving a single process to providing complete outsourcing capabilities. Services add value by saving customers time and money. These savings or efficiencies can be accomplished in a number of ways, including reduced staffing needs, streamlining paperwork and processes or stabilizing cyclical business cycles, all of which can help to drive more revenue to the customer’s bottom line.

Corporate — corporate operations include certain financing and other general corporate expenses.

Three Months Ended:
March 31, 2002	Data	Solutions	Services	Corporate	Total

	(Dollars in thousands)
Total revenue	$36,999	$12,404	$13,814	$—	$63,217

Earnings (loss) before income taxes	$7,097	$76	$2,826	$(2,196)	$7,803
Income tax expense (benefit)	2,839	30	1,130	(878)	3,121

Net earnings (loss)	$4,258	$46	$1,696	$(1,318)	$4,682

Assets	$86,555	$60,902	$22,735	$20,099	$190,291

Three Months Ended:
March 31, 2001	Data	Solutions	Services	Corporate	Total

	(Dollars in thousands)
Total revenue	$26,556	$188	$6,062	$—	$32,806

Earnings (loss) before income taxes	$3,747	$(19)	$307	$—	$4,035
Income tax expense (benefit)	2,143	(11)	177	—	2,309

Net earnings (loss)	$1,604	$(8)	$130	$—	$1,726

Assets	$79,812	$32	$12,552	$—	$92,396

      The accounting policies of the segments are the same as those used in the Condensed Consolidated Financial Statements.

      Since the Company’s last annual report for the year ended December 31, 2001, the format of the Condensed Consolidated Income Statements has changed to show the revenue and cost of revenue for each segment. The cost of revenue consists primarily of direct costs associated with the sales of products and

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

services. Major direct costs include subcontracted appraisal fees, purchased real estate data, direct printing costs, royalty and license fees, reseller commissions and variable sales compensation.

      Sales between segments or transfers that occurred in the ordinary course of operations have been eliminated from the segment information provided.

Note H — Stockholders’ Equity

Stock Repurchase Program

      On September 28, 2001, the Company’s Board of Directors authorized the Company to purchase up to 1,000,000 shares of its common stock. Purchases may be made from time to time by the Company in the open market, in block purchases or in privately negotiated transactions. As of March 31, 2002, the Company has repurchased a total of 53,800 shares of common stock for $0.3 million at an average price of $6.30.

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

      The statements contained in this Quarterly Report on Form 10-Q that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations, hopes, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results could vary materially from those forward-looking statements contained herein due to many factors, including, but not limited to: general economic and business conditions, including interest rate fluctuations and general volatility in the capital markets; changes in the performance of the real estate markets; the impact of competitive products and pricing; success of operating initiatives; adverse publicity; the ability to identify businesses to be acquired; availability of qualified personnel; employee benefits costs and changes in, or the failure to comply with government regulations and other risks detailed in our filings with the Securities and Exchange Commission.

Factors Affecting Comparability

      As explained earlier in this document, on August 1, 2001, we merged with the Fidelity Subsidiaries and the Chicago Subsidiaries. As a result of the merger we became a majority-owned subsidiary of Fidelity. Our Condensed Consolidated Statements of Operations therefore include the operations of FNIS since August 1, 2001, and the operations of the Fidelity Subsidiaries and Chicago Subsidiaries prior to that date. For the quarter ended March 31, 2002, operations also include the operations of Reez and Risco that were acquired on August 2, 2001, the MLS assets of Homeseeker’s acquired on December 3, 2001 and the operations of ISDI, acquired on January 3, 2002. As a result, quarter over quarter comparisons may not be meaningful.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table illustrates the period of time each entity is reflected in our operations as a result of the mergers and acquisitions:

	Three Months Ended
	March 31,

	2002	2001

	(Number of Months)
Fidelity National Flood, Inc.	3	3
Fidelity National Tax Services, Inc.	3	3
Fidelity National Credit Service, Inc.	3	3
Market Intelligence, Inc.	3	3
IDM	3	3
Environmental Risk Management Solutions	3	0
Geographic Underwriting System	3	0
MLS	3	0
Risco	3	0
Reez.com, Inc.	3	0
Homeseekers	3	0
ISDI	3	0
FNIS Corporate	3	0

Results of Operations

      Net earnings for the first quarter of 2002 were $4.7 million, or $0.18 per diluted share, as compared with net earnings of $1.7 million, or $0.10 per diluted share, for the first quarter of 2001.

      The following table presents the calculation of net earnings before amortization of cost in excess of net assets acquired consistent with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”).

	Three Months Ended
	March 31,

	2002	2001

	(In thousands, except
	per share amounts)
Net earnings	$4,682	$1,726
Add back: amortization of cost in excess of net assets acquired	—	691

Adjusted net earnings	$4,682	$2,417

Basic earnings per share:
Net earnings	$0.19	$0.10
Amortization of cost in excess of net assets acquired	—	0.04

Adjusted net earnings per share — basic	$0.19	$0.14

Diluted earnings per share:
Net earnings	$0.18	$0.10
Amortization of cost in excess of net assets acquired	—	0.04

Adjusted net earnings per share — diluted	$0.18	$0.14

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Total revenue increased 92.7% to $63.2 million in the first quarter of 2002 as compared to the first quarter of 2001. Growth in revenue from 2001 to 2002 is primarily a result of 1) mergers and acquisitions, and 2) low mortgage interest rates and a high number of real estate and refinancing transactions.

      Our business is closely related to the level of real estate activity on both a national and local basis. Real estate sales transactions are directly affected by changes in the cost of financing purchases of real estate, i.e., mortgage interest rates. Other macroeconomic factors affecting real estate activity include, but are not limited to, demand for housing, employment levels, family income levels and general economic conditions.

      Beginning in December 2000 and continuing through the first quarter of 2002, interest rates have been reduced by 475 basis points, bringing interest rates down to their lowest level in recent history. This has significantly increased the volume of refinance activity and mortgage activity.

      Interest rate changes have a significant impact on our flood services and credit services business lines, which have historically been closely aligned with the home equity credit market. As well, fluctuations in our tax services’ revenues usually result from changes in mortgage interest rates. Revenues increase during periods of relatively low interest rates due to higher refinance volumes and decline during periods of relatively high interest rates. MLS revenues are primarily connected with term contracts and are therefore not significantly affected by interest rate changes.

      The following table presents information regarding the components of total costs and expenses:

	Three Months Ended March 31,

		% of Related		% of Related
	2002	Revenue(1)	2001	Revenue(1)

		(Dollars in thousands)
Cost of data revenue	$11,850	32.0%	$7,927	29.9%
Cost of solutions revenue	2,854	23.0%	11	5.9%
Cost of services revenue	7,674	55.6%	3,201	52.8%

	$22,378		$11,139

Operating expenses	33,264	52.6%	16,941	51.6%

Total costs and expenses	$55,642	88.0%	$28,080	85.6%

(1) — Represents cost of data, solutions, and services revenue as a percentage of their respective revenue, i.e. cost of data revenue divided by data revenue. Operating expenses and total costs and expenses are calculated as a percentage of total revenue.

      Total costs and expenses as a percentage of revenue increased in the quarter ended March 31, 2002 to 88.0% from 85.6% in the corresponding quarter of 2001. This is primarily the result of an increase in corporate administration costs since the business combination in August 2001, (prior to that date, the entities acquired from Fidelity were not engaged in the same activities as a publicly held stand-alone company and therefore did not have comparable costs), offset by an improvement in the expense to revenue ratio at the operating unit level.

      The cost of revenue consists primarily of direct costs associated with the sales of products and services. Major direct costs include subcontracted appraisal fees, purchased real estate data, direct printing costs, royalty and license fees, reseller commissions and variable sales compensation. The percentage increases of the three costs of revenue represented in the above table for 2002 compared to 2001 is due primarily to a change in the mix of business resulting from the acquisitions and mergers.

      Our operating expenses consist of personnel costs, facility costs, and other general and administrative expenses. Personnel costs include base salaries, commissions and bonuses paid to employees, and are one of

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

our most significant operating expenses. Although a significant portion of these costs is fixed, certain of the costs fluctuate with the mix and level of revenue. We have taken significant measures to maintain appropriate personnel levels and costs relative to the volume and mix of business while maintaining customer service standards and quality controls. We continue to monitor prevailing market conditions and will adjust personnel costs in accordance with activity.

      The increase in operating expenses as a percentage of total revenue in the current quarter compared to the same quarter in the prior year, is due primarily to the increase in corporate costs discussed above, offset by an improvement in the operating expense to revenue ratio at the operating unit level.

      Interest expense for the quarter ended March 31, 2002 was $0.2 million and represents interest expense on the revolving credit facility with Fidelity. There was no interest expense for the quarter ended March 31, 2001.

      Other income of $0.4 million represents the gain on sale of the Environmental Risk Management Solutions operation. The operation was sold on March 25, 2002 for $15.5 million in cash. See Note B to Notes to Condensed Consolidated Financial Statements.

      Amortization of cost in excess of net assets acquired was $0 in the first quarter of 2002 as a result of adopting SFAS No. 142. Amortization of cost in excess of net assets acquired was $0.7 million in the first quarter of 2001. See Note D of Notes to Condensed Consolidated Financial Statements.

      Income taxes, as a percentage of earnings before income taxes, were 40.0% and 57.2% for the first quarters of 2002 and 2001, respectively. The fluctuation in income taxes as a percentage of earnings before income taxes is primarily attributable to the elimination of amortization of cost in excess of net assets acquired consistent with SFAS No. 142

Liquidity and Capital Resources

      Cash Flows. Our cash requirements include debt service, personnel and other operating expenses, taxes, capital expenditures, and systems development. The nature of our business is not capital intensive, and we believe that all anticipated cash requirements for current operations will be met from internally generated funds and borrowings through existing credit facilities. Our short-and long-term liquidity requirements are monitored regularly to match cash inflows with cash requirements. We forecast the daily needs of our business units and periodically review their short- and long-term projected sources and uses of funds, as well as the asset, liability, investment and cash flow assumptions underlying these projections.

      Seasonality. The business cycle of the residential real property valuation services, flood services and credit services business lines have historically been closely aligned with the home equity credit market. Volumes generally increase in the early spring, followed by a slower summer season, a relatively busy fall and a significantly slower winter. Significant changes in interest rates may alter these traditional seasonal patterns due to the effect the cost of financing has on real estate transactions.

      Financing. Following the business combination with Fidelity in August 2001, we entered into a secured revolving credit agreement with Fidelity. The credit agreement provides for a maximum credit line of $25 million that expires and is due in September 2006 and bears interest at a variable rate of prime plus 2%. Amounts borrowed under the credit agreement were used to repay Fidelity, who retired the company’s debt existing at the time of the business combination. As of March 31, 2002, the Company’s outstanding balance was fully repaid with proceeds from the sale of its Environmental Risk Management Solutions operation. At March 31, 2002 the full amount of the credit line was available.

      Financing Obligations. Our financing obligations generally include our credit agreement with Fidelity and operating and capital lease payments on certain of our premises and equipment.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Other Commercial Commitments. In October 2001 we entered into a strategic alliance agreement with Lexis-Nexis to acquire a 50% ownership interest in their national real estate database. The terms of the agreement require us to make annual payments over the next four years to complete the transaction. These payments may be accelerated at our option.

      Under the terms of our agreement with Homeseeker’s, we are obligated to pay $1.2 million to Homeseeker’s upon completion of certain enhancements to a software platform acquired from them.

      Critical Accounting Policies. There have been no material changes in our critical accounting policies described in our Annual Report on Form 10-K for the year ended December 31, 2001, as amended.

      Effects of Transaction With Related Parties. Included in our Condensed Consolidated Financial Statements for the quarter ended March 31, 2002 are $0.3 million and $2.7 million paid to two related parties, Fidelity and Micro General Corporation, Inc., another majority owned subsidiary of Fidelity, respectively. The amounts paid to Fidelity were for executive and general management, accounting, legal and administrative services provided to us under an agreement effective August 1, 2001. Annual fees under the agreement with Fidelity are currently $1.3 million. The amounts paid to Micro General were for information technology and business communication services provided to us under an agreement effective August 2, 2001. The agreements with Fidelity and Micro General are for one and three-year terms, respectively. Fees for the services provided in the agreements are based on estimated time incurred to perform each of the functions and the estimated personnel costs for the function performed, plus in the case of Micro General, a profit margin.

      Included in our Revenue for the quarter ended March 31, 2002 are $1.0 million for sales of data and other products and services to Fidelity.

      As of March 31, 2002 the net amount owed to Fidelity and Micro General was $0.1 million and $0.1 million, respectively.

      Capital Stock Transactions. On September 28, 2001, our Board of Directors authorized us to repurchase up to 1,000,000 shares of our common stock. Purchases may be made by us from time to time in the open market or in block purchases or in privately negotiated transactions depending on market conditions and other factors. As of March 31, 2002, we have repurchased a total of 53,800 shares of our common stock for $0.3 million, at an average purchase price of $6.30 per share.

      On January 2, 2002, the Company acquired ISDI.NET, LLC (“ISDI”), a technology, systems integration and consulting firm, in exchange for 275,000 shares of the Company’s common stock and $1.1 million in cash.

      Recent Accounting Pronouncements. In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”) and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). SFAS No. 141 requires that all business combinations be accounted for under the purchase method. The statement further requires separate recognition of intangible assets that meet one of two criteria. The statement applies to all business combinations initiated after June 30, 2001.

      SFAS No. 142 requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. The statement also provides that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. Existing goodwill will be amortized through 2001, after which time amortization will cease and we will perform a transitional goodwill impairment test. SFAS No. 142 is generally effective for fiscal periods beginning after December 15, 2001 and the amortization provisions of SFAS No. 142 are effective for acquisitions subsequent to June 30, 2001. We have performed a transitional goodwill impairment test on our reporting units and have determined that each of our reporting units has a fair value in excess of our carrying value, therefore no goodwill impairment has been recorded.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment of Long-Lived Assets” (“SFAS No. 144”) which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” it retains many of the fundamental provisions of that statement. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a material impact on our financial statements or results of operations.

Item 3.     Quantitative and Qualitative Disclosure about Market Risk

      There have been no material changes in the market risks described in our Annual Report on Form 10K for the year ended December 31, 2001, as amended.

Part II:     OTHER INFORMATION

Item 1.     Legal Proceedings

      Beginning on April 30, 2002 and continuing thereafter, a total of three separate lawsuits have been filed in the Delaware Court of Chancery on behalf of a purported class of public stockholders of Micro General Corporation (“MGEN”) relating to our announcement by that we were commencing an exchange offer for all of the outstanding shares of common stock of MGEN (the “Offer”). The Delaware actions are captioned David Osher v. Foley, II, et al., C.A. No. 19593-NC; Helen Lapinski v. Foley, II, et al., C.A. No. 19594-NC; and John Calabria v. Inman, et al., C.A. No. 19595-NC. The actions generally name as defendants FNIS, MGEN, Fidelity National Financial, Inc., the majority stockholder of both FNIS and MGEN, and the members of the MGEN Board of Directors, and generally allege that the consideration offered by FNIS to MGEN’s public stockholders in the Offer is inadequate and unfair and that FNIS and the individual defendants breached their fiduciary duties to MGEN’s public stockholders in the formulating and making the Offer. The actions seek to proceed on behalf of a class of MGEN stockholders other than defendants, seek preliminary and permanent injunctive relief against the consummation of the Offer, seek monetary damages in an unspecified amount and seek recovery of plaintiffs’ costs and attorneys’ fees. These actions are in their earliest stages. FNIS believes that the allegations are without merit and intends to defend against them vigorously.

      The description of these actions is qualified in its entirety by reference to the allegations in the related complaints, which we have filed with the SEC and which we incorporate by reference herein.

Item 6.     Exhibits and Reports on Form 8-K

(a)	Exhibits:

None

(b)	Reports on Form 8-K

None

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

(Registrant)

By: /s/ NEIL A. JOHNSON

NEIL A. JOHNSON
Executive Vice President, Chief Financial Officer

(Principal Financial and Accounting Officer)	Date: May 14, 2002

APPENDIX C

MICRO GENERAL CORPORATION

ANNUAL REPORT ON FORM 10-K/A, AS FILED ON APRIL 30, 2002

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K/ A

FOR ANNUAL AND TRANSITION REPORTS PURSUANT TO SECTIONS 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2001

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 0-8358

Micro General Corporation

(Exact name of Registrant as specified in its charter)

Delaware	95-2621545
(State of Incorporation)	(I.R.S. Employer Identification No.)

2510 N. Redhill Avenue, Suite 230 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 622-4444

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which registered

Common Stock, $.05 par value	NASDAQ National Market

      Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

      Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K, or any amendment to this Form 10-K. ☑

      As of April 25, 2002, 15,773,310 shares of common stock ($.05 par value) were outstanding, and the aggregate market value of the shares of the common stock held by non-affiliates of the registrant was $66,258,963. The aggregate market value was computed with reference to the closing price on the NASDAQ National Market on such date.

DOCUMENTS INCORPORATED BY REFERENCE.

None.

PART III

Item 10.     Directors and Executive Officers of Registrant

      The following table sets forth certain information as of April 1, 2002, with respect to each of our executive officers and directors:

Name	Age	Position

John R. Snedegar	52	President, Chief Executive Officer and Director
Dale W. Christensen	49	Chief Financial Officer
Jeffrey A. Sanderson	44	Executive Vice President, Business Development
Nancy Pope Nelson	49	Chief Operating Officer
Joseph E. Root	57	Senior Vice President, General Counsel and Secretary
William P. Foley, II	57	Director, Co-Chairman of the Board
Patrick F. Stone	54	Director, Co-Chairman of the Board
Dwayne Walker	40	Director
John M. McGraw	40	Director
Richard H. Pickup	68	Director
Carl A. Strunk	64	Director

      Mr. Snedegar has been one of our directors since 1998 and has served as our Chief Executive Officer since April 1999 and our President since March 2002. He previously served as our President from April 1999 through October 2001. Mr. Snedegar was the Chief Executive Officer of United Digital Network, Inc., a switch based long distance reseller, from 1992 until March 1999. Before his involvement with United Digital Network, Inc., Mr. Snedegar was the President and Chief Executive Officer of AmeriTel Management, Inc. Mr. Snedegar is also currently a director of StarBase Corporation.

      Mr. Christensen has been our Chief Financial Officer since June 1999. Mr. Christensen was Chief Financial Officer and Controller of Teltrust, Inc., an operator services and directory assistance company, from February 1999 to June 1999. Prior to that he founded United Digital Network, Inc. where he served as Chief Operating Officer and Chief Financial Officer from June 1992 through February 1999.

      Mr. Sanderson has been our Executive Vice President, Business Development since 1994. Mr. Sanderson has also served as President of RealEC Technologies, Inc. since 1999. He was one of the original founders of ACS Systems, Inc. where he served as President of the System Development Division from 1994 until our merger with ACS Systems in May 1998. Before forming ACS Systems, Inc., Mr. Sanderson was a Senior Systems Programmer for Pacific Bell.

      Ms. Nelson has been our Chief Operating Officer since January 2001. Before joining us, she served as Chief Operating Officer for QuadraMed Corporation beginning in August of 2000 and as President of their Enterprise Division from 1999 to 2000. Prior to the acquisition of Compucare by Quadramed, she served as Chief Operating Officer for Compucare from 1998 to 1999, Senior Vice President, Product Marketing from 1997 to 1998 and as Senior Vice President Operations, West from 1995 to 1997. Both Compucare and Quadramed provide software and services to healthcare providers. In her career, Ms. Nelson has managed software development, high tech product management, customer service and support, outsourcing, sales and marketing, and other business functions for technology companies and consulting firms in the public and private sectors.

      Mr. Root has been our Senior Vice President and General Counsel since February 2000. He also serves as General Counsel to FNIS, and RealEC Technologies. Mr. Root was General Counsel of Marquip, Inc., a Wisconsin company and the worldwide leading provider of production equipment for the manufacture of corrugated paperboard, from 1995 to April 2000. Prior to that he was Group Counsel to Johnson Controls,

Inc., a global technology leader in the environmental control field, and was also engaged in private practice as an attorney in New York City, New York.

      Mr. Foley has been Co-Chairman of the Board since April 1999. Mr. Foley was the sole Chairman of our Board from June 1994 through March 1999. Mr. Foley has been Chairman of the Board and Chief Executive Officer of Fidelity National since its formation in 1984 and served as its President from 1984 to 1994. Mr. Foley also serves as Chairman of the Board of FNIS, CKE Restaurants, Inc. He is also a member of the board of directors of American National Financial, Inc., Miravant Medical Technologies, Inc. and Fresh Foods, Inc.

      Mr. Stone has been one of our directors since 1998. Mr. Stone became Co-Chairman of the Board in April 1999. He also served as our President and Chief Executive Officer from May 1998 through April 1999. Mr. Stone has been President of Fidelity National since March 2000 and Chief Executive Officer of FNIS since January 2002. From March 2000 through December 2001 he served as Chief Operating Officer of Fidelity National. He is also President and Chief Operating Officer of Fidelity National Title Insurance Company, a position he has held since 1995. From February 1989 to May 1995, he was President of Fidelity National Title Company of Oregon.

      Mr. Walker has been one of our directors since 1999. Mr. Walker has been Chairman and Chief Executive Officer of Network Commerce, Inc., a technology infrastructure and services company since March 1996. In 1995 and 1996, Mr. Walker was also Chairman of US Connect, a systems integration and wireless company which was acquired by IKON Office Systems. In 1989, Mr. Walker began a six-year tenure with Microsoft Corporation where he held several positions, including General Manager of Sales and Marketing, Director of Windows NT and Networking Products, Director of SQL Server and Network Products, and other senior management positions. Mr. Walker was recruited by Microsoft Corporation to spearhead the launching of the first two version of SQL Server and Windows NT. In addition, Mr. Walker led the worldwide deployment of the Microsoft Solutions Provider Channel. Mr. Walker has also held various senior management and technology positions with DMR Group, Hughes Aircraft and TRW. Mr. Walker is also an investor and/or advisor to NETDelivery, Inc., BTrade Inc., CarToys, and other technology, services and retail companies.

      Mr. McGraw has been one of our directors since July 2000. Mr. McGraw is the co-founder of HatcheryWorks, an internet incubator. HatcheryWorks was founded in December 1999 and has successfully launched over eight companies in the financial services arena. Before HatcheryWorks, Mr. McGraw served as President of Portola Dimensional Systems, a company that pioneered the use of 3D technology in business intelligence. Mr. McGraw got his start in technology when he co-founded InsWeb.com, one of the first companies providing insurance over the internet. Before InsWeb, Mr. McGraw founded Pacific Specialty Insurance Company, Western Service Contract Corporation, Pacific Loan Administrators and McGraw Commercial Insurance Services.

      Mr. Pickup has been one of our directors since 1996. Mr. Pickup is a Senior Vice President of the New York Stock Exchange Member Firm of Wedbush Morgan Securities, a position he has held for thirty years. For the past forty years, he has been involved in the ownership of numerous public companies.

      Mr. Strunk has been one of our directors since June 1994. Mr. Strunk was Executive Vice President, Finance, from February 1997 through April 2001 of CKE Restaurants, Inc. and from April 2001 to August 2001 was its Chief Financial Officer. He served as Executive Vice-President and Chief Financial Officer of Fidelity National from March 1992 to September 1997 and thereafter served as Executive Vice-President, Finance, until March 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Exchange Act of 1934, as amended, requires our executive officers and directors and beneficial owners of 10% or more of our equity securities to file reports of their ownership, and changes in ownership, of such securities with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all forms they file pursuant to Section 16 and we are required to report any failure of such persons to file by the relevant due date any of these reports during fiscal year 2001. Based solely upon a review of the copies of the reports received by it, we believe that all such filing requirements were satisfied.

Item 11.     Executive Compensation

      The following Summary Compensation Table shows compensation paid by us and our subsidiaries to our Named Executive Officers (the “Named Executives”) for all services in all capacities during the years indicated.

Executive Compensation

Summary Compensation Table

		Annual Compensation

					Long Term
					Compensation
				Other Annual	Awards —	All Other
		Salary	Bonus	Compensation	Options	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)	(#)	($)

John R. Snedegar	2001	$300,000	$150,000		220,000	$5,820
President and Chief	2000	$249,984	$150,000		110,000	$5,820
Executive Officer	1999	$177,073	$150,000		605,000
Dale W. Christensen(4)	2001	$145,741	$35,000
Executive Vice-President	2000	$131,775	$25,000
and Chief Financial Officer	1999	$68,670			79,750
Jeff Sanderson	2001	$223,959	$50,000			$6,000
Executive Vice-President	2000	$213,733				$6,000
	1999	$177,375	$35,000		55,000	$6,000
Nancy Nelson(5)	2001	$294,463			210,000
Executive Vice President	2000
and Chief Operating Officer	1999
Joseph E. Root(6)	2001	$199,000
Senior Vice President	2000	$176,539			55,000
and General Counsel	1999

(1)	Amounts shown for the indicated fiscal year include amounts deferred at the election of the named executive officer pursuant to our 401(k) plan.

(2)	The number of securities underlying options has been adjusted to reflect all dividends and stock splits.

(3)	Amounts shown for 2001 consists of the following: (i) Mr. Snedegar $5,280 for life insurance; (ii) Mr. Sanderson $6,000 for car allowance.

(4)	Mr. Christensen joined the Company in June 1999 as Executive Vice-President and Chief Financial Officer.

(5)	Ms. Nelson joined the Company in January 2001 as Executive Vice-President and Chief Operating Officer.

(6)	Mr. Root joined the Company in February 2000 as Senior Vice-President and General Counsel.

Option Grants

      The following table sets forth information concerning stock options granted to our Named Executives during the fiscal year ended December 31, 2001.

Option Grants in Last Fiscal Year(1)(2)

					Potential Realizable Value
	Number of	Percentage of			at Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term(3)
	Options	Employees in	Base Price	Expiration
Name	Grants(#)	Fiscal Year	($/share)	Date	5%($)	10%($)

John R. Snedegar(4)	220,000	12.4%	$7.4545	4/25/11	$1,033,194	$2,607,584
Dale W. Christensen	—
Jeff Sanderson	—
Nancy P. Nelson	110,000		$6.81	1/8/11	$471,933	$1,191,069
	100,000		$14.60	7/6/11	$919,800	$2,321,400

	210,000	11.8%
Joseph E. Root	—

(1)	The options become exercisable as to 25% of the shares on each anniversary of the date of grant, except for options to purchase 110,000 shares granted to Ms. Nelson which vest as to 33.3% of the shares on each anniversary of the date of grant. The number of options have been adjusted to reflect a 10% stock dividend declared on May 2, 2001 and paid on June 1, 2001 to stockholders of record as of May 18, 2001.

(2)	The exercise prices were equal to or greater than the fair market value of the shares on the date the options were granted. The exercise price may be paid in cash, check, pursuant to a cashless exercise or by cancellation of indebtedness, among other forms of payment. The exercise price has been adjusted to reflect a 10% stock dividend declared on May 2, 2001 and paid on June 1, 2001 to stockholders of record as of May 18, 2001.

(3)	The potential realizable value represents amounts, net of exercise price, that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. The 5% and 10% are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

(4)	The vesting of Mr. Snedegar’s options accelerated with respect to an additional 192,500 shares upon us obtaining certain profit goals and upon obtaining financing for RealEC Technologies.

Option Exercises and Fiscal Year-End Values

      The following table summarizes information regarding exercises of stock options by the named individuals during 2001 and unexercised options held by them as of December 31, 2001.

Aggregated Stock Option Exercises

in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2001		December 31, 2001
	Acquired on	Value
Name	Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John R. Snedegar	36,773	$421,431	1,110,824	27,500	8,084,934	172,026
Dale W. Christensen	10,000	$120,947	93,812	17,188	899,397	81,268
Jeff Sanderson	25,050	$166,160	96,500	—	910,462
Nancy Pope Nelson	—	—	—	210,000	—	758,098
Joseph E. Root	—	—	36,667	18,333	—	—

Director Compensation

      Directors are entitled to receive $3,000 per board meeting attended, plus reimbursement of reasonable expenses. Members of our audit and compensation committees are entitled to receive $1,500 per committee meeting attended, plus reimbursement of reasonable expenses.

Employment Agreements

      The Company entered into a three-year employment agreement with Ms. Nelson, the Company’s Chief Operating Officer, effective November 7, 2001, and amended on February 20, 2002. Her base salary is $300,000 per year, and she is eligible to receive an annual cash bonus. A cash bonus in the amount of $150,000 will be paid on December 15, 2002. The agreement includes executive fringe benefits as customary for the Company’s other executives. All options to purchase common stock issued to Ms. Nelson will vest on the earlier of December 15, 2002, or any involuntary termination of Ms. Nelson for any reason other than cause. If Ms. Nelson is terminated without cause she will receive a severance payment of one year’s base salary. She will also receive one year’s base salary if she is terminated without cause after a change of control. Upon disability lasting six consecutive months, we have the right to terminate the agreement by paying Ms. Nelson her base salary for the remainder of the term of the agreement. Upon the termination or expiration of the agreement, Ms. Nelson has agreed to refrain from engaging in activity competitive with the Company’s business, within 100 miles of where we conduct business, for a period of one year.

      Mr. Snedegar, our President and Chief Executive Officer, was subject to an employment agreement from April 15, 1999 through April 15, 2002. His 2001 salary under the agreement was $300,000. The agreement provided for additional compensation and executive fringe benefits, including fully vested options to purchase 50,000 shares of Company common stock, a $1.0 million life insurance policy, an annual bonus of up to 5% of the first $6.0 million of audited pre-tax profits and 10% of our audited pre-tax profits in excess of $10.0 million for each calendar year, a bonus of $100,000 for securing funding for RealEC and a bonus of $100,000 upon making certain strategic acquisitions. The agreement further provided for him to be paid a base salary of $150,000 per year and a discretionary bonus of up to $100,000 in connection with his duties as Chief Executive Officer of Escrow.com. He was also eligible to receive a transaction bonus equal to 5% of the net proceeds from any sale of all or a majority interest in Company subsidiaries, or all or substantially all of the assets of any of material divisions or those of our subsidiaries. If the agreement had been terminated for good reason by Mr. Snedegar or by the Company without cause, he would have receives $600,000 in severance pay and accrued bonuses. Upon the termination or expiration of the agreement, Mr. Snedegar agreed not to solicit our customers or employees for a period of one year. The agreement further provides that the Company will indemnify Mr. Snedegar for certain claims for a period of five years after his termination.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee was composed of three independent directors including Messrs. Foley, Walker and McGraw during fiscal 2001. During fiscal 2001, other then Mr. Foley, whose positions with Fidelity National Financial, Inc. are discussed above, no member of the Compensation Committee was a former or current officer or employee of us or any of our subsidiaries. In addition, during that year, none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Compensation Committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

      The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent compensation data for use in assessing levels of compensation for officers of the Company.

Compensation Philosophy

      The Company’s executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company’s strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national title insurance companies and other middle-market corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include title companies and other corporations equal to or larger than the Company. The Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company’s performance, the measures used for determining appropriate levels of compensation for executive officers include the Company’s national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, and profit retention and profitability, all of which combine to enhance stockholder value.

Compensation of the Chief Executive Officer for Fiscal 2001

      Mr. Snedegar’s compensation for 2001 was determined pursuant to the terms of his employment agreement in effect during that period. His employment agreement provided him with a minimum base annual salary. Mr. Snedegar also received a cash bonus. Under the terms of his employment agreement, the Company, through the Compensation Committee, has the discretion to award stock options to Mr. Snedegar. Mr. Snedegar received stock options in 2001 totaling 220,000 shares of Common Stock. Of these options, no shares vested upon date of grant. 192,500 of the options vested at 12/31/01 with the remaining 27,500 vesting on 4/25/02.

Compensation of Other Executives for Fiscal 2001

      With respect to the base salaries and cash bonuses awarded to other executive officers in respect of 2001, the Compensation Committee approved these amounts in the exercise of their discretion. The decision of the Compensation Committee with respect to the base salary for each such executive officer is subjective and was made after consideration of the performance of the executive in his or her particular area of responsibility, the executive’s contribution to the Company’s overall management team and an assessment of the future contributions the executive should be able to make to the Company.

Stock Option Grants

      As indicated above, an important element of the Company’s compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company’s stockholders. The purpose of the Company’s Stock Incentive Plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company’s long-term performance. Consistent with these objectives, the Compensation Committee granted options to executive officers for their performance.

The Compensation Committee

William P. Foley, II
Dwayne Walker
John McGraw

April 10, 2002

PERFORMANCE GRAPH

      Set forth below is a graph comparing cumulative total stockholder return of our Common Stock against the cumulative total return on the S & P 500 Index and against the cumulative total return of a peer group index consisting of certain companies for the industry in which we compete (SIC code 6361 — Title Insurance) for the five-year period ending December 31, 2001. This peer group consists of the following companies: First American Corporation, LandAmerica Financial Group, Inc. and Stewart Information Services Corp. The peer group comparison has been weighted based on our stock market capitalization. The graph assumes an initial investment of $100.00 on January 1, 1996, with dividends reinvested over the periods indicated.

Comparison of Five Year Cumulative Total Return

of Company, Industry Index and Broad Market

	1996	1997	1998	1999	2000	2002

Micro General Corporation	100.00	78.57	242.86	932.17	367.86	861.77
NASDAQ INDEX	100.00	122.48	172.70	320.87	193.00	153.15
Peer Group*	100.00	126.17	233.78	470.20	282.33	209.87

Item 12.     Security Ownership of Certain Beneficial Owners and Management

      The following table shows, with respect to each person or entity known to us to be the beneficial owner of more than 5% of our Common Stock as of April 1, 2001 (1) the number of shares of Common Stock so owned, and (2) the percentage of all shares outstanding represented by such ownership (based upon the number of shares outstanding as of April 1, 2002).

	Number of		Percent of
Name and Address of Beneficial Owner	Shares		Class

Fidelity National Financial, Inc.	10,426,200	(1)	52%
17911 Von Karman Avenue
Irvine, California 92614
Richard H. Pickup	1,722,621	(2)	9%
Wedbush Morgan Securities
610 Newport Center Dr.
Newport Beach, CA 92660
John R. Snedegar	1,281,937	(3)	6%
Micro General Corp.
2510 North Red Hill Ave.
Santa Ana, CA 92705
Carolyn P. Hallinan	666,667		3%
Cross Atlantic Capital Partners
Five Radnor Corporate Center
Radnor, PA 19087

(1)	Represents 9,558,300 shares held of record by Fidelity National Financial, Inc., a note convertible into 579,150 shares of common stock, and presently exercisable warrants to purchase 13,750 shares and 275,000 shares of common stock at $1.36 per share and $9.09 per share, respectively, held by Cal West Services Corporation.

(2)	Includes 1,216,921 shares and presently exercisable warrants to purchase 247,500 shares of common stock at $1.36 per share held by Dito Caree LP, 110,000 shares held by TB Fund, LLC, 27,500 shares held by Dito Devcar Corp., 32,700 shares of common stock held by the Pickup Family Trust, and options to purchase 88,000 shares of common stock exercisable within 60 days of January 25, 2002.

(3)	Represents 1,000,324 shares subject to options exercisable within 60 days of January 25, 2002, presently exercisable warrants to purchase 110,000 shares of common stock at $1.36 per share and 171,113 shares held by the Snedegar Revocable Living Trust.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth the beneficial ownership as of April 1, 2002, of our Common Stock by each director who owns shares, by the director nominees, all Named Executive Officers in the Summary Compensation Table, and all directors and Named Executives as a group. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

	Number of	Number of		Percent of
Name and Address	Shares Owned	Options(1)	Total	Total

William P. Foley, II	33,500	715,000	748,500	4.9
Patrick F. Stone	6,700	574,706	581,406	3.8
John R. Snedegar(2)	281,113	1,000,824	1,281,937	8.4
Dwayne Walker(3)	30,779	—	30,779	*
John McGraw		22,000	22,000	*
Richard H. Pickup(4)	1,634,621	88,000	1,722,621	11.0
Carl A. Strunk	10,000	18,333	28,333	*
Dale W. Christensen	1,240	93,812	96,771	*
Jeff Sanderson	1,675	91,500	93,175	*
Nancy Pope Nelson		50,000	50,000	*
Joseph E. Root	1,675	55,000	56,675	*
All directors and Named Executives as a group (11 persons)	2,001,303	2,709,175	4,710,478	30.8

*	Represents less than 1% of the our Common Stock.

(1)	Represents shares subject to stock options that are exercisable on April 1, 2002 or become exercisable within 60 days of April 1, 2002.

(2)	Represents 808,324 shares subject to options exercisable within 60 days of January 25, 2002, presently exercisable warrants to purchase 110,000 shares of common stock at $1.36 per share and 344,083 shares held by the Snedegar Revocable Living Trust.

(3)	Represents shares held by Beyond Ventures LLC.

(4)	Includes 1,216,921 shares and presently exercisable warrants to purchase 247,500 shares of common stock at $1.36 per share held by Dito Caree LP, 110,000 shares held by TB Fund, LLC, 27,500 shares held by Dito Devcar Corp., 32,700 shares of common stock held by the Pickup Family Trust, and options to purchase 88,000 shares of common stock exercisable within 60 days of January 25, 2002.

Item 13.     Certain Relationships and Related Transactions

escrow.com

      escrow.com is a company that aims to facilitate business-to-business transactions on the internet by providing a secure and convenient system for managing payments, deliveries and ancillary services. This company was launched in October 1999, with assets and intellectual property provided by the Company. In return, the Company received a promissory note in an amount of $4.5 million and a warrant to purchase 15 million shares of escrow.com common stock at a price of $0.40 per share. The Company fully reserved the note receivable until escrow.com becomes more fully established.

      On April 10, 2002, escrow.com merged into iLumin Corp., a company that produces software products designed to improve the security of electronic transactions, with iLumin being the surviving entity. The merger was effected by an exchange of escrow.com common stock for stock in the surviving entity, such that escrow.com shareholders received 40% of the equity of the surviving entity. The Company partially exercised its warrant as part of the transaction, receiving 11,250,000 shares of escrow.com common stock, which it exchanged for 35,468,642 shares of iLumin common stock, representing a 12% equity interest.

Fidelity National Financial, Inc. (“Fidelity National”)

      Mr. Foley, Co-Chairman of the Board, also serves as the Chairman and Chief Executive Officer of Fidelity National. Mr. Stone, Co-Chairman of the Board, also serves as President of Fidelity National. Mr. Strunk, a member of our board, formerly served as Executive Vice President, Finance of Fidelity National.

      We provide information technology services to Fidelity National, our majority stockholder, on a fee for services basis. Under the terms of the master services agreement with Fidelity National, they have the option, but not the obligation, to obtain information technology services, including technology development, maintenance and support, training, consulting, equipment procurement, and website hosting, from us on a project order basis. Under the master services agreement, Fidelity National pays us an hourly fee for consulting services, annual fees for maintenance and support and hosting services and a per project fee for development services. We own the technology that we develop for Fidelity National and grant to Fidelity National a royalty free, irrevocable and perpetual license to use such technology for its business. The master services agreement, however, provides that Fidelity National owns all rights and interests in and to NGS, and grants to us an exclusive, worldwide license to commercialize NGS for a period of ten years from the date of the completion of beta testing for NGS. Upon expiration of the master services agreement or upon termination caused by an uncured breach by us, we will be granted a non-exclusive license to NGS. We are prohibited from licensing NGS to Stewart Title Company, LandAmerica Financial Group, Inc. or Old Republic National Title Company in a state for a period of 90 days following Fidelity National’s rollout of NGS in that state and to the First American Corporation in a state for a period of three years following Fidelity National’s rollout of NGS in that state. In addition, if we license NGS to an entity within the real estate industry, we are required to pay to Fidelity National a royalty equal to 10% of our licensing revenues until such royalties equal the aggregate amount paid by Fidelity National to us for the development of NGS, and a royalty equal to 2% of our licensing revenues, until Fidelity National has recovered 125% of such development costs. For the purpose of determining this royalty, the amount paid by Fidelity National to develop NGS includes all amounts paid from the inception of the NGS development through completion of beta testing at Fidelity National’s facility located in San Bernardino, California. Except for our license to NGS, the master services agreement with Fidelity National has a term of three years, subject to extension at the discretion of Fidelity National for an additional three year period and automatically renews for three additional one year periods thereafter, at the discretion of us or Fidelity National.

      On December 15, 1999 we entered into a Convertible Note Purchase Agreement with Cal West Service Corporation (“Cal West”), a wholly-owned subsidiary of Fidelity National, under which we borrowed the principal amount of $5.3 million pursuant to a promissory note in favor of Fidelity National which bears interest at the rate of 10% per year and is due on December 14, 2004. The promissory note my be converted by Fidelity National at any time at a conversion price of $9.09 per share. Under the Convertible Note Purchase Agreement we also issued to Cal West a warrant to purchase 275,000 shares of Company common stock, at an exercise price of $9.09 per share.

      Fidelity National also acts as a guarantor for up to $5 million under our credit agreement with Imperial Bank. In addition, we lease office space from companies affiliated with Fidelity National at the following locations: Fort Lauderdale, Florida; Chicago, Illinois; Santa Ana, California; San Diego, California; and Los Angeles, California.

Fidelity National Information Solutions, Inc. (“FNIS”)

      FNIS is a company affiliated with Fidelity National, which provides a variety of ancillary services to the real estate industry. Messrs. Foley and Stone serve as directors of FNIS and Mr. Root serves as General Counsel to FNIS. In addition, Bradley Inman, a director of FNIS, formerly served as one of our directors.

      Under the terms of the master services agreement with FNIS, FNIS and its affiliates have the option, but not the obligation, to obtain information technology services, including technology development, maintenance and support, training, consulting, equipment procurement, and website hosting, from us on a project order basis. FNIS pays us an hourly fee for consulting services, an annual fee for maintenance and support and hosting services and a per project fee for development services. FNIS has agreed to be liable for certain taxes levied on us and arising out of our performance under the master services agreement. We have agreed to indemnify FNIS and its affiliates for certain third party losses they may incur in connection with our performance under the master services agreement. We own the technology that we develop for FNIS and grant to FNIS a royalty free, irrevocable and perpetual license to use such technology for its business. The master services agreement with FNIS has a term of three years, subject to extension at the discretion of FNIS for an additional three-year period and automatically renews for up to three additional one-year periods thereafter, at the discretion of us or FNIS. The master services agreement expressly permits FNIS and its affiliates to solicit our employees after the termination of the agreement, and we have agreed to grant non-competition and non-solicitation waivers in favor of FNIS and its affiliates.

RealEC Technologies, Inc. (formerly TXMNet, Inc.)

      We own all of the outstanding shares of common stock of RealEC Technologies, which represents all shares of capital stock of RealEC Technologies with general voting rights. Mr. Sanderson serves as President and Mr. Root serves as General Counsel of RealEC Technologies. We acquired shares of RealEC Technologies common stock in November 2001 from the MGEN Tech Fund I, L.P. and Beyond Ventures LLC pursuant to transactions where we exchanged one share of Micro General common stock for every 8.1226 shares of RealEC Technologies common stock, based on a ratio that valued our common stock at $10.60 per share and the RealEC Technologies common stock at $1.305 per share (the price paid by LandAmerica for the RealEC Technologies non-voting Series B Preferred Stock in an October 2001 financing). The MGEN Tech Fund is an investment group whose general partner is Ratisbon, LLC, of which Mr. Foley is the sole member, and whose limited partners include Messrs. Foley, Stone, Snedegar, Root and Sanderson. Mr. Walker is the Managing Partner of Beyond Ventures.

      In addition to our common stock ownership, Micro General owns 6,520,000 shares of nonvoting Series A preferred stock of RealEC Technologies. Assuming conversion of all outstanding convertible stock and exercise of all outstanding options and warrants to acquire capital stock of RealEC Technologies, Micro General owns 56% of the capital stock of RealEC Technologies.

      During the period from                     to October 25, 2001, we provided loans totaling $5,280,000 to RealEC Technologies, payable upon the closing of a financing transaction. Following the closing of a financing transaction with LandAmerica, RealEC Technologies reimbursed us $1.5 million in cash and executed a subordinated convertible promissory note in the amount of $3,780,000, payable on July 31, 2003, and earning interest at 7% per year. At our option, the note is convertible into RealEC Technologies Series B preferred stock at a price of $1.305 per share. In the event RealEC Technologies has insufficient funds to cover its negative cash flow, if any, we have agreed to provide it with a nonrevolving line of credit in the principal amount of $1.5 million through July 31, 2003.

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICRO GENERAL CORPORATION,
a Delaware Corporation

By:	/s/ JOHN SNEDEGAR

John Snedegar
Chief Executive Officer, President
(Principal Executive Officer)

Date: April 10, 2002

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN R. SNEDEGAR John R. Snedegar	President, Chief Executive Officer and Director	April 30, 2002

/s/ DALE W. CHRISTENSEN Dale W. Christensen	Executive Vice President, and Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2002

/s/ WILLIAM P. FOLEY, II William P. Foley, II	Director	April 30, 2002

/s/ PATRICK F. STONE Patrick F. Stone	Director	April 30, 2002

/s/ DWAYNE WALKER Dwayne Walker	Director	April 30, 2002

/s/ JOHN M. MCGRAW John M. McGraw	Director	April 30, 2002

/s/ RICHARD H. PICKUP Richard H. Pickup	Director	April 30, 2002

/s/ CARL A. STRUNK Carl A. Strunk	Director	April 30, 2002

MICRO GENERAL CORPORATION

ANNUAL REPORT ON FORM 10-K405, AS FILED ON APRIL 1, 2002

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

(Mark One)

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (No Fee Required)

For the Fiscal Year Ended December 31, 2001

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (No Fee Required)

Commission file No. 0-8358

Micro General Corporation

(Exact name of Registrant as specified in its charter)

Delaware	95-2621545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2510 N. Red Hill Avenue, Suite 230 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (949) 622-4444

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which registered

Common Stock, $.05 Par Value	NASDAQ

      Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

      Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K, or any amendment to this Form 10-K. ☑

      As of March 5, 2002, 15,666,097 shares of common stock ($.05 par value) were outstanding, and the aggregate market value of the shares of the common stock held by non-affiliates of the Registrant was $62,463,739.

      Location of Exhibit Index: The index to exhibits is contained in Part IV herein on page number 62.

      The information in Part III hereof is incorporated herein by reference to the Registrant’s Proxy Statement on Schedule 14A for the fiscal year ended December 31, 2001, to be filed within 120 days after the close of the fiscal year that is the subject of this Report.

FORM 10-K

Page
No.

PART I
Item 1.	Business	C-18
Item 2.	Properties	C-31
Item 3.	Legal Proceedings	C-31
Item 4.	Submission of Matters to a Vote of Security Holders	C-31
PART II
Item 5.	Market for Registrant’s Common Equity and Related Stockholder Matters	C-32
Item 6.	Selected Financial Data	C-33
Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	C-35
Item 7A.	Quantitative and Qualitative Disclosure about Market Risk	C-43
Item 8.	Financial Statements and Supplementary Data	C-44
Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	C-72
PART III
Item 10.-13.		C-72
PART IV
Item 14.	Exhibits, Financial Statement Schedules and Reports on Form 8-K	C-72

PART I

      This report contains forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined below under the caption “Risk Factors.” These factors may cause our actual events to differ materially from any forward-looking statement. We do not undertake to update any forward-looking statement.

Item 1.     Business

Overview

      We provide industry leading software solutions and services to real estate services providers, such as title insurers, escrow companies and lenders, that enable them to work more efficiently and cost-effectively. Our software solutions and services address many of the inefficiencies of real estate services providers in processing and settling real estate transactions by automating many of the tasks involved in this process, and by integrating their tasks into a more unified workflow. Our software solutions range from pre-packaged desktop software to enterprise class networked systems. Fidelity National Financial, Inc. (“Fidelity National”), the nation’s largest title insurance company, uses our software solutions and services to manage its title and escrow functions and accounts for 95% of our revenues in 2001. We are currently developing next generation software solutions that use the internet to provide added levels of automation and integration for our customers. In addition, we believe we operate the largest electronic data exchange for mortgage originators and settlement services providers.

      On May 14, 1998, we along with Fidelity National completed the merger of Micro General with ACS Systems, Inc, (“ACS”), a wholly-owned subsidiary of Fidelity National. As a result of the merger, all of the outstanding shares of ACS were exchanged for 4.6 million shares of Micro General common stock. The transaction was appraised at $1.3 million. Following the merger of Micro General and ACS, Fidelity National owned 81.4% of our common stock on an undiluted basis. The transaction has been accounted for as a reverse merger with ACS, with Micro General as the legal surviving entity and ACS as the surviving entity for accounting purposes. At December 31, 2000, ACS was formally merged into Micro General. Fidelity National owned 61.7% of our outstanding common stock at December 31, 2001. Prior to the ACS transaction, our operations consisted of the design, manufacture and sale of computerized postal and shipping systems. The acquisition of ACS shifted our focus to software solutions and information technology services.

      On November 17, 1998, we completed the acquisition of LDExchange.com, Inc. (“LDExchange”), a carrier focused primarily on the international long distance market. LDExchange was a facilities-based, wholesale long distance carrier providing low cost international telecommunication services primarily to U.S. based long distance carriers. In 2000, LDExchange obtained the necessary stated certifications to begin offering domestic long distance services across the country. The LDExchange purchase price was $3.1 million, payable $1.1 million in cash and $2.0 million in Micro General restricted common stock (1,000,000 shares). In December 2001, we discontinued the international wholesale division of LDExchange. We have also recorded a loss on disposal of discontinued operations in 2001, which is separately disclosed on our fiscal 2001 Statement of Operations included herein.

      On August 20, 2001, we acquired SoftPro Corporation (“SoftPro”), for $1.75 million in cash and 336,034 shares of our common stock valued at $3.9 million. SoftPro, established in 1984, is based in Raleigh, North Carolina and is a leading provider of real estate closing and title insurance automation software for the independent title agent marketplace. It has an installed base of more than 6,300 sites nationwide and a user base of more than 23,000.

      On November 1, 2001, we signed an agreement with Beyond Ventures, LLC and MGEN Tech Fund I, L.P. and transferred 30,779 and 123,114 shares, to Beyond Ventures and MGEN Tech Fund, respectively, of our common stock in exchange for all of RealEC Technologies’ common stock. The consideration for the acquisition was determined based on a per share price of $10.24 for our common stock, which was the average per share price of our common stock less a 10% discount for the restricted nature of the shares granted to effect the purchase. Combined with our convertible preferred stock position in RealEC Technologies, we now own approximately 56% of RealEC Technologies on a diluted basis assuming conversion of all convertible preferred stock. RealEC Technologies provides a standardized, electronic platform which lenders and realtors can utilize to order and receive products and services from multiple vendors such as credit, flood, appraisal, title and closing.

      As of December 31, 2001, we have three reportable business segments: Micro General Enterprise Software Solutions, SoftPro and RealEC Technologies. For additional information on these segments, see note 8, Segment Information, in the notes to the consolidated financial statements.

Industry Background

      In recent years real estate transaction volume has increased as a result of lower mortgage interest rates and other factors, including a greater demand for housing and general economic conditions. The increase in real estate transaction volume has resulted in a strain on the capacity of many real estate services providers. At the same time, increased competition in the real estate services industry has resulted in additional pressure on real estate services providers to improve profitability by lowering overhead costs and increasing productivity. Faced with these pressures, services providers in the real estate services industry have tried to improve the efficiency of their operations. These services providers have identified and made substantial investments in their information technology systems as a primary means of becoming more efficient.

Inefficiencies in the Real Estate Transaction Settlement Process.

      The successful settlement of real estate transactions depends on the processing and coordination of tasks provided by multiple real estate services providers. Because the real estate services industry is largely decentralized, consisting of numerous independent services providers, the performance of these tasks often occur in a disorganized manner. Moreover, real estate transactions involve the generation and delivery of a large amount of documents by these real estate services providers. As a result, coordination of the real estate transaction settlement process is difficult. Inefficiencies in the management of the real estate transaction settlement process result in substantial costs to real estate services providers, poor customer service and loss of productivity. These inefficiencies include:

•	Reliance on manual processes.

•	Labor intensive coordination of tasks.

•	Inaccuracies in documentation.

•	Inadequate access to documentation.

•	Burdensome regulatory compliance.

The Micro General Solution

      We provide a broad-based suite of software solutions for real estate services providers, which automate many of the tasks involved in the real estate transaction settlement process, and integrate these tasks into a more unified workflow. Our software solutions range from pre-packaged desktop software to enterprise class networked systems. Our software solutions allow real estate services providers to generate and manage information more efficiently, and to more effectively coordinate their tasks with other real estate services providers. As a result, our software solutions allow real estate services providers to reduce costs, increase productivity, shorten the closing process and provide higher levels of customer service. Our software solutions provide the following advantages:

•	Online ordering and delivery of documents. By ordering services and receiving the corresponding documentation online, real estate services providers can reduce their labor, delivery and distribution costs.

•	Automated coordination of tasks. Our customers are able to transmit products in electronic form, which can be managed and organized into a more unified workflow.

•	Increased accuracy. Real estate services providers are able to reduce the potential for miscommunication and error as a result of a reduction in the level of reliance on the manual processing and verification of information, thereby reducing delays in the real estate transaction settlement process.

•	Electronic document review. Mortgage lenders and their customers are able to review documents in a secure online environment, and are therefore afforded a greater opportunity to review and correct documents prior to the closing of the real estate transaction.

•	Assistance with regulatory compliance. Real estate services providers can use our software solutions to help them comply with a wide range of federal and state regulations, thereby substantially reducing their legal and administrative costs in ensuring regulatory compliance.

The Micro General Strategy

      Our objective is to be the leading provider of software solutions that enable our customers in the real estate services industry to operate more efficiently and competitively. To accomplish this objective, we intend to:

•	Leverage our market position in the real estate information technology market. We have experience developing some of the most widely used workflow automation software solutions in the real estate services industry. With over 600 real estate technology professionals, we believe that we have the largest number of qualified employees dedicated to providing automated solutions to the real estate industry. We intend to leverage the knowledge and expertise of our employees to develop leading solutions that address our customers needs.

•	Continue to leverage our relationship with Fidelity National. We believe that our close relationship with Fidelity National will help us continue to develop and expand our business. Among other factors, we expect that maintaining our relationship with Fidelity National will allow us to increase our revenues as Fidelity National’s transaction volume increases, to market our software solutions to Fidelity National’s large and diverse customer base of lenders and agents, and to expand our suite of software solutions by leveraging the software development projects we perform for Fidelity National.

•	Continue to develop and expand our software solutions. We are continuously adding features to our software solutions that better serve the needs of our customers. We are developing software solutions that enable lenders to securely acquire, store and remotely access selected loan data and documents. Once completed, we believe Net Global Solutions, or NGS, will be a highly scalable modular platform that can be used to develop custom applications for a broad range of real estate and financial services providers.

•	Leverage our established industry relationships. We have formed relationships with some of the key leaders in the real estate and financial services providers market. We provide to Fannie Mae MORNETPlus 2000, its online services ordering technology. In addition, we have formed a strategic alliance with Stewart Information Services Corporation (“Stewart Title”) and LandAmerica Financial Group, Inc. (“LandAmerica”) to develop the RealEC Exchange. We intend to expand our relationships with industry leaders to capture additional market share.

•	Expand our customer base. We plan to expand and diversify our customer base and increase our revenue sources by aggressively marketing our software solutions. We believe our enterprise solutions will be able to address the needs of a larger segment of the title insurance and escrow industry than our existing software solution, SIMON. We believe that SoftPro will allow us to further penetrate the market of small to mid-size customers consisting of independent title agents and attorneys. We also believe that we have significant advantages in marketing our software solutions created by our access to Fidelity National’s customer base and the existing customer base for the RealEC Exchange.

•	Pursue strategic acquisitions and alliances. We believe opportunities exist in the fragmented real estate and financial information technology services market to expand our business through strategic acquisitions and alliances. We believe the acquisition of one or more complementary businesses, products, product rights or technologies will enable us to expand our product offerings and enter new markets. We also believe our relationship with Fidelity National and our access to its large customer base will provide us with the opportunity to maximize the value of our acquisitions.

Software and Services

      We provide a broad-based suite of software solutions to the real estate services industry designed to address the different workflow requirements of multiple real estate services providers in the real estate transaction settlement process.

Micro General Enterprise Software Solutions.

      We provide enterprise software solutions targeted at the automation needs of large title insurance and escrow companies. Our enterprise software solutions are designed to coordinate the multiple tasks involved in the real estate transaction settlement process into a unified workflow throughout our customers’ businesses. Our enterprise software solutions primarily consist of SIMON, which has been in use since 1994, and will include NGS, which is being designed to provide increased levels of automation and efficiency to real estate services providers.

SIMON.

        We provide SIMON, an industry leading title workflow, escrow closing and trust accounting software, to the real estate services industry. SIMON is a client server-based software system that allows our customers to manage workflow and share data within their organizations. SIMON has processed over $1 trillion in real estate transactions and manages $2 billion in daily balances. Fidelity National, the largest title insurance company in the United States, uses SIMON for its real estate settlement workflow management. In addition to Fidelity National, over 150 independent companies use SIMON to manage their escrow closing and trust accounting processes.

Net Global Solutions.

        We are currently developing NGS, our next generation enterprise software solution. NGS is being built to operate on a web-based technology platform. This technology platform allows NGS to receive and transmit data over the internet and to be seamlessly linked with the internal systems of multiple real estate services providers. We are using our experience in developing and supporting SIMON in our current development of NGS. Once NGS is fully implemented, we plan to market NGS instead of SIMON as our enterprise software solution to large real estate services providers. We believe that the web-based technology platform on which NGS is being built will enable us to develop software applications that further integrate and streamline the real estate transaction settlement process. Once completed, we expect NGS will provide the following features:

•	Integrated online ordering and delivery of products. Through seamless integration of NGS with the RealEC Exchange, real estate services providers can order and receive products online, such as credit reports, title reports and flood certifications, from third party service providers within a single application, providing a unified workflow.

•	Title report and policy production. Through seamless integration of NGS with title search databases, real estate services providers will be able to more efficiently generate title products within the NGS application, eliminating duplicative connectivity to title plant records and the continual maintenance and update of in house title plants while increasing productivity.

•	Secure, centralized information and document repository. Real estate services providers can receive and store information and documents in a secure, centralized, electronic location that can be accessed for internal use and resale throughout an enterprise and the internet.

•	Electronic funds management. Real estate services providers can automate positive pay, reverse positive pay and bank reconciliation functions, which eliminates the need to manually tabulate incoming deposits and initiate fund disbursements.

•	Integrated financial and customizable reporting tools. Daily revenue accompanied by supporting financial reports from all cost centers are dynamically uploaded into the corporate accounting divisions of real estate services providers. Profitability and productivity reports enable efficient management of a national company from a single application from one or more locations.

      In addition to enabling more robust software applications, we believe that the NGS technology platform provides our customers with significant advantages over enterprise software solutions based on client server platforms. These advantages include:

•	Lower cost of ownership. Because we offer NGS on an application service provider, or ASP, basis we are able to reduce the amount of network infrastructure that our customers must acquire and maintain, such as servers and related hardware.

•	Rapid deployment. Because NGS requires less infrastructure build-up by our customers, we can deploy NGS faster than client server-based systems.

•	Integrated Training. Integrated on-line training tools provide uniform training from a corporate level to meet the time sensitive needs of NGS users prior to deployment of the initial application and for future releases.

•	Scalability. NGS is based on a flexible technology platform, which allows us to deploy NGS in modules to meet the automation and cost requirements of our customers and to efficiently add new features and functionality.

      We expect that Fidelity National will begin rolling out NGS on a state by state basis in 2002. We currently derive revenues from the development of NGS. With the completion of the initial NGS software system, our revenues for NGS development will be reduced, however, we anticipate deriving new revenues from the deployment and implementation of NGS and ultimately plan to charge a monthly per seat service fee. The monthly service fee will include ongoing technical support, bandwidth usage and upgrades.

Professional Services.

        We also offer our customers a portfolio of related services within the broad categories of professional services, managed application services and information technology. For example, last year we derived substantial revenues from the management of Team and other software systems and processes owned by Fidelity National. These services include systems development, integration, business process management and consulting. We provide personnel with substantial cross-disciplines in the areas of technology and real estate services, such as lending, title insurance and escrow services. In addition, we maintain a substantial repository of software applications, many of which we believe can be customized to meet the specific needs of our customers. We continually explore opportunities to commercialize and apply these software applications to meet the needs of our customers. We believe we can continue to provide our customers with highly specialized information technology solutions.

Product Development.

        We continue to develop software solutions to better meet the needs of our customers. In particular, we are developing software solutions based on iLumin technology. In December 2001, we entered into a technology license with iLumin Corporation under which we acquired exclusive licensing rights, within the real estate industry, to iLumin’s secure transactions technology. The iLumin technology suite, from which no revenues have yet been generated, includes the following individual software components:

•	Digital Credential Authority: an out-of-the-box, digital certificate issuance and management application, designed to give flexibility to the issuance, validation maintenance and management of digital certificates.

•	Digital Business Composer: a flexible electronic form and graphic business process design toolset.

•	Digital Handshake: a web-based business transaction engine that enables companies to execute business rules that govern secure, private and legally binding online transactions, absent of any paperwork or manual steps.

•	Digital Content Exchange: a family of extended personal key infrastructure, or PKI, solutions that integrate with existing e-mail applications and networks to allow companies to dynamically encrypt and digitally manage access and usage privileges for all forms of content, files and email communications.

•	Digital Content Authority: a robust secure web-vault, complete with privilege and rights management tools, multi-source content contribution methods, and structure management capabilities.

      We are currently developing an application platform we call eTransaction, which uses iLumin technology together with our custom software to create a tailored software solution that addresses the specific needs of mortgage lenders. We believe that our solution will help lenders more efficiently close mortgage loans and package loan documents for loan servicing arrangements and sales into the secondary markets.

SoftPro.

      SoftPro is our pre-packaged, turnkey software application that provides automation tools and back-office support to independent title agents and attorneys for the management of real estate transaction settlements. SoftPro includes features such as automated generation of closing and title insurance forms, order tracking and management reporting, trust accounting management and reconciliation, title plant indexing, 1099-S IRS magnetic media reporting, advanced amortization calculations and schedules, and custom document design.

      We have recently released SoftPro SQL, which is a networked software application based on SoftPro which enables title and escrow companies to connect hundreds of users in one location, or hundreds of offices around the country, to use the software. SoftPro SQL has been designed to be used by large, multi-office title and escrow companies. Because of the broad capabilities of SoftPro SQL, we believe we can market this product to larger offices of agents thereby increasing our average order size and revenue derived from these products.

      We charge a one-time license fee per site and a monthly per seat fee for SoftPro.

The RealEC Exchange.

      The RealEC Exchange is an online marketplace whereby over 800 mortgage lending institutions can order online, from over 2,000 service providers located across the United States, products and services in connection with loan originations. Companies, such as lenders and realtors, can place orders for products using customized parameters or through our intelligent ordering subsystem, which manages the task of identifying the appropriate product and service provider. Orders are transmitted to vendors of those products and services electronically through the internet and other private networks. Those service providers can in turn deliver the desired product, such as credit reports, title reports and flood certifications, directly to the requesting company through the RealEC Exchange. Products and services that can be ordered using the RealEC Exchange include:

•	title reports and insurance policies.

•	closing and escrow services.

•	appraisal services.

•	automated property valuations.

•	flood determinations.

•	credit reports.

•	property inspections.

•	tax notifications.

      We believe the utility of the RealEC Exchange will increase as additional real estate services providers adopt this platform as part of their workflow, which we expect will allow us to derive additional revenue from this product. We charge a fee to vendors that receive and fill orders through the RealEC Exchange. Our fees are based on the type of service being offered, with the more expensive and complex services generating higher fees. We also charge per use transaction fee to customers who use our intelligent ordering system.

Customers

      Our customers range from major financial and real estate services providers to independent agents and attorneys. Fidelity National and its affiliates use SIMON for their real estate transaction settlement services and accounted for approximately 95% of our revenues in 2001. Fidelity National, operating under the brands Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title, is the largest title insurance company in the United States. Also included in Fidelity National affiliates are Fidelity National Information Systems (“FNIS”) and American Title, both public companies in which Fidelity National has ownership interests. Besides Fidelity National, we have over 150 independent companies using SIMON to manage their escrow closing and trust accounting processes.

      SoftPro is used primarily by independent title agents and attorneys. SoftPro is installed in approximately 6,300 sites and used by approximately 23,000 users. We have also entered into 18 cooperative ventures involving Softpro with different underwriters. Softpro SQL was released in April of 2001 and is being used by approximately 56 customers, including Watson Title and North American Title’s Lennar division.

      The RealEC Exchange is used primarily by mortgage lenders and settlement services providers. Mortgage lenders initiate transactions through the RealEC Exchange and service providers pay the transaction fees. Five of the largest ten mortgage lenders in the United States use the RealEC Exchange, including Wells Fargo, Countrywide Insurance, Chase Home Finance, Bank of America and ABN AMRO Mortgage Group. Through our contractual arrangements, the RealEC Exchange is used by Fidelity National, Stewart Title Company, Old Republic Title Insurance Company and LandAmerica Financial Group, Inc., collectively representing four of the five largest title insurance companies in the United States.

Sales and Marketing

      We utilize different marketing models depending on the software solutions being marketed. We recently significantly increased the size of our sales and marketing department, and we currently have a direct sales and marketing staff of 15 people.

      We have marketed SIMON through direct sales calls. We have recently scaled back our marketing efforts for SIMON and expect to phase out SIMON with the rollout of NGS.

      We market custom applications to major real estate and financial services providers through our direct sales force. In addition, once NGS is complete, we plan to market NGS to national title insurance and escrow companies and to the approximately 200 largest regional independent title insurance agents.

      We market SoftPro to independent title agencies and real estate attorneys through our sales staff and cooperative marketing ventures, including 18 title insurance underwriters nationwide, and to users of SIMON. Marketing by us and through these ventures consists of a combination of direct mail, fax and email campaigns, print advertisements, and trade show attendance, both locally and nationally. We believe the target market for SoftPro consists of approximately 20,000 independent title agencies in more than 100,000 offices in the United States.

      We market the RealEC Exchange through our sales staff, strategic partners, such as title insurance companies who use the RealEC Exchange to deliver their services, and aggregator partners, such as Fannie Mae, who market and sell their order-entry portals to lenders and mortgage brokers who, in turn, utilize the RealEC Exchange to deliver orders to real estate services providers. Our marketing targets the approximately 100 largest lenders in the country and consists of industry trade shows, industry publications and direct selected, focused telephone calls.

Customer Service and Support

      We provide technical support to our customers depending on contractual service levels purchased as part of the acquisition of our software solutions. Technical support for our software solutions are provided by our call center for SIMON located in Santa Ana, California and for SoftPro located in Raleigh, North Carolina. We maintain a customer service staff of approximately 41 persons. Our technical support personnel are required to complete support training and certification classes to help ensure appropriate levels of customer support. In addition, we employ a number of technologies in our call centers to enable us to more efficiently provide support to our customers. These technologies include call routing and merging systems, providing our customers with the convenience of a single number to obtain a wide range of support, and a back-end system that assists us in monitoring and coordinating our response levels. We are currently implementing technologies that will enable our customers to use the internet to submit and monitor their support requests, as well as search knowledge databases.

Competition

      The market for information technology is intensely competitive and involves aggressive technological development. We believe that the market for companies providing real estate transaction closing solutions consists of only a limited number of companies. Our competitors vary in size and in the scope and breadth of the products they offer. In addition, because many of our potential customers have historically developed real estate transaction closing systems in-house and therefore view their system requirements from a make-versus-buy perspective, we often compete against our potential customers’ in-house capabilities.

Employees

      As of January 31, 2002, we employed approximately 728 full-time employees, consisting of approximately 529 in technology development, support and maintenance, 61 dedicated to SoftPro, 41 dedicated to RealEC, 41 in customer service, 41 in administrative services and 15 in sales and marketing. None of our employees are represented by a collective bargaining agreement and management considers relations with our employees to be excellent.

Risk Factors

We rely on Fidelity National for a significant portion of our revenues and we expect that reliance to continue for the foreseeable future.

      Fidelity National, operating under the Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title brands, and its affiliates accounted for approximately 89% of our revenues in 2001. Our billings to Fidelity National Information Solutions (“FNIS”), a public company 79% owned by Fidelity National, accounted for an additional 6% of our 2001 revenues. Discontinuing the operations of LDExchange has eliminated most of our non-Fidelity related revenues. Fidelity National is not required to use our software solutions or technology services in any minimum amount or for any period of time. Fidelity National may, in its sole discretion, obtain products and services from other providers. Any substantial decrease in Fidelity National’s purchase of our software solutions and technology services would have a material adverse affect on our overall financial condition, results of operations and cash flows. We may not be able to establish alternative sources of revenues at the levels provided to us by Fidelity National.

We are subject to restrictions under our master services agreement with Fidelity National that could prevent or deter us from providing NGS for a period of time to certain potential customers.

      We have a master services agreement with Fidelity National which formalizes the terms of our development and other technology services for Fidelity National, including the development, ownership and use of NGS. Under the master services agreement we are prohibited from providing NGS to Stewart Title Company, LandAmerica Financial Group, Inc. and Old Republic National Title Company in a state for a period of 90 days following Fidelity National’s rollout of NGS in that state and to First American Corporation in a state for a period of three years following Fidelity National’s rollout of NGS in that state. In addition, if we license NGS to an entity in the real estate industry, we are required to pay to Fidelity National a royalty equal to 10% of our licensing revenues until the royalties equal the aggregate amount paid by Fidelity National to us for the development of NGS, and a royalty equal to 2% of our licensing revenues until Fidelity National has recovered 125% of the NGS development costs. These provisions may impair our ability to expand our customer base and cause us to continue our reliance on Fidelity National for a significant portion of our revenues. They may also allow our competitors to license their software solutions before us in various areas of the country, which harms our competitive position and may decrease our market share.

We have historically lacked product and business diversification and the market may not accept our new software solutions.

      Our information technology business has historically focused almost exclusively on our SIMON software solution. In addition, our professional services business has largely focused on servicing the information technology needs of Fidelity National. Any downturn in the demand for SIMON or our technology services would materially harm our business.

      The growth of our business is dependent on expanding and diversifying our software solutions and our customer base. We have marketed SIMON to the title insurance and escrow industries. We have only recently acquired a second software product line, SoftPro, which we market to independent title agents and attorneys. We are developing NGS and plan to market NGS to large real estate services providers. Market acceptance of these software solutions is uncertain and the real estate services industry has historically been reluctant to adopt new technologies. Our close relationship with Fidelity National may also make competitors of Fidelity National reluctant to purchase our software solutions. In addition, adopting our software solutions may require our customers to make substantial investments in time and capital, significantly changing their operating procedures and displacing existing internal information technology departments. If our new software solutions fail to gain market acceptance our business will be harmed.

Development and launch of our new software solutions are uncertain.

      Many of the software solutions that we plan to provide to the real estate services industry, including NGS, are under development. We do not assure you that these software solutions will be developed as expected, without delays or unexpected cost, or at all. We may encounter technical, legal, competitive or other barriers in connection with the development and launch of our software solutions that may hamper or prevent us from offering these software solutions.

      In particular, the successful implementation of NGS could be affected by a number of factors. NGS is designed to be a feature rich, complex system that requires the integration of various software applications into a new web-based technology platform. Our technology platform will be managed out of a data center that is under construction and has not been tested in an operational environment. Our data center may contain “bugs” or other technical problems that could prove costly or burdensome to fix and could delay the rollout of NGS. Our data center also requires the connectivity of potentially thousands of locations nationwide through the network of a major telecommunications company. We will rely on hardware, software and network vendors to support and maintain our systems, and, as a result, problems may arise that are specific to these vendors that are beyond our control and that could have an adverse effect on the deployment and operation of NGS. Our customers’ needs and the real estate market may change in ways that make our software more expensive to develop and maintain. These factors may have a substantial negative effect on the timing and amount of revenues that we will ultimately derive from NGS.

Our future revenues and operating results are unpredictable, which may adversely affect the price of our common stock.

      Our revenues and operating results may fluctuate significantly from quarter to quarter as a result of a number of factors, many of which are outside of our control. These factors include:

•	fluctuations in the volume of real estate transactions;

•	unexpected expenses related to software solutions implementation and maintenance, and customer service;

•	a decrease in the use of our software solutions by Fidelity National;

•	the timing and market acceptance of our new software solutions;

•	technical difficulties we face in implementing our new software solutions; and

•	potential changes in contractual arrangements with Fidelity National.

      In addition, our future revenues and operating results may fluctuate as a result of changes in pricing for our software solutions in response to customer demand and competitive pressures. As a result of the foregoing factors, in future periods our revenues and operating results may fall below the expectations of market analysts and investors, which could adversely affect the price of our common stock.

We intend to pursue acquisitions in the future that may prove to be unsuccessful.

      We intend to pursue the acquisition of businesses, products, services or technologies that complement or expand our existing business and software solutions. Acquisitions involve a number of risks that could adversely affect our operating results, including the following:

•	diversion of management’s attention from our other business concerns;

•	difficulties and increased costs in connection with the integration of the products, operations and personnel of the acquired companies;

•	the potential loss of key employees and the failure to hire additional management and other critical personnel;

•	adverse effects on existing business relationships with our customers, including Fidelity National, or the acquired company’s customers;

•	lack of synergy or inability to realize expected synergies resulting from the acquisition;

•	the risk that the issuance of our common stock in a transaction could be dilutive to our stockholders if anticipated synergies are not realized;

•	acquired assets becoming impaired as a result of technological advancements or worse-than-expected performance by the acquired company;

•	assumption of unknown or unexpected liabilities;

•	increasing the scope, geographic diversity and complexity of our operations; and

•	difficulties in consolidating the facilities and transferring processes and know-how from the acquired companies.

      We do not assure you that any acquisitions made by us will not materially and adversely affect us or that any acquisition will enhance our existing business.

Our success depends on our ability to manage our growth.

      We have rapidly expanded our operations, including the founding and development of two subsidiary companies. We will need to increase and expand many aspects of our operations under our business model, including developing and expanding our software solutions and completing the construction of our data center, hiring additional employees and obtaining additional financing. We do not assure you that our systems, procedures or controls will be adequate to support our current or future operations. We do not assure you that management will be able to manage expansion effectively. If we fail to manage growth effectively, our business will be harmed.

The loss of key personnel could adversely affect our operations.

      Our performance is greatly dependent on the performance of our senior management and key employees. The loss of the services of any of our executive officers or other key employees could harm our business. Our performance also greatly depends on our ability to retain and motivate our officers and key employees. Rapid growth of our business may place a significant strain on our management and on our technical, operational and financial resources.

      We must also identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel. Competition for qualified personnel is intense. If we fail to retain and attract the necessary personnel, our business could be harmed. We do not maintain key-man life insurance for any of our executive officers and do not expect to do so for the foreseeable future.

Our software solutions may have undetected errors.

      We intend to continue to develop and market new software solutions to the real estate industry. Complex software and systems, such as NGS, frequently contain undetected errors or “bugs” that are discovered only after implementation and use by our customers. We do not assure you that errors will not be found in our software solutions in the future or that any errors, or difficulties in installing, maintaining or training customers and their staffs on the use of our software solutions, will not result in a delay or loss of revenue, diversion of development resources, damage to our reputation, increased service costs or impaired market acceptance of our software solutions, any of which could have a material adverse effect on our business, financial position, results of operations and cash flows.

We are subject to product liability claims.

      Our customers will rely on our software solutions for their core operations. Errors or defects in our software solutions could give rise to liability claims against us. We do not assure you that the limitations of liability set forth in our agreements will be enforceable in all instances or will otherwise protect us from liability for damages. We do not assure you that our general liability insurance coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, would have a material adverse affect on our business, results of operations and financial condition.

The success of our business is highly dependent on our proprietary technology and intellectual property, none of which is protected through patents, and on our exclusive license to NGS.

      We regard the proprietary technology and other intellectual property underlying our software solutions as critical to our success. We rely on trademark, trade secret and copyright law to protect our technology and our brand. We also rely on confidentiality, license and other agreements with employees and others to protect our proprietary rights. We have no patents. A third party may copy or otherwise obtain and use our technology or other intellectual property without authorization. In addition, effective copyright, trademark, trade secret and patent protection may be unavailable or limited in various foreign countries. Information and internet technologies are evolving rapidly, and third parties may also develop similar or superior technologies independently. Any unauthorized use of our proprietary information could result in costly and time-consuming litigation to enforce our proprietary rights. If we are unable to prevent infringement of our technologies, or if other parties are able to develop superior technologies without infringement of our technologies, our ability to compete in the real estate services market would be harmed.

      Under the master services agreement with Fidelity, we have an exclusive license to NGS for a period of ten years from the date of completion of beta testing for NGS. Our exclusive license expires upon the earlier of the expiration of the ten year period or the termination of the master services agreement caused by a breach by us, at which time we will have a perpetual nonexclusive license. If our license ceases to be exclusive, Fidelity National or its sublicensees could offer NGS, or software solutions based on NGS, in competition with us.

We are dependent on the stability and growth of the real estate services market.

      Our software solutions are designed solely for the management of the real estate transaction settlement process. The real estate market is affected by a number of economic factors, including mortgage interest rates, which can cause significant fluctuations in real estate transaction volume. To the extent there is a slowdown in the real estate market that reduces the number of real estate transactions, the demand for our software solutions may weaken and real estate and financial services companies may become more reluctant to make capital investments in information technology.

Changes in the regulation of title insurance, escrow and other financial services could harm our business.

      Although our software solutions are not directly regulated, the title insurance, escrow and lending industries are heavily regulated both at the federal and state levels. The content and delivery of documentation during the real estate transaction settlement process is also heavily regulated. To be successful, our software solutions must enable our customers to remain in compliance with these regulations. If our software solutions cause our customers to fail to comply with applicable regulations, we may be liable to our customers for damages and fines that they may suffer. Moreover, changes in these regulations could make the development of our software solutions more costly and require us to make costly changes to the software solutions being used by our customers. Under our fixed fee maintenance agreements with our customers, we would not be able to defer these additional costs to our customers.

Our market is intensely competitive and there are only a limited number of potential customers for NGS.

      The market for information technology is intensely competitive and involves aggressive technological development. We believe that the market for large, enterprise real estate information technology solutions, such as SIMON and NGS, consists of only a limited number of companies. Our competition primarily consists of lending institutions and title insurance companies, which may maintain substantial internal information technology departments and may have developed their own software solutions. Many of these companies have substantially greater financial resources than we do. Our ability to compete in our market will depend on:

•	our ability to offer desirable features and solutions.

•	the reliability, effectiveness and compatibility of our software solutions.

•	price.

•	access to strategic customer bases.

•	customer service and support.

•	brand recognition.

We may be unable to adapt to rapid technological change.

      Rapid technological change, characterized by the increased processing power of computers, product obsolescence, evolving industry standards, the proliferation of networks and the rapid growth in the usage of the internet and intranets are all challenges we face. We must react to these changes by using these new technologies to develop software solutions as existing software solutions become obsolete. We do not assure you that we will be successful in adapting to continued rapid technological change, that we will be able to develop new software solutions, or that we will develop new software solutions that are both price and feature competitive with those software solutions that may be developed by our competitors. In addition, we do not assure you that in the future we will be successful in attracting and retaining key personnel with the technological skills and expertise necessary to develop new software solutions.

We face risks related to our use of the internet.

      Many of our software solutions depend on the internet for communication and data transfers and we expect that we will continue to develop software solutions that rely on the internet. Our systems may be interrupted if the internet experiences periods of poor performance, if our computer systems or the systems of our third party service providers contain defects or are disabled, or if real estate services providers are reluctant to use, or have inadequate connectivity to, the internet.

      We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information through our network systems. We do not assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the security systems that we use to protect our customers’ information transmitted over the internet or other networks. Parties who are able to circumvent our security measures may be able to misappropriate confidential information transmitted through our systems. If any such compromise of our security were to occur, we may be required to expend significant capital and other resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches, be subject to litigation and possible liability, and suffer harm to our reputation.

      Furthermore, increased government regulation of the internet, including the imposition of taxes, could also adversely affect our use of the internet in unanticipated ways and discourage our customers from using our software solutions. If our ability to use the internet in providing our software solutions is impaired, our business may be hampered.

We are subject to risks of operational failure that are beyond our control.

      Our ability to provide reliable and effective software solutions depends on the efficient and uninterrupted operation of our computer and communications systems. NGS is expected to operate on a technology platform served by our data center located in Chicago, Illinois. Portions of our data center are under construction, and, as such, are untested in an operational environment. Our systems and operations are vulnerable to damage and interruption from fire, flood, telecommunications failure, break-ins, power disruptions, earthquake and similar events and systems capacity constraints. We do not maintain alternative power sources. We have a formal disaster recovery plan, but we do not assure you that our plan is adequate. Our insurance may be inadequate to compensate us for any losses that may occur. Furthermore, our security mechanisms may be inadequate to prevent security breaches to our computer systems, including from computer viruses, electronic break-ins and similar disruptions. Any security breaches or operational failures could expose us to liability, impair our operations and harm our reputation.

Other parties may assert claims against us that we are infringing upon their intellectual property rights.

      We cannot be certain that our software solutions do not infringe upon the intellectual property rights of others. Authorship of intellectual property rights can be difficult to verify. Because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to software solutions similar to those offered by us. We may be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties. If our software solutions violate third-party proprietary rights, we do not assure you we would be able to obtain licenses to continue offering our software solutions on commercially reasonable terms, or at all. Any claims against us relating to the infringement of third-party proprietary rights, even if not meritorious, could result in the expenditure of significant financial and managerial resources and injunctions, preventing us from providing services or using our trademarks. These claims could severely harm our financial condition and ability to compete.

Item 2.     Properties

      We lease approximately 49,000 square feet of space at our headquarters in Santa Ana, California pursuant to a lease expiring in June 2007, approximately 38,078 square feet of space at two facilities located in Chicago, Illinois under leases expiring in July 2004, and approximately 31,000 square feet of space at our facility in Raleigh, North Carolina under a lease expiring in July 2007. Additional leased space includes locations in Houston, Texas; Los Angeles, California; Ft. Lauderdale, Florida; and San Diego, California.

      We believe that the material terms of our leases are commercially reasonable terms typically found in each of the respective areas in which we lease space. We believe that our facilities are adequate to support our current needs and that additional facilities will be available at competitive rates as needed.

Item 3.     Legal Proceedings

      We may be involved in legal proceedings from time to time in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity. However, as of the date of this prospectus, there are no material legal proceedings pending or, to our knowledge, threatened against us except as described below.

      In 1999 Barry B. Kaufman and Vans, Inc. filed a class action complaint against ACS Systems, Datamart Information Services Corp. and Joe Girdwood, in the Superior Court of the County of Los Angeles, California. We assumed this litigation after our acquisition of ACS. The complaint alleges that ACS and Datamart violated state and federal law when Datamart made advertisements on behalf of ACS. The complaint seeks damages totaling $12.3 million. We believe we have defenses to these allegations and will vigorously defend this action. In addition, we have filed a cross-complaint against Datamart and Datamart has filed a cross-complaint against us.

Item 4.     Submission of Matters to a Vote of Security Holders

      We did not submit any matters to a vote of security holders in the fourth quarter of 2001.

PART II

Item 5.     Market for Registrant’s Common Equity and Related Stockholder Matters

Principal Market and Prices

      Our common stock is traded on the Nasdaq National Market under the symbol “MGEN.” Before April 25, 2000, our common stock was traded on the Nasdaq OTC Bulletin Board. The following table sets forth, for the period indicated, the high and low sale prices per share of our common stock as reported on the Nasdaq National Market and the Nasdaq OTC Bulletin Board, as applicable, and are adjusted to take into account our 10% stock dividend declared on May 2, 2001. The prices set forth for periods preceding April 25, 2000 reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low

Year Ended December 31, 2000
First Quarter	$39.55	$13.86
Second Quarter	24.55	8.41
Third Quarter	14.32	8.75
Fourth Quarter	10.45	4.55
Year Ended December 31, 2001
First Quarter	$9.32	$6.02
Second Quarter	16.40	6.59
Third Quarter	18.90	7.00
Fourth Quarter	14.30	8.71

      The foregoing amounts have been adjusted to reflect a 10% stock dividend declared on May 2, 2001 and paid on June 1, 2001 to stockholders of record as of May 18, 2001.

      The last reported sale price of our common stock on the Nasdaq National Market on March 5, 2002 was $7.84 per share. As of March 5, 2002, there were approximately 2,426 holders of our common stock based on the records of our transfer agent which do not include beneficial owners of common stock.

Dividend Policy

      On May 2, 2001 we declared a stock dividend of 10% which was paid on June 1, 2001 to stockholders of record as of May 18, 2001. We have never declared or paid any cash dividend on our common stock. Any future decision to pay dividends remains within the discretion of our board of directors. We anticipate we will retain earnings, if any, to support operations and to finance the growth and development of our business and do not anticipate paying cash dividends in the foreseeable future.

Recent Sales of Unregistered Securities

      The following is a summary of transactions by us during 2001 involving sales of our securities that were not registered under the Securities Act:

•	On August 20, 2001, we issued 336,034 shares of our common stock to Loren Harrell as partial consideration for the acquisition of all of the outstanding shares of capital stock of SoftPro Corporation. Of those shares, ten percent (10%) were being held in an escrow account until August 20, 2002 to indemnify us against any claims we may have against SoftPro relating to the representations and warranties made in connection with the acquisition. Additionally, we assumed the SoftPro Option Plan, which had 133,328 options issued and outstanding. Options under our 1999 Stock Incentive Plan were issued at a conversion rate of 0.636 Micro General options per one (1) SoftPro option outstanding.

•	On November 1, 2001 we entered into Stock Purchase Agreements with each of MGEN Tech Fund I, L.P. and Beyond Ventures, LLC under which we sold 123,114 shares and 30,779 shares, respectively, of our common stock in exchange for 100% of the common stock of RealEC Technologies.

      We did not employ any underwriters, brokers or finders in connection with any of the transactions set forth above.

      The sale of securities in connection with the SoftPro transaction was exempt from registration under the Securities Act pursuant to a Section 3(a)(10) fairness hearing, however, these securities are subject to the volume limitations of Rule 144(e)(1). The sales of the remaining securities listed above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The recipients of securities in the November 1, 2001 transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 6.     Selected Financial Data

      The historical operating results data, per share data and balance sheet data set forth below are derived from our historical financial statements, certain of which have been restated to reflect the discontinued operations of LDExchange, Inc. and to reflect the ACS Systems, Inc. acquisition and the related reverse merger accounting treatment (see notes 1 and 11 of the notes to consolidated financial statements). The balance sheet data includes the accounts of ACS, SoftPro and RealEC Technologies as of December 31, 2001, and only the accounts of ACS as of December 31, 2000, 1999, 1998 and 1997. Operating results and per share data for the year ended December 31, 2001 include the results of operations for ACS for the entire year, SoftPro for the period from August 20, 2001 through December 31, 2001, and RealEC for the period November 1, 2001 through December 31, 2001. Operating results and per share data for the years ended December 31, 2000 and December 31, 1999 include the results of operations for ACS for the entire year and the results of operations of the postage meter and scale division for a short period in early 1999 until the operations ceased. Operating results and per share data for the year ended December 31, 1998 include the results of operations for ACS for the year ended December 31, 1998 and the results of operations for the postage scale and meter division for the period May 14, 1998 through December 31, 1998. Operating results and per share data for the year ended December 31, 1997, include only the results of operations of ACS for the year then ended. The consolidated balance sheets at December 31, 2001 and 2000 and consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2001, 2000 and 1999, together with the related notes and the report of KPMG LLP, independent certified public accountants, are included elsewhere herein and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere herein. Share and per share data have been retroactively adjusted for the 10% stock dividends declared on May 2, 2001.

	Year Ended December 31,

	2001	2000	1999	1998	1997

Operating Results Data:
Management, support and consulting revenues — related parties	$94,147,290	$54,511,284	$10,884,822	$7,627,772	$2,547,781
Management, support and consulting revenues — third parties	3,260,678	592,491	6,830,035	2,934,065	1,043,482

Total management, support and consulting revenues	97,407,968	55,103,775	17,714,857	10,561,837	3,591,263

Software, maintenance and other revenues — related parties	17,763,682	14,051,342	16,216,711	13,442,669	9,112,096
Software, maintenance and other revenues — third parties	2,779,369	2,981,020	2,557,655	2,805,756	1,120,275

Total software, maintenance and other revenues	20,543,051	17,032,362	18,774,366	16,248,425	10,232,371

Total revenues	117,951,019	72,136,137	36,489,223	26,810,262	13,823,634
Management, support and consulting cost of sales	62,621,223	35,228,221	7,581,167	5,623,887	2,529,407
Software, maintenance and other cost of sales	10,836,759	9,039,274	14,029,205	15,893,689	8,452,283

Total cost of sales	73,457,982	44,267,495	21,610,372	21,517,576	10,981,690

Gross profit	44,493,037	27,868,642	14,878,851	5,292,686	2,841,944
Selling, general and administrative	22,601,090	14,760,053	15,621,936	8,854,765	2,984,812
Amortization of goodwill	797,505	1,806,402	1,834,078	471,794	146,329

Operating income (loss)	21,094,442	11,302,187	(2,577,163)	(4,033,873)	(289,197)
Joint venture loss	—	578,045	42,189	—	—
Interest (income) expense, net	586,559	900,041	1,668,498	664,375	(15,130)

Income (loss) from continuing operations before taxes	20,507,883	9,824,101	(4,287,850)	(4,698,248)	(274,067)
Income tax expense (benefit)	6,150,895	26,618	4,000	2,400	(64,126)

Income (loss) from continuing operations	14,356,988	9,797,483	(4,291,850)	(4,700,648)	(209,941)
Loss from discontinued operations, net of tax	(4,192,883)	(7,804,138)	(2,854,589)	(146,155)	—
Loss on disposal of discontinued operations, including provision for shutdown costs, net of tax	(3,426,216)	—	—	—	—

Net income (loss)	$6,737,889	$1,993,345	$(7,146,439)	$(4,846,803)	$(209,941)

Per Share Data:
Income (loss) from continuing operations per share — basic	$0.96	$0.68	$(0.50)	$(0.72)	$(0.04)
Income (loss) from continuing operations per share — diluted	0.85	0.61	(0.50)	(0.72)	(0.04)
Net income (loss) per share — basic	0.45	0.14	(0.83)	(0.74)	(0.04)
Net income (loss) per share — diluted	0.40	0.13	(0.83)	(0.74)	(0.04)

Number of shares used in per share computations — basic	14,911,511	14,303,831	8,587,326	6,549,400	5,056,700
Number of shares used in per share computations — diluted	16,801,560	15,582,684	8,587,326	6,549,400	5,056,700

Balance Sheet Data:
Cash and cash equivalents	$10,902,386	$4,340,409	$1,344,257	$193,251	$830,784
Total assets	77,785,293	46,292,562	24,598,933	21,444,843	9,864,129
Amounts and notes payable to affiliates	5,265,408	5,265,408	5,265,408	16,729,411	5,431,417
Preferred stock of consolidated subsidiary, held by outside parties	7,062,173
Total liabilities	30,945,482	28,125,450	11,967,198	20,860,255	7,732,738
Stockholders’ equity	39,777,638	18,167,112	12,631,735	584,588	2,131,391

Selected Quarterly Financial Data (Unaudited):

	Quarter Ended

	March 31,	June 30,	September 30,	December 31,

2001
Revenues — related parties	$25,500,341	$26,747,549	$28,334,877	$31,328,206
Revenues — third parties	945,036	691,471	1,344,045	3,059,494

Total revenues	26,445,377	27,439,020	29,678,922	34,387,700
Gross profit	10,341,977	10,037,787	10,619,372	13,493,901
Income from continuing operations	3,783,838	3,675,185	3,948,202	2,949,763
Loss from discontinued operations	(975,996)	(1,056,304)	(894,287)	(1,266,296)
Net income (loss)	2,807,842	2,618,881	3,053,915	(1,742,749)
Income from continuing operations per share — basic	.26	.25	.26	.19
Income from continuing operations per share — diluted	.24	.22	.23	.17
Net income (loss) per share — basic	.19	.18	.20	(.11)
Net income (loss) per share — diluted	.17	.16	.18	(.11)
2000
Revenues — related parties	$8,198,525	$16,676,506	$18,362,499	$25,325,096
Revenues — third parties	535,891	1,247,666	870,988	918,966

Total revenues	8,734,416	17,924,172	19,233,487	26,244,062
Gross profit	3,228,336	6,503,394	7,382,293	10,754,619
Income (loss) from continuing operations	(418,002)	1,568,887	2,772,140	5,874,458
Loss from discontinued operations	(1,197,382)	(1,560,690)	(1,640,048)	(3,406,018)
Net income (loss)	(1,615,384)	8,197	1,132,092	2,468,440
Income (loss) from continuing operations per share — basic	(.03)	.11	.18	.41
Income (loss) from continuing operations per share — diluted	(.03)	.10	.16	.37
Net income (loss) per share — basic	(.12)	—	.08	.17
Net income (loss) per share — diluted	(.12)	—	.07	.15

Item 7.     Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

      We provide industry leading software solutions and services to real estate services providers, such as title insurers, escrow companies and lenders, that enable them to work more efficiently and cost-effectively. Our software solutions and services address many of the inefficiencies of real estate services providers in processing and settling real estate transactions by automating many of the tasks involved in the process, and by integrating their tasks into a more unified workflow. Our software solutions are designed to meet the different levels of automation desired by real estate services providers, ranging from pre-packaged desktop software to networked enterprise systems. Fidelity National, the nation’s largest title insurance company, primarily uses our software solutions and services to manage its title and escrow functions. We are developing next generation software solutions that use the Internet to provide added levels of automation and integration for our customers.

      Our revenues are derived primarily from three lines of business. First, we provide to our customers software and hardware management, support and consulting services. We record revenue from these services at the time the services are provided. Second, we sell software, hardware and annual maintenance services. We record revenue on the sale of software and hardware at the completion of installation and realize maintenance revenues ratably over the life of the maintenance agreement, typically one year. Third, through our majority owned subsidiary RealEC Technologies, we provide the RealEC Exchange, which is an online marketplace where lending institutions can order products and services from vendors in connection with loan originations. RealEC Technologies primarily charges vendors a transaction fee on a per use basis. Through our consolidation of RealEC Technologies, we record these transaction fees as revenue. Revenue recognition is our most critical accounting policy. (See also note 1-k in the notes to the consolidation financial statements.)

      In 2001, 2000 and 1999, Fidelity National and affiliates accounted for 95%, 95% and 92%, respectively, of our total revenues from continuing operations. Fidelity National owns 61.7% of our common stock and three of our seven directors are officers and directors of Fidelity National or its affiliates. The increase from 1999 to 2000 primarily resulted from the Fidelity National’s acquisition of Chicago Title in April 2000. We hired approximately 150 of the former Chicago Title IT personnel and began to support approximately 750 locations acquired in the Chicago Title acquisition. In addition, we began to bill Fidelity National in the last half of 2000 for the initial work on the NGS development project. For additional related party disclosures see note 6 of the notes to the consolidated financial statements.

      Since 1998, our businesses, revenue composition and segments have undergone substantial change. We acquired ACS Systems from Fidelity National in 1998 pursuant to a reverse merger, for which Fidelity received shares of our common stock resulting in Fidelity National owning 81.4% of our outstanding shares at that time. Also, we acquired LDExchange in 1998, which operations we discontinued 2001. We have reclassified all prior period financial results to separate the results of continuing operations from the losses from discontinued operations.

      In 1999, we closed our former postage meter and scale businesses, which contributed to less than $0.5 million of the $1.6 million loss incurred in the first three months of 2000. In addition, we formed the RealEC joint venture with Stewart Title and established escrow.com in 1999. In connection with our establishment of escrow.com, we hold a warrant that if exercised would result in a majority ownership position of escrow.com on a fully-diluted basis and a convertible promissory note in the principal amount of $4.5 million.

      We formed RealEC Technologies in 2000 by contributing our interests in the RealEC joint venture and other intellectual property and own 56% of the common stock of RealEC Technologies on a fully diluted basis. Effective as of November 1, 2001, we acquired all of the voting stock of RealEC Technologies and began accounting for RealEC Technologies on a consolidated basis, resulting in recorded revenues of $0.8 million and a net loss before income taxes of $0.4 million in 2001.

      We acquired SoftPro in 2001, which contributed $2.4 million in revenue and a net loss before income taxes of $0.4 million in 2001. In addition, we began to provide services to FNIS which accounted for $7.5 million of revenue in the last half of 2001. With the exception of the RealEC Technologies’ operations, all of our current sources of revenues are profitable.

      In addition, we acquired and expanded our Chicago data center that supports the existing software systems of Fidelity National, and will support additions to the software systems and also NGS as they are both deployed in 2002 and 2003. Through December 31, 2001, we had spent $12.6 million on building and equipping the data center. The data center is operating at a profitable level and we expect that as additional business is brought into the data center that both revenues and profits will increase.

      A substantial portion of our revenues from Fidelity National is derived from the development and deployment of NGS and from supporting SIMON at approximately 450 locations and an existing legacy software system (Team) at approximately 750 former Chicago Title locations. We expect that the development and deployment of NGS will continue for the next two years. Once completed, NGS is expected to replace these existing legacy systems. We expect that revenues derived from the development of NGS and from supporting existing software systems will be replaced by revenues from our support and maintenance of NGS. We provide services to Fidelity National under a master services agreement, which does not require Fidelity National to continue using our services. Under our master services agreement with Fidelity National, however, we have an exclusive license subject to certain restriction for a period of at least ten years to develop enhancements and updates in support of NGS. In addition, we anticipate continuing other Fidelity National development projects and to support the FNIS operations.

      We plan to grow and diversify our revenues, and lessen our reliance on Fidelity National in 2002 and future years through the expansion of our software solutions and customer base. As discussed previously, we expect to continue to derive revenues for the entire year in 2002 from SoftPro, which we acquired in August 2001, and from RealEC, which we began consolidating in November 2001. Based on revenues generated by

SoftPro and RealEC and other growth initiatives, we anticipate that Fidelity National will account for approximately 70% to 80% of our 2002 revenues, and will continue to decline as a percentage of our total revenues in future years as we grow our customer base and execute our acquisition strategy. We also plan to market NGS to other large real estate services providers. We are, however, prohibited under the master services agreement with Fidelity National from licensing NGS to certain title insurance companies for a limited period of time. In addition, if we license NGS to an entity within the real estate industry, we are required to pay to Fidelity National a royalty on our revenues of up to 125% of the development cost of NGS.

      We negotiated the rates that we charge Fidelity National under the master services agreement based on rates that we believe we would be able to receive from other customers. Because of the scope and continuity of work that we perform for Fidelity National the master services agreement requires that we provide services to Fidelity National at prices no higher than we charge to any other customer. Historically, certain projects have been billed to Fidelity National on a cost plus fixed percentage profit basis, which has varied between a 5% to 15% mark-up. In addition, these arrangements have been subject to renegotiation from time to time. For example, our use of outside consultants on the NGS project has changed from an initial cost plus 15% earlier in 2001 to cost plus 5% at the end of 2001. In 2001, approximately $27 million of our revenues were based on these cost-plus arrangements, all of which were attributable to our services for Fidelity National and its affiliates. The remainder of our revenues from Fidelity and its affiliates are derived from the provisioning of a variety of products and services that are billed under one of the following methods: time and expenses, annual licensing, annual maintenance, fees based on per transaction, per user and per location. Beginning in January 2002, we eliminated most of these cost-plus arrangements and implemented new billings that are contained in the new master services agreement between us and Fidelity National. This agreement outlines the scope of services to be provided to Fidelity National and certain of the pricing and billing arrangements. The former billing arrangements may not be deemed to be the result of arms length negotiations, and initially certain of the rates charged under the new master services agreement are expected to produce revenues similar to those derived in 2001, however we believe that the new fixed fee pricing should provide us with an opportunity to generate greater profits by more closely monitoring and managing our costs. In January 2002, we implemented a new PeopleSoft ERP software system that enables us to monitor revenues and costs on a per project basis. Eliminating our cost-plus arrangements also exposes us to risks relating to our ability to manage costs, which may result in reduced profits. If our profit margins are reduced as a result of these new fee arrangements, we will attempt to negotiate higher rates with Fidelity National, although we do not assure you that we would be successful in doing so.

      Cost of goods sold consists of labor, outside services, materials and overhead expenses. Other costs of goods sold are depreciation of capital assets related to the provisioning of service, and amortization of capitalized software development costs related to the software that is being sold.

      Operating expenses consist of selling and marketing expenses, general and administrative expenses, and amortization of goodwill. We have recently initiated a more comprehensive selling and marketing program, and anticipate that these expenses will increase in 2002 as compared to past years. General and administrative expenses have remained fairly constant as a percentage of revenues and we anticipate that they will remain constant or decline slightly as a percentage of revenues. Subject to the continuing evaluation of recoverability, we expect to realize a benefit in 2002 and future years as amortization of goodwill will cease as an operating expense due to the implementation of new accounting standards.

      Depreciation expense is charged to cost of goods sold or as an operating expense. In 2001, depreciation expense totaled $3.8 million, of which $1.6 million was charged to cost of goods sold, while the remaining $2.2 million was charged to operating expenses. In addition, in 2001, amortization of software development costs was $0.1 million, all of which was charged to cost of goods sold.

      Our interest expense relates to notes and capital leases resulting from the financing of hardware purchases, borrowings on our line of credit and an unsecured convertible note held by Fidelity National. Interest expense is reported net of interest income. Our interest income has grown due to our increasing cash position as a result of our continuing profitability.

Results of Operations

      Our consolidated financial information presents the net effect of the results from discontinued operations separate from the results of our continuing operations. The historical financial information has been reclassified to present consistently the results from continuing operations and the results from discontinued operations. The discussion and analysis that follows focuses on the results from continuing operations.

      On December 31, 2001, we discontinued the operations of our wholly owned LDExchange subsidiary. The financial statements for 2001, 2000 and 1999 reflect our results from continuing operations, with the LDExchange revenues and expenses being combined into a single line entitled “Loss from discontinued operations”. These losses, net of tax, total $4.2 million, $7.8 million and $2.9 million in 2001, 2000 and 1999, respectively.

      The following table presents, for the periods given, selected financial data as a percentage of our revenue.

	Year Ended December 31,

	2001	2000	1999

	(In millions)
Revenues:
Revenues — related parties	94.9%	95.0%	91.5%
Revenues — third parties	5.1	5.0	8.5

Total revenues	100.0	100.0	100.0

Cost of sales	62.3	61.4	59.2

Gross profit	37.7	38.6	40.8
Selling, general and administrative	19.1	20.5	42.8
Amortization of goodwill	0.7	2.5	5.0

Income (loss) from operations	17.9	15.6	(7.0)
Joint venture loss		0.8	0.1
Interest expense, net	0.5	1.2	4.7

Income (loss) from continuing operations before income taxes	17.4	13.6	(11.8)
Income tax	5.2	—	—

Income (loss) from continuing operations, net of tax	12.2	13.6	(11.8)
Loss from discontinued operations, net of tax	(3.6)	(10.8)	(7.8)
Loss on disposal of discontinued operations, net of tax	(2.9)	—	—

Net income (loss)	5.7%	2.8%	(19.6)%

Comparison of Fiscal Years Ended December 31, 2001 and 2000

      Revenues. Revenues increased $45.9 million, or 64%, to $118.0 million in 2001 from $72.1 million in 2000. The majority of the increase in revenues in 2001 was attributable to the $17.5 million of management and support services for the Fidelity National business, which includes the businesses acquired by Fidelity National, including the former Chicago Title and Security Union acquisitions, and $37.0 million for development efforts related to the NGS project. Also contributing to this increase were $2.4 million in revenue from SoftPro and $0.8 million in revenue from RealEC Technologies, both acquisitions in the second half of 2001. In addition, we received $7.5 million in revenues from business with FNIS.

      Gross Profit. Gross profit increased $16.6 million, or 60%, to $44.5 million in 2001 from $27.9 million in 2000. Gross profit margin was approximately the same, with a 38% gross profit margin in 2001 and a 39% gross profit margin in 2000. The increase in total gross profit was a result of higher management, support and consulting revenues, which contributed $14.9 million of additional gross profit compared to 2000.

      Expenses. Selling, general and administrative expenses increased $7.9 million from $14.7 million in 2000 to $22.6 million in 2001. Contributing to this increase was $1.4 million of expenses from SoftPro and $1.0 million of selling, general and administrative expenses from RealEC Technologies. Sales and marketing expenses increased $1.1 million as a result of new 2001 marketing initiatives by us. We also realized a non-cash expense of approximately $0.5 million from the issuance of stock options to two members of our Board of Directors, who are also officers of Fidelity National. The stock options vest over a four year period through April of 2005. Pursuant to accounting provisions contained in FIN 44 and EITF 98-6 accounting pronouncements, we recognized an expense of approximately $0.5 million for the amortization of the vested portion of the fair value of the options under these grants in the amount of $2.8 million at December 31, 2001. We will continue to record compensation cost based on the fair value of the remaining unvested options at the end of each subsequent financial reporting period through April of 2005. The remaining increase is associated with administrative costs related to growth in the number of our employees to support our increased revenues. Total employee headcount at December 31, 2001 was 719, up from 400 at the end of 2000.

      The amortization of goodwill relates to the intangible assets recorded during a particular period and the estimated useful life of the intangible assets. Fluctuations in the amortization of goodwill result from the amount, mix and characteristics of the intangible assets recorded as well as the circumstances surrounding our estimate of the appropriate useful life. Amortization expense decreased $1.0 million to $0.8 million in 2001 compared to $1.8 million in 2000. This decrease is attributable to lower amortization expense, from extending the goodwill life related to the ACS acquisition and from utilization of acquisition NOLs in the current year which resulted in a credit to goodwill and a reduction in the amortizable goodwill balance. For 2002, we will follow the guidelines associated with the Statement of Financial Accounting Standards No. 142, which no longer allows amortization of goodwill.

      Interest income, net, is related to the use of our working capital, which is in the form of available cash and lines of credit. The decrease in interest expense to $0.6 million in 2001 from $0.9 million in 2000 can be attributed to lower interest rates in 2001, lower borrowing requirements in 2001 and increased interest income due to the larger cash balances that we had in 2001.

      Income Taxes. Income tax expense is recorded based on the amounts that we estimate will be due to federal and state taxation authorities based on our taxation structure. Historically, we have paid only minimum taxes on operating results because we have not historically generated taxable earnings. In 2001, we accrued income taxes at a rate of 25.5%, which was estimated based on the utilization of net operating loss carryforwards. In 2000, a nominal income tax expense was recorded, also due to the utilization of net operating loss carryforwards. We estimate that future years income tax rates will be higher due to the limited availability of any remaining operating loss carryforwards.

Comparison of Fiscal Years Ended December 31, 2000 and 1999

      Revenues. Revenues increased $35.6 million, or 98%, to $72.1 million in 2000 from $36.5 million in 1999. The increase in management, support and consulting revenues can be attributed to the additional business that was directed to us by Fidelity National as a result of its Chicago Title acquisition and the NGS development effort that began in the last half of 2000. In April 2000, we hired approximately 150 former Chicago Title information technology employees, and at the same time entered into an agreement to provide information technology services to Fidelity National for the former Chicago Title locations. Software, maintenance and other revenue decreased $1.7 million to $17.0 million from $18.7 million in the prior year. This 9% decrease resulted from us devoting many of our resources towards transitioning the over 700 Chicago Title office support services to our management, and less effort toward selling our SIMON product to new customers. In 2000, Fidelity National continued to utilize our services for the majority of its information technology needs and remains a primary source of our revenues.

      Gross Profit. Gross profit increased by $13.0 million to $27.9 million, or 87%, from $14.9 million and represents a gross profit margin of 39%. This compares to a gross profit margin of 41% in 1999. Gross profit derived from software, maintenance and other revenues increased significantly from 2000 compared with 1999 primarily due to a reduction in lower margin hardware and software sales coupled with a substantial increase in higher margin maintenance contract revenue. The increase in total gross profit from management, support and consulting revenues resulted from supporting over 700 additional Fidelity National locations as a result of Fidelity National’s acquisition of Chicago Title in April 2000, and also from new consulting services derived from the NGS development project. Management, support and consulting revenues contributed approximately $19.9 million in gross profit in 2000 versus $10.1 million in 1999.

      Expenses. Selling, general and administrative expenses declined slightly to $14.8 million in 2000 compared to $15.6 million in 1999 despite the increase in revenue. Selling, general and administrative expenses generally trend consistently with revenues. However, the 150 employees that were hired in April 2000 to support Chicago Title were all revenue-producing personnel. Since this substantial increase in personnel expense is reflected in cost of sales and did not increase selling, general and administrative expenses, the 2000 results show that selling, general and administrative expenses were 20% of total revenues while selling, general and administrative expenses in 1999 were 43% of total revenues. Total employee count increased by 176 when comparing December 31, 2000 with December 31, 1999.

      The amortization of goodwill relates to the intangible assets recorded during a particular period and the estimated useful life of the intangible assets. Amortization expense was unchanged at $1.8 million for both 2000 and 1999.

      Interest income, net, is related to the use of our working capital, which is in the form of available cash and lines of credit. The decrease in interest expense to $0.9 million, or $0.8 million from $1.7 million, can be attributed to Fidelity National’s conversion of $18 million of debt to equity on December 15, 1999.

      In 2000, we recorded a joint venture loss of $0.6 million as compared to a $42,000 loss in 1999. This loss resulted from our 50% ownership in the RealEC joint venture with Stewart Title from the time it was organized through the sale of our 50% ownership to TXMnet in May of 2000.

      Income tax expense (benefit) is recorded based on the amounts that we estimate, based on our taxation structure, will be due to federal and state taxation authorities. Historically, we have paid only minimum taxes based on operating results due to the fact we have not historically generated taxable earnings.

Liquidity and Capital Resources

      Our current cash requirements include capital expenditures, personnel and other operating expenses, debt service and capital for acquisitions and expansion. Internally generated funds fluctuate in a pattern generally consistent with revenues. Our internal growth has historically been financed approximately equally from cash flows from operations and lines of credit and debt, primarily from Fidelity National. We base our decision on obtaining financing through lines of credit and debt depending on available terms, including interest rates. The following tables reflect our contractual cash obligations, excluding interest, due over the indicated periods.

	Payments Due By Period

		Less Than	1 to 3	4 to 5	After 5
	Total	1 Year	Years	Years	Years

	(In millions)
Contractual Cash Obligations:
Long Term Debt	$10.0	$3.5	$6.5	$—	$—
Lines of Credit	1.6	1.6	—	—	—
Capital Lease Obligations	0.3	0.1	0.2	—	—
Operating Leases	5.7	1.7	2.6	0.9	0.5

Total Contractual Cash Obligations	$16.0	$5.3	$9.3	$0.9	$0.5

      The Company has available a $10 million revolving line of credit, $5 million of which is guaranteed by Fidelity National. The Company had available $8.4 million for borrowings at December 31, 2001. The line of credit has an interest rate calculated based on either the Imperial Bank Prime rate or 1.4 percentage points over LIBOR. The line of credit expires on July 1, 2002.

      At December 31, 2001, we had $10.9 million in cash and cash equivalents, which is a $6.6 million increase from $4.3 million at December 31, 2000. Working capital increased $14.4 million to $16.7 million at December 31, 2001, from $2.3 million at December 31, 2000. These comparisons exclude the net assets and liabilities of the discontinued operations for all periods. We rely on positive cash flow from operations and on existing lines of credit to fund our cash requirements. Should our operations not continue to generate positive cash flow or we do not continue to have access to our lines of credit, we would need to find alternative sources of cash in order to fund our operations. While Fidelity National, our primary customer, is not obligated to use our services we expect that they will continue to do so. As a result of our current revenue base, improved profitability, increased margins, current cash balance and the anticipated availability of funds in the form of existing lines of credit, we believe all cash requirements will be met for at least the next twelve months.

      In 2001, we generated $27.9 million in cash from operating activities. This came primarily from operating income before depreciation and amortization of $19.1 million. We used $11.6 million of cash in investing activities, primarily for the purchase of $12.9 million of property and equipment. Also, the acquisition of SoftPro required net cash of $1.5 million. Financing activities used $2.4 million of cash. This resulted from a $1.0 million pay down on the line of credit and $3.4 million in principal payments on the notes, offset by $2.2 million in stock issuances and the exercise of stock options.

      In 2000, net cash provided by operating activities was $10.5 million. Net income after addback of non-cash depreciation and amortization provided $12.8 million of cash and increases in accounts payable and accrued expenses provided an additional $6.4 million of cash. Significantly offsetting these sources of cash was $10.1 million to finance increased accounts receivables, net of bad debt allowance. Investing activities used $8.5 million of cash. Purchases of property and equipment required $6.9 million of cash, and we also invested $1.5 million in the RealEC joint venture. Financing activities generated $4.5 million of cash, primarily from a $2.5 million borrowing on the line of credit and an additional $2.4 million of proceeds from the exercise of stock options and from the employee stock purchase plan. Principal payments of $0.4 million on capital lease and note payable obligations reduced the cash provided by financing activities.

      In 1999, operating activities provided cash of $2.8 million. We had a net loss of $1.0 million after addback of non-cash depreciation and amortization. Cash provided by investing activities totaled $1.3 million, which resulted primarily from $0.4 million in property and equipment purchases and an investment of $0.7 million in the RealEC joint venture. Financing activities provided cash of $7.5 million, which were $6.8 million in borrowings from Fidelity National and its affiliates and $0.7 million from the exercise of stock options.

      In December 2001, we discontinued the operations of our wholly owned subsidiary LDExchange, which had been a significant user of cash since its acquisition in November 1998. We recorded a charge of $5.1 million ($3.4 million net of income tax benefit) for the disposal of LDExchange, of which approximately $4.2 million was a non-cash charge related to the write-down of the goodwill and property, equipment and other assets that were owned by LDExchange. In 2001, 2000 and 1999, LDExchange recorded losses, net of income tax benefit, in discontinued operations of $4.2 million, $7.8 million and $2.9 million, respectively.

      We have experienced positive cash flow from operations in 2001 and 2000. Prior to 2000, we had historically suffered losses and negative cash flows from operations, and had relied on Fidelity National as the primary source of capital. Fidelity National remains our largest customer and indirectly funds our operations through the profits derived from the revenues related to the products and services provided to Fidelity National. Fidelity National had also provided funds through financing arrangements and is a guarantor of certain of our lending arrangements. In December 1999, two significant transactions occurred with Fidelity National and other note holders that improved both our liquidity and capital resources. First, on December 15, 1999, $18.0 million of our debt was converted into common stock pursuant to a conversion election contained in the notes and exercised by the note holders. The conversion of this debt caused an improvement from negative stockholders’ equity to $12.6 million in stockholders’ equity at December 31, 1999. The conversion of this debt also substantially reduced our debt service requirements in 2000 and 2001. Second, also on December 15, 1999, we entered into a new $5.3 million five-year convertible note with Fidelity National. During 1999, we had exceeded the borrowings available under the Fidelity National note agreement. With the conversion of the $18.0 million of notes on December 15, 1999, our borrowing arrangements no longer existed.

We negotiated this new note to address the amounts borrowed in excess of the note limit. There are no other borrowings available or contemplated between Fidelity National and us.

      On December 22, 1999, we entered into a $5.0 million secured revolving line of credit with Imperial Bank guaranteed by Fidelity National. This secured line of credit was expanded to $10.0 million on July 23, 2001 and extended through July 1, 2002. The additional $5.0 million expansion in the line is not guaranteed by Fidelity National. Borrowings on the Imperial Bank revolving line of credit were $1.6 million and $2.5 million at December 31, 2001 and 2000, respectively. In addition, we have entered into a number of note financing arrangements with IBM Global Credit and GE Capital, which have provided funding for the hardware and software requirements for our new data center. These notes have terms of from one to three years, and borrowings totaled $4.2 million in 2000 and an additional $3.7 million in 2001. Our financing with IBM Global Credit is secured by a first priority security interest in and to our rights, including the right to receive payment, under a software services agreement with Fidelity National. In connection with additional data center hardware requirements and the rollout of the NGS system, we estimate capital purchases for 2002 will not exceed $15 million. We believe that the necessary sources of funds are available to complete these capital purchases.

      We must comply with various affirmative, negative and financial covenants related to our outstanding debt and notes payable. We were in compliance with these covenants at December 31, 2001 and have always been in compliance prior to December 31, 2001.

Recent Accounting Pronouncements

      In June 1998, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). SFAS 133 was effective for all fiscal quarters for fiscal years beginning after June 15, 1999. In August 1999, the FASB issued Statement of Financial Accounting Standards No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133, an amendment of FASB Statement No. 133” (“SFAS 137”), which defers the effective date of SFAS 133 to all fiscal quarters for fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement of Financial Accounting Standards No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133”. SFAS 133, as amended, establishes accounting and reporting standards for derivative instruments embedded in other contracts and for hedging activities. As we do not have any derivative instruments and do not engage in hedging activities, the application of these statements did not have a material impact on the Company’s consolidated financial position, results of operations or liquidity.

      In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets.” The Company is required to adopt the provisions of SFAS No. 141 immediately. SFAS No. 141 requires that all business combinations be accounted for under a single method — the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS No. 141 required that the purchase method be used for business combinations initiated after June 30, 2001. SFAS No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. Under SFAS No. 142, the amortization of goodwill ceases upon adoption of SFAS No. 142, is effective for fiscal years beginning after December 15, 2001 and shall be initially applied at the beginning of a fiscal year.

      The Company has historically amortized its goodwill and other intangible assets over their estimated useful lives. Beginning with the adoption of SFAS No. 142, the Company will cease amortizing its goodwill and certain intangible assets. The Company will adopt SFAS No. 142 as of the beginning of fiscal year 2002 (i.e., January 1, 2002). The Company recorded amortization expense in the amount of $797,505 for the fiscal year ended December 31, 2001, $1,806,402 for fiscal year ended December 31, 2000, and $1,834,078 for fiscal year ended December 31, 1999. To the extent that no impairment charges are recorded upon adoption or application of SFAS No. 142, similar amounts of amortization will not be recorded in future periods. Because of the extensive effort needed to comply with adopting SFAS No. 141 and No. 142, it is not practicable to reasonably estimate the impact of adopting these Statements on the Company’s financial statements.

      The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”), No. 143, “Accounting for Asset Retirement Obligations” in September 2001. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associate asset retirement costs. Management does not believe the application of these standards will have a material effect on the Company’s financial position, results of operations or liquidity.

      The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment of Disposal of Long-Lived Assets” in October 2001. SFAS No. 144 addresses financial accounting and reporting for the impairment of disposal of long-lived assets. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Management does not believe the application of these standards will have a material effect on the Company’s financial position, results of operations or liquidity.

Item 7A.     Quantitative and Qualitative Disclosure about Market Risk

      The following discusses our exposure to market risk related to changes in interest rates. This discussion contains forward-looking statements that are subject to risks and uncertainties. Actual results could vary materially as a result of a number of factors, including those set forth in the “Risk Factors” section. We are exposed to market risk related to changes in interest rates. We do not have derivative financial instruments for hedging, speculative or trading purposes.

      Our borrowings are subject to interest rate risk. Increases and decreases in prevailing interest rates generally translate into decreases and increases in fair values of those instruments. Additionally, fair values of interest rate sensitive instruments may be affected by the creditworthiness of the issuer, prepayment options, relative values of alternative investments, the liquidity of the instrument and other general market conditions.

      Caution should be used in evaluating our overall market risk from the information below. Actual results could differ materially because the information was developed using estimates and assumptions as described below.

      The fair value of our notes payable approximate their carrying value at December 31, 2001 as the interest rates paid approximate the market value of borrowings of a similar nature.

      The hypothetical effects of changes in market rates or prices on the fair values of financial instruments at December 31, 2001, which relate to our line of credit, would be an increase (decrease) in the fair value of approximately $16,000, if interest rates increased (decreased) 100 basis points.

      All of our revenues are realized in U.S. dollars. In addition, we do not maintain any asset or cash account balances in currencies other than the United States dollar. Therefore, we do not believe we have any significant direct foreign currency exchange rate risk. If our operations expand outside of North America, the effect of currency fluctuations may have a more significant impact on our revenues and costs.

Item 8.     Financial Statements and Supplementary Data

MICRO GENERAL CORPORATION AND SUBSIDIARIES

      All other schedules are omitted because the required information is not applicable or the information is presented in the consolidated financial statements or notes thereto.

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Micro General Corporation:

      We have audited the consolidated financial statements of Micro General Corporation and subsidiaries (“the Company”) as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      As described in notes 1, 5, 6, 7 and 8 to the consolidated financial statements, the Company’s financial position, results of operations and cash flows are materially affected by and are dependent on certain transactions and agreements with Fidelity National Financial, Inc. (Fidelity National), the Company’s majority owner, and Fidelity National and its affiliates.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Micro General Corporation and subsidiaries as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

      As discussed in note 1 to the consolidated financial statements, effective July 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and certain provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

/s/ KPMG LLP

Los Angeles, California

February 27, 2002

MICRO GENERAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2001 and 2000

	2001	2000

ASSETS
Current assets:
Cash and cash equivalents	$10,902,386	$4,340,409
Trade accounts receivable, less allowance for doubtful accounts of $580,314 in 2001 and $341,132 in 2000	1,221,806	185,730
Trade accounts receivable due from affiliates	14,511,887	14,033,919
Inventories	143,958	—
Prepaid and other current assets	2,093,112	2,924,010
Net assets from discontinued operations	—	288,130
Income tax receivable	1,483,645	—
Deferred tax assets	4,326,636	—

Total current assets	34,683,430	21,772,198
Property and equipment, net	28,382,040	13,511,134
Capitalized software development costs, less accumulated amortization of $4,403,899 in 2001 and $4,288,535 in 2000	2,356,554	—
Goodwill, less accumulated amortization of $5,198,289 in 2001 and $4,400,784 in 2000	9,979,350	4,897,545
Other intangible assets, less accumulated amortization of $62,133 in 2001	869,867	—
Deferred tax assets	1,514,052	—
Net assets from discontinued operations	—	4,450,792
Investments	—	1,660,893

Total assets	$77,785,293	$46,292,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,157,437	$10,246,688
Accrued compensation expenses	2,201,850	1,434,893
Accounts payable and accrued expenses — affiliates	607,700	326,244
Income and other taxes payable	197,092	1,338,554
Deferred tax liabilities	—	361,726
Deferred revenue	2,565,043	612,955
Current portion of notes payable	5,114,115	4,804,734
Current portion of capital leases with affiliate	104,739	55,675
Accrued liabilities for discontinued operations	1,971,141	—

Total current liabilities	19,919,117	19,181,469
Capital leases with affiliate	150,612	175,787
Deferred revenue	3,574,639	1,530,527
Notes payable	1,196,266	1,972,259
Amounts and notes payable to affiliates	5,265,408	5,265,408
Accrued liabilities for discontinued operations	839,440	—
Commitments and contingencies
Preferred stock of consolidated subsidiary, held by outside parties	7,062,173	—
Stockholders’ equity:
Preferred stock, $0.05 par value. Authorized 1,000,000 shares, none issued and outstanding	—	—
Common stock, $0.05 par value. Authorized 50,000,000 shares at December 31, 2001 and 20,000,000 shares at December 31, 2000; issued and outstanding 15,499,139 and 13,222,553 shares at December 31, 2001 and 2000, respectively	774,957	661,128
Treasury stock (17,302 shares at December 31, 2001)	(213,397)	—
Additional paid-in capital	56,298,854	28,809,431
Accumulated deficit	(17,082,776)	(11,303,447)

Total stockholders’ equity	39,777,638	18,167,112

Total liabilities and stockholders’ equity	$77,785,293	$46,292,562

See accompanying notes to the consolidated financial statements.

MICRO GENERAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2001, 2000 and 1999

	2001	2000	1999

Revenues:
Management, support and consulting revenues — related parties	$94,147,290	$54,511,284	$15,834,865
Management, support and consulting revenues — third parties	3,260,678	592,491	1,879,992

Total management, support and consulting revenues	97,407,968	55,103,775	17,714,857

Software, maintenance and other revenues — related parties	17,763,682	14,051,342	17,560,879
Software, maintenance and other revenues — third parties	2,779,369	2,981,020	1,213,487

Total software, maintenance and other revenues	20,543,051	17,032,362	18,774,366

Total revenues	117,951,019	72,136,137	36,489,223

Cost of sales:
Management, support and consulting cost of sales	62,621,223	35,228,221	7,581,167
Software, maintenance and other cost of sales	10,836,759	9,039,274	14,029,205

Total cost of sales	73,457,982	44,267,495	21,610,372

Gross profit	44,493,037	27,868,642	14,878,851

Selling, general and administrative	22,601,090	14,760,053	15,621,936
Amortization of goodwill	797,505	1,806,402	1,834,078

Operating income (loss)	21,094,442	11,302,187	(2,577,163)
Joint venture loss	—	578,045	42,189
Interest expense, net	586,559	900,041	1,668,498

Income (loss) from continuing operations before taxes	20,507,883	9,824,101	(4,287,850)
Income tax	6,150,895	26,618	4,000

Income (loss) from continuing operations	14,356,988	9,797,483	(4,291,850)
Discontinued operations:
Loss from discontinued operations, net of tax of $2,028,092 for 2001 and $0 for 2000 and 1999	(4,192,883)	(7,804,138)	(2,854,589)
Loss on disposal of discontinued operations, including provision for shutdown costs, net of tax of $1,657,256	(3,426,216)	—	—

Net income (loss)	$6,737,889	$1,993,345	$(7,146,439)

Number of shares used in per share computations:
Basic	14,911,511	14,303,831	8,587,326

Diluted	16,801,560	15,582,684	8,587,326

Income (loss) from continuing operations per share — basic	$0.96	$0.68	$(0.50)

Income (loss) from continuing operations per share — diluted	$0.85	$0.61	$(0.50)

Net income (loss) per share — basic	$0.45	$0.14	$(0.83)

Net income (loss) per share — diluted	$0.40	$0.13	$(0.83)

See accompanying notes to the consolidated financial statements.

MICRO GENERAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2001, 2000 and 1999

	Common Stock		Additional			Total
			Paid-in	Treasury	Accumulated	Stockholders’
	Shares	Amount	Capital	Stock	Deficiency	Equity

Balance at December 31, 1998	7,546,666	$377,333	$6,357,608	$—	$(6,150,353)	$584,588
Note conversion	4,677,771	233,889	18,046,111			18,280,000
Acquisition of Interactive Associates	50,000	2,500	191,500			194,000
Shares issued in connection with employee stock purchase plan	50,000	2,500	117,766			120,266
Stock options exercised	211,201	10,560	588,760			599,320
Net Loss					(7,146,439)	(7,146,439)

Balance at December 31, 1999	12,535,638	626,782	25,301,745	—	(13,296,792)	12,631,735
Stock options exercised	577,477	28,875	2,095,832			2,124,707
Warrants exercised	48,529	2,426	$—			2,426
Contributions in connection with the employee stock purchase plan			288,416			288,416
Earnout payment to Interactive Associates, Inc.	50,000	2,500	661,058			663,558
Share issuance in exchange for software purchase	10,909	545	104,455			105,000
Compensation expense related to options granted to non-employees			357,925			357,925
Net Income					1,993,345	1,993,345

Balance at December 31, 2000	13,222,553	661,128	28,809,431	—	(11,303,447)	18,167,112
Stock options exercised	404,275	20,213	1,716,582			1,736,795
Shares issued in connection with employee stock purchase plan	50,000	2,500	366,630			369,130
Tax benefit from exercise of stock options			5,853,912			5,853,912
Purchase of treasury stock				(326,800)		(326,800)
Treasury stock issued to employee stock purchase plan			24,606	113,403		138,009
Compensation expense related to options granted to non-employees			465,000			465,000
Stock dividend	1,331,619	66,581	12,450,637		(12,517,218)
Earnout payment to Interactive Associates, Inc.	765	38	10,450			10,488
Acquisition of RealEC Technologies	153,893	7,695	1,567,782			1,575,477
Acquisition of SoftPro, Inc.	336,034	16,802	5,033,824			5,050,626
Net Income					6,737,889	6,737,889

Balance at December 31, 2001	15,499,139	$774,957	$56,298,854	$(213,397)	$(17,082,776)	$39,777,638

See accompanying notes to the consolidated financial statements.

MICRO GENERAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2001, 2000 and 1999

	2001	2000	1999

Cash flows from operating activities:
Income (loss) from continuing operations	$14,356,988	$9,797,483	$(4,291,850)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,763,402	2,964,765	3,309,158
Compensation expense on stock options granted	465,000	357,925	—
Loss on disposal of property and equipment	163,426	621,293	—
Provision for doubtful accounts	239,672	122,000	251,929
Joint venture loss	—	578,045	42,189
Exercise of warrants	—	2,426	—
Changes in assets and liabilities:
Trade accounts receivable	137,086	713,241	(487,327)
Affiliates accounts receivable	(477,968)	(11,013,011)	1,329,882
Inventories	(143,958)	438,728	158,763
Deferred income taxes	6,850,040	—	—
Prepaid expenses and other assets	966,947	(2,634,518)	(9,460)
Income tax receivable	(1,483,645)	—	—
Accounts payable and accrued expenses	(2,663,694)	6,371,900	1,871,417
Income and other taxes payable	(1,141,492)	1,059,421	173,898
Deferred revenue	2,343,826	2,054,384	(182,375)
Advances to (from) discontinued operations	3,550,359	(940,527)	664,928

Net cash provided by operating activities from continuing operations	27,925,989	10,493,555	2,831,152

Net cash used by operating activities from discontinued operations	(4,855,579)	(701,754)	(5,728,477)

Cash flows from investing activities:
Acquisition of Interactive Associates, Inc., net of cash acquired	—	—	(176,341)
Acquisition of RealEC Technologies, Inc., net of cash acquired	2,743,269	—	—
Acquisition of Softpro, Inc., net of cash acquired	(1,537,526)	—	—
Joint venture in RealEC	—	(1,450,000)	(681,127)
Purchase of property and equipment	(12,850,856)	(6,991,358)	(431,682)
Decrease in notes receivable	—	—	29,850

Net cash provided by (used in) investing activities	(11,645,113)	(8,441,358)	(1,259,300)

Net cash provided by (used in) investing activities from discontinued operations	(2,449,724)	(2,545,398)	(2,227,952)

Cash flows from financing activities:
Net increase in borrowings from affiliates	—	—	6,815,997
Repayment of capital lease obligations	(32,453)	(65,495)	—
Purchase of treasury stock	(326,800)	—	—
Shares issued under employee stock purchase plan	369,130	288,416	—
Issuance of treasury stock to stock purchase plan	138,009	—	—
Repayment of notes payable	(3,398,277)	(313,221)	—
Net borrowing (repayments) on line of credit	(900,000)	2,500,000	—
Exercise of stock options	1,736,795	2,124,707	719,586

Net cash provided by (used in) financing activities	(2,413,596)	4,534,407	7,535,853

Net cash provided by (used in) financing activities from discontinued operations	—	(343,300)	—

Net increase in cash and cash equivalents	6,561,977	2,996,152	1,151,006
Cash and cash equivalents at beginning of year	4,340,409	1,344,257	193,251

Cash and cash equivalents at end of year	$10,902,386	$4,340,409	$1,344,257

Supplemental Disclosure of cash flow information:
Cash paid during the year for:
Interest	1,131,417	893,219	—
Income taxes	1,326,618	—	4,000

See accompanying notes to the consolidated financial statements.

MICRO GENERAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2001 and 2000 and for the Years

Ended December 31, 2001, 2000 and 1999

(1)     Summary of Significant Accounting Policies

(a) Description of Business

      Micro General Corporation and subsidiaries (“the Company or Micro General”) provide production and workflow software systems to the title and real estate industries, including managed application services, application development and integration, network, data and infrastructure management and information technology services. The Company is the successor of ACS Systems, Inc. (“ACS”) formerly a wholly owned subsidiary of Fidelity National Financial, Inc. (“Fidelity National”). In 1998, ACS was merged into the Company, resulting in Fidelity National owning 81.4% of the common stock of the Company. As of December 31, 2001, Fidelity National owns 61.7% of the Company’s common stock.

      The Company generated 95%, 95% and 92% of its revenue from continuing operations during the years ended December 31, 2001, 2000 and 1999, respectively, from multiple servicing arrangements with Fidelity National and its affiliates.

      As a result of its acquisition of LDExchange.com, Inc. (“LDExchange”), which closed on November 17, 1998, the Company entered the international telecommunications and internet telephony markets. The LDExchange purchase price was $3.1 million; payable $1.1 million in cash and $2.0 million in Micro General restricted common stock (1,000,000 shares). The acquisition was accounted for as a purchase. In December 2001, the Company adopted a plan to discontinue the international wholesale division of LDExchange. Accordingly, the assets, liabilities and results of operations of LDExchange have been classified separately from those of continuing operations in the accompanying consolidated financial statements. (See note 11).

      The Company is focused now as a provider of production and workflow software systems to the title and real estate industries. Also provided are managed application services, application development and integration, network, data and infrastructure management and information technology outsourcing. With the acquisition of RealEC Technologies, Inc. (“RealEC”), and SoftPro Corporation (“SoftPro”) in 2001, the Company has expanded into real estate closing and title insurance automation software and has acquired a standardized, electronic platform to service lenders and realtors. For 2001, 2000, and 1999, $111.9 million, $68.6 million, $33.4 million, respectively, of Micro General revenues were derived from Fidelity National and its affiliates.

      On August 20, 2001, the Company acquired SoftPro, for $1.75 million in cash and 336,034 shares of the Company’s common stock valued at $3,919,500. The consideration for the acquisition was determined based on a per share price of $11.66 which was the average quoted market price of Micro General’s common stock less a 10% discount for the restricted nature of the shares granted to effect the purchase. The Company also assumed SoftPro options of 133,328 options valued at $1,131,126 using the Black Scholes option-pricing model. SoftPro is a provider of real estate closing and title insurance automation software for the independent title agent marketplace. The acquisition was accounted for as a purchase and the results of operations have been included in the Company’s results of operations since August 20, 2001.

      On November 1, 2001, the Company signed an agreement with Beyond Ventures, LLC and MGEN Tech Fund I, L.P. and transferred 30,779 and 123,114 shares, respectively, of Micro General’s common stock in exchange for all of RealEC’s common stock. Beyond Ventures, LLC and MGEN Tech Fund I L.P. are controlled by members of Micro General’s Board of Directors (See note 6). The consideration for the acquisition was determined based on $10.24 per common share, which was the average quoted price of Micro General common stock less a 10% discount for the restricted nature of the shares granted to effect the purchase. The number of shares exchanged (153,893) was calculated based on a per share price of $1.305 for RealEC’s common stock, which was the per share purchase price in RealEC’s’ latest equity financing to an

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

outside independent party, which closed on October 25, 2001. RealEC provides a standardized, electronic platform which lenders and realtors can utilize to order and receive products and services from multiple vendors such as credit, flood, appraisal, title and closing. The acquisition was accounted for as a purchase and accordingly, the results of operations of RealEC Technologies have been included in the Company’s results of operations since November 1, 2001.

(b) Principles of Consolidation

      The accompanying financial statements include the consolidated accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

(c) Cash and Cash Equivalents

      Cash and cash equivalents include cash on deposit with banks with original maturities of three months or less.

(d) Accounts Receivable

      The carrying amounts reported in the consolidated balance sheets for accounts receivable approximate their fair value.

(e) Inventories

      Inventories are stated at the lower of cost or market (net realizable value) under the first-in, first-out method of accounting for inventories.

(f) Property and Equipment

      Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over estimated useful lives, which range from three to seven years. Amortization of leasehold improvements is charged to expense on a straight-line basis over the shorter of the estimated useful lives of the assets or the term of the underlying lease.

(g) Capitalized Software Development Costs

      Capitalized software development costs for fiscal year 2001 consist of purchase price allocated to purchased software of $2,471,918 related to the SoftPro and RealEC acquisitions. The Company did not capitalize any internal software development costs in 2001 or 2000. The Company’s capitalized software development costs policy is to capitalize software development costs incurred after the establishment of technological feasibility, which were capitalized and later amortized using the greater of (1) the straight-line method or (2) the ratio of current revenues to total estimated revenues for that product. This policy results in the Company amortizing its capitalized software development costs over an estimated economic life of three to seven years. During 2001 and 2000, the Company amortized software development costs of $115,364 and $747,680, respectively. The Company periodically assesses the recoverability of the cost of its capitalized software development costs based on an analysis of the undiscounted cash flows generated by the underlying assets.

(h) Goodwill

      Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired company at the date of acquisition. The Company periodically assesses the recoverability of its cost in excess

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of net assets acquired prior to July 1, 2001 based on an analysis of the undiscounted cash flows generated by the underlying assets. Goodwill from acquisitions prior to July 1, 2001 are being amortized ratably over a period of 5 to 25 years. The SoftPro and RealEC acquisitions have been accounted for under SFAS 141 and 142 as described in note 1q. In the opinion of management, no impairment of cost in excess of net assets acquired has occurred at December 31, 2001 (see note 10).

(i) Other Intangible Assets

      Other intangible assets consist of the allocated value of customer lists purchased in the SoftPro acquisition. The Company is amortizing the other intangible assets over an estimated economic life of five years. The Company recorded amortization expense in the amount of $62,133 during 2001.

(j) Capital Lease Obligations

      All capital lease obligations are with affiliates and are recorded at the present value of the minimum lease payments at the beginning of the lease terms. The monthly payments under the leases are allocated between a reduction of the obligation and interest expense so as to produce a constant periodic rate of interest on the remaining balance of the obligation.

(k) Revenue Recognition

      The Company’s revenues arise from providing: management, support and consulting services and software, maintenance and other services and products. Management services are provided primarily for the Simon and Team systems. Support consists of email, web-hosting and other IT services. Consulting revenues are derived primarily from services provided for the NGS and other Fidelity and affiliate company projects. Transaction fees are included in management, support and consulting revenues.

      Software revenues consist of sales of packaged software products. Hardware and software maintenance revenues are primarily annual contracts for the support of the Simon, SoftPro and other systems. Hardware sales are related to purchases of the Simon system and other ancillary hardware.

      Revenues from providing management support and consulting services are recognized as services are performed.

      Revenues from software sales are recognized upon installation, provided that no significant post-contract support obligations remain outstanding and collection of the resulting receivable is deemed probable. The Company’s sales do not provide a specific right of return. At the time of sale, the Company typically provides 90-270 day initial maintenance and support to the customer. Costs relating to this initial support period, which include primarily telephone support, are accrued for at the time of sale. After the initial support period, customers may choose to purchase ongoing maintenance contracts that include telephone, e-mail and other methods of support, and the right to receive upgrades. Revenues from these maintenance contracts are deferred and recognized ratably over the life of the contract, usually twelve months.

      Revenues from transaction fees are recognized as the Company’s electronic networks are utilized by customers to access various websites and are recorded on a per use basis. Revenues from these transactions are not significant in fiscal years 2001, 2000 and 1999.

      Revenues from the sale of hardware and other products are recognized when delivery has occurred, the fee is fixed and determinable and the collection of any receivable is probable. Revenues from hardware and maintenance contracts are deferred and recognized ratably over the life of the contract.

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(l) Deferred Revenue

      Deferred revenues represent amounts received in advance of the delivery of products or services. The Company recognizes the revenues ratably over the terms of the respective contracts as the products or services are delivered.

(m) Income Taxes

      Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and expected benefits of utilizing net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The impact on deferred taxes of changes in tax rates and laws, if any, are applied to the years during which temporary differences are expected to be settled and reflected in the financial statements in the period enacted.

(n) Management Estimates

      The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(o) Earnings Per Share

      Basic earnings per share are based on the weighted-average number of shares outstanding and exclude any dilutive effects of options and convertible securities. Diluted earnings per share gives effect to assumed conversions of potentially dilutive securities.

      On May 2, 2001, the Company declared a stock dividend of 10 percent to shareholders of record at the close of business on May 18, 2001, payable June 1, 2001. Cash was paid in lieu of fractional shares. Accordingly, the weighted average shares outstanding used in the corresponding calculations of earnings per share have been restated to reflect a 10% stock dividend for each of the periods presented. The fair value of the additional shares of common stock issued in connection with the stock dividend was credited to additional paid-in capital and a like amount charged to accumulated deficit.

      The schedule below summarizes the elements included in the calculation of basic and diluted earnings (loss) per common share from continuing operations and basic and diluted earnings (loss) per common share for the years ended December 31, 2001, 2000, 1999. For the year ended December 31, 1999, all dilutive securities were excluded from the calculations of diluted loss per share, as their effect would have been antidilutive.

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31,

	2001	2000	1999

Net income (loss) from continuing operations	$14,356,988	$9,797,483	$(4,291,850)
Net income (loss)	$6,737,889	$1,993,345	$(7,146,439)
Weighted average shares outstanding:
Weighted average shares outstanding — basic	14,911,511	14,303,831	8,587,326
Diluted securities	1,890,049	1,838,010	0

Weighted average shares outstanding — diluted	16,801,560	15,582,684	8,587,326

Income (loss) from continuing operations per share — basic	$0.96	$0.68	$(0.50)

Income (loss) from continuing operations per share — diluted	$0.85	$0.61	$(0.50)

Net income (loss) per share — basic	$0.45	$0.14	$(0.83)

Net income (loss) per share — diluted	$0.40	$0.13	$(0.83)

(p) Reclassifications

      Certain prior year’s amounts have been reclassified to conform to current year presentation.

(q) New Accounting Pronouncements

      In June 1998, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). SFAS 133 was effective for all fiscal quarters for fiscal years beginning after June 15, 1999. In August 1999, the FASB issued Statement of Financial Accounting Standards No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133, an amendment of FASB Statement No. 133” (“SFAS 137”), which defers the effective date of SFAS 133 to all fiscal quarters for fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement of Financial Accounting Standards No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133”. SFAS 133, as amended, establishes accounting and reporting standards for derivative instruments embedded in other contracts and for hedging activities. As the Company does not have any derivative instruments and does not engage in hedging activities, the application of these statements did not have a material impact on the Company’s consolidated financial position, results of operations or liquidity.

      In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets.” The Company is required to adopt the provisions of SFAS No. 141 immediately. SFAS No. 141 requires that all business combinations be accounted for under a single method — the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS No. 141 required that the purchase method be used for business combinations initiated after June 30, 2001. SFAS No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. Under SFAS No. 142, the amortization of goodwill ceases upon adoption of SFAS No. 142, is effective for fiscal years beginning after December 15, 2001 and shall be initially applied at the beginning of a fiscal year.

      The Company has historically amortized its goodwill and other intangible assets over their estimated useful lives. Beginning with the adoption of SFAS No. 142, the Company will cease amortizing its goodwill and certain intangible assets. The Company will adopt SFAS No. 142 as of the beginning of fiscal year 2002

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(i.e., January 1, 2002). The Company recorded amortization expense in the amount of $797,505 for the fiscal year ended December 31, 2001, $1,806,402 for fiscal year ended December 31, 2000, and $1,834,078 for fiscal year ended December 31, 1999. To the extent that no impairment charges are recorded upon adoption or application of SFAS No. 142, similar amounts of amortization will not be recorded in future periods. Because of the extensive effort needed to comply with adopting SFAS No. 141 and No. 142, it is not practicable to reasonably estimate the impact of adopting these Statements on the Company’s financial statements.

      The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”), No. 143, “Accounting for Asset Retirement Obligations” in September 2001. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associate asset retirement costs. Management does not believe the application of these standards will have a material effect on the Company’s financial position, results of operations or liquidity.

      The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment of Disposal of Long-Lived Assets” in October 2001. SFAS No. 144 addresses financial accounting and reporting for the impairment of disposal of long-lived assets. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Management does not believe the application of these standards will have a material effect on the Company’s financial position, results of operations or liquidity.

(2) Inventories

      A summary of inventories follows:

	2001	2000

Computer equipment	$127,888	$222,546
Telecommunications equipment	30,000	89,143
Less reserve	(13,930)	(311,689)

	$143,958	$—

(3) Income Taxes

      Total income tax expense (benefit) for the year ended December 31, 2001 was allocated as follows:

Income from continuing operations	$6,150,895
Discontinued operations	(3,685,348)
Goodwill, for initial recognition of acquired tax benefits that previously were included in the valuation allowance	(1,809,869)
Stockholders’ equity, for compensation expense for tax purposes in excess of amounts recognized for financial reporting purposes	(5,835,912)

$(5,180,234)

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The income tax provision (benefit) attributable to income from continuing operations for the years ended December 31, 2001, 2000 and 1999 consists of the following:

	2001	2000	1999

Current:
Federal	$2,421,081	$—	$—
State	290,294	26,618	4,000

	2,711,375	26,618	4,000

Deferred:
Federal	3,122,396	—	—
State	317,124	—	—

	3,439,520	—	—

	$6,150,895	$26,618	$4,000

      The provision for income taxes attributable to income from continuing operations differed from the amounts computed by applying the U.S. Federal income tax rate of 35% for fiscal year 2001 and 34% for fiscal years 2000 and 1999 to the income (loss) before income taxes as a result of the following:

	2001	2000	1999

Computed “expected” tax expense (benefit)	$7,177,759	$677,740	$(2,429,789)
State taxes, net of Federal income tax benefit	364,227	123,754	(277,273)
Payment by parent for utilization of the Company’s prior year state net operating losses	(510,000)
Amortization of cost in excess of net assets acquired	494,748	828,690	835,347
Nondeductible expenses	34,804	8,343	21,126
Net operating loss utilized by affiliated group	0	274,107	260,304
Valuation allowance	(1,410,643)	(1,886,016)	1,594,285

	$6,150,895	$26,618	$4,000

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The deferred tax assets and liabilities at December 31, 2001 and 2000 consist of the following:

	December 31,

	2001	2000

Deferred Tax Assets:
Net operating loss carryover	$2,221,153	$3,522,276
Reserve for notes receivable	1,685,387	1,773,258
Book over tax provision for bad debts	279,794	1,051,033
Reserves and accruals not recognized for income tax purposes	1,244,008	850,357
Employee benefits accruals	810,655	—
Other assets	62,921	223,416

	6,303,918	7,420,340
Less: Valuation allowance	—	(3,220,512)

Total deferred tax assets	6,303,918	4,199,828
Deferred Tax Liabilities
Stock option exercises	—	4,536,534
Other Liabilities	—	25,010
Accelerated depreciation for tax purposes in excess of book	463,230	—

Total deferred tax liabilities	463,230	4,561,554

Net deferred tax asset (liability)	$5,840,688	$(361,726)

      Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. For tax year 2000, the Company established a valuation allowance of $3,220,512 of which $1,809,869 is associated with net operating loss carryforwards and other deferred tax assets recorded from acquisitions. In 2001, it was determined that the valuation allowance was no longer necessary due to current taxable income generated and future estimated taxable income.

      The Company has available for 2001 and 2000, federal net operating loss carryforwards of $6,457,757 and $10,154,059, respectively, expiring in years 2002 to 2021. The Company also had available for 2000 state net operating loss carryforwards of $1,292,998 which were completely utilized in 2001.

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(4) Property and Equipment

      A summary of property and equipment follows:

	2001	2000

Telecommunications equipment	$655,336	$511,779
Computer equipment	10,581,831	6,045,445
Purchased software	13,341,010	5,159,982
Furniture and fixtures	2,424,881	1,988,816
Office equipment	218,837	202,176
Leasehold improvements	1,605,715	736,018
Construction in progress	5,341,723	442,509

	34,169,333	15,086,725
Less accumulated depreciation and amortization	5,787,293	1,575,591

	$28,382,040	$13,511,134

      Construction in progress is the accumulated costs of the unfinished data center in Chicago, Illinois.

(5) Commitments and Contingencies

     (a) Lease Commitments

      The Company leases facilities and equipment under various leases. Future minimum noncancelable operating and capital lease commitments, due primarily to Fidelity National and its affiliates, are as follows:

	Operating	Capital
	Leases	Leases

Year ending December 31:
2002	$1,683,305	$136,157
2003	1,390,058	97,874
2004	1,156,992	51,863
2005	487,857	—
2006	502,493	—
Thereafter	517,568	—

Total minimum lease payments	$5,738,273	285,894
Less amount representing interest		30,543

Present value of net minimum capital lease payments		255,351
Less current portion		104,739

Capital lease obligations, excluding current portion		$150,612

      Rent expense was $3,248,827, $1,884,884 and $1,365,634 for the years ended December 31, 2001, 2000 and 1999, respectively. Included in rent expense for 2001, 2000 and 1999 was $1,895,268, $1,136,647 and $972,332, respectively, paid to affiliates. There are no lease agreements associated with the rent paid to affiliates, and therefore no amount has been included in the future minimum lease commitments for future rent payments to affiliates. The Company also has a commitment to pay $1,231,470 of principal payments over the next three years related to capital leases associated with discontinued operations. That amount is included in the balance sheet as part of accrued liabilities for discontinued operations.

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(b) Litigation

      The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

(6) Related Party Transactions

      As described in note 1, the Company’s primary source of revenue is fees resulting from sales and services to Fidelity National and its affiliated companies. Revenues generated from sales and services to affiliates for the years ended December 31, 2000, 1999 and 1998 accounted for 95%, 95% and 92% of revenues from continuing operations. Fidelity National owns 61.7% of our common stock and three of our seven directors are officers and directors of Fidelity National or its affiliates.

      The Company provides services to Fidelity National under a master services agreement. Under the master services agreement, the Company is required to provide services to Fidelity National at prices no higher than prices charged to direct competitors of Fidelity National. Historically, certain projects have been billed to Fidelity National on a cost plus fixed percentage profit basis, which has varied between a 5% to a 15% mark-up. The cost of outside consultants on the NGS project in fiscal 2000 was billed to Fidelity National at cost plus 15%. This rate was modified to cost plus 10% in the third quarter of fiscal 2001 and then to cost plus 5% in the fourth quarter of fiscal 2001. Other revenues from Fidelity and its affiliates are derived from the provisioning of a variety of products and services that are billed under one of the following methods: time and expenses, annual licensing, annual maintenance, fees based on per transaction, per user and per location. In addition, these arrangements have been subject to renegotiation from time to time. Beginning in January 2002, these arrangements were replaced by a new master services agreement. This new agreement outlines the scope of services to be provided to Fidelity National and changes the pricing and billing arrangements to a fixed fee by type of service.

      Fidelity National has consolidated Micro General in its tax returns for state tax, but not for Federal tax purposes. Fidelity National had utilized the benefit of Micro General’s net operation losses for state income taxes for which Micro General was paid $510,000 by Fidelity in fiscal year 2001.

      Certain notes payable executed for the purchase of equipment are secured by an agreement which assigns like revenue streams payable to the Company from Fidelity National to the note holders in the event of a default by the Company on the respective notes payable (see note 7). In addition, the Company has long-term amounts and notes payable to affiliates amounting to $5,265,408 at both December 31, 2001 and 2000 (see note 7). The Company also has accounts payable due to affiliates of $607,700 and $326,244 as well as capital leases payable to affiliates of $142,001 and $192,122 at December 31, 2001 and 2000, respectively. The Company also has certain operating leasing arrangements with Fidelity National as described in note 5.

      On October 1, 1999, Micro General entered into an intellectual property transfer agreement that provided the financing to launch escrow.com as a new company. Under the agreement, the Company sold the escrow.com name and trademark, the escrow.com internet URL, a license for the Micro General proprietary escrow trust accounting software, the Company’s computer services provider business unit and approximately $535,000 of related computer equipment. Under the terms of the intellectual property transfer agreement, the Company received from escrow.com a $4.5 million note with a term of seven years and an interest rate of three percent. The Company also received a warrant giving the Company the right to purchase 15.0 million shares of escrow.com common stock at a price of $0.40 per share.

      Escrow.com offers on-line escrow-related services designed to provide buyers and sellers with a safe, secure and easy to use system for managing payment for and delivery of products and services purchased via the Intranet. As an internet transaction services provider, escrow.com provides for the secure transmission of

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

funds between a buyer and seller by placing the funds in escrow, confirming and verifying the receipt of merchandise by the buyer, and releasing the funds from escrow to the seller.

      Because of the start-up nature of escrow.com, the Company has fully reserved the $4.5 million note receivable on its consolidated balance sheet. The gain on the sale of assets will be realized at such time escrow.com has sufficient funding in place to reasonably assure the payment of the note. While the Company has no equity interest in escrow.com as of December 31, 2001, the 15.0 million warrants give the Company the opportunity to acquire a substantial interest in escrow.com. Escrow.com is incurring substantial losses and may need to raise additional funds in order to continue its operations. The Company’s potential ownership in escrow.com may be substantially diluted if escrow.com issues additional shares to raise the necessary capital.

      As previously described, the Company has warrants that, upon their exercise, will give the Company substantial ownership in escrow.com. In April 2000, escrow.com completed a private placement in which it raised gross proceeds of $30 million. As an inducement to invest, the Company assigned to two of the investors 250,000 of its 15.0 million warrants in escrow.com. As a result of this funding, escrow.com has 10,579,271 shares outstanding as of December 31, 2001. Although escrow.com has raised additional capital, those funds are not being used for repayment of the $4.5 million note receivable discussed above. Therefore, the note will be fully reserved until such time that escrow.com has sufficient funding in place to reasonably ensure payment of the note. Assuming exercise of the warrants, the Company would have a 58% ownership in escrow.com.

      On October 8, 1998, the Company announced the creation of RealEC, a real estate electronic commerce network. RealEC commenced operations in mid-1999 and was a 50% owned joint venture with Stewart Title Corporation, a subsidiary of Stewart Information Services Corporation (“Stewart Title”). RealEC provides a standardized, electronic platform which lenders and realtors can utilize to order and receive products and services from multiple vendors such as credit, flood, appraisal, title and closing.

      On May 19, 2000, the Company created TXMNet, Inc. and transferred its 50% ownership of the RealEC joint venture into the new entity along with certain other intellectual property in exchange for 6,650,000 shares of convertible, non-voting preferred stock. The Company’s investment in TXMNet was $1,660,893, which was the book value of its 50% ownership in the RealEC joint venture. On December 31, 2000, Stewart Title Corporation exchanged its 50% ownership position in RealEC for 2,935,000 shares of convertible, non-voting preferred stock in TXMNet, Inc., which is included in preferred stock of consolidated subsidiary, held by outside parties in the accompanying financial statements. TXMNet, Inc. changed its name to RealEC Technologies, Inc. on February 13, 2001. The Company has advanced RealEC Technologies approximately $5.3 million and has accounted for these advances using the modified equity method. Subsequent to the end of the quarter, the Company was repaid $1.5 million of these advances as a result of the transaction described below. Therefore, in anticipation of the receipt of these funds, the Company had reserved $3.8 million of the RealEC Technologies receivable.

      On November 1, 2000 RealEC Technologies, Inc. issued to Micro General an additional 150,000 shares of its Series A Preferred Stock as consideration for Micro General’s assignment of certain intellectual property rights.

      On October 25, 2001, LandAmerica Financial Group, Inc. (“LandAmerica”) signed an agreement with the RealEC to invest $4 million in RealEC for 3,065,000 shares of Series B preferred stock. Terms of the agreement include the payment of $1.5 million of this investment to the Company as repayment of funds advanced by the Company to RealEC.

      RealEC has agreed, as of October 25, 2001, to turn the remaining $3.8 million owed to Micro General into a convertible note having a term of 20 months and bearing interest of 7% annually. The Series B preferred

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

stock is included in preferred stock of consolidated subsidiary held by outside parties in the accompanying financial statements. The terms of the preferred stock are described in note 10).

      Effective November 1, 2001, Micro General, pursuant to stock purchase agreements with Beyond Ventures, LLC and MGEN Tech Fund I, L.P., acquired 100 percent of the common stock (1,250,000 shares) of RealEC, for $1.305 per share. In consideration for the acquisition of the common stock, Micro General transferred to Beyond Ventures, LLC 30,779 shares of Micro General’s common stock and to the MGEN Tech Fund I, L.P., 123,114 shares of Micro General’s common stock. The Managing Partner of Beyond Ventures is a director of Micro General. The MGEN Tech Fund I,L.P. is an investment group whose general partner is Ratisbon, LLC whose sole member and certain limited partners consist of officers and directors of Micro General. The consideration for the acquisition was determined based on a per share price of $10.24 for Micro General common stock, which was the average price of Micro General’s common stock less a 10% discount for the restricted nature of the shares granted to effect the purchase. The number of Micro General shares exchanged (153,893) was calculated based on a per share price of $1.305 for RealEC’s common stock, which was the per share purchase price in RealEC’s latest equity financing to an outside independent party which closed on October 25, 2001. Combined with the Company’s convertible preferred stock position, Micro General now owns 56% of RealEC on an as-if converted basis assuming conversion of all convertible preferred stock. Effective November 1, 2001, Micro General has consolidated RealEC’s results with its results of operations.

(7) Notes Payable

      Prior to 1999, the Company had entered into various lending arrangements with Fidelity National and its affiliates. All of these arrangements were combined into $18 million of 10% convertible debt. In connection with the various lending arrangements, detachable warrants to exercise 288,750 shares of the Company’s common stock at a price of $1.36 were also issued. The warrants remain outstanding at December 31, 2001.

      On December 15, 1999 the holders of $18.0 million of the Company’s convertible debt, which was the entire amount of the Company’s convertible debt outstanding on that date, exercised their conversion rights and exchanged the debt for newly issued shares of the Company’s common stock. There were 4,677,771 shares of common stock issued at an average conversion price of approximately $3.85 per share.

      Also on December 15, 1999, the Company entered into with Fidelity National a new $5,265,000 five-year convertible note purchase agreement having an accrued interest rate of ten percent, payable quarterly. The note is convertible into common shares of the Company at a rate of $10.00 per share at any time during the five-year term. Fidelity National also received warrants to purchase 275,000 shares of the Company’s common stock at a price of $9.09 per share. In 1999, the Company recognized a $280,000 expense in regard to these warrants.

      On December 22, 1999, the Company entered into a one-year $5.0 million revolving line of credit with Imperial Bank, guaranteed by Fidelity National. On July 23, 2001, the Company executed an amendment to this agreement which increased the available line to $10 million, added certain financial covenants and extended the expiration date to July 1, 2002. The additional $5.0 million expansion in the line is not guaranteed by Fidelity National. The Company had borrowings under this line of credit of $1.6 million and $2.5 million at December 31, 2001 and 2000, respectively. At December 31, 2001 the Company was not in default of any of the Imperial loan covenants.

      Between June 9, 2000 and October 30, 2000, the Company entered into four equipment note financing arrangements with IBM Credit Corporation. Financing rates range from 7.437% to 11.30% and terms are 12 months to 36 months. Between January 30, 2001 and March 31, 2001, the Company entered into three equipment note financing arrangements with IBM Credit Corporation. Financing rates range from 8.030% to

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.670% and terms are 24 months to 36 months. Equipment financed includes both software and hardware purchases. The notes are secured by an agreement which assigns the respective revenue streams payable to the Company from Fidelity National to the note holders in the event of a default by the Company on the respective notes payable.

      On March 23, 2001, the Company entered into an equipment note financing arrangement with GE Capital Lease Corporation with a financing rate of 9.883% and a term of 24 months, which financing was used for hardware purchases.

      On June 2, 2001, the Company entered into a software financing arrangement with Siemens Financial Services with a financing rate of 5.662% and a term of 24 months. This financing was used for software purchases. The notes are secured by an agreement which assigns the respective revenue streams payable to the Company from Fidelity National to the note holders in the event of a default by the Company on the respective notes payable.

      Notes payable as of December 31, 2001 and 2000 consists of the following:

	December 31,

	2001	2000

IBM Credit Corporation financing agreement (9.37% at June 9, 2000), due in three years	$798,009	$1,292,675
IBM Credit Corporation financing agreement (11.30% at July 31, 2000), due in one year	—	526,425
IBM Credit Corporation financing agreement (9.621% at September 28, 2000), due in three years	464,732	697,328
IBM Credit Corporation financing agreement (7.437% at October 30, 2000), due in two years	743,382	1,721,614
IBM Credit Corporation financing agreement (9.670% at January 31, 2001), due in three years	87,084	—
IBM Credit Corporation financing agreement (8.720% at January 30, 2001), due in three years	121,716	—
IBM Credit Corporation financing agreement (8.030% at March 31, 2001), due in two years	681,411	—
GE Capital Lease (9.883% at March 23, 2001), due in two years	835,066	—
Siemens Financial Services, People Soft (5.662% at June 29, 2001) due in two years	928,982	—
Stewart Title Note Payable (10%)	50,000	—
Imperial Bank, line of credit draw (8.18125% annual), 90 days due February 2001.	—	1,000,000
Imperial Bank, line of credit draw (8.15063% annual), 90 days due February 2001.	—	1,500,000
Imperial Bank, line of credit draw (3.32% annual), 15 days due January 2002.	300,000	—
Imperial Bank, line of credit draw (3.33% annual), 30 days due January 2002.	1,300,000	—
Affiliate five-year convertible note (10% annual), due December 14, 2004.	5,265,408	5,265,408

	$11,575,790	$12,003,450

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The notes with IBM Credit Corporation and the lease with GE Capital are collateralized by the underlying assets purchased with the notes.

      Principal maturities of the notes payable and long-term debt at December 31, 2001 are as follows:

2002	$5,114,116
2003	1,187,245
2004	5,274,429
2005	—
2006	—

$11,575,790

(8) Segment Information

      The Company’s Consolidated Financial Statements as of December 31, 2001 include three reportable segments. For 2000 and 1999, the Company had only one segment after the reclassification of the discontinued operations.

      As of and for the year ended December 31, 2001:

	Micro General	Softpro	RealEc	Total

Total revenues	$114,744,351	$2,388,020	$818,648	$117,951,019
Related party revenues	111,662,020	—	248,952	111,910,972
Operating income (loss)	21,117,606	296,111	(319,275)	21,094,442
Interest (income) expense net	546,208	(3,333)	43,684	586,559
Income (loss) before income taxes	20,571,398	299,444	(362,959)	20,507,883
Depreciation and amortization	4,503,788	152,873	106,741	4,763,402
Total assets	$58,362,941	$9,061,213	$10,361,139	$77,785,293

      The activities of the three reportable segments include the following:

•	Micro General Enterprise Software Solutions provides software solutions and services to the title and real estate industries. Such services include managed application services, application development and integration, network, data and infrastructure management, information technology outsourcing, telecommunications and hardware sales. Related party revenues are from Fidelity National and its affiliates.

•	SoftPro Corporation is a software company selling applications that provide automation tools and back office support to independent title agents and attorneys for the management of real estate transaction settlements.

•	RealEC Technologies is a real estate electronic commerce network for mortgage loan originators, realtors and settlement services providers. RealEC TechnologiesTM enables the online ordering and delivery of all real estate related products and services to provide lenders and REALTORS® a complete and integrated technology solution for closing and managing real estate transactions. The biggest users include Fidelity National Title, Fidelity Information Systems, Stewart Title Mortgage Information, Fannie Mae and Wells Fargo.

      The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(9) Employee Benefit Plans

      Employee benefits include an employee stock purchase plan, four stock option plans and a 401(k) plan.

      In 1998, the Company’s Board of Directors approved the adoption of an Employee Stock Purchase Plan (“ESPP”). Under the terms of the ESPP, there are 880,000 shares of the Company’s common stock available for purchase at current market prices by Company employees who meet certain vesting requirements. The authorized number of shares is subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. Pursuant to the ESPP, Company employees may contribute an amount between 5% and 15% of their base salary and certain commissions. The Company contributes varying amounts as specified in the ESPP.

      In 1987, stockholders also approved the adoption of a Stock Option Plan (“1987 Option Plan”). Under the terms of the 1987 Option Plan, the Company may grant stock options to certain key employees and nonemployee directors or officers. The number of shares issuable under the 1987 Option Plan is 220,000 shares of common stock at not less than fair market value on the date of grant. All options granted become exercisable at the discretion of the Board of Directors and expire five years from the date of grant. Options that lapse or are canceled prior to exercise are added to the shares authorized for future grants. The 1987 Option Plan expired in 1991, but was renewed by stockholders in 1993. There were no remaining shares available for grant at December 31, 2001 under the 1987 Option Plan.

      In 1995, stockholders approved the adoption of the 1995 Stock Option Plan (“1995 Option Plan”). The number of shares reserved for issuance under the 1995 Option Plan is 220,000 shares of common stock. 177,470 shares were available for grant at December 31, 2001 under the 1995 Option Plan.

      During 1998, stockholders approved the adoption of the 1998 Stock Incentive Plan (“1998 Plan”). The 1998 Plan authorizes up to 1,650,000 shares of common stock, plus an additional 330,000 shares of common stock on the date of each annual meeting of the stockholders of the Company, for issuance under the terms of the 1998 Plan. In 1999, the Board of Directors recommend and the Company’s shareholders approved an amendment to the 1998 Plan increasing the number of authorized shares of common stock for issuance to 3,300,000. The authorized number of shares is subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. The 1998 Plan provides for grants of “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, nonqualified stock options and rights to purchase shares of common stock (“Purchase Rights”). Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates. Nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates, non-employee directors and officers, consultants and other service providers.

      The Board of Directors, or a committee consisting of two or more members of the Board of Directors, administers the 1998 Plan (the “Administrator”). The Administrator has the full power and authority to interpret the 1998 Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to grants under the 1998 Plan, and adopt, amend and rescind rules relating to the 1998 Plan. The term of options may not exceed 10 years from the date of grant (5 years in the case of a person who owns or is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company). The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of common stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no minimum purchase price for shares of common stock purchased pursuant to a Purchase Right, and any such purchase price shall be determined by the Administrator. The

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

maximum number of shares for which options may be granted to any one person during any one calendar year under the 1998 Plan is 1,650,000 and in no event shall the aggregate number of shares subject to incentive stock options exceed 1,650,000. The aggregate fair market value of the common stock (determined as of the date of grant) with respect to incentive stock options granted under the 1998 Plan or any other stock option plan of the Company that become exercisable for the first time by any optionee during any calendar year may not exceed $100,000. At December 31, 2001, 1,025,682 shares were available for grant under the 1998 Option Plan.

      In 1999, the Board of Directors approved the adoption of the 1999 Stock Incentive Plan (“1999 Plan”). The 1999 Plan originally authorized up to 2,200,000 shares of common stock for issuance under the terms of the 1999 Plan. In 2001, the Board of Directors approved an amendment to the 1999 Plan increasing the number of authorized shares of common stock for issuance to 3,200,000. The authorized number of shares is subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. The 1999 Plan provides for grants of nonqualified stock options to officers, directors, key employees, consultants and other service providers.

      The 1999 Plan is administered by the Board of Directors or a committee consisting of two or more members of the Board of Directors (the “Administrator”). The Administrator has the full power and authority to interpret the 1999 Plan, select the recipients of options, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to grants under the 1999 Plan, and adopt, amend and rescind rules relating to the 1999 Plan. The term of options may not exceed 10 years from the date of grant. The option exercise price for each share granted may not be less than 100% of the fair market value of a share of common stock at the time such option is granted. The maximum number of shares for which options may be granted to any one person during any one calendar year under the 1999 Plan is 550,000. At December 31, 2001, 318,309 shares were available for grant under the 1999 Option Plan.

      In April 2001 the Company granted 330,000 options to two of its board members, who are also officers of Fidelity National. The options were granted at an exercise price of $7.45 per share and vest over 4 years. The Company recorded compensation expense in the amount of $465,000 for the amortization of the vested portion of the fair value of the 82,500 options under these grants in the amount of $2.8 million at December 31, 2001. The Company will continue to record compensation expense based on the fair value of the remaining unvested options at the end of each subsequent financial reporting period through April 2005.

      A summary of the Company’s stock option activity and related information for the years ended December 31, 2001, 2000 and 1999 is as follows (adjusted for the 10% stock dividend declared on May 2, 2001).

	2001		2000		1999

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
	Number	Exercise	Number	Exercise	Number	Exercise
	of Shares	Price	of Shares	Price	of Shares	Price

Outstanding at beginning of year	3,790,762	$5.84	3,809,406	$3.90	1,582,808	$3.95
Granted	1,775,368	8.85	927,300	11.75	2,890,855	3.64
Exercised	(404,275)	4.22	(635,225)	3.36	(232,321)	2.54
Canceled	(108,314)	6.61	(310,719)	6.85	(431,936)	4.14

Outstanding at end of year	5,053,541	7.00	3,790,762	5.82	3,809,406	3.86

Options exercisable at year-end	3,265,476	$5.49	2,647,322	$4.82	2,465,257	$3.73

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table sets forth options outstanding and exercisable by price range at December 31, 2001:

	Options Outstanding			Options Exercisable

		Weighted-
	Number	Average	Weighted-	Number	Weighted-
	Outstanding	Remaining	Average	Exercisable	Average
	as of	Contractual	Exercise	as of	Exercise
Range of Exercise Prices	12/31/01	Life	Price	12/31/01	Price

$0.01 - $ 4.32	1,279,030	7.25	$3.26	1,264,364	$3.27
$4.37 - $ 7.45	2,172,728	8.22	5.65	1,441,528	4.81
$7.65 - $27.61	1,601,783	8.89	11.80	559,584	12.26

$0.01 - $27.61	5,053,541	8.19	$7.00	3,265,476	$5.49

      The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“Opinion 25”), and related Interpretations in accounting for its employee stock options. As discussed below, in management’s opinion, the alternative fair value accounting provided for under Statement 123, “Accounting for Stock Based Compensation,” requires use of option valuation models that were not developed for use in valuing employee stock options. Under Opinion 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the value of an estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      Pro forma information regarding net earnings and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions. The risk-free interest rate used in the calculation is the rate on the date the options were granted. The risk-free interest rate used for options granted during 2001, 2000 and 1999 was 4.3%, 6.5% and 6.35%, respectively. Volatility factors for the expected market price of the common stock of 51%, 56% and 53% were used for options granted in 2001, 2000 and 1999, respectively. No dividends are paid by the Company; as a result, its expected dividend yield is 0.0%. A weighted-average expected life of 8.19 years was used for 2001, 8.58 years for 2000, and 9.32 years for 1999.

      The Company applies Opinion 25 in accounting for its plans, and accordingly, no compensation cost has been recognized for its employee stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

No. 123, the Company’s net earnings for 2001, 2000 and 1999 would have been reduced to the proforma amounts indicated below:

	2001	2000	1999

Net income (loss):
As reported	$6,737,889	$1,993,345	$(7,146,439)
Pro forma	$3,039,872	$(1,359,121)	$(9,133,767)
Net income (loss) per share — basic
As reported	$0.45	$0.14	$(0.83)
Pro forma	$0.20	$(0.10)	$(1.06)
Net income (loss) per share — diluted
As reported	$0.40	$0.13	$(0.83)
Pro forma	$0.18	$(0.10)	$(1.06)

      The Company also offers a 401(k) profit sharing plan, a qualified voluntary contributory savings plan, available to substantially all employees. Eligible employees may contribute up to 15% of their pretax annual compensation, up to the amount allowed pursuant to the Internal Revenue Code. The Company matches 50% of the first 6% of contributions made by an employee.

(10) Acquisitions

Interactive Associates

      On March 22, 1999, the Company acquired Interactive Associates, Inc., a privately held distributor of computer telephony hardware and services. This acquisition provided for the purchase of 100% of the common stock of Interactive Associates, Inc. in exchange for 50,000 shares of Micro General common stock, subject to certain conditions, including an earn out provision for up to an additional 50,000 shares. The closing price of the Company common stock on March 22, 1999, according to the NASDAQ Bulletin Board, was $3.88. This acquisition was accounted for using the purchase method. The financial position and results of operation of Interactive are not material to the Company. All 50,000 shares in the earnout provision were earned and recorded in 2000.

SoftPro Corporation

      On August 20, 2001, the Company acquired SoftPro for $1.75 million in cash and 336,034 shares of the Company’s common stock valued at $3,919,500. The consideration for the acquisition was determined based on a per share price of $11.66 which was the average quoted market price of the of Micro General Corporation’s common stock less a 10% discount for the restricted nature of the shares granted to effect the purchase. The Company also assumed the SoftPro Option Plan, which had 133,328 options issued and outstanding. The vesting of these options accelerated upon the change in ownership. The vested options were then converted to 84,785 of the Company’s options which were valued at $1,131,126 using the Black Scholes option-pricing model. SoftPro is a provider of real estate closing and title insurance automation software for the independent title agent marketplace. SoftPro’s acquisition will allow the company to expand its product offerings and enable the company to more rapidly enter market segments that SoftPro is currently in. The acquisition was accounted for as a purchase and the results of operations have been included in the Company’s results of operations since August 20, 2001.

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition, August 20, 2001.

Current assets	$1,808,071
Property and equipment	360,492
Customer list	932,000
Capitalized software development	989,000
Goodwill	4,900,884

Total assets acquired	8,990,447
Current liabilities assumed	(2,096,821)

Net assets acquired	$6,893,626

      The acquisition was accounted for in accordance with FASB Statement No. 141, “Business Combinations”. Identifiable intangibles included capitalized software development costs and customer lists, and will be amortized over an estimated useful life of five years. Residual goodwill will not be amortized but will be subject to periodic testing of impairment at the reporting unit level in accordance with Financial Accounting Standards No. 142.

RealEC Technologies, Inc.

      On November 1, 2001, the Company signed an agreement with Beyond Ventures, LLC and MGEN Tech Fund I, L.P. and transferred 30,779 and 123,114 shares, respectively, of Micro General’s common stock in exchange for all of RealEC Technologies’ common stock. The consideration for the acquisition was determined based on a per share price of $10.24 for Micro General common stock, which was the average quoted market price of Micro General common stock less a 10% discount for the restricted nature of the shares granted to effect the purchase. The number of Micro General shares exchanged (153,893) was calculated based on a per share price of $1.305 for RealEC Technologies’ common stock, which was the per share purchase price in RealEC’s latest equity financing to an outside independent party which closed on October 25, 2001. Combined with Micro General’s convertible preferred stock position, Micro General now owns approximately 56% of RealEC Technologies on an as-if converted basis assuming conversion of all convertible preferred stock and convertible notes. Effective November 1, 2001, Micro General consolidated RealEC Technologies’ results with its results of operations. RealEC is one of the largest real estate electronic commerce networks in the nation. The RealEC acquisition has placed Micro General as a leading provider of services in a new market segment.

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition, November 1, 2001.

Current assets	$3,463,420
Property and equipment	1,734,423
Capitalized software development costs	1,482,918
Long-term deferred tax asset	1,273,066
Goodwill	2,685,504

Total assets acquired	10,639,331
Current liabilities assumed	(4,290,308)
Series A and B preferred stock held by outside parties	(7,062,173)
Series A preferred stock held by Micro General	(1,491,373)

Net deficiency acquired	$(2,204,523)

      The acquisition was accounted for in accordance with FASB Statement No. 141, “Business Combinations”. Identifiable intangibles included capitalized software development costs, and will be amortized over its expected useful life, which is estimated to be five years. Residual goodwill will not be amortized but will be subject to periodic testing of impairment at the reporting unit level in accordance with Financial Accounting Standards No. 142.

      The rights, preferences and privileges of the RealEC subsidiary Series A and Series B preferred stock are listed below.

Conversion Rights

      Each share of Series A preferred stock and Series B preferred stock is convertible, at the option of the holder, into common stock at a conversion ratio of 1:1. Each share of Series A and Series B preferred stock shall automatically be converted into a share of common stock upon the (a) closing of a firm commitment underwritten public offering, (b) upon vote or written consent of holder of not less than a majority of the outstanding shares of Series A preferred stock and Series B preferred stock voting together as a class, or (c) on the fifth anniversary of the date the Series A and Series B preferred stock were issued by RealEC.

Dividends

      Series A and Series B preferred shareholders are entitled to receive non-cumulative dividends at the rate $.05 per annum per share of Series A preferred stock, and at the rate of $.065 per share of Series B preferred stock, when and if, declared by RealEC’s Board of Directors. In the event that a cash dividend is declared at any time prior to June 1, 2003, each holder of Series A preferred stock and Series B preferred stock may elect, at their option, to have such dividend paid in either cash or in a number of additional shares of Series A preferred stock or Series B preferred stock equal to the amount of such dividend. Both the Series A and Series B preferred stock is non-voting.

Liquidation

      In the event of a liquidation, dissolution or winding up of RealEC, the holders of Series A preferred stock are entitled to receive the greater of $1.00 per share plus all accrued or declared but unpaid dividends, if any, but before common shareholders, or an amount that each share of outstanding Series A preferred stock would be entitled to if immediately prior to such liquidation, dissolution, or winding up of RealEC, such share is converted into common stock, plus any declared but unpaid dividends. Holders of Series B preferred stock are

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

entitled to receive the greater of $1.305 per share plus all accrued or declared but unpaid dividends, if any, but before common shareholders or an amount that each share of outstanding Series B preferred stock would be entitled to if immediately prior to such liquidation, dissolution, or winding up of RealEC, such share is converted into common stock plus any declared but unpaid dividends.

      The Company’s consolidated financial statements for the year ended December 31, 2001 include the results of operations of SoftPro since its acquisition on August 20, 2001 and the results of operations of RealEC since its acquisition on November 1, 2001. The following selected pro forma information is being provided to present a summary of the combined results of the Company, SoftPro and RealEC as if the acquisitions had occurred as of the beginning of each period, giving effect to purchase accounting adjustments.

	For the Proforma Year Ended

	December 31,	December 31,
	2001	2000

Net revenues	$125,017,928	$77,112,393
Net income (loss)	1,858,562	(281,445)
Net income (loss) per share — basic	$0.12	$(0.02)
Net income (loss) per share — diluted	$0.11	$(0.02)

(11) Discontinued Operations

      In December, 2001 the Company adopted a plan to discontinue the operations of its wholly owned subsidiary, LDExchange which was engaged in the wholesale international long distance business. The company recorded a charge of $5.3 million ($3.4 million net of income tax benefit) for the disposal of LDExchange. The charge consisted primarily of the write-off of discontinued assets, goodwill, and the accrual of shutdown and severance costs.

      The consolidated financial statements reflect the results of operations of LDExchange reported as discontinued operations for all periods presented. The LDExchange results for 2001, 2000, and 1999 are summarized as follows:

	2001	2000	1999

Revenues	$19,749,396	$41,105,467	$58,597,628
Loss before income tax benefit	(6,220,976)	(7,804,138)	(2,854,589)
Income tax benefit	2,028,093	—	—
Loss from discontinued operations	(4,192,883)	(7,804,138)	(2,854,589)

      Telecommunication revenues were recognized as services were provided.

MICRO GENERAL CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The net assets (liabilities) of the discontinued operations in the December 31, 2001 and 2000 Consolidated Balance Sheets include:

	2001	2000

Cash and cash equivalents	342,837	997,144
Trade accounts receivable	698,973	2,668,241
Other current assets	21,784	352,195
Accounts payable and accrued expenses	(2,642,705)	(3,378,575)
Current portion of capital lease	(392,030)	(350,875)

Net current assets (liabilities) of discontinued operations	(1,971,141)	288,130

Property, plant and equipment — net	—	3,951,138
Goodwill — net	—	1,877,191
Deferred revenue and other long term liabilities	—	(146,067)
Capital leases — long term	(839,440)	(1,231,470)

Net non-current assets(liabilities) of discontinued operations	(839,440)	4,450,792

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      None.

PART III

Item 10. Through 13.

      Within 120 days after the close of its fiscal year, the Company intends to file with the Securities and Exchange Commission a definitive proxy statement pursuant to Regulation 14A of the Securities Exchange Act of 1934 as amended, which will include the election of directors, the report of compensation committee on annual compensation, certain relationships and related transactions and other business.

PART IV

Item 14.     Exhibits, Financial Statement Schedules and Reports on Form 8-K

      (a)(1) Financial Statements. The following is a list of the Consolidated Financial Statements of Micro General Corporation and its subsidiaries included in Item 8 of Part II.

Independent Auditors’ Report.

Consolidated Balance Sheets as of December 31, 2001 and 2000.

Consolidated Statements of Operations for the years ended December 31, 2001, 2000, and 1999.

Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2001, 2000 and 1999.

Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000, and 1999.

Notes to Consolidated Financial Statements.

      (a)(2) Financial Statement Schedules. The following is a list of financial statement schedules filed as part of this annual report on Form 10-K.

           Schedule II:     Valuation and Qualifying Accounts.

      All other schedules are omitted because they are not applicable or not required, or because the required information is included in the Consolidated Financial Statements or notes thereto.

      (a)(3) The following exhibits are incorporated by reference or are set forth on pages to this Form 10-K:

Exhibit
Number	Description

3.1	Restated Certificate of Incorporation of Micro General incorporated by reference to Micro General’s Annual Report on Form 10-K, as amended for the year ended December 25, 1988.
3.2	Certificate of Amendment of Certificate of Incorporation of Micro General, as amended on February 12, 2002.
3.3	Amended and Restated Bylaws of Micro General.
10.1	1995 Stock Option Plan.*
10.2	1998 Stock Incentive Plan, incorporated by reference to Micro General’s Registration Statement on Form S-8 filed on September 25, 1998 and Micro General’s Proxy Statement on Form 14A, filed on July 1, 1999.*
10.3	1998 Employee Stock Purchase Plan, incorporated by reference to Micro General’s Registration Statement on Form S-8 filed on September 25, 1998.*
10.4	1999 Stock Incentive Plan, incorporated by reference to Micro General’s Registration Statement on Form S-8, filed on February 1, 2000 and Micro General’s Proxy Statement on Form 14A, filed on April 30, 2001.*

Exhibit
Number	Description

10.5	Agreement and Plan of Reorganization dated as of May 14, 1998, among ACS Systems, Inc., Micro General, ACS Merger, Inc. and Fidelity National Financial, Inc., incorporated by reference to Micro General’s Current Report on Form 8-K filed on May 26, 1998.
10.6	Agreement of Merger dated May 14, 1998 by and among ACS Systems, Inc., Micro General, and Fidelity National Financial, Inc., incorporated by reference to Micro General’s Current Report on Form 8-K filed on May 26, 1998.
10.7	Employment Agreement effective as of April 15, 1999 between Micro General and John Snedegar.*
10.8	Intellectual Property Transfer, Right of First Refusal, and Warrant Purchase Agreement by and between Micro General and Escrow.com, Inc. dated October 1, 1999, incorporated by reference to Micro General’s Annual Report on Form 10-K for the year ended December 31, 1999.
10.9	Promissory Note payable to Micro General Corporation by Escrow.com, Inc. dated October 1, 1999, incorporated by reference to Micro General’s Annual Report on Form 10-K for the year ended December 31, 1999.
10.10	Convertible Note Purchase Agreement by and between Micro General Corporation and Cal West Service Corporation dated as of December 15, 1999, incorporated by reference to Micro General’s Annual Report on Form 10-K for the year ended December 31, 1999.
10.11	Credit Agreement and Promissory Note by and between Micro General and Imperial Bank entered into on December 22, 1999, incorporated by reference to Micro General’s Annual Report on Form 10-K for the year ended December 31, 1999.
10.12	Stock Purchase Agreement, dated as of May 3, 2000, entered into by and among North Star Telecom, LLC, Micro General, and ACS Systems, Inc., incorporated by reference to Micro General’s report on Form 10-K filed on March 28, 2000, as amended April 28, 2000.
10.13	Management Agreement, dated as of May 4, 2000, entered into by and among North Star Telecom, LLC, Micro General, LDExchange.com, Inc. and ACS Systems, Inc. incorporated by reference to Micro General’s report on Form 10-K filed on March 28, 2000, as amended April 28, 2000.
10.14	Asset Transfer, Right of First Refusal and Stock Purchase Agreement entered into as of May 19, 2000, by and between Micro General and TXMNet, Inc., incorporated by reference to Micro General’s report on Form 10-K filed on March 28, 2000, as amended April 28, 2000.
10.15	Mutual Release and Settlement Agreement, dated as of December 28, 2000, entered into by and among North Star Enterprises, LLC, North Star Telecom, LLC, and all subsidiaries and entities owned by and/or related to either of said North Star companies, Micro General, LDExchange.com, Inc. and ACS Systems, Inc., incorporated by reference to Micro General’s report on Form 10-K filed on March 28, 2000, as amended April 28, 2000.
10.16	System Development, Maintenance and Information Technology Services Agreement between Micro General and Fidelity National Financial, Inc., dated May 23, 2001.
10.17	System Development, Maintenance and Information Technology Services Agreement between Micro General and Fidelity National Information Solutions, Inc., effective as of August 2, 2001.
10.18	Employment Agreement with Nancy Pope Nelson, effective November 7, 2001.*
10.19	License Agreement between Micro General and iLumin Corporation, dated December 21, 2001.
10.20	First Modification to Credit Agreement between Micro General and Imperial Bank, dated July 23, 2001.
10.21	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated March 5, 2001.
10.22	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated June 14, 2000.
10.23	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated August 21, 2000.
10.24	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated September 28, 2000.

Exhibit
Number	Description

10.25	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated November 1, 2000.
10.26	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated February 15, 2001.
10.27	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated February 9, 2001.
10.28	Master Security Agreement between Micro General and General Electric Capital Corporation, dated May 21, 2001.
10.29	Agreement And Plan Of Merger And Reorganization among the Shareholder of SoftPro Corporation, SoftPro Corporation, SoftPro Merger Corp. and Micro General, dated as of July 13, 2001, incorporated by reference to Micro General’s current report on Form 8-K filed on September 4, 2001.
10.30	Convertible Promissory Note between Micro General and RealEC Technologies, Inc., dated October 25, 2001.
21.1	Subsidiaries of Micro General.
23.1	Consent of KPMG LLP.

*	This exhibit is identified as a management contract or compensatory plan or arrangement pursuant to Item 14(a) of Form 10-K.

      (b) Reports on Form 8-K. The Company filed reports on Form 8-K during the fourth quarter of 2001 as follows:

On October 11, 2000 we filed a Form 8-K (Item 5) relating to our stock repurchase plan.

On December 19, 2001 we filed a Form 8-K (Item 2) relating to our purchase of all of the outstanding common stock of RealEC Technologies, Inc. and included the financial statements of RealEC Technologies, Inc. and pro forma financial information.

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICRO GENERAL CORPORATION,
a Delaware Corporation

By:	/s/ JOHN SNEDEGAR

John Snedegar
Chief Executive Officer, President
(Principal Executive Officer)

Date: March 28, 2000

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN R. SNEDEGAR John R. Snedegar	President, Chief Executive Officer and Director	March 28, 2002

/s/ DALE W. CHRISTENSEN Dale W. Christensen	Executive Vice President, and Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2002

/s/ WILLIAM P. FOLEY, II William P. Foley, II	Director	March 28, 2002

/s/ PATRICK F. STONE Patrick F. Stone	Director	March 28, 2002

/s/ DWAYNE WALKER Dwayne Walker	Director	March 28, 2002

/s/ JOHN M. MCGRAW John M. McGraw	Director	March 28, 2002

/s/ RICHARD H. PICKUP Richard H. Pickup	Director	March 28, 2002

/s/ CARL A. STRUNK Carl A. Strunk	Director	March 28, 2002

SCHEDULE II

MICRO GENERAL CORPORATION AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

Years Ended December 31, 2001, 2000 and 1999

	Years Ended December 31,

		Additions
	Balance at	Charged to		Balance at
	Beginning	Costs and	Amounts	End of
Classification	of Period	Expenses	Written-off	Period

Year ended December 31, 2001:
Allowance for doubtful accounts	$341,132	$239,672	$490	$580,314
Year ended December 31, 2000:
Allowance for doubtful accounts	$255,828	$122,000	$36,696	$341,132
Year ended December 31, 1999:
Allowance for doubtful accounts	$482,820	$251,929	$478,921	$255,828

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Restated Certificate of Incorporation of Micro General incorporated by reference to Micro General’s Annual Report on Form 10-K, as amended for the year ended December 25, 1988.
3.2	Certificate of Amendment of Certificate of Incorporation of Micro General, as amended on February 12, 2002.
3.3	Amended and Restated Bylaws of Micro General.
10.1	1995 Stock Option Plan.*
10.2	1998 Stock Incentive Plan, incorporated by reference to Micro General’s Registration Statement on Form S-8 filed on September 25, 1998 and Micro General’s Proxy Statement on Form 14A, filed on July 1, 1999.*
10.3	1998 Employee Stock Purchase Plan, incorporated by reference to Micro General’s Registration Statement on Form S-8 filed on September 25, 1998.*
10.4	1999 Stock Incentive Plan, incorporated by reference to Micro General’s Registration Statement on Form S-8, filed on February 1, 2000 and Micro General’s Proxy Statement on Form 14A, filed on April 30, 2001.*
10.5	Agreement and Plan of Reorganization dated as of May 14, 1998, among ACS Systems, Inc., Micro General, ACS Merger, Inc. and Fidelity National Financial, Inc., incorporated by reference to Micro General’s Current Report on Form 8-K filed on May 26, 1998.
10.6	Agreement of Merger dated May 14, 1998 by and among ACS Systems, Inc., Micro General, and Fidelity National Financial, Inc., incorporated by reference to Micro General’s Current Report on Form 8-K filed on May 26, 1998.
10.7	Employment Agreement effective as of April 15, 1999 between Micro General and John Snedegar.*
10.8	Intellectual Property Transfer, Right of First Refusal, and Warrant Purchase Agreement by and between Micro General and Escrow.com, Inc. dated October 1, 1999, incorporated by reference to Micro General’s Annual Report on Form 10-K for the year ended December 31, 1999.
10.9	Promissory Note payable to Micro General Corporation by Escrow.com, Inc. dated October 1, 1999, incorporated by reference to Micro General’s Annual Report on Form 10-K for the year ended December 31, 1999.
10.10	Convertible Note Purchase Agreement by and between Micro General Corporation and Cal West Service Corporation dated as of December 15, 1999, incorporated by reference to Micro General’s Annual Report on Form 10-K for the year ended December 31, 1999.
10.11	Credit Agreement and Promissory Note by and between Micro General and Imperial Bank entered into on December 22, 1999, incorporated by reference to Micro General’s Annual Report on Form 10-K for the year ended December 31, 1999.
10.12	Stock Purchase Agreement, dated as of May 3, 2000, entered into by and among North Star Telecom, LLC, Micro General, and ACS Systems, Inc., incorporated by reference to Micro General’s report on Form 10-K filed on March 28, 2000, as amended April 28, 2000.
10.13	Management Agreement, dated as of May 4, 2000, entered into by and among North Star Telecom, LLC, Micro General, LDExchange.com, Inc. and ACS Systems, Inc. incorporated by reference to Micro General’s report on Form 10-K filed on March 28, 2000, as amended April 28, 2000.
10.14	Asset Transfer, Right of First Refusal and Stock Purchase Agreement entered into as of May 19, 2000, by and between Micro General and TXMNet, Inc., incorporated by reference to Micro General’s report on Form 10-K filed on March 28, 2000, as amended April 28, 2000.
10.15	Mutual Release and Settlement Agreement, dated as of December 28, 2000, entered into by and among North Star Enterprises, LLC, North Star Telecom, LLC, and all subsidiaries and entities owned by and/or related to either of said North Star companies, Micro General, LDExchange.com, Inc. and ACS Systems, Inc., incorporated by reference to Micro General’s report on Form 10-K filed on March 28, 2000, as amended April 28, 2000.
10.16	System Development, Maintenance and Information Technology Services Agreement between Micro General and Fidelity National Financial, Inc., dated May 23, 2001.

Exhibit
Number	Description

10.17	System Development, Maintenance and Information Technology Services Agreement between Micro General and Fidelity National Information Solutions, Inc., effective as of August 2, 2001.
10.18	Employment Agreement with Nancy Pope Nelson, effective November 7, 2001.*
10.19	License Agreement between Micro General and iLumin Corporation, dated December 21, 2001.
10.20	First Modification to Credit Agreement between Micro General and Imperial Bank, dated July 23, 2001.
10.21	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated March 5, 2001.
10.22	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated June 14, 2000.
10.23	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated August 21, 2000.
10.24	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated September 28, 2000.
10.25	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated November 1, 2000.
10.26	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated February 15, 2001.
10.27	Software Services Agreement between Micro General and Fidelity National Financial, Inc., dated February 9, 2001.
10.28	Master Security Agreement between Micro General and General Electric Capital Corporation, dated May 21, 2001.
10.29	Agreement And Plan Of Merger And Reorganization among the Shareholder of SoftPro Corporation, SoftPro Corporation, SoftPro Merger Corp. and Micro General, dated as of July 13, 2001, incorporated by reference to Micro General’s current report on Form 8-K filed on September 4, 2001.
10.30	Convertible Promissory Note between Micro General and RealEC Technologies, Inc., dated October 25, 2001.
21.1	Subsidiaries of Micro General.
23.1	Consent of KPMG LLP.

*	This exhibit is identified as a management contract or compensatory plan or arrangement pursuant to Item 14(a) of Form 10-K.

APPENDIX D

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarter Ended March 31, 2002

Commission file Number 0-8358

Micro General Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-2621545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2510 N. Red Hill Avenue, Suite 230 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (949) 622-4444

      Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

      Indicate the number of shares outstanding of each of the issuer’s classes of Common Stock, as of the latest practicable date.

$.05 par value Common Stock 15,810,203 shares as of May 6, 2002

      Exhibit Index appears on page 13 of 13 sequentially numbered pages.

FORM 10-Q

QUARTERLY REPORT

Quarter Ended March 31, 2002

Page
Number

PART I: FINANCIAL INFORMATION
Item 1.	Condensed Consolidated Financial Statements
A	Condensed Consolidated Balance Sheets as of March 31, 2002 and December 31, 2001	D-3
B	Condensed Consolidated Statements of Operations for the three-month periods ended March 31, 2002 and 2001	D-4
C	Condensed Consolidated Statements of Stockholder’s Equity for the three-month period ended March 31, 2002	D-5
D	Condensed Consolidated Statements of Cash Flows for the three-month periods ended March 31, 2002 and 2001	D-6
E	Notes to Condensed Consolidated Financial Statements	D-7
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	D-9
Item 3.	Quantitative and Qualitative Disclosures About Market Risk	D-12
PART II: OTHER INFORMATION
Items 1, 2, 3 and 5 of Part II have been omitted because they are not applicable with respect to the current reporting period
Item 4.	Submission of Matters to Vote of Security Holders	D-13
Item 6.	Exhibits and Reports on Form 8-K	D-13

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICRO GENERAL CORPORATION
(Registrant)

By:	/s/DALE W. CHRISTENSEN

Dale W. Christensen
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 15, 2002

PART I: FINANCIAL INFORMATION

Item 1.     Condensed Consolidated Financial Statements

MICRO GENERAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2002	2001

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,159,469	$10,902,386
Trade accounts receivable, less allowance for doubtful accounts of $527,765 in 2002 and $580,314 in 2001	1,920,070	1,221,806
Trade accounts receivable due from affiliates	17,195,696	14,511,887
Inventories	235,926	143,958
Prepaid and other current assets	2,261,571	2,093,112
Income tax receivable	—	1,483,645
Deferred tax assets	4,326,636	4,326,636

Total current assets	39,099,368	34,683,430
Property and equipment, net	28,407,660	28,382,040
Capitalized software development costs, less accumulated amortization of $4,527,494 in 2002 and $4,403,899 in 2001	2,232,959	2,356,554
Goodwill, less accumulated amortization of $5,198,289 in both 2002 and 2001.	10,068,200	9,979,350
Other intangible assets, less accumulated amortization of $108,732 in 2002 and $62,133 in 2001	823,268	869,867
Deferred tax assets	1,514,052	1,514,052

Total assets	$82,145,507	$77,785,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,069,837	$7,157,437
Accrued compensation expenses	2,581,544	2,201,850
Accounts payable and accrued expenses — affiliates	498,496	607,700
Income and other taxes payable	171,992	197,092
Deferred revenue	2,701,318	2,565,043
Current portion of notes payable	4,895,056	5,114,115
Current portion of capital leases with affiliate	114,221	104,739
Accrued liabilities for discontinued operations	1,369,685	1,971,141

Total current liabilities	20,402,149	19,919,117
Capital leases with affiliate	115,904	150,612
Deferred revenue	3,406,618	3,574,639
Notes payable	374,331	1,196,266
Amounts and notes payable to affiliates	5,265,408	5,265,408
Accrued liabilities for discontinued operations	734,448	839,440
Commitments and contingencies Preferred stock of consolidated subsidiary, held by outside parties	7,062,173	7,062,173
Stockholders’ equity:
Preferred stock, $0.05 par value. Authorized 1,000,000 shares, none issued and outstanding	—	—
Common stock, $0.05 par value. Authorized 50,000,000 shares; issued and outstanding 15,686,110 at March 31, 2002 and 15,499,139 shares at December 31, 2001	784,305	774,957
Treasury stock (18,782 shares at March 31, 2002 and 17,302 at December 13, 2001)	(197,507)	(213,397)
Additional paid-in capital	57,901,251	56,298,854
Accumulated deficit	(13,703,573)	(17,082,776)

Total stockholders’ equity	44,784,476	39,777,638

Total liabilities and stockholders’ equity	$82,145,507	$77,785,293

See Notes to Condensed Consolidated Financial Statements

MICRO GENERAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three-Month Periods
	Ended
	March 31,

	2002	2001

	(Unaudited)
Revenues:
Management, support and consulting revenues — related parties	$25,612,652	$22,060,425
Management, support and consulting revenues — third parties	521,031	87,642

Total management, support and consulting revenues	26,133,683	22,148,067

Software, maintenance and other revenues — related parties	5,849,723	3,439,916
Software, maintenance and other revenues — third parties	2,316,822	857,394

Total software, maintenance and other revenues	8,166,545	4,297,310

Total revenues	34,300,228	26,445,377

Cost of sales:
Management, support and consulting cost of sales	14,833,449	13,162,129
Software, maintenance and other cost of sales	4,927,817	2,941,271

Total cost of sales	19,761,266	16,103,400

Gross profit	14,538,962	10,341,977

Selling, general and administrative	8,953,903	4,765,601
Amortization of goodwill	—	316,901

Operating income	5,585,059	5,259,475

Interest expense, net	134,732	214,116

Income from continuing operations before income taxes	5,450,327	5,045,359
Income taxes	2,071,124	1,261,521

Income from continuing operations	3,379,203	3,783,838
Loss from discontinued operations, net of tax of $472,088 for 2001	—	(975,996)

Net income	$3,379,203	$2,807,842

Income from continuing operations per share — basic	$0.22	$0.26

Income from continuing operations per share — diluted	$0.19	$0.24

Net income per share — basic	$0.22	$0.19

Net income per share — diluted	$0.19	$0.17

Number of shares used in per share computations:
Basic	15,640,485	14,605,088

Diluted	17,863,313	16,095,091

See Notes to Condensed Consolidated Financial Statements

MICRO GENERAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Three Month Period Ended March 31, 2002

	Common Stock		Additional			Total
			Paid-in	Treasury	Accumulated	Stockholders’
	Shares	Amount	Capital	Stock	Deficiency	Equity

Balance at December 31, 2001	15,499,139	$774,957	$56,298,854	$(213,397)	$(17,082,776)	$39,777,638
Stock options exercised	186,971	9,348	992,791			1,002,139
Shares issued in connection with employee stock purchase plan	—	—	(623)	24,107	—	23,484
Tax benefit from exercise of stock options	—	—	614,555	—	—	614,555
Purchase of treasury stock	—	—	—	(178,565)	—	(178,565)
Treasury stock issued to employee stock purchase plan	—	—	(4,326)	170,348	—	166,022
Net Income	—	—	—	—	3,379,203	3,379,203

Balance at March 31, 2002	15,686,110	$784,305	$57,901,251	$(197,507)	$(13,703,573)	$44,784,476

See Notes to Condensed Consolidated Financial Statements

MICRO GENERAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Month Periods
	Ended
	March 31,

	2002	2001

	(Unaudited)
Cash flows from operating activities:
Income from continuing operations	$3,379,203	$3,783,838
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,727,352	955,054
Loss on disposal of property and equipment	—	137,816
Tax expense against goodwill	—	789,433
Changes in assets and liabilities:
Trade accounts receivable	(698,264)	(469,187)
Affiliates accounts receivable	(2,683,809)	(3,782,076)
Inventories	(91,968)	(45,000)
Prepaid and current other assets	(168,459)	969,954
Accounts payable and accrued expenses	982,890	(2,664,667)
Income and other taxes payable	2,073,100	9,749
Deferred revenue	(31,746)	1,306,604
Other current liabilities	200,000	—
Other long term liabilities	—	(38,951)
Advances to discontinued operations		354,510

Net cash provided by operating activities from continuing operations	4,688,299	1,307,077

Net cash provided by, (used in) discontinued operations	(612,479)	699,612

Cash flows from investing activities:
Acquisition of RealEC Technologies, Inc	(88,850)	—
Purchase of property and equipment	(1,582,778)	(1,891,058)

Net cash used in investing activities	(1,671,628)	(1,891,058)

Net cash used in investing activities from discontinued operations	—	(241,649)

Cash flows from financing activities:
Net increase in borrowings from affiliates	—	728,367
Repayment of capital lease obligations	(25,226)	(56,071)
Purchase of treasury stock	(178,565)	—
Shares issued under employee stock purchase plan from treasury stock	189,506	87,494
Repayment of notes payable	(1,040,994)	(980,828)
Net borrowing (repayments) on line of credit	—	1,000,000
Exercise of stock options	1,002,139	203,949

Net cash provided by (used in) financing activities	(53,140)	254,544

Net cash used in financing activities from discontinued operations	(93,969)	(84,100)

Net increase in cash and cash equivalents	2,257,083	44,420
Cash and cash equivalents at beginning of period	10,902,386	4,340,409

Cash and cash equivalents at end of period	$13,159,469	$4,384,829

Supplemental Disclosure of cash flow information:
Cash paid during the period for:
Interest	$132,369	$372,907
Income taxes	—	$26,818
Non-cash investing and financing activities:
Note financing of hardware/software	—	$2,886,985

See Notes to Condensed Consolidated Financial Statements

MICRO GENERAL CORPORATION & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Basis of Financial Statements

      The financial information included in this report includes the accounts of Micro General Corporation and its subsidiaries (collectively, the “Company or Micro General”) and has been prepared in accordance with accounting principles generally accepted in the United States of America and the instructions to Form 10-Q and Article 10 of Regulation S-X. All adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included. This report should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

      Certain reclassifications have been made in the 2001 condensed consolidated financial statements to conform to classifications used in 2002.

      Basic earnings per share are based on the weighted-average number of shares outstanding and exclude any dilutive effects of options and convertible securities. Diluted earnings per share gives effect to assumed conversions of potentially dilutive securities.

(2) Description of Business

      The Company provides production and workflow software systems to the title and real estate industries, including managed application services, application development and integration, network, data and infrastructure management and information technology services. The Company is the successor of ACS Systems, Inc. (“ACS”) formerly a wholly owned subsidiary of Fidelity National Financial, Inc. (“Fidelity National”). In 1998, ACS was merged into the Company, resulting in Fidelity National owning 81.4% of the common stock of the Company. As of March 31, 2002, Fidelity National owns 60.9% of the Company’s common stock.

      The Company generated 92% and 96% of its revenue from continuing operations during the quarters ended March 31, 2002 and 2001, respectively, from multiple servicing arrangements with Fidelity National and its affiliates.

      On October 1, 1999, Micro General entered into an Intellectual Property Transfer Agreement that provided the financing to launch escrow.com as a new company. Under the agreement, the Company sold the escrow.com name and trademark, the escrow.com internet URL, a license for the Micro General proprietary escrow trust accounting software, the Company’s computer services provider business unit and approximately $535,000 of related computer equipment. Under the terms of the Intellectual Property Transfer Agreement, the Company received from escrow.com a $4.5 million note with a term of seven years and an interest rate of three percent. Because of the start-up nature of escrow.com, the Company has fully reserved the $4.5 million note receivable on its consolidated balance sheet. The Company also received warrants giving the Company the right to purchase 15.0 million shares of escrow.com common stock at a price of $0.40 per share. The warrants, upon their exercise, would give the Company substantial ownership in escrow.com. In April 2000, escrow.com completed a private placement in which it raised gross proceeds of $30 million. As an inducement to invest, the Company assigned to two of the investors 200,000 of its 15.0 million warrants in escrow.com. As a result of this funding, escrow.com has 10,541,813 shares outstanding as of March 31, 2002. Although escrow.com has raised additional capital, those funds are not being used for repayment of the $4.5 million note receivable discussed above. Therefore, the note will be fully reserved until such time that escrow.com has sufficient funding in place to reasonably ensure payment of the note.

      On April 10, 2002, a merger took place between escrow.com and ilumin Corporation. Whereby escrow.com survives as a wholly owned subsidiary of iLumin. Escrow.com’s shareholders received 42.5% of the fully diluted post merger entity and iLumin’s shareholders retain the remaining 57.5% of the fully diluted post merger entity.

      Prior to the merger, the Company held 14,800,000 warrants to purchase escrow.com common stock at $0.40 per share and a note for $4.5 million dollars. The Company applied the $4.5 million note to the exercise of 11,250,000 warrants into escrow.com common stock. The Company forfeited its remaining 3,550,000 warrants. Escrow.com was recapitalized to convert all capital stock into a single class of common stock immediately prior to the closing of the transaction. As a result of the recapitalization and merger, the Company holds 35,468,642 shares of iLumin common stock. This represents a 12.55% ownership interest in iLumin on a fully diluted basis and a 12.29% ownership interest in iLumin on a shares outstanding basis. The fully diluted ownership does not consider options, which are authorized for up to 10% of the fully diluted capital stock. John Snedegar has resigned as Chairman and CEO of escrow.com. Current management contracts with the Company have been cancelled. The Company was granted two Ilumin board seat designations, which have been filled, by Patrick F. Stone and William P. Foley, II.

      On May 2, 2002, the Company announced that its Board of Directors has voted to recommend to its stockholders the proposal made to Micro General’s shareholders by Fidelity National Information Solutions (“FNIS”) to merge the two companies. Pursuant to the proposal, FNIS plans to offer 0.696 shares in exchange for each share of Micro General common stock for an offer price equivalent to $16.65 per share, based on the closing prices of both companies’ stocks on April 29, 2002, the date of FNIS’s announcement. The consummation of this proposal would be subject to approval of both Micro General and FNIS’s stockholders, SEC regulations and other conditions customary for a transaction of this nature.

(3) Segment Information

      The Company’s Consolidated Financial Statements as of and for the quarter ending March 31, 2002 include three reportable segments. For the quarter ended March 31, 2001, the Company had only one segment after the reclassification of the discontinued operations.

      As of March 31, 2002:

	Micro General	SoftPro	RealEC	Total

Total revenues	$30,917,821	$2,214,933	$1,167,474	$34,300,228
Related party revenues	30,421,373	74,728	966,274	31,462,375
Operating income (loss)	5,574,901	589,114	(578,956)	5,585,059
Interest (income) expense net	125,309	(3,559)	12,982	134,732
Income (loss) from continuing operations before income taxes	5,449,592	592,673	(591,938)	5,450,327
Depreciation and amortization	1,438,745	119,110	169,497	1,727,352
Total assets	60,883,688	10,817,577	10,444,242	82,145,507

(6) Calculation of earnings per share

	Three-Month Periods
	Ended
	March 31,

	2002	2001

Basic earnings per share:
Numerator
Net income	$3,379,203	$2,807,842

Denominator
Weighted average shares outstanding	15,640,485	13,277,353
10% stock dividend	—	1,327,735

Basic weighted average shares outstanding	15,640,485	14,605,088

Basic earnings per share:	$0.22	$0.19

	Three-Month Periods
	Ended
	March 31,

	2002	2001

Diluted earnings per share:
Numerator
Net income	$3,379,203	$2,807,842

Denominator
Basic weighted average shares outstanding	15,640,485	13,277,353
Incremental common shares attributable to:
Outstanding warrants	408,362	300,849
Outstanding options	1,814,466	1,189,154
10% stock dividend	—	1,327,735

Diluted weighted average shares outstanding	17,863,313	16,095,091

Diluted earnings per share:	$0.19	$0.17

Item 2.     Management’s Discussion and Analysis of Financial Condition and Results of Operations

Factors That May Affect Operating Results

      The statements contained in this report on Form 10-Q that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. It is important to note that the Company’s actual results could differ materially from those in such forward-looking statements. The reader should consult the risk factors listed from time to time in the Company’s reports on Forms 10-Q, 10-K and filings under the Securities Act of 1933, as amended.

Results of Operations

      Revenues. Revenues increased $7.9 million, or 30%, to $34.3 million in the quarter ended March 31, 2002 from $26.4 million in the quarter ended March 31, 2001. $1.8 million of this increase is attributable to expanded revenue in management and support services for the Fidelity National business and Data Center in Chicago, and increased revenues for the deployment and development efforts related to NGS and related projects. Also contributing to this increase were $2.2 million in revenue from SoftPro and $1.2 million in revenue from RealEC Technologies, both acquisitions in the second half of 2001. In addition, we received in the first quarter of 2002 $2.7 million in management and support revenues from business with FNIS, a subsidiary of Fidelity National Financial.

      Gross Profit. Gross profit increased $4.2 million, or 41%, to $14.5 million in the current quarter when compared to gross profit of $10.3 million in the quarter ending March 31, 2001. Gross profit margin improved to 42% from 39% in the year earlier quarter. Contributing $2.3 million of gross profit was SoftPro ($1.7 million) and RealEC Technologies ($.6 million). The remaining $1.9 million of gross profit is primarily attributable to the Company’s movement away from cost-plus billing arrangements to fixed and monthly contract billing. Indirect selling, general and administrative costs previously included in cost of sales under cost plus billing arrangements are now in general and administrative expenses in 2002.

      Expenses. Selling, general and administrative expenses increased $4.2 million for the quarter, up from $4.8 million in 2001 to $9.0 million in 2002. Contributing to this increase was $1.1 million of expenses from SoftPro and $1.2 million of selling, general and administrative expenses from RealEC Technologies. The remaining increase is associated with administrative costs related to growth in the number of our employees to support our increased revenues and the allocation of costs to general and administrative that were tied to cost-plus billings in 2001. Total employee headcount at March 31, 2002 was 722, up from 436 at March 31, 2001.

      Starting in 2002, the company no longer amortizes goodwill, following the guidelines of the Statement of Financial Accounting Standards No. 142. Therefore, amortization of goodwill was zero for the first quarter 2002 when compared to $316,901 of goodwill amortization expense in the first quarter of 2001.

      Interest income, net, is related to the use of our working capital, which is in the form of available cash and lines of credit. The decrease in interest expense to $0.1 million in the first quarter of 2002 from $0.2 million in 2001 can be attributed to lower interest rates in 2002, lower borrowing requirements in 2002 and increased interest income due to the larger cash balances that we had in 2001.

      Income Taxes. Income tax expense is recorded based on the amounts that we estimate will be due to federal and state taxation authorities based on our taxation structure. In 2001, we recorded income taxes at a rate of 25.5%, which was estimated based on the utilization of net operating loss carryforwards. Starting in 2002, the Company, with very little remaining operating loss carryforwards, is recording taxes at a rate of 38.0%.

Critical Accounting Policies and Estimates

      The discussion and analysis of our financial condition and results of Operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses. On an on-going basis, we evaluate our estimates, including those related to revenue recognition, accounts receivable and intangible assets.

      We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. This forms the basis of judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies and the related Judgments and estimates affect the preparation of our consolidated financial statements:

     Accounts Receivable

      The carrying amounts reported in the consolidated balance sheets for accounts receivable approximate their fair value.

     Capitalized Software Development Costs

      For the first quarter, 2002, there were no additional capitalized software development costs. The balance from December 31, 2001 for capitalized software development costs consists of purchase price allocated to purchased software of $2,471,918 related to SoftPro and RealEC acquisitions. Our capitalized software development costs policy is to capitalize software development costs incurred after the establishment of technological feasibility, which were capitalized and later amortized using the greater of (1) the straight-line method or (2) the ratio of current revenues to total estimated revenues for that product. This policy results in our amortizing its capitalized software development costs over an estimated economic life of three to seven years. During the first quarter of 2002, we amortized software development costs of $123,595 compared to $0.00 for the first quarter of 2001. We periodically assesses the recoverability of the cost of its capitalized software development costs based on an analysis of the undiscounted cash flows generated by the underlying assets.

     Goodwill

      Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired company at the date of acquisition. Goodwill acquired prior to June 2004 was assessed for recoverability based on an analysis of the undiscounted cash flows generated by the underlying assets through December 31, 2001.

As of 2002, the Recoverability Analysis is based on fair value as required by SFAS 142. The SoftPro and RealEC acquisitions have been accounted for under SFAS 141 and 142. In the opinion of management, no impairment of cost in excess of net assets acquired has occurred at March 31, 2002.

      We have completed a transitional goodwill impairment test and no goodwill impairment has been recognized as a result of the implementation of SFAS 142.

     Other Intangible Assets

      Other intangible assets consist of the allocated value of customer lists purchased in the SoftPro acquisition. We are amortizing the other intangible assets over an estimated economic life of five years. We recorded amortization expense in the amount of $48,599 during the first quarter, 2002 compared to $0.0 in the first quarter, 2001.

     Revenue Recognition

      Our revenues arise from providing: management, support and consulting services and software, maintenance and other services and products. Management services are provided primarily for the Simon and Team systems. Support consists of e-mail, web hosting and other IT services. Consulting revenues are derived primarily from services provided for the NGS and other Fidelity and affiliate company projects. Transaction fees are included in management, support and consulting revenues.

      Software revenues consist of sales of packaged software products. Hardware and software maintenance revenues are primarily annual contracts for the support of the Simon, SoftPro and other systems. Hardware sales are related to purchases of the Simon system and other ancillary hardware.

      Revenues from providing management support and consulting services are recognized as services are performed.

      Revenues from software sales are recognized upon installation, provided that no significant post-contract support obligations remain outstanding and collection of the resulting receivable is deemed probable. Our sales do not provide a specific right of return. At the time of sale, we typically provide 90 – 270 day initial maintenance and support to the customer. Costs relating to this initial support period, which include primarily telephone support, are accrued for at the time of sale. After the initial support period, customers may choose to purchase ongoing maintenance contracts that include telephone, e-mail and other methods of support, and the right to receive upgrades. Revenues from these maintenance contracts are deferred and recognized ratably over the life of the contract, usually twelve months.

      Revenues from transaction fees are recognized as our electronic networks are utilized by customers to access various websites and are recorded on a per use basis. Revenues from these transactions are not significant in fiscal years, 2001, 2000 and 1999.

      Revenues from the sale of hardware and other products are recognized when delivery has occurred, the fee is fixed and determinable and the collection of any receivable is probable. Revenues from hardware and maintenance contracts are deferred and recognized ratably over the life of the contract.

Liquidity and Capital Resources

      Our current cash requirements include capital expenditures, personnel and other operating expenses, debt service and capital for acquisitions and expansion. Internally generated funds fluctuate in a pattern generally consistent with revenues. Our internal growth has historically been financed approximately equally from cash flows from operations and lines of credit and debt, primarily from Fidelity National. We base our decision on obtaining financing through lines of credit and debt depending on available terms, including interest rates.

      The Company has available a $10 million revolving line of credit, $5 million of which is guaranteed by Fidelity National. The Company had available $8.5 million for borrowings at March 31, 2002. The line of credit has an interest rate calculated based on either Comerica’s prime rate or 1.4 percentage points over LIBOR. The line of credit expires on July 1, 2002.

      At March 31, 2002, we had $13.2 million in cash and cash equivalents, which is a $2.3 million increase from $10.9 million at December 31, 2001. Working capital increased $3.9 million to $18.7 million at March 31, 2002, from $14.8 million at December 31, 2001. These comparisons exclude the net assets and liabilities of the discontinued operations for all periods. We rely on positive cash flow from operations and on existing lines of credit to fund our cash requirements. Should our operations not continue to generate positive cash flow or we do not continue to have access to our lines of credit, we would need to find alternative sources of cash in order to fund our operations. While Fidelity National, our primary customer, is not obligated to use our services we expect that they will continue to do so. As a result of our current revenue base, improved profitability, increased margins, current cash balance and the anticipated availability of funds in the form of existing lines of credit, we believe all cash requirements will be met for at least the next twelve months.

      In the first quarter of 2002, we generated $4.7 million in cash from operating activities. This came primarily from operating income before depreciation and amortization of $5.1 million. We used $1.7 million of cash in investing activities, primarily for the purchase of $1.6 million of property and equipment. In financing activities the pay-down of $1.0 million of in principal payments on the notes was offset by $1.0 million in stock issuances related to the exercise of stock options.

      We have experienced positive cash flow from operations in the quarters ended March 31, 2002 and March 31, 2001. Prior to 2000, we had historically suffered losses and negative cash flows from operations, and had relied on Fidelity National as the primary source of capital. Fidelity National remains our largest customer and indirectly funds our operations through the profits derived from the revenues related to the products and services provided to Fidelity National. Fidelity National had also provided funds through financing arrangements and is a guarantor of certain of our lending arrangements.

      The Company must comply with certain affirmative and negative covenants related to its outstanding debt and notes payable. The Company was in compliance with these covenants at March 31, 2002.

Item 3.     Quantitative and Qualitative Disclosure About Market Risk

      The Company’s consolidated balance sheets include liabilities whose fair values are subject to market risks. The following sections address the significant market risks associated with the Company’s financial activities as of March 31, 2002.

Market Risk Exposures

      The following discussion about our market risk disclosures contains forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements. We are exposed to market risk related to changes in interest rates. We do not have derivative financial instruments for hedging, speculative or trading purposes.

Interest Rate Risk

      The Company’s borrowings are subject to interest rate risk. Increases and decreases in prevailing interest rates generally translate into decreases and increases in fair values of those instruments. Additionally, fair values of interest rate sensitive instruments may be affected by the creditworthiness of the issuer, prepayment options, relative values of alternative investments, the liquidity of the instrument and other general market conditions.

      Caution should be used in evaluating the Company’s overall market risk from the information below. Actual results could differ materially because the information was developed using estimates and assumptions as described below.

      The fair value of the Company’s notes payable approximate their carrying value at March 31, 2002 as the interest rates paid approximate the market value of borrowings of a similar nature.

      The hypothetical effects of changes in market rates or prices on the fair values of financial instruments, which relate to the Company’s line of credit, would be an increase (decrease) of the fair value approximately $15,000, if interest rates increased (decreased) 100 basis points.

PART II:     OTHER INFORMATION

Item 4.     Submission of Matters to Vote of Security Holders

      None

Item 6.     Exhibits and Reports on Form 8-K

      (a)     Exhibits:

None

      (b)     Reports on Form 8-K:

On January 16, 2002, the Company filed a Form 8-K regarding the discontinuation of LD Exchange.

On January 24, 2002, the Company filed a Form 8-K containing unaudited pro forma condensed consolidated financial information of the Company giving effect to the disposition of LDExchange.

On February 26, 2002, the Company filed a Form 8-K/ A to amend the Form 8-K filed on December 19, 2001 regarding the Company’s purchase of all of the common stock of RealEC Technologies and including financial statements of RealEC Technologies.

APPENDIX E

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:     December 13, 2001

(Date of earliest event reported)

Micro General Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-8358	95-2621545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2510 Red Hill Avenue, Santa Ana, California (Address of principal executive offices)	92705 (Zip Code)

(949) 622-4444

(Registrant’s telephone number, including area code)

     This Form 8-K/ A, Amendment No. 1, is being filed to amend the Current Report on Form 8-K of Micro General Corporation, which was filed with the Securities and Exchange Commission on December 19, 2001 (the “Original Report”). Item 7 of the Original Report is hereby amended and restated in its entirety as set forth below. Item 7 is hereby incorporated into the Original Report pursuant to this amendment. Except as set forth below, there has been no change in the information reported in, or the exhibits filed with, the Original Report.

Item 2.     Acquisition or Disposal of Assets

Item 7.     Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 2.     Acquisition or Disposal of Assets

      Effective November 1, 2001, Micro General Corporation, a Delaware corporation (the “Registrant”), pursuant to Stock Purchase Agreements with Beyond Ventures, LLC and MGEN Tech Fund I, L.P., acquired 100 percent of the common stock (1,250,000 shares) of RealEC Technologies, Inc., a Delaware corporation. The MGEN Tech Fund I, L.P. is an investment group whose general partner is Ratisbon, LLC, of which William P. Foley, II is the sole member, and whose limited partners include Messrs. Foley, Patrick Stone, John R. Snedegar, Joseph E. Root and Jeffrey A. Sanderson, among others. Mr. Dwayne Walker is the Managing Partner of Beyond Ventures. Messrs. Foley, Stone, Snedegar and Walker are members of our board of directors. Mr. Snedegar is also our Chief Executive Officer. Mr. Root is our Senior Vice President, General Counsel and Secretary. Mr. Sanderson is our President.

      In consideration for the acquisition of the common stock, Micro General Corporation transferred to Beyond Ventures, LLC 30,779 shares of the Micro General Corporation’s common stock and to MGEN Tech Fund I, L.P., 123,114 shares of the Registrant’s common stock. The consideration for the acquisition was determined based on a per share price of $10.24 for Micro General Corporation common stock, which was the average price of Micro General Corporation’s common stock less a 10% discount for the restricted nature of the shares granted to effect the purchase. The number of Micro General shares exchanged (153,893) was calculated based on a per share of $1.305 for RealEC Technologies’ common stock, which was the per share purchase price in RealEC Technologies’ latest equity financing to an outside independent party which closed on October 25, 2001. Combined with the Micro General Corporation’s convertible preferred stock position, Micro General Corporation now owns 56 percent of RealEC Technologies on a diluted basis assuming conversion of all convertible preferred stock. Effective November 1, 2001, Micro General Corporation will consolidate RealEC Technologies results with its results of operations.

Item 7.     Financial Statements and Exhibits

      (a)     Financial statements of business acquired

The following financial statements of RealEC Technologies, Inc. are included in this report:

      (b)     Pro forma financial information:

The pro forma financial data required to be filed by Item 7(b) of Form 8-K are included herein.

      (c)     Exhibits

23.1	Consent of KPMG LLP, with respect to the audited consolidated financial statements of RealEC Technologies, Inc. and its subsidiary.
99.1	Stock Purchase Agreement with Beyond Ventures, LLC dated November 1, 2001 (incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed December 19, 2001).
99.2	Stock Purchase Agreement with MGEN Tech Fund I, L.P., dated November 1, 2001 (incorporated by reference from Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed December 19, 2001).
99.3	Press Release of the Registrant dated December 13, 2001, announcing the acquisition of RealEC Technologies, Inc., a Delaware corporation (incorporated by reference from Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed December 19, 2001).

MICRO GENERAL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED BALANCE SHEET
as of September 30, 2001

	Micro General	RealEC				Combined
	September 30,	September 30,	Pro Forma			Micro General
	2001	2001	Adjustments			& RealEC

Current assets:
Cash and cash equivalents	$7,862,635	$203,519	$			$8,066,154
Trade accounts receivable, net	4,225,896					4,225,896
Trade accounts receivable due from affiliates	16,788,480	537,226		(1,550,000	)(a),(d)	15,775,706
Prepaid expenses and other assets	7,347,370	29,137				7,376,507

Total current assets	36,224,381	769,882		(1,550,000	)(a),(d)	35,444,263
Property and equipment, net	26,222,065	1,401,152				27,623,217
Goodwill, net	11,112,234	2,237,383		2,361,404	(a)	15,711,021
Capitalized software, net	972,517	1,125,436				2,097,953
Investments	1,660,893			(1,660,893	)(a)

Total assets	$76,192,090	$5,533,853		$(849,489)		$80,876,454

Current liabilities:
Accounts payable and accrued expenses	$13,076,122	$62,839		$50,000	(b)	$13,188,961
Income and other taxes payable	978,280	4,920				983,200
Trade accounts payable due to Micro General		5,162,391		(5,162,391	)(d)
Deferred revenues	2,306,659					2,306,659
Other current liabilities	465,476	6,125				471,601
Current portion of notes payable	7,498,800					7,498,800
Current portion of capital lease with affiliate	483,462					483,462

Total current liabilities	24,808,799	5,236,275		(5,112,391)		24,932,683
Capital lease with affiliate	1,119,393					1,119,393
Deferred revenue	3,866,772					3,866,772
Notes payable	1,458,231					1,458,231
Amounts and note payable to affiliate	5,265,408	50,000		(50,000	)(d)	5,265,408
Other long term liabilities	77,902	50,000				127,902

Total liabilities	36,596,505	5,336,275		(5,162,391)		36,770,389

Preferred stock of subsidiary				2,935,000	(e)	2,935,000
Stockholders’ equity:
				(2,935	)(e)
Preferred stock		9,585		(6,650	)(a)
				154	(f)
Common stock	763,884	1,250		(1,250	)(a)	764,038
				(2,902,993	)(a)
				1,575,326	(f)
Additional paid-in capital	57,434,192	5,835,058		(2,932,065	)(e)	59,009,518
Accumulated deficiency	(18,602,491)	(5,648,315)		5,648,315		(18,602,491)

Total stockholders’ equity	39,595,585	197,578		1,377,902		41,171,065

Total liabilities and stockholders’ equity	$76,192,090	$5,533,853		$(849,489)		$80,876,454

MICRO GENERAL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2000

		From			Year Ended
	For the	May 12, 2000			December 31,
	Year Ended	(inception) through			2000
	December 31,	December 31,			Combined
	2000	2000	Pro Forma		Micro General
	Micro General	RealEC	Adjustments		& RealEC

Revenues:
Software, hardware and maintenance revenues	$14,566,478				$14,566,478
Service and consulting revenues	54,397,481	2,275,495	(2,250,829	)(g)	54,422,147
Telecommunication service revenues	44,277,645		(75,109	)(c)	44,202,536

Total revenues	113,241,604	2,275,495	(2,325,938)		113,191,161

Cost of sales:
Software, hardware and maintenance cost of sales	6,879,179				6,879,179
Service and consulting cost of sales	34,859,301	2,134,319	(1,164,573	)(g)	35,829,047
Telecommunication service cost of sales	46,214,903		(75,109	)(c)	46,139,794

Total cost of sales	87,953,383	2,134,319	(1,239,682)		88,848,020

Gross profit	25,288,221	141,176	(1,086,256)		24,343,141
Selling, general and administrative expenses	19,140,008	1,119,284			20,259,292
Amortization of goodwill	2,459,526		325,000	(g)	2,784,526

Operating income (loss)	3,688,687	(978,108)	(1,411,256)		1,299,323
Joint venture loss	578,045	1,086,256	(1,086,256)		578,045
Interest (income) expense, net	1,090,679	(3,051)			1,087,628

Net income (loss)	2,019,963	(2,061,313)	(325,000)		(366,350)
Income tax expense	26,618				26,618

Net income (loss)	$1,993,345	(2,061,313)	(325,000)		$(392,968)

Income (loss) per share — basic	$0.14				$(.03)
Income (loss) per share — diluted	$0.12				$(.03)
Number of shares used in per share computations — Basic	14,303,831		153,893	(f)	14,457,724
Diluted	16,035,432				14,457,724

MICRO GENERAL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2001

					Combined
	Micro General	RealEC	Pro Forma		Micro General
	9/30/01	9/30/01	Adjustments		& RealEC

Revenues:
Software, hardware and maintenance revenues	$13,344,743				$13,344,743
Service and consulting revenues	67,386,718	1,749,766	(113,307	)(c)	69,023,177
Telecommunication service revenues	20,662,031		(38,305	)(c)	20,623,726

Total revenues	101,393,492	1,749,766	(151,612)		102,991,646

Cost of sales:
Software, hardware and maintenance cost of sales	7,883,321				7,883,321
Service and consulting cost of sales	42,321,780	873,383	(113,307	)(c)	43,081,856
Telecommunication service cost of sales	21,490,719		(38,305	)(c)	21,452,414

Total cost of sales	71,695,820	873,383	(151,612)		72,417,591

Gross profit	29,697,672	876,383			30,574,055
Selling, general and administrative expenses	16,078,182	3,947,240			20,025,422
Amortization of goodwill	1,634,831	395,000			2,029,831

Operating income (loss)	11,984,659	(3,465,857)			8,518,802
Interest expense, net	601,251	121,145			722,396

Net income (loss)	11,383,408	(3,587,002)			7,796,406
Income tax expense	2,902,769				2,902,769

Net income (loss)	$8,480,639	(3,587,002)			$4,893,637

Income per share — basic	$0.57				$0.33
Income per share — diluted	$0.51				$0.29
Number of shares used in per share computations — Basic	14,769,845		153,893(f	)	14,923,738
Diluted	16,522,405		153,893(f	)	16,676,298

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

1.     Basis of Presentation

      The following unaudited pro forma condensed combined consolidated financial information is based upon the historical financial statements of Micro General Corporation (the Company) and RealEC Technologies, Inc. (RealEC) and has been prepared to illustrate the effects of the acquisition of RealEC which was effective November 1, 2001.

      The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2001, gives effect to the RealEC acquisition, as if the acquisition had been completed on September 30, 2001 and was prepared based upon the unaudited balance sheets of the Company and RealEC as of September 30, 2001.

      The unaudited pro forma combined condensed consolidated statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 give effect to the transaction described above as if the transaction had been completed at the beginning of the fiscal years mentioned. The unaudited pro forma combined condensed consolidated statement of operations for the nine month period ended September 30, 2001 was prepared based upon the separate unaudited financial statements of the Company and RealEC for the nine month period ended September 30, 2001. The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2000 was prepared based on separate historical consolidated financial statements of the Company and RealEC for the year ended December 31, 2000.

      The unaudited pro forma combined condensed consolidated financial information is provided for comparative purposes only and is not indicative of the results of operations or financial position of the combined companies that would have occurred had the acquisition of RealEC occurred at the beginning of the period presented or on the date indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The unaudited pro forma combined condensed consolidated financial information and the related notes thereto should be read in conjunction with the Company’s consolidated financial statements and the related notes, included in the Company’s fiscal 2000 Form 10-K and fiscal 2001 third quarter Form 10-Q, and the financial statements of RealEC which are listed in item 7(a) above. The RealEC financial information has been prepared in accordance with generally accepted accounting principles and include all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation.

      The RealEC acquisition is accounted for using the purchase method of accounting. Accordingly, the Company’s cost of acquiring RealEC is allocated to the assets acquired and the liabilities assumed according to their estimated fair values as of the date of the RealEC acquisition.

2.     Pro Forma Assumptions

      The following represents the allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of RealEC at December 31, 2000, and is included for illustrative pro forma purposes only.

Purchase Price			$1,625,480	(2)
Fair value of net liabilities assumed:
Net shareholders’ equity at September 30, 2001		$197,578
Adjustments to historical equity:
Eliminate goodwill	$(2,237,383)
Reclass preferred stock outstanding:
Held by Stewart	(2,935,000)
Held by Micro General	(1,660,893)
Eliminate Micro General’s allowance against intercompany receivable from RealEC, Inc.	3,662,391 (1)

		(3,170,885)

			2,973,307

Goodwill			$4,598,787

(1)	Represents trade accounts payable due to Micro General from RealEC of $5,162,391 less the $1,500,000 of net receivable recorded by Micro General from RealEC.

(2)	The purchase price of RealEC consists of 153,893 shares of restricted Micro General Corporation common stock valued at $1,575,480 based upon the average price of the Company’s stock price, less a 10% discount reflecting the restricted nature of the Company’s shares granted to effect the purchase plus $50,000 in transaction costs.

3.     Pro Forma Adjustments

      The pro forma information reflects the following adjustments:

a) To reflect the excess of acquisition cost over the estimated fair value of the net liabilities acquired (goodwill) and the elimination of RealEC’s equity accounts against the Micro General Corporation investment in RealEC.

Trade accounts receivable from RealEC	$5,162,391
Micro General’s allowance against receivable from RealEC	(3,662,391)
Note receivable due from RealEC	50,000

$1,550,000

b) To accrue transaction costs.

c) To eliminate intercompany revenues and costs.

d) To eliminate inter-affiliate trade accounts and notes.

e) To reclass third party ownership of preferred stock to mezzanine section of balance sheet.

f) To reflect issuance of 153,893 shares of Micro General restricted common stock issued to acquire RealEC Technologies, Inc.

g) To record pro forma adjustments assuming acquisition of the remaining 50% of the joint venture had occurred at May 12 (inception). The adjustment includes the elimination of intercompany revenues between RealEC and the joint venture of $2,250,829 and the related cost of revenues of $1,164,573 and the recognition of the amortization of goodwill of $325,000.

4.     Pro Forma Earnings Per Share

      Basic and diluted earnings per share for the nine month period ended September 30, 2001 was calculated by dividing pro forma net income by the shares used to calculate earnings per share in the historical period plus the effect of the shares, which were exchanged in connection with the acquisition of RealEC. Basic and diluted loss per share for the period from May 12, 2000 (inception) through December 31, 2000 was calculated by dividing net loss by the basic shares used to calculate earnings per share in the historical period, plus the effect of the shares which were exchanged in connection with the acquisition of RealEC, Inc. Historical diluted shares were not included in the 2000 calculation as the result would be anti-dilutive.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

RealEC Technologies, Inc.:

      We have audited the accompanying consolidated balance sheet of RealEC Technologies, Inc. and subsidiary as of December 31, 2000 and the related consolidated statements of operations, shareholders’ equity and cash flows for the period from May 12, 2000 (inception) through December 31, 2000. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RealEC Technologies, Inc. and subsidiary as of December 31, 2000 and the results of their operations and their cash flows for the period from May 12, 2000 (inception) through December 31, 2000 in conformity with auditing standards generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

February 18, 2002

RealEC TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2000

2000

ASSETS
Current Assets:
Cash and cash equivalents	$40,831
Trade accounts receivable due from related parties	248,995
Prepaid expense and other current assets	13,145

Total current assets	302,971
Property and equipment, net	1,131,969
Capitalized software, net of accumulated amortization of $136,824	1,346,094
Goodwill	2,632,383

$5,413,417

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$32,226
Trade accounts payable due to affiliate	1,195,951
Deferred revenue	300,000
Income and other taxes payable	660

Total current liabilities	1,528,837
Notes payable	100,000

Total liabilities	1,628,837
Shareholders’ equity:
Series A preferred stock, $.001 par value. Authorized 10,000,000 shares; issued and outstanding 9,585,000 at December 31, 2000	9,585
Common stock, $.001 par value. Authorized 40,000,000 shares; issued and outstanding 1,250,000 shares at December 31, 2000	1,250
Additional paid-in capital	5,835,058
Accumulated deficiency	(2,061,313)

Net shareholders’ equity	3,784,580
Commitments (note 3)
Subsequent event (note 9)

$5,413,417

See accompanying notes to consolidated financial statements.

RealEC TECHNOLOGIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

Period from May 12, 2000 (inception) through December 31, 2000

Period from
May 12, 2000
(inception)
through
December 31,
2000

Revenues
Related parties	$2,250,829
Third parties	24,666

Total revenues	2,275,495

Cost of sales	2,134,319

Gross Profit	141,176
Selling, general and administrative expenses	1,119,284

Operating loss	(978,108)
Loss from equity investee	(1,086,256)
Interest income	3,051

Loss before income taxes	(2,061,313)
Income taxes	—

Net loss	$(2,061,313)

See accompanying notes to consolidated financial statements.

RealEC TECHNOLOGIES, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

Period from May 12, 2000 (inception) through December 31, 2000

	Series A
	Preferred Stock		Common Stock		Additional		Net
					Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficiency	Equity

Issuance of preferred stock	6,500,000	$6,500	—	$—	$1,504,393	$—	$1,510,893
Sale of common stock	—	—	1,250,000	1,250	1,248,750	—	1,250,000
Exchange of preferred stock for intellectual property rights	150,000	150	—	—	149,850	—	150,000
Exchange of preferred stock for 50% of equity investee	2,935,000	2,935	—	—	2,932,065	—	2,935,000
Net loss	—	—	—	—	—	(2,061,313)	(2,061,313)

Balance at December 31, 2000	9,585,000	$9,585	1,250,000	$1,250	$5,835,058	$(2,061,313)	$3,784,580

See accompanying notes to consolidated financial statements.

RealEC TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Period from May 12, 2000 (inception) through December 31, 2000

Period from
May 12, 2000
(inception)
through
December 31,
2000

Cash flows from operating activities:
Net loss	$(2,061,313)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,242
Changes in assets and liabilities:
Prepaid expenses and other current assets	(3,074)
Accounts payable and accrued expenses	26,005
Trade accounts payable to affiliates	1,195,951

Net cash (used) in operating activities	(827,189)

Cash flows used in investing activities — Acquisition of property and equipment	(381,980)

Cash flows from financing activities — Proceeds from issuance of common stock	1,250,000

Net increase in cash and cash equivalents	40,831
Cash and cash equivalents at beginning of year	—

Cash and cash equivalents at end of year	$40,831

Supplemental disclosure of noncash investing and financing activities:
Series A preferred shares issued for 50% interest in equity investee	$1,510,893
Series A preferred shares issued for intellectual property rights	$150,000
Note payable issued in exchange for capitalized software developed	$100,000
Series A preferred shares issued for acquisition of remaining 50% interest in equity investee	$2,935,000

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000

(1) Summary of Significant Accounting Policies

     (a) Organization

      RealEC Technologies, Inc. (the Company) was incorporated on May 12, 2000 in the state of Delaware as TXMnet, Inc. On February 14, 2001, the Company changed its name to RealEC Technologies, Inc. On May 19, 2000, MicroGeneral Corporation, an affiliated Company, contributed its fifty-percent ownership of RealEC, Inc. valued at $1,510,893 in exchange for 6,500,000 shares of the Company’s series A preferred stock to capitalize the Company. The investment in RealEC, Inc. was accounted for using the equity method of accounting until the Company purchased the remaining 50% of RealEC, Inc. on December 31, 2000 in exchange for 2,935,000 shares of its Series A Preferred Stock, at which time RealEC, Inc. became a wholly owned and consolidated subsidiary of RealEC Technologies, Inc. On November 1, 2000, the same affiliated Company contributed certain rights pursuant to a software license and consulting agreement in exchange for an additional 150,000 shares.

      The Company provides an intelligent, electronic exchange for mortgage loan originators, realtors and settlement services providers. The Company’s products are designed to facilitate the origination, servicing and closing of real estate transactions. RealEC provides integration services, installation resources, sales management, and customer/help desk support to service providers in the mortgage loan business. (See also note 4 related party transactions and note 6 shareholders’ equity).

     (b) Cash and Cash Equivalents

      Cash and cash equivalents include cash on deposit with banks with original maturities of three months or less.

     (c) Accounts Receivable

      The carrying amounts reported in the consolidated balance sheets for accounts receivable approximate their fair value.

     (d) Property and Equipment

      Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over an estimated useful life of five years. Amortization of leasehold improvements is charged to expense on a straight-line basis over the shorter of the estimated useful lives of the assets or the term of the underlying lease.

     (e) Capitalized Software Development Costs

      Software development costs incurred after the establishment of technological feasibility are capitalized and later amortized using the greater of the straight-line method or based on the estimated revenue distribution over the remaining estimated economic life of the products. Such policy results in the Company amortizing its capitalized software development costs over an estimated economic life of three to seven years. Capitalized software development costs at December 31, 2000 were $1,346,094 net of accumulated amortization of $136,824. The Company periodically assesses the recoverability of the cost of its capitalized software development costs based on an analysis of the cash flows generated by the underlying assets.

     (f) Goodwill

      Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired company at the date of acquisition and is amortized ratably over an estimated useful life of five years. As the RealEC, Inc. acquisition occurred on December 31, 2000, no amortization expense has been recognized for the period from May 12, 2000 (inception) to December 31, 2000. The Company periodically assesses the recoverability of its cost in excess of net assets acquired based on an analysis of the undiscounted cash flows generated by the underlying assets. In the opinion of management, no impairment of cost in excess of net assets acquired has occurred at December 31, 2000 (see note 8).

     (g) Revenue Recognition

      Revenues from consulting, development and administrative services are recognized as the related services are performed.

      The Company received cash from an affiliated company for a software license that was not delivered until 2001. The amount received appears as deferred revenue on the consolidated balance sheet.

     (h) Income Taxes

      The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. (“Statement”) 109, “Accounting for Income Taxes.” Statement 109 provides that deferred tax assets and liabilities be recognized for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and expected benefits of utilizing net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The impact on deferred taxes of changes in tax rates and laws, if any, are applied to the years during which temporary differences are expected to be settled and reflected in the financial statements in the period enacted.

      The Company has established a full valuation allowance against its deferred tax assets relating to temporary differences for depreciation and amortization expense and the net operating loss generated since inception on May 12, 2000, as it is more likely than not that the deferred tax asset will not be realized. Net operating tax loss carryforwards of approximately $2 million will expire in 20 years.

     (i) Management Estimates

      The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (j) New Accounting Pronouncements

      In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets.” The Company is required to adopt the provisions of SFAS No. 141 immediately. SFAS No. 141 requires that all business combinations be accounted for under a single method — the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS No. 141 required that the purchase method be used for business combinations initiated after June 30, 2001. SFAS No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. Under SFAS No. 142, the amortization of goodwill ceases upon adoption of the Statement, is effective for fiscal years beginning after December 15, 2001 and shall be initially applied at the beginning of a fiscal year.

      The Company will adopt SFAS No. 142 as of January 1, 2002. The Company does not anticipate that impairment charges will be recorded upon adoption or application of SFAS No. 142.

(2) Property and Equipment

      A summary of property and equipment follows:

December 31,
2000

Computer equipment	$1,001,280
Software	194,041
Furniture and fixtures	10,569
Leasehold improvements	4,595

1,210,485
Less accumulated depreciation	78,516

$1,131,969

(3) Commitments and Contingencies

     (a) Lease Commitments

      The Company leases facilities and equipment under various leases. Future minimum noncancelable operating leases subleased from related parties, Micro General and Escrow.com, and with non-related parties are as follows:

		Non-Related
	Related Party	Party

Year ending December 31:
2001	$107,322	$168,826
2002	189,400	157,125
2003	138,103	—
2004	65,599	—
Thereafter	—	—

Total minimum lease payments	$500,424	$325,951

      Rent expense was approximately $109,000 in 2000. Of this amount $29,000 was related to a facility sublease with Micro General.

     (b) Litigation

      To its knowledge, the Company is not involved in any claims and legal actions arising in the course of business.

(4) Related Party Transactions

      As described in note 1, the Company’s primary source of revenue is fees resulting from consulting, development and administrative services provided to affiliated companies. The Company billed its equity investee, RealEC, Inc. for consulting, development and administrative services in the amount of $2,250,829 for the period from inception to December 31, 2000.

      On May 19, 2000 the Company issued to Micro General Corporation, a Delaware Corporation (“Micro General”) 6,500,000 shares of it Series A Preferred Stock, $.001 par value per share as consideration for the transfer of certain assets including Micro General’s 50% interest in RealEC, Inc. The Company also granted to Micro General a right of first refusal to purchase Micro General’s pro rata share of certain subsequent issuances of the Company’s securities.

      On June 9, 2000 the Company entered into a Common Stock Purchase Agreement with MGEN Tech Fund I (the “Fund”). The Fund is an investment group whose general partner is Ratisbon, LLC whose sole member and certain limited partners consist of officers and directors of Micro General, a related party. The Company issued to the Fund, 1,000,000 shares of its Common Stock, at a purchase price of $1.00 per share. The Common Stock was issued in exchange for cash. On this same date, the Company executed an Investors’ Rights Agreement with the Fund and Micro General which granted these investors first refusal rights to purchase a pro rata share of certain subsequent issuances of the Company’s securities and securities that may be offered by an existing shareholder to protect the investors from potential dilution from subsequent issuances. The agreement also granted the investors demand registration rights upon the completion of an initial public offering.

      On July 18, 2000, the Company granted 1,425,000 non-qualified stock options to officers and directors of the Company who are also officers and directors of Micro General. The options were granted at $1.00 per share, the estimated fair market value on the date of grant.

      On September 28, 2000 the Company issued to Beyond Ventures, LLC 250,000 shares of its Common Stock at $1.00 per share. The Managing Partner of Beyond Ventures is a director of Micro General Corporation, a related party. The Common Stock was issued in exchange for cash. The Company executed an agreement with Beyond Ventures and the other existing shareholders granting all investors a right of first refusal to purchase its pro rata share of certain subsequent issuances of the Company’s securities and also a right of refusal to purchase shares of the Company’s securities that may be offered by these existing shareholders.

      On November 1, 2000 the Company issued to Micro General an additional 150,000 shares of its Series A Preferred Stock as consideration for Micro General’s assignment of certain intellectual property rights.

      On December 31, 2000 a stock purchase agreement was entered into between Stewart Title Company (“Stewart Title”) and TXMNet (now known as RealEC Technologies, Inc.) whereby Stewart Title assigned and transferred to TXMNet their right, title and interest in 1,000 shares of RealEC Inc. These 1,000 shares of RealEC, Inc represented the remaining 50% of the outstanding capital of RealEC Inc. TXMNet sold to Stewart Title 2,935,000 shares of Series A Preferred Stock, $0.001 par value per share, then representing 30% of the outstanding and issued Preferred Series A stock of TXMNet. The stock was recorded at estimated fair value. On December 31, 2000, the Company and the existing common and preferred shareholders executed the first amendment to the original June 9, 2000 Investors’ Rights Agreement to include both Beyond Ventures, L.L.C. and Stewart Title as named investors to the rights agreement. The amendment added Stewart Title and Beyond Ventures as investors granted first refusal rights to purchase a pro rata share of certain subsequent issuances of the Company’s securities to protect the investors from potential dilution from subsequent issuances or sales by existing shareholders. The investors rights agreement also granted to Stewart Title the right to elect to the Company’s board of directors a Stewart Title designatee.

      On December 31, 2000 a Termination Agreement was reached among Micro General, Stewart Title and TXMNet, Inc. which dissolved the RealEC joint venture and mutually released each other from claims which were connected with the joint venture.

(5) Notes Payable

      The Company has two long-term notes payable to Micro General and Stewart Title for $50,000 each. The notes earn 7% interest annually. There is no set payment date for principal.

      The carrying value of notes payable to affiliates approximates fair value at December 31, 2000 due to the fact that the interest rates paid on the notes payable to affiliates approximate market rates for similar notes.

(6) Stockholder’s Equity

     Common Stock

      On June 9, 2000 the Company entered a Common Stock Purchase Agreement with the Fund whereby it issued 1,000,000 shares of its Common Stock, $0.001 par value per share at a purchase price of $1.00 per share. The common stock was issued in exchange for cash.

      On September 28, 2000 the Company issued to Beyond Ventures, LLC 250,000 shares of its Common Stock, at a purchase price of $1.00 per share. The Common Stock was issued in exchange for cash.

     Capital Structure

      On October 19, 2001, the Company amended its articles of incorporation and increased its authorized preferred shares from 10,000,000 to 18,000,000. The Company designated the increased 8,000,000 shares as Series B Preferred Stock.

     Preferred Stock

      The Company’s Board of Directors has authorized the issuance of up to 18,000,000 shares of Preferred Stock, of which 10,00,000 shares have been designated as Series A Preferred Stock. All Preferred Stock is subject to certain transfer restrictions, including the Company’s right to repurchase any shares offered for sale.

      On May 19, 2000 the Company issued to Micro General 6,500,000 shares of it Series A Preferred Stock, $.001 par value per share of its Series A Preferred Stock as consideration for the transfer of certain assets, primarily its investment in RealEC, Inc. The transaction was recorded at $1,510,893, the net book value of the assets received. The company also granted to Micro General a right of first refusal to purchase Micro General’s pro rata share of certain subsequent issuances of the Corporation’s securities.

      On November 1, 2000 the Company issued to Micro General an additional 150,000 shares of its Series A Preferred Stock as consideration for Micro General’s assignment of certain intellectual property rights.

      On December 31, 2000 a stock purchase agreement was entered into between Stewart Title and TXMNet whereby Stewart Title assigned and transferred to TXMNet (now known as RealEC Technologies, Inc.) their right, title and interest in RealEC, Inc. consisting of 1,000 shares of common stock. These 1,000 shares of RealEC, Inc. represented 50% of the remaining outstanding capital of RealEC, Inc. TXMNet exchanged 2,935,000 shares, valued at $1.00 per share, of Series A Preferred Stock, $0.001 par value per share, then representing 30% of the outstanding and issued Preferred Series A stock of TXMNet for the 1,000 shares of RealEC common stock.

      The rights, preferences and privileges of the Preferred Stock are listed below.

     Conversion Rights

      Each share of Series A Preferred Stock and Series B Preferred Stock is convertible, at the option of the holder, into common stock at a conversion ratio of 1:1. Each share of Series A and Series B Preferred Stock shall automatically be converted into a number of Common Stock upon the (a) closing of a firm commitment underwritten public offering, (b) upon vote or written consent of holder of not less than a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock voting together as a class, or (c) on the fifth anniversary of the date the Series A and Series B Preferred Stock were issued by the Company.

     Dividends

      Series A and Series B preferred shareholders are entitled to receive non-cumulative dividends at the rate $.05 per annum per share of Series A Preferred Stock, and at the rate of $.065 per share of Series B Preferred Stock, when and if, declared by the Board of Directors. In the event that a cash dividend is declared by the Board of Directors at any time prior to June 1, 2003, each holder of Series A Preferred Stock and Series B Preferred Stock may elect, at their option, to have such dividend paid in either cash or in a number of additional shares of Series A Preferred Stock or Series B Preferred Stock equal to the amount of such dividend. Both the Series A and Series B preferred stock is non-voting.

     Liquidation

      In the event of a liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock are entitled to receive the greater of $1.00 per share plus all accrued or declared but unpaid dividends, if any, but before common shareholders or an amount each share of outstanding Series A Preferred Stock would be entitled to if immediately prior to such liquidation, dissolution, or winding up of the Company, such share is converted into common stock plus any declared but unpaid dividends. Series B Preferred Stock are entitled to receive the greater of $1.305 per share plus all accrued or declared but unpaid dividends, if any, but before common shareholders or an amount each share of outstanding Series B Preferred Stock would be entitled to if immediately prior to such liquidation, dissolution, or winding up of the Company, such share is converted into common stock plus any declared but unpaid dividends.

(7) Employee Benefit Plan

      The Company sponsored employee benefits include a stock option plan. Employees also participate in the Micro General 401(k) plan, Employee Stock Purchase Plan, and medical insurance programs.

      On May 19, 2000, the Board of Directors approved the adoption of the 2000 Stock Incentive Plan (“2000 Plan”). The 2000 Plan authorizes up to 5,000,000 shares of Common Stock for issuance under the terms of the 2000 Plan. The authorized number of shares is subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. The 2000 Plan provides for grants of “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and rights to purchase shares of common stock (“Purchase Rights”). Incentive stock options, nonqualified stock options and Purchase Rights may be granted to officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company). Nonqualified stock options and Purchase Rights may be granted to officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company), and service providers. On July 18, 2000 the Board granted 1,225,000 non-qualified stock options to officers and directors of the Company and 200,000 incentive stock options to the President of the Company.

      The options were granted at $1.00 per share, the estimated fair market value on the date of grant, leaving 3,575,000 shares available for grant at December 31, 2000 under the 2000 Plan. (See note 4 related party transactions)

      The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“Opinion 25”), and related Interpretations in accounting for its employee stock options. As discussed below, in management’s opinion, the alternative fair value accounting provided for under Statement 123, “Accounting for Stock Based Compensation,” requires use of option valuation models that were not developed for use in valuing employee stock options. Under Opinion 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that do not have vesting restrictions and is fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the value of an estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      Pro forma information regarding net earnings and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using the minimum-value method with the following weighted-average assumptions: risk-free interest rate of 6.0%, expected dividend yield of zero, and an expected life of 10 years.

      The Company applies APB Opinion 25 in accounting for its plans, and accordingly, no compensation cost has been recognized for stock options granted to its employees and non-employee directors in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company’s net earnings for 2000 would have been reduced to the proforma amounts indicated below:

2000

Net loss:
As reported	$(2,061,313)
Pro forma	(2,134,984)

(8) Acquisitions

      As discussed in notes 1 and 4, the Company acquired 50% of RealEC, Inc. from Micro General in May 2000 in exchange for 6,500,000 shares of the Company’s Series A Preferred Stock and acquired the remaining 50% from Stewart Title Corporation in December of 2000 in exchange for 2,935,000 shares of the Company’s Series A Preferred Stock. RealEC, Inc. was accounted for under the equity method of accounting from inception of the company through December 2000, when the remaining 50% interest was acquired. Effective 12/31/00 RealEC, Inc. is consolidated with the Company.

      The assets acquired, including goodwill, and liabilities assumed from Stewart Title were as follows:

Purchase Price		$2,985,000
Fair value of net assets acquired:
Assets acquired at fair value	$2,494,814
Liabilities assumed at fair value	(1,717,558)
Net investment in equity investee	(424,639)

		352,617

Goodwill		2,632,383

      Acquired assets consist primarily of computer equipment and capitalized software.

      Selected unaudited pro forma combined results of operations for the year ended December 31, 2000 assuming the acquisition occurred at inception are presented as follows:

Year Ended
December 31, 2000

Total Revenue	$666,000
Net Loss	(3,473,000)

      Eighty percent (80%) of RealEC, Inc.’s revenues are generated from one outside customer and the remaining 20% from Stewart Title and Fidelity National Financial, Inc. (majority owner of Micro General).

(9) Subsequent events

      On October 25, 2001, Land America signed an agreement with the Company, Micro General and Stewart Title Corporation to invest $4 million in the Company in exchange for 3,065,000 shares of Series B preferred stock. Terms of the agreement include the payment of $1.5 million of this investment to the Micro General as repayment of funds advanced by Micro General to RealEC Technologies. Micro General has agreed as of October 25, 2001, to turn the remaining $3.8 million owed from the Company into a convertible note having a term of 20 months and bearing interest of 7% annually. The note is convertible into Series B Preferred Stock at $1.305. As of October 25, 2001, assuming conversion of the non voting convertible preferred stock into common stock, Micro General would have a 47% ownership in RealEC Technologies, Stewart Title Corporation would have a 22% ownership, Land America would have a 22% ownership, and the remaining 9% ownership by other investors.

      The Series B Preferred Stock Purchase Agreement between RealEC Technologies, Inc. and LandAmerica Financial Group, Inc. required the execution of an Investor’s Right Agreement, a Right of First Refusal Agreement, the receipt by the Company of a Waiver of Pro-Rata Rights from Micro General, MGEN Tech Fund I, LP, Beyond Ventures, LLC and Stewart Title, and a Warrant to Purchase Common Stock. It also contains a restriction on the Company from issuing New Securities at a per share price less than $1.305 for a period of twelve months after the date of the agreement. The Investor’s Rights Agreement, as amended, contains certain protective provisions for the investors whereby the Company must obtain a two-thirds vote from the Series A and B preferred shareholders’ prior to the execution of certain decisions or events, such as disposal of Company assets. The agreement also grants to LandAmerica the right to designate 2 members of the board of directors. Stewart was granted the right to designate 2 members and Micro General was granted to right to designate 3 members of the board of directors.

      On October 25, 2001, the Company executed a software and business rights agreement with LandAmerica, Stewart, Micro General and Fidelity National Financial, Inc, (majority owner of Micro General) named the “preferred parties.” Under the terms of the agreement, as long as the preferred parties own 5 percent of the outstanding capital stock on a fully diluted basis, they are granted certain rights. Such rights include rights to the software source code, a license to use the software internally, preferred pricing terms on services, and the right to be included as a party to any business agreement involving the Company. The agreement also provides that no later than 20 days following the conversion of any portion of the Convertible Promissory Note dated October 25, 2001 between the Company and Micro General, that Stewart and LandAmerica shall be entitled to purchase up to 20% of the total shares issuable to Micro General at a conversion price of $1.305 per share. Under the terms of the agreement, Micro General agreed to extend to the Company a line of credit commitment should the Company have insufficient funds to cover the amount of negative cash flow from operations for any given month through July 31, 2003 and the board of directors determines that the Company is unable to obtain additional funds through equity or debt financings. Under such conditions, Micro General shall provide the Company with a nonrevolving line of credit up to $1.5 million.

      On October 25, 2001, the Company granted LandAmerica a warrant to purchase up to 393,750 RealEC Technologies’ common stock at $1.305 per share. The warrants vest and become exercisable on a 4 to 1 ratio. Each time 4 options of the outstanding 1,425,000 options at October 25, 2001 are exercised, one share will vest under the warrant up to a maximum of the warrant grant of 393,750 shares.

      On October 25, 2001 pursuant to a stock transfer agreement, Micro General transferred 130,000 shares of its RealEC Series A Preferred Stock to Stewart Title.

      On October 25, 2001, the Company granted Stewart Title a warrant to purchase 200,000 shares of the Company’s common stock at a price of $1.305 per share.

      Effective November 1, 2001, Micro General, pursuant to Stock Purchase Agreements with Beyond Ventures, LLC and MGEN Tech Fund I, L.P., acquired 100 percent of the common stock (1,250,000 shares) of RealEC Technologies, Inc., for $1.305 a share. Combined with Micro General’s convertible preferred stock position they now own 64 percent of RealEC Technologies on an “as if” converted basis assuming conversion of all convertible preferred stock and the Convertible note. Effective November 1, 2001, Micro General has consolidated RealEC Technologies results with its results of operations.

      On December 13, 2001, the Company granted 685,000 options to employees under its 2000 Stock Incentive Plan. The options were granted at fair market value of $1.305 per share on date of grant and vest over three years, one-third on each anniversary date.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO GENERAL CORPORATION

/s/ JOE ROOT

Joe Root
Senior Vice President
General Counsel and Corporate Secretary

Dated: February 26, 2002

Exhibit
Index	Description

23.1	Consent of KPMG LLP, with respect to the audited consolidated financial statements of RealEC Technologies, Inc. and its subsidiary.
99.1	Stock Purchase Agreement with Beyond Ventures, LLC dated November 1, 2001 (incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed December 19, 2001).
99.2	Stock Purchase Agreement with MGEN Tech Fund I, L.P., dated November 1, 2001 (incorporated by reference from Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed December 19, 2001).
99.3	Press Release of the Registrant dated December 13, 2001, announcing the acquisition of RealEC Technologies, Inc., a Delaware corporation (incorporated by reference from Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed December 19, 2001).

APPENDIX F

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:     January 24, 2002

Micro General Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-8358	95-2621545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2510 Red Hill Avenue, Santa Ana, California (Address of principal executive offices)	92705 (Zip Code)

(949) 622-4444

(Registrant’s telephone number, including area code)

Item 2.     Acquisition or Disposal of Assets.

      On December 27, 2001, Micro General Corporation, a Delaware Corporation, announced that it was immediately discontinuing the operations of its wholly owned subsidiary, LDExchange, Inc., which was engaged in the wholesale international long distance business.

      Micro General expects to report a charge for discontinued operations of between $4.5 million and $5.5 million prior to income tax benefit for the fiscal year ended 2001. This will be primarily a non-cash charge resulting mainly from the write-off of goodwill associated with the LDExchange acquisition in 1998 and also from the write-down of telecommunications equipment.

Item 7.     Financial Statements and Exhibits.

      (a)     Pro Forma Financial Statements

The following unaudited Pro Forma condensed consolidated financial information of the Company give effect to the disposition of LDExchange, Inc. as though this transaction had occurred at the beginning of the periods presented with respect to the statements of operations and on September 30, 2001, with respect to the balance sheet.

           Pro Forma Condensed Consolidated Statement of Operations for year ended December 31, 2000

           Pro Forma Condensed Consolidated Statement of Operations for nine months ended September 30, 2001

           Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2001

           Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MICRO GENERAL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2000

		Pro Forma
	Historical	Adjustments	Pro Forma

	(Unaudited)
Revenues	$113,241,604	$41,105,467	$72,136,137
Cost of sales	87,953,383	43,932,631	44,020,752

Gross profit	25,288,221	(2,827,164)	28,115,385
Selling, general and administrative expenses	19,140,008	4,241,335	14,898,673
Amortization of goodwill	2,459,526	653,124	1,806,402

Operating income (loss)	3,688,687	(7,721,623)	11,410,310
Joint venture loss	578,045	—	578,045
Interest expense, net	1,090,679	198,648	892,031

Income (loss) from continuing operations before income taxes	2,019,963	(7,920,271)	9,940,234
Income taxes	26,618	—	26,618

Income (loss) from continuing operations	$1,993,345	$(7,920,271)	$9,913,616

Income per share basic from continuing operations	$0.15		$0.76
Income per share diluted from continuing operations	$0.14		$0.68

MICRO GENERAL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months ended September 30, 2001

		Pro Forma
	Historical	Adjustments	Pro Forma

	(Unaudited)
Revenues	$101,393,492	$17,830,176	$83,563,316
Cost of sales	71,695,820	19,231,541	52,464,279

Gross profit	29,697,672	(1,401,365)	31,099,037
Selling, general and administrative expenses	16,078,182	1,982,145	14,096,037
Amortization of goodwill	1,634,831	455,441	1,179,390

Operating income (loss)	11,984,659	(3,838,951)	15,823,610
Interest expense, net	601,251	104,768	496,483

Income (loss) from continuing operations before income taxes	11,383,408	(3,943,719)	15,327,127
Income taxes	2,902,769	1,005,648	3,908,417

Income (loss) from continuing operations	$8,480,639	$(2,938,071)	$11,418,710

Income per share basic from continuing operations	$0.57		$0.77
Income per share diluted from continuing operations	$0.51		$0.69

MICRO GENERAL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2001

		Pro Forma
	Historical	Adjustments	Pro Forma

	(Unaudited)
Current assets:
Cash and cash equivalents	$7,862,635	$(564,407)	$7,298,228
Trade accounts receivable — net	4,225,896	(2,302,167)	1,923,729
Accounts receivable due from affiliates	16,788,480	—	16,788,480
Inventories and prepaids	3,554,486	(223,883)	3,330,603
Deferred tax assets	3,792,884	—	3,792,884

Total current assets	36,224,381	(3,090,457)	33,133,924
Property and equipment, net	26,222,065	(2,781,711)	23,440,354
Goodwill, net	12,084,751	(940,084)	11,144,667
Investments	1,660,893	—	1,660,893

Total assets	$76,192,090	$(6,812,252)	$69,379,838

Current liabilities:
Accounts payable and accrued expenses	$13,541,598	$(2,566,223)	$10,975,375
Income and other taxes payable	978,280	(1,339,027)	(360,747)
Accrued liabilities for discontinued operations		2,444,782	2,444,782
Deferred revenue	2,306,659	—	2,306,659
Current portion of capital leases & notes payable	7,982,262	(381,310)	7,600,952

Total current liabilities	24,808,799	(1,841,778)	24,255,181
Notes payable and capital leases — affiliates	6,384,801	—	6,384,801
Notes payable and capital leases	1,458,231	(941,561)	516,670
Deferred revenue	3,866,772	(38,951)	3,827,821
Other long term liabilities	77,902	(77,902)	—

Total liabilities	36,596,505	(2,900,192)	33,696,313
Stockholders’ equity:
Common stock	763,884	—	763,884
Additional paid-in capital	57,434,192	—	57,434,192
Accumulated deficiency	(18,602,491)	(3,912,060)	(22,514,551)

Total stockholders’ equity (deficiency)	39,595,585	(3,912,060)	35,683,525

Total liabilities and stockholders’ equity (deficiency)	$76,192,090	$(6,812,252)	$69,379,838

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

      The pro forma adjustments reflect the impact of management’s decision to discontinue the wholesale international long distance operations of LDExchange, Inc., as announced on December 27, 2001.

Pro Forma Condensed Consolidated Statements of Operations

      Pro forma adjustments represent the reclassification of the discontinued operations during the periods presented. A provision for loss on disposal of the discontinued segment consisting of the write off of net assets related to the shutdown (primarily abandonment of property and equipment and write off of goodwill) plus accrual of identified shutdown costs (primarily leasing costs).

      The loss on discontinued operations is net of tax using a blended tax rate of 25.5%, exclusive of the write off of goodwill.

      The provision for loss on disposal of the discontinued segment is estimated as follows:

Write off of goodwill	$(940,084)
Write down of net discontinued assets	(3,525,594)
Accrued shutdown costs	(785,409)

Total	(5,251,087)
Income tax effect	1,339,027

Provision for loss, net of tax	$(3,912,060)

Pro Forma Condensed Consolidated Balance Sheet

      The pro forma adjustments reflect the reclassification of the retained assets and liabilities of the discontinued operations into liabilities of discontinued operations and to reflect the provision for loss on disposal of the discontinued segment.

      The liabilities for discontinued operations consist of the following:

Current assets	$2,346,574
Current liabilities	(4,005,947)
Accrued Shutdown Costs	785,409

Total	$(2,444,782)

      Management has not yet completed the analysis of the impact of the LDExchange, Inc. discontinued operations, and accordingly, the adjustments reflected in these pro forma financial statements may be subject to change.

(b)     Exhibits.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO GENERAL CORPORATION

/s/ JOE ROOT

Joe Root
Senior Vice President
General Counsel and Corporate Secretary

Dated: January 24, 2002

EXHIBIT INDEX

Exhibit		Description

99.	1	Press Release of the Registrant dated December 27, 2001, announcing the discontinuation of the international wholesale telecommunications division of LDExchange, Inc., a Delaware corporation

APPENDIX G

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:     January 15, 2002

Micro General Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-8358	95-2621545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2510 Red Hill Avenue, Santa Ana, California (Address of principal executive offices)	92705 (Zip Code)

(949) 622-4444

(Registrant’s telephone number, including area code)

Item 2.     Acquisition or Disposal of Assets.

      On December 27, 2001, Micro General Corporation, a Delaware Corporation, announced that it was immediately discontinuing the operations of its wholly owned subsidiary, LDExchange, Inc., which was engaged in the wholesale international long distance business.

      Micro General expects to report a charge for discontinued operations of between $4.5 million and $5.5 million prior to income tax benefit for the fiscal year ended 2001. This will be primarily a non-cash charge resulting mainly from the write-off of goodwill associated with the LDExchange acquisition in 1998 and also from the write-down of telecommunications equipment.

Item 7.     Financial Statements and Exhibits.

(a)	Pro forma financial information. The pro forma financial statements required by this item 7(b) will be provided at a later time but no later than March 16, 2002.

      (b)     Exhibits.

99.1	Press Release of the Registrant dated December 27, 2001, announcing the discontinuation of the international wholesale telecommunications division of LDExchange, Inc., a Delaware corporation

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO GENERAL CORPORATION

/s/ JOE ROOT

Joe Root
Senior Vice President
General Counsel and Corporate Secretary

Dated: January 15, 2002

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of the Registrant dated December 27, 2001, announcing the discontinuation of the international wholesale telecommunications division of LDExchange, Inc., a Delaware corporation

APPENDIX H

May 23, 2002

Special Committee of the Board of Directors

Fidelity National Information Solutions, Inc.
4050 Calle Real
Santa Barbara, CA 93110

Dear Sirs:

      We understand that Fidelity National Information Solutions, Inc. (the “Company”), a Delaware corporation, proposes to make a tender offer (the “Offer”) for the all of the issued and outstanding shares of common stock, par value $.05 per share (the “Target Shares”), of Micro General Corporation (the “Target”) and, subsequent to the consummation of the Offer, it is expected that a subsidiary of the Company will be merged with and into Target with Target surviving as a wholly owned subsidiary of the Company. Each Target Share acquired pursuant to the Offer will be purchased for stock consideration of 0.696 shares of the Company’s common stock, par value $.001 per share (the “Company Shares”), for each Target Share.

      You have asked us whether, in our opinion, the consideration to be received by Target’s stockholders is fair from a financial point of view to the stockholders of the Company other than Fidelity National Financial Corporation, its affiliates and members of management (the “Public Stockholders”).

      In arriving at our opinion set forth below, we have:

(i) Reviewed financial or other information that was publicly available or furnished to us by the Company and Target;

(ii) Reviewed financial forecasts furnished to us by the Company and Target;

(iii) Prepared a discounted cash flow analysis of Target based upon information provided to us by Target and the Company;

(iv) Conducted discussions with members of senior management of the Company concerning the matters described in (i), (ii) and (iii) above, and Target concerning the matters described in (i) and (ii) above;

(v) Conducted discussions with members of senior management of Fidelity National Financial Corporation regarding forecasts of revenues that Target is projected to generate based on Target’s relationship with Fidelity National Financial Corporation;

(vi) Reviewed and compared certain financial and securities data of Target with various other companies whose securities are traded in public markets;

(vii) Reviewed the reported prices and trading activity for the Company Shares and Target Shares;

(viii) Reviewed and compared the market prices and valuation multiples paid in comparable merger and acquisition transactions that we deemed appropriate for purposes of this opinion; and

(ix) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic and market conditions.

      In rendering our opinion, we have, with your permission, relied upon and assumed the accuracy and completeness of all of the financial and other information that was publicly available, was supplied or otherwise made available to us, discussed with or reviewed by us, and we have not assumed any responsibility for independently verifying, and have not independently verified, such information or undertaken or obtained any independent evaluations or appraisals of any of the assets or liabilities, contingent or otherwise, of the Company or Target. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Target. We have made no independent investigation of any legal or accounting matters affecting the Company or Target, and have assumed the correctness of all legal and accounting advice given to such parties and their respective boards of directors or committees thereof.

      With respect to financial forecasts supplied to us, we note that forecasting future results of any company is inherently subject to uncertainty. We have, with your permission, relied on representations that they have been reasonably prepared and reflect the best currently available estimates and judgments of management of the Company and Target as to the future operating financial performance of the Company and Target and the best available estimates and judgments of Fidelity National Financial Corporation regarding the revenues that Target is forecasted to generate based on Target’s relationship with Fidelity National Financial Corporation. Although the financial forecasts did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes to such forecasts could affect the opinion rendered herein.

      Accordingly, Jefferies’ analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. Our opinion is rendered as of the date hereof and we expressly disclaim any undertaking or obligation to advise any person of any change in fact or matter affecting our opinion of which we become aware after the date hereof. Our opinion is rendered to, and it is understood that this letter is for the information of, the special committee of the board of directors of the Company, and this opinion may not be publicly disclosed or described in any manner without our prior written approval. This opinion may be attached in its entirety as an exhibit to the Company’s registration statement on Form S-4 in connection with the Offer and the Company’s proxy statement in connection with the Offer, provided that any description or reference to Jefferies or this opinion included in such registration statement shall be in form and substance reasonably acceptable to us. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

      Our opinion is necessarily based on economic, monetary, political, regulatory, market and other conditions as they exist on, and on the information made available to us as of, the date of this letter; however, such conditions are subject to rapid and unpredictable change and such changes could affect the conclusions expressed herein. Our opinion does not address the relative merits of the Offer and other business strategies being considered by the Company’s board of directors, nor does it address the Company’s board of directors’ decision to proceed with the Offer. Our opinion does not constitute a recommendation to the Company, its board of directors or any committee thereof, any of its stockholders or any other person as to any specific action that should be taken in connection with the Offer.

      We are currently acting as financial advisor to the Company in connection with the Offer, and we received a fee in connection with the delivery of our opinion dated April 29, 2002. In addition, we will receive a fee from the Company upon the merger of a subsidiary of the Company with and into Target. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Jefferies & Company, Inc., as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. In the ordinary course of our business, we may provide services on customary terms to the Company, MGEN, Fidelity National Financial Corporation or their affiliates. In addition, we may trade the securities of the Company or Target for our own account and for the accounts of customers, which may include FNIS, MGEN or Fidelity or any of their affiliates, and, accordingly, may at any time hold a long or short position in those securities.

      This opinion supercedes our opinion dated April 29, 2002.

      In rendering this opinion, we have also assumed that the Offer will be consummated on the terms related to the Offer, including the increase of the conversion price of Target’s convertible notes and the increase of the strike prices on certain of Target’s and warrants. We are not opining as to the market value or the prices at which any of the securities of the Company or Target may trade at any time.

      Based on the foregoing and such other factors as we deem relevant, it is our opinion as investment bankers that, as of the date hereof, the consideration to be paid by the Company to the stockholders of Target is fair to the Public Stockholders from a financial point of view.

Very truly yours,

/s/ ROBERT A. KRAMER

Robert A. Kramer
Jefferies & Company, Inc.

APPENDIX I

FORM OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

      Fidelity National Information Solutions, Inc. a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Fidelity National Information Solutions, Inc. Fidelity National Information Solutions, Inc. was originally incorporated under the name of VISTA Information Solutions, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 2, 1998. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 31, 2001.

2. The terms and provisions of this Second Amended and Restated Certificate of Incorporation were duly approved and adopted by the required vote of the directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3. The Amended and Restated Certificate of Incorporation as amended or supplemented heretofore is further amended and restated hereby to read as herein set forth in full.

4. This Second Amended and Restated Certificate of Incorporation shall be effective on , 2002.

FIRST:	The name of the Corporation is Fidelity National Information Solutions, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND:	The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:	The shares of capital stock of the Corporation shall be subject to the following:

1. Classes of Stock. The Corporation is authorized to issue two classes of shares to be designated respectively “Preferred Stock” and “Common Stock.” The total number of shares of Common Stock authorized is Two Hundred Million (200,000,000), each with the par value of $.001 per share, and the total number of shares of Preferred Stock authorized is Two Million (2,000,000), each with the par value of $.001 per share.

2. Preferred Stock. The Preferred Stock may be issued in from time to time in one or more series. The Board of Directors of this Corporation, by resolutions duly adopted by the affirmative vote of no fewer than two-thirds of its members, is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series of Preferred Stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series (including series subsequently designated by the Board of Directors) shall be decreased, the shares constituting such decrease shall resume the status of authorized shares of Preferred Stock without designation as to series. The number of shares constituting a series and the relative powers, rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon the shares of series of Preferred Stock authorized by resolution of the Board of Directors shall be set forth in Certificates of Designation filed with the Secretary of State of Delaware.

FIFTH:	The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

SIXTH:	Subject to the rights of any holders of Preferred Stock, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation or other reason (other than removal from office for cause by a vote of the stockholder) may be filled by a majority vote of the Directors then in office, though less than a quorum. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancies created as a result of removal by the stockholders of one or more directors for cause shall be filled by a vote of the stockholders.

SEVENTH:	The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the tine of such repeal or modification.

NINTH:	The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

      IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation on                               , 2002.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

By:

ATTEST:

PROXY

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
4050 Calle Real, Santa Barbara, California 93110

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints William P. Foley, II and Patrick F. Stone, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of Common Stock of Fidelity National Information Solutions, Inc. (the “Company”) held of record by the undersigned on June 6, 2002 at the Annual Meeting of Stockholders to be held on July 8, 2002, or any adjournment thereof at 10:00 a.m. Pacific Daylight Time at Fess Parker’s Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California.

1.	To elect to the Board of Directors for a one year term	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

William P. Foley, II, Willie D. Davis, Richard J. Freeman, Earl Gallegos,
Bradley Inman, Patrick F. Stone and Cary H. Thompson

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name above)

2.	To approve the issuance of the Company’s common stock as may be necessary to effect the Company’s offer to exchange shares of the Company’s common stock for all of the outstanding shares of Micro General Corporation common stock and subsequent merger of a wholly-owned subsidiary of the Company with Micro General Corporation, on substantially the same terms of the offer.

FOR	AGAINST	ABSTAIN

3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to remove the Company’s Series F Convertible Preferred Stock as an authorized class of the Company’s capital stock.

FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting thereof.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY’S NOMINEES AND FOR ALL PROPOSALS.

DATED:

(Signature)

(Signature)

Please date and sign exactly as the name appears on this proxy. When shares are held by more than one owner, all should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE STOCKHOLDER.

Please return promptly in the enclosed envelope which requires no postage if mailed in the U.S.A.